Exhibit 4.33

CLIFFORD CHANCE LLP	CLEARY GOTTLIEB STEEN & HAMILTON LLP

CONFORMED COPY

FINANCING AGREEMENT

for

CEMEX, S.A.B. de C.V.

with

THE FINANCIAL INSTITUTIONS AND NOTEHOLDERS NAMED HEREIN

as Participating Creditors

and

CITIBANK INTERNATIONAL PLC

acting as Administrative Agent

and

WILMINGTON TRUST (LONDON) LIMITED

acting as Security Agent

FINANCING AGREEMENT

34.	Notices	144

35.	Calculations and Certificates	149

36.	Partial Invalidity	150

37.	Remedies and Waivers	150

38.	Amendments and Waivers	150

39.	Counterparts	152

40.	Governing Law	153

41.	Enforcement	153

SCHEDULE 1 The Original Parties		155

Part I	The Obligors	155

Part II	The Original Participating Creditors	157

Part III	The Creditors’ Representatives	172

SCHEDULE 2	Conditions Precedent	175

Part I	Initial Conditions Precedent	175

Part II	Conditions Precedent Required to be Delivered by an Additional Guarantor or an Additional Security Provider	181

SCHEDULE 3	Form of Participating Creditor Accession Undertaking	185

SCHEDULE 4	Form of Accession Letter	187

SCHEDULE 5	Form of Compliance Certificate	188

SCHEDULE 6	Existing Security and Quasi-Security	189

SCHEDULE 7	Material Subsidiaries	192

SCHEDULE 8	Proceedings Pending or Threatened	193

SCHEDULE 9	The Facilities	211

Part 1A		214

ENGLISH LAW FACILITIES		214

NEW YORK FACILITIES		221

SCHEDULE 10	Existing Financial Indebtedness	224

SCHEDULE 11		234

Part I	Form of Resignation Letter	234

Part II	Form of Resignation Letter (Australia)	236

SCHEDULE 12	Permitted Joint Ventures	238

SCHEDULE 13	Confidentiality Undertaking	239

SCHEDULE 14	Disposals	245

SCHEDULE 15	Hedging Parameters	247

SCHEDULE 16	Existing Guarantees	250

THIS FINANCING AGREEMENT is dated 14 August 2009 and made

BETWEEN:

(1)	CEMEX, S.A.B. de C.V. (the “Parent”);

(2)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as borrowers or issuers (together with the Parent, the “Original Borrowers”);

(3)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as guarantors (together with the Parent, the “Original Guarantors”);

(4)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as security providers (the “Original Security Providers”);

(5)	THE FINANCIAL INSTITUTIONS AND NOTEHOLDERS listed in Part II (The Original Participating Creditors) of Schedule 1 as creditors (the “Original Participating Creditors”);

(6)	THE CREDITORS REPRESENTATIVES listed in Part III (The Creditors’ Representatives) of Schedule 1;

(7)	CITIBANK INTERNATIONAL PLC as administrative agent of the Finance Parties (other than itself) (the “Administrative Agent”); and

(8)	WILMINGTON TRUST (LONDON) LIMITED as security agent of the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or A- or higher by Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

(b)

any other bank or financial institution in a jurisdiction in which a member of the Group conducts commercial operations where such member of the Group, in the ordinary course of trading, subscribes for certificates of deposit issued by such bank or financial institution; or

(c)	any other bank or financial institution approved by the Administrative Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 4 (Form of Accession Letter).

“Additional Guarantor” means a company that becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Security Provider” means a company that becomes an Additional Security Provider in accordance with Clause 28 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Applicable GAAP” means:

(a)	in the case of the Parent, Mexican FRS or, if adopted by the Parent in accordance with Clause 22.3 (Requirements as to financial statements), IFRS;

(b)	in the case of CEMEX España, Spanish GAAP or, if adopted by CEMEX España in accordance with Clause 22.3 (Requirements as to financial statements), IFRS; and

(c)

in the case of any other Obligor, the generally accepted accounting principles applying to it in the country of its incorporation or in a jurisdiction agreed to by the Administrative Agent or, if adopted by the relevant Obligor, IFRS.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to any Obligor, any person who is duly authorised and in respect of whom the Administrative Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person’s authority to act.

“Banobras Facility” means a revolving loan agreement (Contrato de Apertura de Crédito en Cuenta Corriente) between CEMEX CONCRETOS, S.A. de C.V., as borrower and Banco Nacional de Obras y Servicios Públicos, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as lender (“Banobras”), in an aggregate principal amount equal to Mex$ 5,000,000,000.00 (five billion pesos), dated April 22, 2009, which was formalized by means of public deeds number 116,380 and 116,381 dated April 22, 2009, granted before Mr. José Angel Villalobos Magaña, notary public number 9 for Mexico, Federal District.

“Base Currency” means US dollars.

“Base Currency Amount” means on any date:

(a)	in relation to an amount or Exposure denominated in the Base Currency, that amount or the amount of that Exposure; and

(b)	in relation to an amount or Exposure denominated in a currency other than the Base Currency, that amount or the amount of that Exposure converted into the Base Currency at:

(i)

for the purposes of determining the Majority Participating Creditors, the Super Majority Participating Creditors or the relevant proportion of Participating Creditors under paragraph (b) of Clause 24.28 (Equity Issuance and Securities Demand), the exchange rate displayed on the appropriate Reuters screen at or about 11:00 a.m. on the date on which such determination is made (or if the agreed page is replaced or services cease to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Participating Creditors); and

(ii)

for all other purposes, the exchange rate displayed on the appropriate Reuters screen at or about 11:00 a.m. on the date which is five Business Days before that date (or if the agreed page is replaced or services cease to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Participating Creditors).

“Bilateral Bank Facilities” means the facilities described in Part IB of Part II of Schedule 1 (The Original Participating Creditors).

“Borrower” means an Original Borrower unless it has ceased to be a Borrower in accordance with Clause 28.2 (Resignation of a Borrower).

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding any margin) which a Participating Creditor (other than a USPP Noteholder) should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount of interest which that Participating Creditor would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Madrid, New York, Amsterdam and Mexico City (in the case of Mexico City, if applicable, as specified by a governmental authority), and:

(a)

(in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

“Business Plan” means the five year business plan of the Group contained within the FTI Report.

“Capital Lease” has the meaning given to such term in Clause 23.1 (Financial definitions).

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or expressly guaranteed by the government of Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA (or any other jurisdiction in which a member of the Group conducts commercial operations if that member of the Group makes investments in such debt obligations in the ordinary course of its trading) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible into or exchangeable for any other security:

(i)	for which a recognised trading market exists;

(ii)

issued by an issuer incorporated in Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA (or any other jurisdiction in which a member of the Group makes investments in such debt obligations in the ordinary course of trading);

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (f) and (g) below and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)

any deposit issued by any of Nacional Financiera, S.N.C., Banco Nacional de Comercio Exterior, S.N.C., Banco National de Obras y Sevicios Publicos, S.N.C. or any other development bank controlled by the Mexican government;

(g)

any other debt instrument rated “investment grade” (or the local equivalent thereof according to local criteria in a country in which any member of the Group conducts commercial operations and in which local pensions are permitted by law to invest) with maturities of 12 months or less from the date of acquiring such investment;

(h)

investments in mutual funds, managed by banks or financial institutions, with a local currency credit rating of at least MxAA by S&P or equivalent by any other reputable local rating agency, that invest principally in marketable direct obligations issued by the Mexican government, or issued by any agency or instrumentality thereof; and

(i)	any other debt security, certificate of deposit, commercial paper, bill of exchange, investment in money market funds or material funds approved by the Majority Participating Creditors,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“CEMEX Australia Holdings” means CEMEX Australia Holdings Pty Limited.

“CEMEX España” means CEMEX España, S.A.

“Change of Control” means that the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 20 per cent. or more in voting power of the outstanding voting stock of the Parent is acquired by any person, provided that the acquisition of beneficial ownership of capital stock of the Parent by Lorenzo H. Zambrano or any member of his immediate family shall not constitute a Change of Control.

“Charged Property” means all of the assets of the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Co-Com Documents” means the appointment letter and the fee letter each entered into on or about 16 April 2009 between the Parent, CEMEX España, the Co-ordinators and the Co-ordinating Committee Banks

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 13 (Confidentiality Undertaking) or in any other form agreed between the Parent and the Administrative Agent.

“Consolidated Leverage Ratio” has the meaning given to such term in Clause 23.1 (Financial definitions).

“Contingent Instrument” means any documentary credit (including all forms of letter of credit) or performance bond, advance payment, bank guarantee or similar instrument.

“Co-ordinating Committee Banks” means the Co-ordinators, Australia and New Zealand Banking Group Limited, Bank of America, N.A., Barclays Bank PLC, acting through its investment banking division Barclays Capital, Calyon, ING Bank N.V., JPMorgan Chase Bank, N.A., Lloyds TSB Bank plc and The Bank of Tokyo- Mitsubishi UFJ, Ltd. each in its capacity as a co-ordinating committee bank for the lenders under the Core Bank Facilities in relation to the process for the completion and implementation of the New Finance Documents.

“Co-ordinators” means Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., BNP Paribas, Citigroup Global Markets Limited, HSBC Bank plc and The Royal Bank of Scotland plc each in its capacity as co-ordinator for the lenders under the Core Bank Facilities in relation to the process for the completion and implementation of the New Finance Documents.

“Core Bank Facilities” means the Syndicated Bank Facilities, the Bilateral Bank Facilities and the Promissory Notes.

“Covenant Reset Date” means the first date falling after the Effective Date on which all of the following conditions are met:

(a)	the Rating satisfies two of the following (in each case, with a stable Outlook): (i) at least BBB- from S&P; (ii) at least Baa3 from Moody’s; and (iii) at least BBB- from Fitch;

(b)

the Base Currency Amount of the Exposures of the Participating Creditors under the Facilities has been reduced by an aggregate amount equal to at least 50.96% of the aggregate Exposures (as at the Reference Date) of the Participating Creditors under the Facilities since the Reference Date;

(c)

the Consolidated Leverage Ratio for the two most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement was not greater than 3.50:1; and

(d)	no Default is continuing.

“Creditor’s Representative” means:

(a)	with respect to each of the Syndicated Bank Facilities, the person appointed as the agent of the creditors in relation to such Facility under the Existing Finance Documents relating to such Facility;

(b)	with respect to each other Core Bank Facility, the Participating Creditor with an Exposure under that Facility; and

(c)	with respect to each USPP Note, the Participating Creditor with an Exposure under that USPP Note.

“CWEA” means the letter entitled “conditional waiver and extension agreement” dated on or about 16 April 2009 (with effect from 24 March 2009) to the Parent and CEMEX España (for itself and on behalf of each subsidiary obligor thereunder) from certain Participating Creditors (and certain of their affiliates), as amended or varied from time to time.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Derivatives Side Letter” means the letter entitled “side letter to the conditional waiver and extension agreement” dated on or about 1 April 2009 (with effect from 24 March 2009) to the Parent and CEMEX España (for itself and on behalf of each subsidiary obligor thereunder) from certain Participating Creditors (and certain of their affiliates), as amended or varied from time to time.

“Dutch Borrower” means New Sunward Holding B.V.

“Dutch Civil Code” means the Dutch Civil code (Burgerlijk Wetboek).

“Dutch FSA” means the Financial Supervision Act (Wet op het financieel toezicht) and the rules and regulations promulgated thereunder.

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“Effective Date” means the date on which the Administrative Agent has received all of the documents and evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Administrative Agent (acting reasonably).

“Employee Compensation Structured Note” means the Mex$ 126,562,263.59 Nota Estructurada dated 17 April 2008 and issued by the Parent.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law or use of Hazardous Materials.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Parent within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Parent and that is treated as a single employer under Section 414(b) or (c) of the U.S. Internal Revenue Code.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Excess Cashflow” has the meaning given to such term in Clause 23.1 (Financial definitions).

“Excluded Positions” shall have the meaning ascribed thereto in Schedule 15 (Hedging Parameters).

“Executive Compensation Plan” means any stock option plan, restricted stock plan or retirement plan which the Parent or any other Obligor customarily provides to its employees, consultants and directors.

“Existing Acceleration Clause” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Change of Control Provisions” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Drawdown Conditions” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Events of Default” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Extension and Term Out Provisions” means, in relation to a Facility, the provisions identified as such in Schedule 9 (The Facilities).

“Existing Facility Agreements” means the facility agreements and other documents described in Part II, Schedule 1 (The Original Participating Creditors).

“Existing Finance Documents” means each Existing Facility Agreement, the USPP Note Guarantee, the “Finance Documents” as defined in any Existing Facility Agreement and the “Facility Transaction Documents” as defined in Exhibit H to the NY Law Amendment Agreement (but in each case excluding any document that is designated a “Finance Document” or “Facility Transaction Document” by an Obligor and the relevant Creditor’s Representative under an Existing Facility Agreement after the date of this Agreement).

“Existing Financial Covenants” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Financial Indebtedness” means:

(a)

the Financial Indebtedness described in Part I of Schedule 10 (Existing Financial Indebtedness) provided that the principal amount of such Financial Indebtedness does not increase above the principal amount outstanding as at the date of this Agreement (except by the amount of any capitalised interest under any facility or instrument that provided for capitalisation of interest on those terms as at the date of this Agreement) less the amount of any repayments and prepayments made in respect of such Financial Indebtedness;

(b)

the Financial Indebtedness described in Part II of Schedule 10 (Existing Financial Indebtedness) and any Short-Term Certificados Bursatiles, working capital or other operating facilities that replace or refinance such Financial Indebtedness;

(c)

the Financial Indebtedness described in Part III of Schedule 10 (Existing Financial Indebtedness) and any Capital Leases that replace (and relate to the same or similar assets as) such Financial Indebtedness;

(d)

the Financial Indebtedness described in Part IV of Schedule 10 (Existing Financial Indebtedness) and any Inventory Financing or factoring arrangements that replace (and relate to the same or similar assets as) such Financial Indebtedness; and

(e)

the Banobras Facility and any other facility that replaces or refinances such facility provided that any such replacement or refinancing facility is (i) with a development bank controlled by the Mexican Government or (ii) with any other financial institution to finance public works or infrastructure assets, provided that (i) the aggregate principal amount of such Existing Financial Indebtedness falling under each of paragraphs (b) to (e) of this definition shall not be increased above the principal amount of Financial Indebtedness committed or capable of being drawn down under the Financial Indebtedness referred to in that paragraph of this definition as at the date of this Agreement (except by the amount of any capitalised interest under any facility or instrument that provided for capitalisation of interest on those terms as at the date of this Agreement) and (ii), for the avoidance of doubt, any refinancing or replacement of Existing Financial Indebtedness falling within paragraphs (b) to (d) above need not satisfy the requirements of paragraph (f) of the definition of Permitted Financial Indebtedness.

“Existing Guarantor Release Restriction Clause” means, in relation to a Facility the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing General Undertakings” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Illegality Clause” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Information Undertakings” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Mandatory Prepayment Provisions” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Notification Requirements” means, in relation to a Facility, the provisions identified as such in Schedule 9 (The Facilities).

“Existing Optional Currency Provisions” means, in relation to a Facility the provisions identified as such in Schedule 9 (The Facilities).

“Existing Representations and Warranties” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Sharing Provisions” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Existing Single Lender Repayment Clause” means, in relation to a Facility, the provision(s) identified as such in Schedule 9 (The Facilities).

“Exposure” means, at any time:

(a)	in relation to a Participating Creditor and a Syndicated Bank Facility or Bilateral Bank Facility, that Participating Creditor’s participation in Loans made under the relevant Facility at that time;

(b)	in relation to Participating Creditor and a Promissory Note, the principal amount owed to that Participating Creditor under that Promissory Note at that time; and

(c)	in relation to a Participating Creditor and a USPP Note, the principal amount owed to that Participating Creditor under that USPP Note at that time.

“Facility” means a Core Bank Facility and each USPP Note.

“Facility Limit” means the maximum principal amount capable of being utilised or issued, as the case may be, under a Facility.

“Facility Office” means (other than in the case of a USPP Noteholder) the office or offices notified by a Participating Creditor to the Administrative Agent in writing on or before the date it becomes a Participating Creditor (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or agreement between the Administrative Agent or Security Agent and the Parent setting out (i) the upfront fee and (ii) the level of fees payable in respect of the services and obligations performed by those agents under the relevant New Finance Documents.

“Finance Document” means each New Finance Document and each Existing Finance Document.

“Finance Party” means the Administrative Agent, the Security Agent, each Creditor’s Representative or a Participating Creditor.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to a note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including, without limitation, any perpetual bonds);

(d)	the amount of any liability in respect of any lease or hire purchase contract which would (in accordance with Applicable GAAP of the Parent) be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under Applicable GAAP of the Parent);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under Applicable GAAP of the Parent;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply;

(j)

any arrangement pursuant to which an asset sold or otherwise disposed of by that person may be re-acquired by a member of the Group (whether following the exercise of an option or otherwise) and any Inventory Financing;

(k)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under Applicable GAAP of the Parent; and

(l)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above.

“Financial Quarter” has the meaning given to such term in Clause 23.1 (Financial definitions).

“Financial Year” has the meaning given to such term in Clause 23.1 (Financial definitions).

“Fitch” means Fitch Ratings Limited or any successor thereto from time to time.

“FTI Report” means the report dated 19 May 2009 by FTI Consulting Canada, ULC. relating to the Group and addressed to and/or capable of being relied upon by the Finance Parties.

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the structure chart delivered to the Administrative Agent under paragraph 4(a) of Part I of Schedule 2 (Conditions precedent).

“Guarantors” means the Original Guarantors and any Additional Guarantor other than any Original Guarantor or Additional Guarantor which has ceased to be a Guarantor pursuant to Clause 28.4 (Resignation of Guarantor) and has not subsequently become an Additional Guarantor pursuant to Clause 28.3 (Additional Guarantors and Additional Security Providers) and “Guarantor” means any of them.

“Hazardous Materials” means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“IMSS” means the Mexican Social Security Institute (Instituto Mexicano del Seguro Social).

“INFONAVIT” means the Mexican Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores).

“Insolvency Proceedings” means any of the matters described in Clause 26.7 (Insolvency proceedings).

“Intellectual Property” means:

(a)

any patents, trademarks, service marks, designs, business names, copyrights, design rights, data-base rights, inventions, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and made between, among others, the Parent, Wilmington Trust (London) Limited as Security Agent, Citibank International PLC as Administrative Agent, the Participating Creditors and any other creditors of the Group that may accede to it from time to time in accordance with its terms.

“Interest Period” means each period by reference to which interest on money advanced or the principal amount outstanding is calculated under the terms of the relevant Existing Finance Documents.

“Inventory Financing” means a financing arrangement pursuant to which a member of the Group sells inventory to a bank or other institution (or a special purpose vehicle or partnership incorporated or established by or on behalf of such bank or other institution or an Affiliate of such bank or other institution) and has an obligation to repurchase such inventory to the extent that it is not sold to a third party within a specified period.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinions” means the legal opinions delivered to the Administrative Agent pursuant to Clause 5 (Initial conditions precedent) or in relation to any Additional Guarantors or Additional Security Providers.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law in the Legal Opinions.

“Loan” means:

(a)	in relation to a Syndicated Bank Facility or Bilateral Bank Facility, a loan made or to be made under such Facility or the principal amount outstanding for the time being of that loan; and

(b)	in relation to a Promissory Note, the Exposure of the Participating Creditors for the time being under that Promissory Note.

“Majority Participating Creditors” means, at any time, a Participating Creditor or Participating Creditors the Base Currency Amount of whose Exposures under the Facilities at that time aggregate 66.67 per cent. or more of the Base Currency Amount of all the Exposures of the Participating Creditors under all of the Facilities at that time.

“Margin” means, in relation to any Facility (other than a USPP Note) or Unpaid Sum, 4.50 per cent. per annum, subject to the following:

(a)	if, between the date of this Agreement and 30 June 2010, the Parent has not issued common equity securities to persons who are not members of the

Group for net cash proceeds of at least $1,000,000,000 (or its equivalent in any other currency) then from (and including) 1 July 2010 onwards the Margin will be increased by 0.75 per cent. per annum; and

(b)

if the Base Currency Amount of the Exposures of the Participating Creditors under the Facilities has not been reduced by an amount equal to at least 31.85% of the aggregate Exposures as at the Reference Date of the Participating Creditors under the Facilities (since the Effective Date) on or before 31 December 2010 (the “First Amortisation Target”) then, for the period from (and including) 1 January 2011 to (and including) the earlier of the Covenant Reset Date and the Termination Date, the Margin will be increased in accordance with the following:

(i)

if the difference between the First Amortisation Target and the amount by which the Base Currency Amount of the Exposures of the Participating Creditors under the Facilities has actually been reduced since the Effective Date (the “Actual Reduction Amount”) as at 31 December 2010 is less than half the difference between the First Amortisation Target and the amount equal to the “Cumulative Repayment Amount %” set out in the table in paragraph (a) of Clause 11.1 (the “Cumulative Repayment Amount”) for 15 December 2010, 0.50 per cent. per annum; or

(ii)

if the difference between the First Amortisation Target and the Actual Reduction Amount as at 31 December 2010 is equal to or greater than half the difference between the First Amortisation Target and the Cumulative Repayment Amount for 15 December 2010, 1.00 per cent. per annum; and

(c)

if the Base Currency Amount of the Exposures of the Participating Creditors under the Facilities has not been reduced by an amount equal to at least 50.96% of the aggregate Exposures as at the Reference Date of the Participating Creditors under all the Facilities (since the Effective Date) on or before 31 December 2011 (the “Second Amortisation Target”) then, for the period from (and including) 1 January 2012 to (and including) the earlier of the Covenant Reset Date and the Termination Date, the Margin will be increased in accordance with the following:

(i)

if the difference between the Second Amortisation Target and the Actual Reduction Amount as at 31 December 2011 is less than half the difference between the Second Amortisation Target and the Cumulative Repayment Amount for 15 December 2011, 0.50 per cent. per annum; or

(ii)

if the difference between the Second Amortisation Target and the Actual Reduction Amount as at 31 December 2011 is equal to or greater than half the difference between the Second Amortisation Target and the Cumulative Repayment Amount for 15 December 2011, 1.00 per cent. per annum.

For the avoidance of doubt:

(A)	the adjustments to the Margin under paragraphs (a), (b) and (c) above are cumulative; and

(B)	such adjustments will also apply to the USPP Note Interest Rate.

“Marketable Securities” means securities (whether equity, debt or other securities) which are listed on a stock exchange or for which a trading market exists (whether on market or over the counter) but excluding: (A) shares in any member of the Group, and (B) any shares in Axtel, S.A.B. de C.V.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, property, assets, condition (financial or otherwise) or operations of the Group, taken as a whole; or

(b)	the rights or remedies of any Finance Party under the Finance Documents; or

(c)

the ability of any Obligor to perform its obligations under the Finance Documents or the validity or enforceability, effectiveness or ranking of any of the Transaction Security granted or purported to be granted under or pursuant to any of the New Finance Documents.

“Material Operating Subsidiary” means a Material Subsidiary other than a member of the Group that is a Material Subsidiary solely by virtue of its being a Holding Company of a Material Subsidiary or Obligor.

“Material Subsidiary” means, as at the date of this Agreement those companies set out in Schedule 7 (Material Subsidiaries) and after the date of this Agreement, any other Subsidiary of the Parent which:

(a)	has total gross assets representing 5 per cent. or more of the total consolidated assets of the Group;

(b)	has revenues representing 5 per cent. or more of the consolidated turnover of the Group; and/or

(c)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA, representing 5 per cent. or more of the consolidated EBITDA of the Group,

in each case calculated on a consolidated basis (without duplication) and any Holding Company of any such Subsidiary or of an Obligor.

Compliance with the conditions set out in paragraphs (a) to (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited financial statements of that Subsidiary (if available) and the latest audited consolidated financial statements of the Group, but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s auditors as representing an accurate reflection of each of the respective revised total assets and turnover of the Group).

A report by the auditors of the Parent (or, as the case may be, any other internationally recognised accounting firm that is approved by the Administrative Agent) that a Subsidiary is a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Mexican FRS” means Mexican Financial Reporting Standards (Normas de Información Financiera) as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Clause 22.1 (Financial statements).

“Mexico” means the United Mexican States.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Moody’s” means Moody’s Investor Services Limited or any successor to its ratings business.

“New Finance Document” means this Agreement, the NY Law Amendment Agreement, the Intercreditor Agreement, each Transaction Security Document, any Accession Letter, any Fee Letter, any Resignation Letter, any Resignation Letter (Australia) and any other document designated as a “New Finance Document” by the Administrative Agent and the Parent.

“New Participating Creditor” has the meaning given to such term in Clause 27 (Changes to the Participating Creditors).

“NY Law Amendment Agreement” means the omnibus amendment agreement dated on or about the date of this Agreement between, among others, the Parent and the Participating Creditors with Exposures under those Existing Facility Agreements (other than the USPP Note Agreement) that are governed by the laws of the State of New York.

“Obligors” means the Borrowers, the Guarantors and the Security Providers and “Obligor” means any of them.

“Original Financial Statements” means:

(a)	in relation to the Parent, its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2008 accompanied by an audit opinion of KPMG Cardenas Dosal, S.C.;

(b)	in relation to CEMEX España, its audited consolidated financial statements for its financial year ended 31 December 2008; and

(c)	in relation to any other Borrower or Guarantor, its most recent annual financial statements (audited, if available).

“Original Obligor” means an Original Borrower, an Original Guarantor or an Original Security Provider.

“Outlook” means a rating outlook of the Parent with regard to the Parent’s economic and/or fundamental business condition, as assigned by a Rating Agency.

“Override Period” means the period beginning on the Effective Date and ending on the date on which all amounts payable under the Finance Documents to the Finance Parties have been paid in full and no Participating Creditor is under any further obligation under any Finance Document.

“Participating Creditor” means:

(a)	any Original Participating Creditor; and

(b)	any person which has become a Party in accordance with Clause 27 (Changes to the Participating Creditors),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Participating Creditor Accession Undertaking” means an undertaking substantially in the form set out in Schedule 3 (Form of Participating Creditor Accession Undertaking) or any other form agreed between the Administrative Agent and the Parent.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which any Obligor or any of its ERISA Affiliates has any liability.

“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of cash or securities which are Cash Equivalent Investments;

(d)

an acquisition to which a member of the Group is contractually committed as at the date of this Agreement, with the material terms of those acquisitions requiring consideration payable in excess of $10,000,000 being described in the list delivered to the Administrative Agent under paragraph 4(f) of Part I (Initial Conditions Precedent) of Schedule 2 (provided that there is no material change to the terms of such acquisition after the date of this Agreement);

(e)	the incorporation of a company which on incorporation becomes a member of the Group or which is a special purpose vehicle, whether a member of the Group or not;

(f)	an acquisition that constitutes a Permitted Joint Venture;

(g)

an acquisition of assets and, if applicable, cash, in exchange for other assets and, if applicable, cash, of equal or higher value provided that: (i) the cash element of any such acquisition must not be more than 20 per cent. of the aggregate consideration for the acquisition; and (ii) the maximum aggregate market value of the assets acquired pursuant to all such transactions must not be more than $100,000,000 (or its equivalent in any other currency) in any Financial Year;

(h)	any acquisition of shares of the Parent pursuant to an obligation in respect of any Executive Compensation Plan;

(i)	any other acquisition consented to by the Administrative Agent acting on the instructions of the Majority Participating Creditors;

(j)

an acquisition of shares in the Parent to the extent that a member of the Group has an obligation to deliver such shares to any holder(s) of convertible securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms of such convertible securities; and

(k)

any other acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) provided that the aggregate amount of the consideration for such acquisitions (when aggregated with the aggregate amount of Permitted Joint Ventures falling within paragraph (b)(iii)(1) of the definition of Permitted Joint Venture in that Financial Year) does not exceed $100,000,000 (or its equivalent in any other currencies) in any Financial Year.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of Disposals as between members of the Group, is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give equivalent Transaction Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company,

provided that the conditions set out in paragraphs (i), (ii) and (iii) above shall only apply if the applicable assets are shares or if all or substantially all of the assets of the Disposing Company are being disposed of;

(c)	of obsolete or redundant vehicles, machinery, parts and equipment in the ordinary course of trading;

(d)	of cash or Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)	constituted by a licence of Intellectual Property in the ordinary course of trading;

(f)	to a Joint Venture, to the extent permitted by Clause 24.17 (Joint ventures);

(g)	arising as a result of any Permitted Security;

(h)

of any shares in a member of the Group (provided that all such shares in that entity owned by a member of the Group are the subject of the Disposal) or of any other asset, in each case on arm’s length terms and for full market value where:

(i)

no less than 85 per cent. of the consideration for the Disposal is payable to the Group in cash or Marketable Securities paid or received by a member of the Group at completion of the Disposal (provided that where a portion of that 85 per cent. is comprised of Marketable Securities, those Marketable Securities must be disposed of for cash to a person that is not a member of the Group within 90 days of completion);

(ii)

if the aggregate consideration for the Disposal (when aggregated with the consideration for any related Disposals) is equal to 5 per cent. or more of the value of consolidated assets of the Group, the Parent has delivered to the Administrative Agent a certificate signed by an Authorised Signatory confirming that, on a pro forma basis, assuming that the Disposal had been completed and the proceeds had been applied in accordance with Clause 13 (Mandatory Prepayment) immediately prior to the first day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement, the Parent would have been in compliance with the financial covenants in paragraphs (a) and (b) of Clause 23.2 (Financial condition) as at the last day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement; and

(iii)	the Disposal Proceeds received by members of the Group are applied (to the extent required) in accordance with Clause 13 (Mandatory prepayment);

(i)

of any asset compulsorily acquired by a governmental authority provided that the Disposal Proceeds received by members of the Group are applied (to the extent required) in accordance with Clause 13 (Mandatory prepayment);

(j)

of any receivables disposed of pursuant to a factoring or similar receivables financing arrangement that is otherwise permitted under this Agreement (including, for the avoidance of doubt, the Banobras Facilities);

(k)	of any inventory disposed of pursuant to an Inventory Financing or similar arrangement that is otherwise permitted under this Agreement;

(l)	of any plant or equipment disposed of pursuant to a sale and lease-back arrangement that is otherwise permitted under this Agreement;

(m)

of any asset to which a member of the Group was contractually committed as at the date of this Agreement, with all material terms of those disposals which relate to the disposal of assets with a value of at least $10,000,000 being described in Schedule 14 (Disposals) (provided that there is no material change to the terms of such Disposal after the date of this Agreement);

(n)	of receivables disposed of pursuant to a Permitted Securitisation;

(o)	of land or buildings arising as a result of lease or licence in the ordinary course of its trading;

(p)	of any shares of the Parent pursuant to an obligation in respect of any Executive Compensation Plan;

(q)

of shares in the Parent to the extent that a member of the Group has an obligation to deliver such shares to any holder(s) of convertible securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms of such convertible securities;

(r)

of assets and, if applicable, cash in exchange for other assets and, if applicable, cash, of equal or higher value provided that: (i) the cash element of any such Disposal must not be more than 20 per cent. of the aggregate consideration for the Disposal; and (ii) the maximum aggregate market value of all assets disposed of in such transactions must not be more than $100,000,000 (or its equivalent in any other currencies) in any Financial Year; or

(s)	otherwise approved by the Administrative Agent acting on the instructions of the Majority Participating Creditors.

“Permitted Distribution” means the declaration, making or payment of a dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution):

(a)	on or in respect of share capital to the Parent or any of its Subsidiaries; or

(b)	that is:

(i)

a recapitalisation of earnings on or in respect of the share capital of the Parent (or any class of its share capital) pursuant to which additional share capital of the Parent or the right to subscribe for additional share capital is issued to the existing shareholders of the Parent on a pro rata basis; or

(ii)	by way of the issuance of common equity securities of the Parent or the right to subscribe for such common equity securities to the existing shareholders of the Parent on a pro rata basis,

provided that, for the avoidance of doubt, no cash or other asset of any member of the Group (or any interest in any such cash or asset) is paid or otherwise transferred or assigned to any person that is not a member of the Group in connection with such distribution or interest; or

(c)

that is a payment of interest (at a time at which no Default is continuing) on any perpetual debt securities issued by the Parent or New Sunward Holding Financial Ventures B.V. or otherwise permitted by this Agreement; or

(d)

to any minority shareholders of any Subsidiary of the Parent pro rata to its holding in such Subsidiary and provided that all other shareholders of the relevant Subsidiary receive their equivalent pro rata share in any such dividend, charge, fee, distribution or interest payment at the same time.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	incurred or arising under the Finance Documents;

(b)	that is Existing Financial Indebtedness;

(c)	owed to a member of the Group;

(d)	that constitutes a Permitted Securitisation;

(e)

arising under Capital Leases, factoring arrangements, Inventory Financing arrangements or export credit facilities for the purchase of equipment (provided that any Security granted in relation to any such facility relates solely to equipment, the purchase of which was financed under such Facility) or pursuant to sale and lease-back transactions provided that the maximum aggregate Financial Indebtedness of members of the Group under such transactions (excluding any Existing Financial Indebtedness) does not exceed $350,000,000 at any time;

(f)	arising:

(i)	pursuant to an issuance of bonds, notes or other debt securities, or of convertible or exchangeable securities by:

(A)

in the case of bonds, notes or other debt securities or convertible or exchangeable securities issued to refinance or replace Existing Financial Indebtedness falling within Part I of Schedule 10 (Existing Financial Indebtedness), one or more Obligors (other than CEMEX Materials LLC, CEMEX, Inc. and CEMEX Australia Holdings) or the same member of the Group (including, where applicable, CEMEX Materials LLC and CEMEX, Inc.) that issued the relevant Existing Financial Indebtedness that is being refinanced or replaced (whether acting as co-issuers or otherwise but, for the avoidance of doubt, with several liability only); or

(B)

in the case of bonds, notes or other debt securities or convertible or exchangeable securities issued so as to be applied in repayment or prepayment of the Exposures of the Participating Creditors under the Facilities, one or more Obligors (other than CEMEX Materials LLC, CEMEX, Inc. and CEMEX Australia Holdings) whether acting as co-issuers or otherwise,

(and, for the avoidance of doubt, such securities may be issued with an original issue discount) on the capital markets in each case subscribed or paid for in full in cash on issue (unless such securities are exchanged on issue for other securities that constitute Existing Financial Indebtedness falling within paragraph (a) of the definition thereof on issue) provided that (other than any conversion into common equity securities of the Parent) no principal repayments are scheduled (and no call options can be exercised) in respect thereof until after the Termination Date;

(ii)	under a loan facility in respect of which the only borrowers are:

(A)

in the case of loan facilities entered into to refinance or replace Existing Financial Indebtedness falling within Part I of Schedule 10 (Existing Financial Indebtedness) one or more Obligors (other than CEMEX Materials LLC, CEMEX, Inc. and CEMEX Australia Holdings) or the same member of the Group (including, where applicable, CEMEX Materials LLC and CEMEX, Inc.) that borrowed the relevant Existing Financial Indebtedness that is being refinanced or replaced, (whether acting as joint or multiple borrowers but for the avoidance of doubt, with several liability only); or

(B)

in the case of loan facilities entered into so as to refinance or replace the Exposures of the Participating Creditors under the Facilities, one or more Obligors (other than CEMEX Materials LLC, CEMEX, Inc. and CEMEX Australia Holdings) whether acting as joint or multiple borrowers, provided that no principal repayments are scheduled (and no mandatory prepayment obligations arise save as a result of unlawfulness affecting a creditor in respect of such loan facility) in respect thereof until after the Termination Date, and further provided that (1) the terms applicable to such issuance or incurrence (excluding pricing, but including, without limitation, as to prepayments, representations, covenants, events of default, guarantees and security) are no more restrictive or onerous than the terms applicable to the Facilities; (2) the proceeds of such issuance or incurrence are applied (to the extent required) in accordance with Clause 13 (Mandatory prepayment); (3) to the extent that the proceeds of such issuance or incurrence are being used to replace or refinance Financial Indebtedness which shares in the Transaction Security, such Financial Indebtedness shall be entitled to share in the Transaction Security in accordance with (and on the terms of) the Intercreditor Agreement; and (4) for the avoidance of doubt, any refinancing or replacement of Existing Financial Indebtedness falling within paragraphs (b) to (d) of the definition of Existing Financial Indebtedness need not satisfy the requirements of this paragraph (f);

(g)	that constitutes a Permitted Liquidity Facility;

(h)

that becomes Financial Indebtedness solely as a result of any change in Applicable GAAP of the Parent after the date of this Agreement and that existed prior to the date of such change in Applicable GAAP of the Parent (or that replaces, and is on substantially the same terms as, such Financial Indebtedness);

(i)

of any person acquired by a member of the Group pursuant to an acquisition falling within paragraphs (d) or (f) of the definition of Permitted Acquisition provided that: (i) such Financial Indebtedness existed prior to the date of the acquisition and was not incurred, increased or extended in contemplation of, or since, the acquisition; and (ii) the aggregate amount of any such Financial Indebtedness of members of the Group does not exceed $100,000,000 at any time;

(j)	under Treasury Transactions entered into in accordance with Clause 24.26 (Treasury Transactions);

(k)

incurred pursuant to or in connection with any cash pooling or other cash management agreements in place with a bank or financial institution, but only to the extent of offsetting credit balances of the Parent or its Subsidiaries pursuant to such cash pooling or other cash management arrangement;

(l)	constituting Financial Indebtedness for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of trading;

(m)	that constitutes a Permitted Joint Venture;

(n)	approved by the Administrative Agent acting on the instructions of the Majority Participating Creditors; and

(o)

that, when aggregated with the principal amount of any other Financial Indebtedness not falling within paragraphs (a) to (n) above, does not exceed $200,000,000 (or its equivalent in other currencies) in aggregate at any time.

“Permitted Fundraising” means:

(a)

any issuance of equity securities by the Parent paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and not redeemable on or prior to the Termination Date and where such issue does not lead to a Change of Control;

(b)	any issuance of equity-linked securities issued by any member of the Group that are linked solely to, and result only in the issuance of, equity securities of the Parent otherwise entitled to be issued under this definition (and that do not, for the avoidance of doubt, result in the issuance of any equity securities by such member of the Group) and that are paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and where such issue does not lead to a Change of Control (provided that such securities do not provide for the payment of interest in cash and are not redeemable on or prior to the Termination Date); and

(c)	any incurrence of Financial Indebtedness falling within paragraph (f) of the definition of Permitted Financial Indebtedness.

“Permitted Guarantee” means:

(a)

any guarantee existing on the date of this Agreement with those guaranteeing Financial Indebtedness above an amount of $10,000,000 (or its equivalent) (other than Financial Indebtedness described in paragraphs (i) and (j) of the definition thereof) being listed in Schedule 16 (Existing Guarantees);

(b)	any guarantee forming part of the obligations comprised in the Finance Documents;

(c)	the endorsement of negotiable instruments in the ordinary course of trade but excluding an aval;

(d)	any Contingent Instrument guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(e)	any guarantee of a Joint Venture to the extent permitted by Clause 24.17 (Joint ventures);

(f)

any guarantee (including an aval) of Financial Indebtedness falling within the following paragraphs of the definition of Permitted Financial Indebtedness: (a), (b) (other than Existing Financial Indebtedness described in Part I of Schedule 10 (Existing Financial Indebtedness) unless such guarantee is already in place as at the date of this Agreement), (c), (e), (f) (so long as: (A) the Financial Indebtedness refinanced from the proceeds of such Permitted Financial Indebtedness was issued, borrowed or guaranteed by the relevant guarantor; or (B) such Permitted Financial Indebtedness that is guaranteed is used to repay Participating Creditors), (g) and (j) to (o);

(g)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;

(h)	any indemnity given to professional advisers on customary terms as part of the terms of their engagement;

(i)	any indemnity given on customary terms in connection with a Permitted Disposal or a Permitted Acquisition (but not, for the avoidance of doubt, a guarantee of Financial Indebtedness), in each case in a maximum amount not exceeding the cash consideration received by members of the Group for that Disposal or, as the case may be, paid by members of the Group for that acquisition (except in the case of environmental, employment or tax indemnities given in connection with a Permitted Acquisition or Permitted Disposal);

(j)	any guarantee consented to by the Administrative Agent acting on behalf of the Participating Majority Creditors;

(k)	any guarantee given by a member of the Group in favour of another member of the Group other than:

(i)	a guarantee given by a member of the Group in favour of another member of the Group that is an issuer, borrower or guarantor of:

(A)	any Financial Indebtedness falling within paragraph (a) of the definition of Existing Financial Indebtedness; or

(B)	any Financial Indebtedness falling within paragraph (f) of the definition of Permitted Financial Indebtedness that is not used to repay or prepay the Exposures of Participating Creditors,

where such guarantee provides direct or indirect support for such person’s obligations in respect of such Financial Indebtedness (provided that for the avoidance of doubt, other guarantees given by a member of the Group in favour of the relevant issuer, borrower or guarantor will not be restricted under this paragraph (i));

(ii)

a guarantee given by a member of the Group in favour of another member of the Group that provides direct or indirect support for Financial Indebtedness falling within paragraphs (h) (other than where such guarantee was granted prior to the date of the relevant change in Applicable GAAP of the Parent) or (i) of the definition of Permitted Financial Indebtedness;

(iii)

a guarantee given by an Obligor in favour of CEMEX, Inc. or CEMEX Materials LLC or (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings that, in each case, provides direct or indirect support for such company’s obligations under the Facilities;

(iv)

a guarantee given by a member of the Group in favour of another member of the Group that is the issuer (or equivalent) under any Permitted Securitisation, other than any indemnities that are customary in the context of such a transaction carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables; and

(l)

any other guarantee given by a member of the Group in favour of a bank or financial institution in respect of obligations of that bank or financial institution to a third party that does not fall within paragraph (d) above provided that at any time the aggregate principal amount of all such guarantees then outstanding does not exceed $500,000,000.

“Permitted Joint Venture” means any investment in any Joint Venture where:

(a)

such investment exists or a member of the Group is contractually committed to such investment at the date of this Agreement and, if the value of the Group’s investment in such Joint Venture is $50,000,000 or greater (as shown in the Original Financial Statements of the Parent) is detailed in Schedule 12 (Permitted Joint Ventures); or

(b)	such investment is made after the date of this Agreement and:

(i)

either the investment has been consented to by the Administrative Agent acting on the instructions of the Majority Participating Creditors or the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and

(ii)	in any Financial Year of the Parent, the aggregate (the “Joint Venture Investment”) of:

(1)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(2)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(3)	the market value of any assets transferred by any member of the Group to any such Joint Venture,

does not exceed $100,000,000 (or its equivalent in other currencies) (or such greater amount as the Administrative Agent (acting on the instructions of the Majority Participating Creditors) may agree); and

(iii)	the Parent has (by written notice to the Administrative Agent prior to the end of the Financial Year in which the investment is made) designated the investment as counting against:

(1)	paragraph (k) of the definition of Permitted Acquisitions; or

(2)	the maximum amount of Capital Expenditure permitted in that Financial Year under paragraph (c) of Clause 23.2 (Financial condition).

“Permitted Liquidity Facilities” means a loan facility or facilities made available to one or more members of the Group by one or more Participating Creditors (or their respective Affiliates) provided that the aggregate principal amount of utilised and unutilised commitments under such facilities must not exceed $1,000,000,000 (or its equivalent in any other currency) at any time.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition);

(c)	a loan made to a Joint Venture to the extent permitted under Clause 24.17 (Joint ventures);

(d)	a loan made by a member of the Group to another member of the Group;

(e)	deferred consideration in relation to Disposals falling within paragraphs (h) or (m) of the definition of Permitted Disposal;

(f)

a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed $15,000,000 (or its equivalent) at any time;

(g)	any loan consented to by the Administrative Agent acting on the instructions of the Majority Participating Creditors;

(h)	a loan arising as a result of an advance payment of Capital Expenditure made in the ordinary course of trading where such Capital Expenditure is permitted under this Agreement;

(i)

any credit extended by way of receipt by a member of the Group of promissory notes in exchange for supplying materials or services for use in Mexican public works projects as long as the aggregate principal amount of the Financial Indebtedness under any such loan(s) does not exceed $100,000,000 (or its equivalent) at any time; and

(j)	any other loan(s) as long as the aggregate principal amount of the Financial Indebtedness under any such loan(s) does not exceed $250,000,000 (or its equivalent) at any time.

“Permitted Payment” means:

(a)

a scheduled principal repayment or redemption in respect of any Existing Financial Indebtedness (but not, for the avoidance of doubt, any prepayment or early redemption of any such Existing Financial Indebtedness save as described in paragraphs (b) to (e) below);

(b)

a principal prepayment or early redemption in respect of Financial Indebtedness falling within (i) paragraph (a) of the definition of Existing Financial Indebtedness from the proceeds of a Permitted Fundraising falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness, or (ii) paragraph (b) of the definition of Permitted Financial Indebtedness to the extent it relates to Short Term Certificados Bursatiles;

(c)

a principal prepayment or early redemption in respect of Financial Indebtedness falling within paragraphs (a) to (e) of the definition of Existing Financial Indebtedness from the proceeds of a Permitted Fundraising falling within paragraph (f)(ii) of the definition of Permitted Financial Indebtedness;

(d)	a principal repayment or redemption required under the terms of the Banobras Facilities or the Employee Compensation Structured Note;

(e)

a principal prepayment or early redemption in respect of Financial Indebtedness falling within paragraphs (b) to (e) of the definition of Existing Financial Indebtedness from the proceeds of a refinancing or replacement capital markets issuance, facility or facilities that constitute Existing Financial Indebtedness; and

(f)

any prepayment of Existing Financial Indebtedness as a result of a change of control or as a result of unlawfulness affecting a Creditor, in each case in respect of such Existing Financial Indebtedness, including, in each case, any payment, prepayment or redemption pursuant to a Permitted Guarantee given in respect of such Financial Indebtedness.

“Permitted Reorganisation” means:

(a)	the intra-Group reorganisation described in the presentation delivered as a condition precedent under paragraph 4(i) of Part I of Schedule 2 (Conditions precedent); and

(b)

other than a reorganisation that would not be permitted under Clause 24.33 (Restriction on transfer of Material Operating Subsidiaries), any intra-Group reorganisation involving an Obligor consented to by the Administrative Agent (acting on the instructions of the Majority Participating Creditors), provided that upon completion of each step in the Permitted Reorganisation the requirements of paragraph (c) of Clause 24.27 (Further assurance) are satisfied.

“Permitted Securitisations” means a transaction or series of related transactions providing for the securitisation of receivables and related assets by the Parent or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been transferred, directly or indirectly, by the originator thereof to a person that is not a member of the Group in a manner that satisfies the requirements for an absolute conveyance (or, where the originator is organised in Mexico, a true sale), and not merely a pledge, under the laws and regulations of the jurisdiction in which such originator is organised; and (ii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or other securitisation is carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables.

“Permitted Security” has the meaning given to such term in Clause 24.5 (Negative Pledge).

“Permitted Share Issue” means:

(a)	a Permitted Fundraising falling within paragraphs (a) or (b) of the definition thereof;

(b)

an issue of shares by a member of the Group which is a Subsidiary of the Parent to another member of the Group or the Parent (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis) where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

(c)	an issue of shares by the Parent to comply with an obligation in respect of any Executive Compensation Plan; or

(d)

an issue of common equity securities of the Parent to a member of the Group where that member of the Group has an obligation to deliver such shares to the holder(s) of convertible or exchangeable securities falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness pursuant to the terms of such convertible or exchangeable securities.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Finance Documents;

(b)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis); and

(c)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Permitted Treasury Transaction” shall have the meaning ascribed thereto in Schedule 15 (Hedging Parameters).

“Process Agent” means CEMEX UK at its registered address being, as at the date of this Agreement, CEMEX House, Coldharbour Lane, Thorpe, Egham, Surrey TW20 8TD and with fax number (+44) 01932 568933, Attn: The Secretary.

“Promissory Notes” means the promissory notes described in Part II of Schedule 1 (The Original Participating Creditors).

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Quasi-Security” has the meaning given to such terms in Clause 24.5 (Negative Pledge).

“Rating” means at any time the solicited long term credit rating or the senior implied rating of the Parent or an issue of securities of or guaranteed by the Parent, where the rating is based primarily on the senior unsecured credit risk of the Parent and/or, in the case of the senior implied rating, on the characteristics of any particular issue, assigned by a Rating Agency.

“Rating Agency” means S&P, Moody’s or Fitch.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Properties.

“Reference Date” means the date of this Agreement.

“Reference Period” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation or formation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Repayment Date” means each of the dates specified in paragraph (a) of Clause 11.1 (Repayment of Exposures and reduction of Facility Limits) as Repayment Dates and the Termination Date.

“Repayment Instalment” has the meaning given to such term in Clause 11.1 (Repayment of Exposures and reduction of Facility Limits).

“Repeating Representations” means each of the representations set out in Clauses 21.1 (Status) to Clause 21.5 (Validity and admissibility in evidence) and paragraphs (a) and (b) of Clause 21.11 (Financial statements).

“Resignation Letter” means a document substantially in the form set out in Part I of Schedule 11 (Form of Resignation Letter).

“Resignation Letter (Australia)” means a document substantially in the form set out in Part II of Schedule 11 (Form of Resignation Letter (Australia)).

“Responsible Officer” means the Chief Financial Officer and/or Chief Controlling Officer of the Parent or a person holding equivalent status (or higher).

“Revolving Facility” means each facility under a Syndicated Bank Facility or a Bilateral Bank Facility described as a revolving facility in Part II of Schedule 1 (The Original Participating Creditors).

“Rinker Facilities” means the facilities made available under the US$6,000,000,000 (originally US$9,000,000,000) facilities agreement dated 6 December 2006 (as amended) between, among others, CEMEX España as borrower and The Royal Bank of Scotland plc as facility agent.

“RMC Facilities” means the facilities made available under the US$2,300,000,000 facilities agreement dated 24 September 2004 (as amended) between, among others, CEMEX España as borrower and guarantor and Citibank International PLC as facility agent.

“Rollover Loan” means one or more Loans:

(a)	made or to be made under the same Revolving Facility and tranche as a maturing Loan was made;

(b)	made or to be made on the same day that a maturing Loan is due to be repaid;

(c)	the aggregate amount of which is equal to or less than the maturing Loan;

(d)	in the same currency as the maturing Loan; and

(e)	made or to be made for the purpose of refinancing a maturing Loan.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto from time to time.

“SEC” means the U.S. Securities Exchange Commission and any successor thereto.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien, security trust or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Providers” means the Original Security Providers and any Additional Security Provider other than any Original Security Provider or Additional Security Provider which has ceased to be a Security Provider pursuant to Clause 28.6 (Resignation of a Security Provider) and has not subsequently become an Additional Security Provider pursuant to Clause 28.3 (Additional Guarantors and Additional Security Providers), and “Security Provider” means any of them.

“Short-Term Certificados Bursatiles” means any securities with a term of not more than 12 months issued by the Parent in the Mexican capital markets with the approval of the Mexican National Banking and Securities Banking and Securities Commission and listed on the Mexican Stock Exchange.

“SPA” has the meaning given to such term in Clause 28.5 (Release of CEMEX Australia Holdings).

“Spain” means the Kingdom of Spain.

“Spanish GAAP” means the Spanish General Accounting Plan (Plan general Contable) approved by Royal Decree 1514/2007 as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Clause 22.1 (Financial Statements).

“Spanish Public Document” means any obligation in an Escritura Pública or poliza intervenida.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super Majority Participating Creditors” means, at any time, a Participating Creditor or Participating Creditors the Base Currency Amount of whose Exposures under the Facilities at that time aggregate more than 85 per cent. of the Base Currency Amount of all the Exposures of the Participating Creditors under all of the Facilities at that time.

“Syndicated Bank Facilities” means the facilities described in Part IA of Part II of Schedule 1 (The Original Participating Creditors).

“Swiss Obligor” means an Obligor incorporated in Switzerland.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Termination Date” means 14 February 2014.

“Third Party Disposal” has the meaning given to such term in Clause 28 (Changes to the Obligors).

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2(e) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Administrative Agent under paragraph 3(d) of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents (and any other “Debt Documents” as defined in the Intercreditor Agreement).

“Treasury Transactions” means any derivatives transaction (i) that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) that is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative (including one or more spot transactions that are equivalent to any of the foregoing) on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made or (iii) that is a combination of these transactions, it being understood that any Executive Compensation Plan permitted by this Agreement is not a Treasury Transaction.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“U.S.”, “US” or “United States” means the United States of America.

“USPP Note” means a note issued under the USPP Note Agreement.

“USPP Note Agreement” means the consolidated, amended and restated note purchase agreement described in Part II of Schedule 1 (The Original Participating Creditors).

“USPP Note Guarantee” means the consolidated, amended and restated note guarantee granted in favour of the USPP Noteholders.

“USPP Noteholders” means the holders from time to time of the notes issued pursuant to the USPP Note Agreement.

“USPP Note Interest Rate” means the original stated interest rate set forth in the USPP Note Agreement.

“Utilisation” means a utilisation of a Facility.

“Utilisation Request” means, in relation to a proposed Utilisation, a notice requesting a Utilisation substantially in the form required under the Existing Facility Agreement under which the Utilisation is requested.

“VAT” means value added tax, as defined in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)

the “Administrative Agent”, any “Secured Party”, the “Security Agent”, any “Finance Party”, any “Participating Creditor”, any “Obligor” any “Creditor’s Representative”, any “Co-ordinator”, any “Co-ordinating Committee Bank” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	the “European interbank market” means the interbank market for euro operating in Participating Member States;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

a “participation” of a Participating Creditor in a Loan, means the amount of such Loan which such Participating Creditor has made or is to make available and thereafter that part of the Loan which is owed to such Participating Creditor;

(vii)

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)

the “winding-up”, “dissolution”, “administration” or “reorganisation” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings (such as, in Mexico, a concurso mercantil or quiebra and in Spain, any situación concursal) under the laws and regulations of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, examinership in Ireland, arrangement, adjustment, protection or relief of debtors;

(x)	a provision of law is a reference to that provision as amended or re-enacted without material modification;

(xi)	a time of day is a reference to London time; and

(xii)	a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement.

(b)

“guarantee” means (other than in Clause 20 (Guarantee and indemnity) and unless otherwise stated) any guarantee, aval, letter of credit, bond, indemnity, counter-indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

(c)	where it relates to a Dutch entity, a reference to:

(i)	necessary action to authorise, where applicable, includes without limitation:

(A)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(B)	obtaining unconditional positive advice (advies) from each competent works council.

(ii)	a winding-up, administration or dissolution includes a Dutch entity being:

(A)	declared bankrupt (failliet verklaard); and

(B)	dissolved (ontbonden);

(iii)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iv)	a trustee in bankruptcy includes a curator;

(v)	an administrator includes a bewindvoerder;

(vi)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(vii)	an attachment includes a beslag.

(d)	Section, Clause and Schedule headings are for ease of reference only.

(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)

Unless otherwise provided for in this Agreement, for the purposes of determining whether a material adverse change or material adverse effect has occurred, the date from which the change or effect is assessed will be the date of this Agreement.

(g)

A Default (including an Event of Default) is “continuing” if it has not been remedied or waived but, for the avoidance of doubt, no breach of any of the financial covenants set out in Clause 23 (Financial Covenants) shall be capable of being, or be deemed to be, remedied by virtue of the fact that upon any subsequent testing of such covenants pursuant to Clause 23 (Financial Covenants), there is no breach thereof.

1.3	Currency Symbols and Definitions

“£” and “sterling” denote lawful currency of the United Kingdom, “€”, “EUR” and “euro” means the single currency unit of the Participating Member States, “US$”, “$” and “dollars” denote lawful currency of the United States of America, “¥” and “yen” denote lawful currency of Japan, “Mexican pesos”, “Mex$”, “MXN” and “pesos” denotes the lawful currency of Mexico and “UDI” denotes the Mexican Unidad de Inversion, “AUS” and “AUS$” denote the lawful currency of Australia, “Colombian pesos”, “COP” and “COP$” denote the lawful currency of the Republic of Colombia, “PLN” denotes the lawful currency of Poland, “ISL” denotes the lawful currency of Israel, “HUF” denotes the lawful currency of Hungary, “DOP” denotes the lawful currency of Dominican Republic, “CZK” denotes the lawful currency of Czech Republic, “EGP” denotes the lawful currency of Egypt and “AED” denotes the lawful currency of United Arab Emirates.

1.4	Participating Creditors

Each Participating Creditor will be regarded, for the purposes of this Agreement, as acting in a different capacity in respect of its Exposure under each Facility in which it has an Exposure and may (in the case of a Participating Creditor other than a USPP Noteholder), for the avoidance of doubt, have a different Facility Office in each such capacity.

1.5	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)

Clause 29.18 (Role of FTI Consulting Canada, ULC) is for the benefit of FTI Consulting Canada, ULC and FTI Consulting Canada, ULC (although not a party to this Agreement) is entitled to rely on and enforce such clause on behalf of itself and its employees and officers under the Contracts (Rights of Third Parties) Act 1999.

(c)

The provisions of this Agreement relating to the Co-ordinating Committee Banks are for the benefit of the Co-ordinating Committee Banks and each Co-ordinating Committee Bank (although not a party to this Agreement) is entitled to rely on and enforce such clause on behalf of itself under the Contracts (Rights of Third Parties) Act 1999.

(d)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

SECTION 2

INTRODUCTION

2.	PURPOSE OF THIS AGREEMENT

This Agreement and the other New Finance Documents record the terms upon which, during the Override Period, the Participating Creditors are willing to continue to make available the Facilities and amend, vary, modify, waive, override, replace and supplement certain terms of the Existing Finance Documents.

3.	RELATIONSHIP BETWEEN NEW FINANCE DOCUMENTS AND OTHER FINANCE DOCUMENTS

3.1	Termination of CWEA and Derivatives Side Letter

With effect from the Effective Date the CWEA and Derivatives Side Letter shall cease to have any further force and effect.

3.2	Termination of Co-Com Documents

With effect from the Effective Date (and without prejudicing any accrued rights and liabilities of the parties to those documents), the Co-Com Documents shall be terminated in accordance with their terms.

3.3	Other Finance Documents continue

Each Obligor (other than a Security Provider which is not also a Borrower or a Guarantor) confirms that (in respect of the Existing Finance Documents to which it is a party), save to the extent amended, varied, overridden, replaced and supplemented by the New Finance Documents, the Existing Finance Documents (including, without limitation, any guarantee contained therein), shall remain in full force and effect.

3.4	Agreement prevails

To the maximum extent permitted by law:

(a)	in the event of any inconsistency or conflict between the Intercreditor Agreement and any other Finance Document, the Intercreditor Agreement will prevail;

(b)	in the event of any inconsistency or conflict between this Agreement and any other Finance Document (except the Intercreditor Agreement), the terms of this Agreement will prevail; and

(c)	neither the entry into the New Finance Documents, nor any action required by an Obligor pursuant to the New Finance Documents shall be regarded as a breach of any Existing Finance Document.

4.	RELATIONSHIP BETWEEN THE PARTIES

4.1	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the New Finance Documents are several. Failure by a Finance Party to perform its obligations under the New Finance Documents does not affect the obligations of any other Party under the New Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the New Finance Documents.

(b)

Except as otherwise stated in the New Finance Documents, the rights of each Finance Party under or in connection with the New Finance Documents are separate and independent rights and any debt arising under the New Finance Documents and owed to a Finance Party from an Obligor (other than a Security Provider which is not also a Borrower or Guarantor) shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the New Finance Documents, separately enforce its rights under the New Finance Documents.

(d)

No Party may require any Finance Party to act in breach of the New Finance Documents even if that Finance Party would otherwise be obliged to act in accordance with the decisions of other banks or financial institutions under any Existing Finance Document.

4.2	The Security Agent

(a)	The Security Agent’s duties under this Agreement are solely mechanical and administrative in nature.

(b)

In particular, the role and, inter alia, duties, rights, powers, protections and benefits of the Security Agent are more particularly described in the Intercreditor Agreement, which sets out the basis upon which the Security Agent acts under this Agreement. Should any provision regarding the duties, discretions, rights, benefits, protections, indemnities and immunities of the Security Agent (the “Security Agent Provisions”) conflict or otherwise be inconsistent as between this Agreement and the Intercreditor Agreement, then the Security Agent Provisions as contained in the Intercreditor Agreement shall prevail.

5.	INITIAL CONDITIONS PRECEDENT

Clause 2 (Purpose of this Agreement), Clause 3 (Relationship between New Finance Documents and Other Finance Documents), Clauses 6 (Provisions applicable to Facilities generally) to 15 (Interest), Clause 16 (Fees) (other than Clauses 16.3 and 16.4), Clause 20 (Guarantee and indemnity), Clauses 21 (Representations) to 24 (General Undertakings) and Clause 26 (Events of Default) will take effect from (and not, for the avoidance of doubt, at any time before) the Effective Date (and the Administrative Agent shall notify the Parent and the Participating Creditors of the Effective Date promptly upon its occurrence).

SECTION 3

THE FACILITIES

6.	PROVISIONS APPLICABLE TO FACILITIES GENERALLY

6.1	Confirmation of Exposure

Each Participating Creditor confirms to the Parent and the Borrower under each relevant Facility in respect of which it is a Participating Creditor (but without liability to the Parent or any other member of the Group or any other person) to the best of its current knowledge and belief that Part II of Schedule 1 (The Original Participating Creditors) accurately records its Exposures under the Facilities as at close of business on the Reference Date.

6.2	Deemed Consent

By their execution of this Agreement, each Participating Creditor is deemed to give any express or implied consent required under the Existing Finance Documents to any relevant provision of the New Finance Documents.

7.	EXTENSION

7.1	Extension of maturities for Core Bank Facilities

In relation to each Core Bank Facility, the scheduled repayment of principal amounts and/or (if applicable) scheduled cancellation of commitments and reduction in the applicable Facility Limit for such Core Bank Facility will (subject to the terms of the New Finance Documents including, without limitation, Clause 11 (Repayment)) be extended until the Termination Date.

7.2	USPP Note Agreement

The Parent confirms (and each USPP Noteholder acknowledges) that all existing notes held by the USPP Noteholders have, as at the Effective Date, been replaced by new USPP Notes issued under the USPP Note Agreement with a stated maturity of 14 February 2014, with the USPP Note Agreement comprising an “Existing Finance Document” for all purposes hereunder.

8.	SPECIFIC AMENDMENTS AND OTHER AGREEMENTS IN RELATION TO FINANCE DOCUMENTS

8.1	Waiver of certain existing defaults

Without prejudicing or affecting in any respect any of the rights of the Participating Creditors under the New Finance Documents, the Participating Creditors hereby waive any default that has arisen prior to the date of this Agreement (including any such default that was waived under the terms of the CWEA) under the Finance Documents) of which the Participating Creditors have knowledge prior to the date of this Agreement.

8.2	Replacement and / or deletion of specific provisions

In the Existing Finance Documents relating to the Syndicated Bank Facilities and in the Bilateral Bank Facilities:

(a)

The Existing Representations and Warranties, the Existing Information Undertakings, the Existing Financial Covenants, the Existing Notification Requirements and the Existing General Undertakings are deleted.

(b)	The Existing Events of Default are deleted in their entirety and replaced with the following Event of Default:

“Any Event of Default occurs under any of Clauses 26.1 (Non-payment) to 26.15 (Failure to perform payment obligations) of the financing agreement entered into in August 2009 between, among others, CEMEX, S.A.B. de C.V. and certain of its subsidiaries (including CEMEX España), Citibank International PLC as Administrative Agent, Wilmington Trust (London) Limited as Security Agent and the “Participating Creditors” (as defined therein).”

(c)	The Existing Sharing Provisions are deleted.

(d)	The Existing Extension and Term Out Provisions are deleted.

(e)	The Existing Mandatory Prepayment Provisions and the Existing Change of Control Provisions are deleted.

(f)	Each Existing Single Lender Repayment Clause is deleted.

(g)

Each Existing Guarantor Release Restriction Clause is deleted and the provisions of Clause 28 (Changes to the Obligors) will replace any provisions in the Existing Finance Documents relating to the release of Obligors (with such amendments to defined terms required to be made being deemed to be made).

(h)	The Existing Optional Currency Provisions are deleted.

(i)	The Existing Acceleration Clauses are amended by providing that:

(i)

the ability of any party to an Existing Finance Document to exercise their rights under any such clause is expressly subject to prior authorisation by the Majority Participating Creditors of the taking of such action under the Intercreditor Agreement; and

(ii)

in the case of an Event of Default under Clauses 26.6 (Insolvency) or Clause 26.7 (Insolvency proceedings) of this Agreement with respect to an Obligor, all commitments under the Facilities shall be cancelled automatically and immediately, each Facility Limit will be reduced to zero automatically and immediately and all Exposures of the Participating Creditors under the Facilities (together with accrued interest and all other amounts accrued under the Finance Documents) shall become due and payable automatically and immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

(j)	In relation to each Revolving Facility:

(i)	the Existing Drawdown Conditions are deleted;

(ii)	the relevant Existing Finance Documents relating to each Revolving Facility are amended to provide that:

(A)

in relation to each lender under that Revolving Facility the Borrower may set off that lender’s participation in any Loan against that lender’s participation in a Rollover Loan requested under that Facility for the purpose of repaying that Loan (and that lender will not require a Borrower to repay any such participation in the Loan in cash) except to the extent that the lender is entitled to receive, request, demand or require repayment or prepayment of such Loan (or a portion of it) otherwise than by way of Rollover Loan under the terms of the New Finance Documents;

(B)

if any Loan matures under that Revolving Facility then (except to the extent of any reduction in the applicable Facility Limit under the New Finance Documents) the relevant Borrower under the Revolving Facility will be deemed to have delivered a Utilisation Request for a Rollover Loan under the Revolving Facility in the currency and amount of the maturing Loan in accordance with (and within the timeframe required by) the Existing Finance Documents relating to that Revolving Facility and each Participating Creditor under each such Revolving Facility shall (unless otherwise provided in the New Finance Documents) continue to make available and/or leave outstanding (as applicable) the amount of any Rollover Loan.

(k)	The definition of “Business Day” in each Existing Finance Document is amended to conform to the “Business Day” definition in this Agreement.

8.3	Other agreements in respect of certain Facilities

In connection with each Syndicated Bank Facility and each Bilateral Bank Facility:

(a)

in respect of any Existing Finance Documents under which the consent of (or consultation with) any Borrower or Guarantor is required in order for a Participating Creditor under such Existing Finance Document to transfer, assign or enter into a sub-participation in respect of any of its rights under such Existing Finance Documents, by executing this Agreement the relevant Borrower or Guarantor will be deemed to have given its consent to any transfer, assignment or sub-participation by any Participating Creditor under such Existing Finance Document (or, as the case may be, the relevant Participating Creditor will be deemed to have satisfied any applicable consultation requirement);

(b)

notwithstanding anything to the contrary in the Existing Finance Documents relating to that Facility, there shall be no restriction as to the identity of any transferee, assignee or sub-participant of any rights of any of the Participating Creditors under any Facility;

(c)	the Borrowers and Guarantors agree:

(i)

not to request that any member of the Group becomes a borrower or (except to the extent required under the terms of the Existing Finance Documents relating to such Facility under any Facility) guarantor in respect of a Facility where such member of the Group is not a borrower or, as the case may be, guarantor under that Facility, at the date of this Agreement (provided that this provision shall not prevent any member of the Group from becoming a Guarantor under this Agreement); and

(ii)

to ensure that any member of the Group that is not already a Guarantor and that accedes to any Existing Finance Documents as a guarantor or obligor simultaneously accedes to this Agreement as an Additional Guarantor;

(d)

each Participating Creditor (other than a USPP Noteholder) agrees not to exercise its rights under any Existing Facility Agreement to designate one of its Affiliates as its Facility Office for any purpose;

(e)	each Participating Creditor agrees not to consent to a redenomination of any part of its Exposure under any Facility under the terms of the Existing Finance Documents; and

(f)

each Participating Creditor with an Exposure under the “NSH Facility” (as defined in Schedule 9 (The Facilities)) agrees that the Borrower in respect of such Facility need only issue a promissory note to such Participating Creditor under the terms of that Facility promptly following a request by such Participating Creditor.

8.4	Direction to the Creditor’s Representatives

The Participating Creditors with Exposures under each Syndicated Bank Facility hereby:

(a)

confirm that they consent to the amendments, deletions, variations, modifications and waivers of the Existing Finance Documents provided for in this Agreement and instruct the Creditor’s Representative in relation to that Syndicated Bank Facility to execute this Agreement for the purpose of effecting those amendments, deletions, variations, modifications and waivers on their behalf;

(b)

direct the Creditor’s Representative in relation to that Syndicated Bank Facility to execute any transfer certificate relating to a transfer or assignment by a Participating Creditor in accordance with this Agreement;

(c)	agree not to give an instruction to a Creditor’s Representative under an Existing Facility Agreement that conflicts with the terms of the New Finance Documents; and

(d)

direct the Creditor’s Representative in relation to a Syndicated Bank Facility to act in accordance with the Existing Finance Documents for that Syndicated Bank Facility as the same have been amended, varied, modified, overridden, replaced, supplemented and waived by the terms of this Agreement and the other New Finance Documents.

8.5	Acknowledgement of Facility Agents under Existing Finance Documents

Each Creditor’s Representative in relation to a Syndicated Bank Facility is executing this Agreement for the purpose of effecting the amendments, variations, modifications, replacements, supplements and waivers specified in this Agreement and acknowledges that it will act in accordance with the directions and instructions provided for in Clause 8.4 (Direction to the Creditor’s Representatives) above.

9.	USPP NOTE AGREEMENT

The Parent and each USPP Noteholder confirms that the USPP Note Agreement contains provisions that have the same substantive effect as Clauses 8.1 (Waiver of certain existing defaults) and 8.2 (Replacement and / or deletion of specific provisions) above (to the extent applicable).

10.	RESTRICTIONS ON PARTICIPATING CREDITORS DURING THE OVERRIDE PERIOD

During the Override Period no Participating Creditor shall, and the Administrative Agent shall not, save as otherwise expressly permitted by, or provided for in, the New Finance Documents:

(a)	amend the terms (including but not limited to the margin, interest rate and other pricing) of any Facility, except in a way which:

(i)	could not be reasonably expected materially and adversely to affect the interests of the other Participating Creditors; and

(ii)	would not change the date, amount or method of payment of interest or principal on any Exposures under the relevant Facility; or

(b)	amend any Facility Limit; or

(c)	call in, reduce, withdraw, or cease to make available or refuse to allow drawing against or borrowing under all or any part of any Facility; or

(d)	make any demand for, or take any proceedings or steps to enforce payment or discharge of, any fees, expenses or other Exposure or liability to it under or in respect of any Facility; or

(e)

accept or recover any sums in settlement or discharge of any Exposure or liability in respect of any Facility from any member of the Group including under any security, guarantee or indemnity granted by any member of the Group; or

(f)

declare to have occurred a default or an event of default under any of the Facilities or enforce any provision for the automatic or accelerated payment or discharge of all or any part of the money and liabilities due, owing or incurred under any Facility, upon or following the occurrence of any default or event of default applicable under the terms thereof; or

(g)

except for the Transaction Security and any guarantee provided for in the Finance Documents (or otherwise as expressly permitted under this Agreement), request or take from any member of the Group any new Security, cash collateral, cash cover, guarantee or indemnity of whatever nature in respect of any of the Facilities, fixed security over assets expressed to be subject only to floating security under the Transaction Security or legal assignments of assets subject only to equitable charges or assignments under the Transaction Security (save for Permitted Security); or

(h)

(save (i) as required by law and (ii) pursuant to current account netting, auto transfer or any other similar arrangements) exercise any right of set off or combination of accounts against any member of the Group by virtue of or in relation to rights under any of the Facilities; or in respect of reserves on maturity of the relevant contingency; or

(i)	initiate or threaten to initiate any Insolvency Proceedings against any member of the Group; or

(j)	attach or seek to attach any asset of any member of the Group; or

(k)	amend the date for any payments in respect of the Facilities,

provided that nothing in the New Finance Documents shall prevent:

(i)

payments of principal in respect of the Participating Creditors’ Exposures under the Facilities and reduction of any Facility Limit, in each case to the extent expressly permitted under the New Finance Documents; or

(ii)	payments of interest, fees and expenses in respect of the Facilities being paid on their due date in accordance with the terms of the Facilities (as amended by this Agreement),

and further provided that any Participating Creditor shall be entitled to take any action available to it to recover any amount due to it under the Finance Documents and unpaid other than the taking of any action described in Clause 26.16 (Acceleration) except as contemplated in that Clause.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

11.	REPAYMENT

11.1	Repayment of Exposures and reduction of Facility Limits

(a)

The Borrowers shall repay the aggregate Exposures of the Participating Creditors under their respective Facilities in instalments by repaying on each Repayment Date an amount which reduces the Base Currency Amount of the outstanding aggregate Exposures under each such Facility by an amount (each such amount, and the amount to be repaid under paragraph (b) below, a “Repayment Instalment”) such that the amount of all Repayment Instalments up to (and including) that Repayment Date (as a percentage of the aggregate Exposures as at the Reference Date under all Facilities) is equal to the “Cumulative Repayment Amount %” set out opposite that Repayment Date below (and on each Repayment Date the Facility Limit for each Facility will be reduced by the aggregate amount of the Exposures of the Participating Creditors under that Facility that are required to be repaid on that date under this Clause 11.1):

Repayment Date:	Cumulative Repayment Amount %:
15 December 2009	3.18%
15 June 2010	4.77%
15 December 2010	19.10%
15 June 2011	20.69%
15 December 2011	33.11%
15 June 2012	35.75%
15 December 2012	38.39%
15 June 2013	46.35%
15 December 2013	54.31%

(b)	Each Borrower shall repay the remaining Exposures of Participating Creditors under Facilities in which it is a Borrower in full on the Termination Date.

(c)

The Borrowers may not re-borrow any part of a Facility which is repaid as contemplated in this Clause 11.1 (Repayment of Exposures and reduction of Facility Limits), Clause 12 (Illegality, voluntary prepayment and cancellation), Clause 13 (Mandatory prepayment) or Clause 26.16 (Acceleration).

(d)

Each repayment and cancellation under this Clause 11.1 (Repayment of Exposures and reduction of Facility Limits) will reduce the Base Currency Amounts of the Exposures of the Participating Creditors across all Facilities as at the date of the repayment and cancellation rateably.

11.2	Repayment of Loans under Revolving Facilities

Each Borrower which has drawn a Loan under a Revolving Facility shall satisfy its obligations in respect thereof on the last day of its Interest Period by way of a Rollover

Loan (except to the extent that repayment or prepayment of such Loan is contemplated in Clause 11.1 (Repayment of Exposures and reduction of Facility Limits), Clause 12 (Illegality, voluntary prepayment and cancellation), Clause 13 (Mandatory prepayment) or Clause 26.16 (Acceleration)).

11.3	Effect of cancellation and prepayment on scheduled repayments and reductions

If any of the Exposures of Participating Creditors under the Facilities are prepaid in accordance with Clause 12.2 (Voluntary prepayment of Exposures), or Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) then such prepayment will be deemed to have been applied in reduction of the amount of the Repayment Instalment for the Repayment Dates falling after that prepayment in the following order:

(a)	first, in reduction of the Repayment Instalments falling due on or before 31 December 2011, in the order of those Repayment Instalments; and

(b)	secondly, following the prepayment in full of all Repayment Instalments falling due on or before 31 December 2011, in pro rata reduction of all remaining Repayment Instalments.

11.4	Automatic cancellation of unutilised commitments under Core Bank Facilities

Any part of any Core Bank Facility that was not utilised as at close of business on the Reference Date shall be cancelled with effect from the Effective Date and the commitment of each Participating Creditor under such Core Bank Facility shall be reduced rateably.

12.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

12.1	Illegality

(a)	Any Existing Illegality Clause in an Existing Finance Document will continue in full force and effect in accordance with its terms.

(b)

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Participating Creditor to perform any of its obligations as contemplated by the Finance Documents, or to fund, issue or maintain its participation in any Loan:

(i)	that Participating Creditor, shall promptly notify the Administrative Agent and the relevant Creditor’s Representative upon becoming aware of that event;

(ii)

subject to Clause 17.10 (Replacement of Participating Creditor), upon the Administrative Agent notifying the Parent and the relevant Creditor’s Representative, the commitment of that Participating Creditor under the relevant Facilities will be immediately cancelled (and the Facility Limit applicable to those Facilities will be reduced accordingly); and

(iii)

subject to Clause 17.10 (Replacement of Participating Creditor), each Borrower shall repay that Participating Creditor’s participation in Loans made to that Borrower on the last day of the Interest Period for each such Loan occurring after the Administrative Agent has notified the Parent and the relevant Creditor’s Representative or, if earlier, the date specified by the Participating Creditor in the notice delivered to the Administrative Agent and the relevant Creditor’s Representative (being no earlier than the last day of any applicable grace period permitted by law).

(c)

For the avoidance of doubt, this Clause 12.1 (Illegality) shall not apply to a USPP Note and any reference in this Agreement to this Clause 12.1 (Illegality) in respect of a USPP Note shall have no effect.

12.2	Voluntary prepayment of Exposures

Subject to Clause 12.3 (Proportionate cancellation and prepayment), a Borrower may, if it or the Parent gives the Administrative Agent not less than 5 Business Days’ (or such shorter period as the Majority Participating Creditors and the Administrative Agent may agree) prior notice, prepay the whole or any part of the Exposures of Participating Creditors under the Facilities in accordance with the terms of the relevant Existing Finance Documents provided that in relation to any prepayment of an Exposure under a Revolving Facility, the Facility Limit applicable to that Facility is simultaneously reduced in an equal amount.

12.3	Proportionate cancellation and prepayment

Any prepayment under Clause 12.2 (Voluntary prepayment of Exposures) must reduce the Base Currency Amounts of the Exposures of the Participating Creditors across all Facilities as at the date of the prepayment rateably (and will reduce the Repayment Instalments in the order set out in Clause 11.3 (Effect of cancellation and prepayment on scheduled repayments and reductions)).

13.	MANDATORY PREPAYMENT

13.1	Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow

(a)	For the purposes of this Clause 13.1 and Clause 13.2 (Application of mandatory prepayments):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset (including shares in any Subsidiary or other company), undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means:

(i)

the cash consideration received by any member of Group (including any amount received from a person who is not a member of the Group in repayment of intercompany debt save to the extent that the creditor in respect of the intercompany debt is obliged to repay that amount to the purchaser at or about completion of the Disposal) for any Disposal;

(ii)

any proceeds of any Disposal received in the form of Marketable Securities that are required to be disposed of for cash (after deducting reasonable expenses incurred by the party disposing of those Marketable Securities to persons other than members of the Group) pursuant to the criteria set out at paragraph (h) of the definition of Permitted Disposal; and

(iii)	any proceeds of any Disposal received in any other form to the extent disposed of or otherwise converted into cash within 90 days of receipt; and

(iv)	any consideration falling within paragraphs (i) to (iii) above that is received by any member of the Group from the Disposal of assets of the Group in Venezuela prior to the date of this Agreement, but excluding any Excluded Disposal Proceeds and, in every case, after deducting:

(1)	any reasonable expenses which are incurred by the disposing party of such assets with respect to that Disposal to persons who are not members of the Group;

(2)

any Tax incurred and required to be paid by the disposing party in connection with that Disposal (as reasonably determined by the disposing party on the basis of rates existing at the time of the disposal and taking account of any available credit, deduction or allowance);

“Excluded Disposal Proceeds” means the proceeds of any Disposal of:

(i)	inventory or trade receivables in the ordinary course of trading of the disposing entity;

(ii)	assets pursuant to a Permitted Securitisation programme existing as at the date of this Agreement (or any rollover or extension of such a Permitted Securitisation);

(iii)	any asset from any member of the Group to another member of the Group on arm’s length terms and for fair market or book value;

(iv)	any assets the consideration for which (when aggregated with the consideration for any related Disposals) is less than $5,000,000 (or its equivalent in any other currency);

(v)

assets leased or licensed to any director, officer or employee of any member of the Group in connection with and as part of the ordinary course of the service or employment arrangements of the Group; and

(vi)	Marketable Securities (other than Marketable Securities received as consideration for a Disposal as envisaged in paragraphs (ii) and (iii) of the definition of Disposal Proceeds).

“Excluded Fundraising Proceeds” means the proceeds of:

(i)

a Permitted Fundraising falling within paragraph (f)(i) of the definition of Permitted Financial Indebtedness entered into for the purpose of refinancing or extending the maturity of Existing Financial Indebtedness falling within paragraph (a) of the definition thereof (or paragraph (b) of the definition thereof, to the extent that it relates to Short Term Certificados Bursatiles) (and, in the case of a refinancing, where the proceeds that would, but for this paragraph (i), constitute “Permitted Fundraising Proceeds”, are actually applied for such purpose upon receipt of those proceeds by any member of the Group);

(ii)

a Permitted Fundraising falling within paragraph (f)(ii) of the definition of Permitted Financial Indebtedness entered into for the purpose of refinancing or extending the maturity of Existing Financial Indebtedness falling within paragraphs (a) to (e) of the definition thereof (and, in the case of a refinancing, where the proceeds that would, but for this paragraph (ii), constitute “Permitted Fundraising Proceeds”, are actually applied for such purpose upon receipt of those proceeds by any member of the Group);

(iii)	any transaction between members of the Group; and

(iv)	Permitted Securitisations.

“Permitted Fundraising Proceeds” means the cash proceeds received by any member of the Group from a Permitted Fundraising other than Excluded Fundraising Proceeds after deducting:

(i)	any reasonable expenses which are incurred by the relevant member(s) of the Group with respect to that Permitted Fundraising owing to persons who are not members of the Group; and

(ii)

any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that Permitted Fundraising (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

“Permitted Securitisation Proceeds” means the cash consideration received by any member of the Group (including any amount received in repayment of intercompany debt) in each case after the date of this Agreement from any Permitted Securitisation (other than any consideration received from (x) a Permitted Securitisation under a programme which exists on the date of this Agreement; or (y) any rollover or extension of such a Permitted Securitisation or a Permitted Securitisation between members of the Group, in each case in an amount not greater than the commitments under such Permitted Securitisation at the date of this Agreement) after deducting:

(i)	any reasonable expenses which are incurred by the relevant member(s) of the Group with respect to that Permitted Securitisation owing to persons who are not members of the Group; and

(ii)

any Tax incurred and required to be paid by the relevant member(s) of the Group with respect to that Permitted Securitisation (as reasonably determined by the relevant member(s) of the Group on the basis of rates existing at the time and taking account of any available credit, deduction or allowance).

(b)

The Parent shall ensure that the Exposures of Participating Creditors under the Facilities are prepaid in the following amounts at the times and in the order of application contemplated by Clause 13.2 (Application of mandatory prepayments):

(i)

the amount of Disposal Proceeds provided that (A) the obligation to prepay such amounts shall only apply on each occasion that the aggregate amount of any Disposal Proceeds received (whether from a single Disposal or a series of Disposals) is equal to or greater than $50,000,000; and (B) if there is no Permitted Liquidity Facility in place and the cash in hand of the Parent on a consolidated basis as at the most recent Quarter Date preceding the date of the Disposal in respect of which financial statements of the Parent have been (or are required to have been) delivered under paragraphs (a) or (f) of Clause 22.1 (Financial Statements) is less than $350,000,000 (the amount of such shortfall being the “Shortfall”) then the amount required to be prepaid under this paragraph (b)(i) in relation to the relevant Disposal will be reduced by the amount of the Shortfall;

(ii)	the amount of Permitted Fundraising Proceeds;

(iii)	the amount of Permitted Securitisation Proceeds; and

(iv)	the amount equal to Excess Cashflow for any Financial Quarter of the Parent.

(c)	In the case of a Disposal of all of the shares in a Borrower (or the Holding Company of a Borrower), the Parent shall ensure that:

(i)

unless otherwise agreed to in writing by the relevant Borrower and the relevant Participating Creditors that a prepayment is not required to be made, upon completion of the Disposal, the Exposures of the relevant Participating Creditors under the relevant Facilities in respect of which that Borrower is the borrower or issuer (or the Holding Company is a holding company of that Borrower) (and for this purpose CEMEX España will be regarded as an issuer of the USPP Notes as well as CEMEX España Finance LLC) shall be prepaid in full using the Disposal Proceeds and, for the avoidance of doubt, such prepayment shall first be applied in respect of the Exposures of the relevant Participating Creditors under the relevant Facilities and, subject to paragraph (ii) below, not be required to be applied to reduce the Base Currency Amount of the Exposures of the Participating Creditors across all the Facilities as at the date of prepayment rateably (but will reduce the Repayment Instalments in the order set out in Clause 11.3 (Effect of cancellation and prepayment on scheduled repayments and reductions));

(ii)

any Disposal Proceeds arising from the Disposal that are not required to be applied under paragraph (i) above shall be applied in accordance with paragraph (b) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow).

13.2	Application of mandatory prepayments

(a)

A prepayment made under paragraph (b) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) shall be paid by, or on behalf of, the Parent to the Creditor’s Representative under each Facility and shall be applied to reduce the Base Currency Amount of the Exposures of the Participating Creditors across all Facilities as at the date of the prepayment rateably (and will reduce the Repayment Instalments in the order set out in Clause 11.3 (Effect of cancellation and prepayment on scheduled repayments and reductions).

(b)	Exposures of Participating Creditors under the Facilities shall be prepaid at the following times:

(i)

in the case of any prepayment relating to the amounts of Disposal Proceeds, Permitted Fundraising Proceeds or Permitted Securitisation Proceeds, promptly upon (and in any event within 30 days of) receipt of those proceeds (or, in the case of proceeds falling within limbs (ii) or (iii) of the definition of Disposal Proceeds, promptly upon (and in any event within 30 days of) receipt of any cash arising from those Disposal Proceeds); and

(ii)

in the case of any prepayment relating to an amount of Excess Cashflow, within 30 days of delivery pursuant to Clause 22.1 (Financial statements) of the consolidated financial statements of the Parent for the relevant Financial Quarter of the Parent.

14.	RESTRICTIONS

14.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 12 (Illegality, voluntary prepayment and cancellation), shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

14.2	Interest and other amounts

Any prepayment under this Agreement (whether voluntary, mandatory, by acceleration or otherwise) shall be made together with accrued interest on the amount prepaid and, subject to (and including) any Break Costs, without premium or penalty.

14.3	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Exposures of Participating Creditors under the Facilities or cancel or reduce any Facility Limit except at the times and in the manner expressly provided for in this Agreement.

14.4	No reinstatement of Facility Limit

No cancellation of commitments and reduction in a Facility Limit under (or required by) this Agreement may be subsequently reinstated.

14.5	Administrative Agent’s receipt of Notices

If the Administrative Agent receives a notice under Clause 12 (Illegality, voluntary prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Parent or the affected Participating Creditor, as appropriate.

SECTION 5

INTEREST AND FEES

15.	INTEREST

15.1	Calculation and payment of interest

(a)	Under each Syndicated Bank Facility and Bilateral Bank Facility:

(i)

the rate of interest on each Loan for each Interest Period is the percentage rate per annum determined in accordance with the Existing Finance Documents under which that Loan has been made save that the applicable margin will be the Margin, and such interest is payable to the relevant Creditor’s Representative at the times and in the manner specified in those Existing Finance Documents; and

(ii)

any facility fee or utilisation fee provided for in the Existing Finance Documents for such facility will be deleted and will cease to accrue after the Effective Date, provided that any such fees that have accrued on or prior to the Effective Date will continue to be due and payable in accordance with the provisions of the relevant Existing Finance Documents.

(b)

Under each Promissory Note, the rate of interest on the Exposures under that Promissory Note is the percentage rate per annum determined in accordance with that Promissory Note, and such interest is payable to the relevant Participating Creditors at the times, and in the manner, specified in that Promissory Note.

(c)

Under the USPP Note Agreement, the rate of interest shall be the rate set forth therein (provided that this rate will be subject to any adjustments to the Margin from time to time under paragraphs (a) to (c) of the definition of Margin and Clause 25 (Covenant Reset Date)) and shall be payable on the 15th day of the last month of each Financial Quarter or (at any time after the date falling three Months after the date of this Agreement) such shorter period as is applicable to the Loans under paragraph (c) or of Clause 15.3 (Harmonisation of Interest Periods), and shall be payable all in the manner and on the timing as more particularly set forth in the USPP Note Agreement.

15.2	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan or other amount outstanding in the currency of the overdue amount under the relevant Facility for successive Interest Periods, each of a duration selected by the Administrative Agent (acting reasonably). Any interest accruing under this Clause 15.2 (Default interest) shall be immediately payable by the Obligor on demand by the Administrative Agent.

(b)

If any overdue amount consists of all or part of a Loan or other amount outstanding which became due on a day which was not the last day of an Interest Period relating to that Loan or other amount outstanding:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan or other amount outstanding; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)

To the extent that default interest accrues in respect of any unpaid amount under the Existing Finance Documents, default interest will only accrue under this Clause 15.2 (Default interest) in respect of such unpaid amount for an Interest Period to the extent (if any) by which the amount of default interest that would have accrued in respect of such amount under this Clause 15.2 (Default interest) but for this paragraph (d) exceeds the amount of default interest accrued in respect of such unpaid sum during that Interest Period under the Existing Finance Documents.

15.3	Harmonisation of Interest Periods

(a)

The Parent shall procure that as soon as reasonably practicable after the date of this Agreement the Interest Periods in respect of the Exposures of the Participating Creditors under the Facilities are harmonised such that, subject to paragraph (c) below, each Interest Period begins and ends on or about the 15th day of the last Month of a Financial Quarter and has a duration of three Months (provided that if the current Interest Period of a Loan ends within less than 5 days before 15 September 2009, the Parent may select an Interest Period for the relevant Loan that ends on 15 December 2009).

(b)

Each Participating Creditor consents (and hereby notifies the relevant Creditor’s Representative of its consent) to the selection by the relevant Obligor (during the first three Months after the Effective Date (or, if the Interest Period applicable to any Loan as at the Effective Date extends beyond 15 September 2009, six Months) of an Interest Period ending on or about the 15 th day of the last Month of the next Financial Quarter if reasonably required to effect the harmonisation contemplated in paragraph (a).

(c)	The Parent may, by giving written notice to the Administrative Agent (for distribution by the Administrative Agent to the Creditor’s Representatives) at

least four Business Days prior to the last day of the then current Interest Period, select Interest Periods of 1 Month for all (but not some) of the Loans. If a selection is made by the Parent under this paragraph (c) then, for each Month ending on or before the next Quarter Date, the Interest Period applicable to all Loans will be 1 Month (and the relevant Borrower will be deemed to have submitted a selection notice, rollover notice or, as the case may be, utilisation request to that effect in respect of (and in accordance with the terms of) each Facility).

15.4	Retrospective margin uplift

The Parent shall pay (or procure to be paid) to the Creditor’s Representative under each Facility, on the last day of the first Interest Period to end after the Effective Date in relation to a Facility, for the account of:

(a)	each Participating Creditor (other than a USPP Noteholder) with an Exposure under a Facility, additional margin in an amount equal to the difference between:

(i)

the aggregate of the facility fee and utilisation fee (in each case, if applicable) and margin component of interest that accrued under that Facility for the account of the Participating Creditors from (and including) 1 August 2009 to (but excluding) the Effective Date; and

(ii)	the margin component of interest that would have accrued under that Facility in accordance with Clause 15.1 (Calculation and payment of interest) had the Effective Date occurred on 31 July 2009; and

(b)	each USPP Noteholder, additional margin in an amount equal to the difference between:

(i)	the aggregate of the fees and interest that accrued under that USPP Note for the account of the USPP Noteholder from (and including) 1 August 2009 to (but excluding) the Effective Date; and

(ii)	the interest that would have accrued under that USPP Note in accordance with Clause 15.1 (Calculation and payment of interest) had the Effective Date occurred on 31 July 2009.

16.	FEES

16.1	Upfront fee

The Parent shall pay (or procure to be paid) to the Creditor’s Representative under each Facility and the Creditor’s Representative shall distribute to the respective Participating Creditor under each Facility, an upfront fee in the amount and at the times agreed in a Fee Letter (and the Administrative Agent shall be authorised to execute on behalf of each Participating Creditor such Fee Letter in substantially the form circulated to the Participating Creditors prior the date of this Agreement).

16.2	Non-issuance fee

If, between the date of this Agreement and 30 June 2010, the Parent has not issued common equity securities to persons who are not members of the Group for net cash proceeds of at least $1,000,000,000 (or its equivalent in any other currency) then on 1 July 2010 the Parent shall pay (or procure to be paid) to the Creditor’s Representative under each Facility, for the account of each Participating Creditor with an Exposure under a Facility, a fee in an amount equal to 0.75 per cent. of the amount of that Participating Creditor’s Exposure under that Facility as at the Reference Date (payable in the currency of the relevant Exposure) as specified in Part II of Schedule 1 (The Original Participating Creditors).

16.3	Administrative Agency fee

The Parent shall pay to the Administrative Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.4	Security Agent fee

The Parent shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

16.5	Other existing fees

The Borrowers shall pay all fees payable under the Existing Finance Documents in accordance with their terms (except as such terms are expressly modified by the New Finance Documents).

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

17.	TAX GROSS-UP, INCREASED COSTS AND INDEMNITIES

17.1	Tax gross-up

(a)	Any tax gross up provisions (and any related mitigation provisions) in the Existing Finance Documents will continue in full force and effect in accordance with their terms.

(b)

In addition, in relation to any payments to be made under the New Finance Documents in respect of a Facility, any tax gross-up provisions in the Existing Finance Documents for that Facility will apply to such payments as if the Obligors had been “Obligors”, “Borrowers” and/or “Guarantors” (as applicable) and the New Finance Documents had been “Finance Documents” and/or the “Agreement” (as applicable) and the “Agent” had been the “Administrative Agent” for the purposes of those Existing Finance Documents.

(c)	In relation to any Facility in respect of which the relevant Existing Finance Documents do not contain a tax gross up provision:

(i)	each Obligor shall make all payments to be made by it under the Finance Documents in relation to that Facility without any Tax Deduction, unless a Tax Deduction is required by law.

(ii)

the Parent shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) under the Finance Documents in relation to that Facility, notify the Administrative Agent accordingly. Similarly, a Participating Creditor shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Participating Creditor. If the Administrative Agent receives such notification from a Participating Creditor it shall notify the Parent and that Obligor.

(iii)

if a Tax Deduction is required by law to be made by an Obligor under the Finance Documents in relation to that Facility, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required and will provide to the Administrative Agent, upon request, evidence of the payment of the applicable Taxes.

17.2	Increased costs

(a)	Any increased costs provisions (and any related mitigation provisions) in the Existing Finance Documents will continue in full force and effect in accordance with their terms.

(b)

In addition, in relation to any payments to be made or actions to be taken under the New Finance Documents in respect of a Facility (other than a USPP Note), any increased cost provisions in the Existing Finance Documents for that Facility will apply to such payments or actions as if the Obligors (other than a Security Provider that is not also a Borrower or a Guarantor) had been “Obligors”, “Borrowers” and/or “Guarantors” (as applicable) and the New Finance Documents had been “Finance Documents” or the “Agreement” (as applicable), the Administrative Agent had been the “Agent” and the term “Business Day” had the meaning ascribed to it in this Agreement, in each case for the purposes of those Existing Finance Documents.

(c)

In relation to any Facility (other than a USPP Note) in respect of which the relevant Existing Finance Documents do not contain an increased costs provision, subject to paragraph (g) below, the Parent shall, within three Business Days of a demand by the Administrative Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates in relation to that Facility as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(d)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its obligations under the Facility (other than a USPP Note) or funding or performing its obligations under any Finance Document (other than the USPP Note Agreement).

(e)

A Finance Party intending to make a claim pursuant to paragraph (c) above shall notify the Administrative Agent of the event giving rise to the claim, following which the Administrative Agent shall promptly notify the Parent.

(f)	Each Finance Party shall, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Increased Costs.

(g)	Paragraph (c) above does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by any tax indemnity in the Existing Finance Documents; or

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(h)

For the avoidance of doubt, this Clause 17.2 (Increased costs) shall not apply to a USPP Note and any reference in this Agreement to this Clause 17.2 (Increased costs) in respect of a USPP Note shall have no effect.

17.3	Other existing indemnities

(a)	Any indemnities in the Existing Finance Documents will continue in full force and effect in accordance with their terms.

(b)

In addition, in relation to any payments to be made or actions to be taken under the New Finance Documents in respect of a Facility, any indemnities in the Existing Finance Documents for that Facility will apply to such payments or actions as if the Obligors (other than a Security Provider that is not also a Borrower or Guarantor) had been “Obligors”, “Borrowers” and/or “Guarantors” (as applicable) and the New Finance Documents had been “Finance Documents” for the purposes of those Existing Finance Documents.

17.4	Currency Indemnity

Without limiting any provision in an Existing Finance Document that provides for such an indemnity, to the extent permitted under applicable law, if any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.5	Tax indemnity

(a)	Any tax indemnity provisions (and any related mitigation provisions) in the Existing Finance Documents will continue in full force and effect in accordance with their terms.

(b)

The Parent shall (within three Business Days of demand by the Administrative Agent) pay (or procure to be paid) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(c)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)

(other than in the case of a USPP Noteholder) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 17.1 (Tax gross-up).

(d)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Parent.

(e)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.5, notify the Administrative Agent.

17.6	Other indemnities

(a)

Without limiting any provision in an Existing Finance Document that provides for such an indemnity, the Parent shall (or shall procure that an Obligor (other than a Security Provider that is not also a Borrower or Guarantor) will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of the Finance Documents (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Loan (or part thereof) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

(b)

The Parent will indemnify and hold harmless each Finance Party and its Affiliates and each of their and their Affiliates respective directors, officers, employees, agents, advisors and representatives (each being an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities, costs, legal expenses and other expenses (all together “Losses”) which have been incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened by any person in relation to any of the Finance Documents (or in connection with the execution and/or notarisation of any Finance Document) except to the extent such Losses or claims result from such Indemnified Person’s negligence or misconduct or a breach of any term of any Finance Document by that Indemnified Person. Any third party referred to in this paragraph (b) may rely on this Clause 17.6.

17.7	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12.1 (Illegality) or Clauses 17.1 (Tax gross-up) to 17.6 (Other indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.8	Break Costs

Without limiting any provision in an Existing Finance Document that provides for the payment of break costs:

(a)

each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum;

(b)

each Participating Creditor shall, as soon as reasonably practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue; and

(c)

for the avoidance of doubt, this Clause 17.8 (Break Costs) shall not apply to a USPP Note and any reference in this Agreement to this Clause 17.8 (Break Costs) in respect of a USPP Note shall have no effect.

17.9	Indemnity to the Administrative Agent and Creditor’s Representative

The Parent shall promptly indemnify the Administrative Agent and any Creditor’s Representative (and any of their Affiliates that acts as their agent, sub-agent or delegate in connection with a Finance Document), against any cost, loss or liability reasonably incurred by the Administrative Agent or such Creditor’s Representative (or any of their Affiliates that acts as its agent, sub-agent or delegate in connection with a Finance Document) (each acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

Any third party referred to in this Clause 17.9 can rely on this Clause 17.9.

17.10	Replacement of Participating Creditor

(a)

If at any time an Obligor (other than a Security Provider that is not also a Borrower or a Guarantor) becomes obliged to repay any amount in accordance with Clause 12.1 (Illegality) or to pay additional amounts pursuant to Clause 17.2 (Increased costs) or Clause 17.1 (Tax gross-up) to any Participating Creditor in excess of amounts payable to the other Participating Creditors generally then the Parent may, on 10 Business Days’ prior written notice to the Administrative Agent and such Participating Creditor, replace (or procure the replacement of) such Participating Creditor by requiring such Participating Creditor to (and such Participating Creditor shall) transfer pursuant to Clause 27 (Changes to the Participating Creditors) all (and not part only) of its rights and obligations under the Finance Documents to a Participating Creditor or other person (a “Replacement Participating Creditor”) selected by the Parent, and which is acceptable to the Administrative Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations of the transferring Participating Creditor (including the assumption of the transferring Participating Creditor’s participations on the same basis as the transferring Participating Creditor) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Participating Creditor pursuant to this Clause shall be subject to the following conditions:

(i)	neither the Administrative Agent nor the Participating Creditor shall have any obligation to the Parent to find a Replacement Participating Creditor; and

(ii)

in no event shall the Participating Creditor replaced under this Clause 17.10 be required to pay or surrender to such Replacement Participating Creditor any of the fees received by such Participating Creditor pursuant to the Finance Documents.

17.11	Value added tax

(a)

All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance party reasonably determines that it is not entitled to credit or repayment of the VAT.

17.12	No double-recovery

No Finance Party may recover more than once under the Finance Documents for any cost, loss or liability in respect of which it has a claim under this Clause 17.

18.	STAMP TAXES

The Parent shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (provided that no Finance Party may recover more than once under the Finance Documents for the same portion of any cost, loss or liability).

19.	COSTS AND EXPENSES

19.1	Transaction expenses

The Parent shall promptly on demand pay (or procure to be paid) the Administrative Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

19.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Parent shall, within three Business Days of demand, reimburse (or procure to be reimbursed) each of the Administrative Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Administrative Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Security Agent’s ongoing costs

(a)

In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an Obligor or the Majority Participating Creditors to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Parent shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)

If the Security Agent and the Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

19.4	Enforcement and preservation costs

The Parent shall, within three Business Days of demand, pay (or procure to be paid) to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

19.5	Preservation of existing costs and expenses provisions

The obligations in this Clause 19 are in addition to any other provisions relating to costs and expenses in the Existing Finance Documents (provided that no Finance Party may recover more than once under the Finance Documents for the same portion of any cost or expense).

SECTION 7

GUARANTEE

20.	GUARANTEE AND INDEMNITY

20.1	Guarantee and indemnity

Each Guarantor (other than CEMEX, Inc. and (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal or is otherwise discharged by the operation of Clause 7.2 (Distressed Disposals) of the Intercreditor Agreement. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any payment by any Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor (other than a Security Provider that is not also a Borrower or a Guarantor) shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)

each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor (other than a Security Provider that is not also a Borrower or a Guarantor), as if the payment, discharge, avoidance or reduction had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor (other than CEMEX, Inc. and (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause 20, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any other Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings;

(h)

the existence of any claim, set-off or other right which any of the Guarantors may have at any time against any Obligor, the Administrative Agent, any Participating Creditor or any other person, whether in connection with this transaction or with any unrelated transaction;

(i)

any provision of applicable law or regulation purporting to prohibit the payment by any Obligor of any amount payable by any Obligor under any Finance Document or the payment, observance, fulfilment or performance of any other obligations to the Participating Creditors, the Administrative Agent now or in future existing under or in connection with the Finance Documents, whether direct or indirect, absolute or contingent, due or to become due;

(j)	any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of any Obligor;

(k)

any other act or omission to act or delay of any kind by any Obligor, the Administrative Agent, the Participating Creditors or any other person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to any Guarantor’s obligations hereunder.

To the extent permitted by applicable law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors (other than CEMEX, Inc. and (unless it has granted a guarantee pursuant to Clause 24.32 (Condition

Subsequent)) CEMEX Australia Holdings) hereby waives any and all defences to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this Clause 20 including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of any Obligor, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors (other than CEMEX, Inc. and (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) consents that, without notice to such Guarantor and without the necessity for additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Administrative Agent and the Participating Creditors may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Guarantors’ obligations under the Finance Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Clause 20 shall apply to the such obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any rights against any Obligor or others (including the Guarantors) or otherwise act or refrain from acting; (c) settle or compromise any such obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of any Obligor to creditors of any Obligor other than the Administrative Agent and the Participating Creditors and Guarantors; (d) apply any sums by whomsoever paid or howsoever realised, other than payments of the Guarantors of such obligations, to any liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein, to the Administrative Agent and the Participating Creditors regardless of which of such liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under such obligations or any of the instruments or agreements referred to in this Agreement and the other Finance Documents, or otherwise amend, modify or supplement such obligations or any of such instruments or agreements, including the Finance Documents; and/or (f) request or accept other support of such obligations or take and hold any security for the payment of such obligations, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Each Guarantor incorporated in Mexico expressly waives, irrevocably and unconditionally:

(a)

any right to require any Finance Party first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from any Obligor or any other person, before claiming any amounts due from such Guarantor incorporated in Mexico hereunder;

(b)

any right to which it may be entitled to have the assets of any Borrower, any other Obligor or any other person first be used, applied or depleted as payment of the Obligor’s obligations hereunder, prior to any amount being claimed from or paid by any Guarantor incorporated in Mexico hereunder;

(c)	any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided among different Guarantors;

(d)

the benefits of orden, excusión, divisíón, quita and espera and any right specified in Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2829, 2837, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

20.5	Immediate recourse

Each Guarantor (other than CEMEX, Inc. and (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 20. This waiver applies irrespective of any law or regulation or any provision of a Finance Document to the contrary.

Each Guarantor also waives any right to be sued jointly with other Guarantors and to share liability resulting from any claim against it.

20.6	Appropriations

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from a Guarantor or on account of such Guarantor’s liability under this Clause 20,

provided that the operation of this Clause 20.6 shall not be deemed to create any Security.

20.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full and unless the Administrative Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Obligor;

(b)	to claim any contribution from any other guarantor of any other Obligor’s obligations under the Finance Documents; and/or

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

20.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.9	General limitation on guaranty

In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganisation, concurso mercantil, quiebra or other law affecting the rights of creditors generally, if the obligations of any Guarantor (other than CEMEX, Inc. and (unless it has granted a guarantee to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) under this Clause 20 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Clause 20, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Participating Creditor, the Administrative Agent or any other person to the greatest extent permitted under applicable law, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

20.10	Bankruptcy and Related Matters

(a)

So long as any of the obligations under the Finance Documents are outstanding, each of the Guarantors shall not (unless required to do so by law or regulation), without the prior written consent of the Majority Participating Creditors, commence or join with any other person in commencing any bankruptcy, liquidation, reorganisation, concurso mercantil, quiebra or insolvency proceedings of, or against, any Obligor.

(b)

If acceleration of the time for payment of any amount payable by Parent under the Finance Documents is stayed upon the insolvency, bankruptcy, reorganisation, concurso mercantil, quiebra or any similar event of any Obligor or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Participating Creditors.

(c)

The obligations of each of the Guarantors under this Clause 20 shall not be reduced, limited, impaired, discharged, deferred suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, quiebra, receivership, reorganisation, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of any Obligor or similar proceedings or actions or by any defense which any Obligor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts and obligations under the Finance Documents and would be owed by any Obligor but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

(d)

Each of the Guarantors (other than CEMEX, Inc. or (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) acknowledges and agrees that any interest on any portion of the obligations under the Finance Documents which accrues after the commencement of any proceeding or action referred to above in paragraph (c) of this Clause 20.10 (or, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of such obligations if said proceedings or actions had not been commenced) shall be included in such obligations, it being the intention of the Guarantors, the Administrative Agent, and the Participating Creditors that such obligations which are to be guaranteed by the Guarantors (other than CEMEX, Inc. or (unless it has granted a guarantee pursuant to Clause 24.32 (Conditions subsequent)) CEMEX Australia Holdings) pursuant to this Clause 20 shall be determined without regard to any rule of law or order which may relieve any Obligor of any portion of such obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Administrative Agent, or allowing the claim of the Administrative Agent, for the benefit of the Administrative Agent, and the Participating Creditors, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

(e)

Notwithstanding anything to the contrary contained herein, if all or any portion of the obligations under the Finance Documents are paid by or on behalf of any Obligor, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Administrative Agent and/or the Participating Creditors as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute obligations under the Finance Documents for all purpose under this Clause 20, to the extent permitted by applicable law.

20.11	Dutch guarantee limitation

Notwithstanding any other provision of this Clause 20 (Guarantee and indemnity) the guarantee, indemnity and other obligations of any Dutch Obligor expressed to be assumed in this Clause 20 (Guarantee and indemnity) shall be deemed not to be assumed by such Dutch Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:207c or 2:98c Dutch Civil Code or any other applicable financial assistance rules under any rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that the relevant Dutch Obligors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

20.12	Spanish Guarantee limitation

Notwithstanding any other provision of this Clause 20 (Guarantee and indemnity) the guarantee, indemnity and other obligations of any Obligor incorporated in Spain expressed to be assumed in this Clause 20 (Guarantee and indemnity) shall be deemed not to be assumed by such Obligor incorporated in Spain to the extent that the same would constitute the provision of financial assistance within the meaning of either Article 81 of the 1989 Spanish Corporations Act (Ley de Sociedades Anónimas) or Article 40.5 of the 1995 Spanish Limited Liability Companies Act (Ley de Sociedadas de Responsabilidad Limitada).

20.13	Swiss guarantee limitation

The obligations and liabilities of an Obligor incorporated in Switzerland (the “Swiss Obligor”) under this Agreement in relation to the obligations, undertakings, indemnities or liabilities of an Obligor other than that Swiss Obligor or any of its fully owned and controlled subsidiaries (the “Restricted Obligations”) shall be limited to the amount of that Swiss Obligor’s Free Reserves Available for Distribution at the time payment is requested, provided that such limitation is a requirement under applicable law (including any case law) at that point in time and that such limitation shall not free the Swiss Obligor from its obligations in excess thereof, but merely postpone the performance date until such time as performance is permitted notwithstanding such limitation.

For the purpose of this Clause, “Free Reserves Available for Distribution” means an amount equal to the maximal amount in which the relevant Swiss Obligor can make a dividend payment to its shareholder(s) (being the balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

As soon as possible after having been requested to discharge a Restricted Obligation, the Swiss Obligor shall, if it cannot discharge the full amount of the Restricted Obligations, provide the Security Agent with an interim statutory balance sheet audited by the statutory auditors of the Swiss Obligor setting out the Free Reserves Available for Distribution and, immediately thereafter, pay the amount corresponding to the Free Reserves Available for Distribution to the Security Agent (save to the extent provided below).

In respect of the Restricted Obligations, the Swiss Obligor shall:

(a)	if and to the extent required by applicable law in force at the relevant time:

(i)	subject to any applicable double taxation treaties, deduct Swiss withholding tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any payment made by it;

(ii)	pay any such deduction to the Swiss Federal Tax Administration; and

(iii)	notify and provide evidence to the Security Agent that the Swiss withholding tax has been paid to the Swiss Federal Tax Administration;

(b)

to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Finance Parties for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Finance Documents, unless grossing up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Obligors under the Finance Documents to indemnify the Finance Parties in respect of the deduction of the Swiss withholding tax, including, without limitation, in accordance with Clause 17 of this Agreement (Tax Gross-Up, Increased Costs and Indemnities). The Swiss Obligor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (a) above will, as soon as possible after the deduction of the Swiss withholding tax: (y) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (z) pay to the Security Agent upon receipt any amount so refunded.

The Swiss Obligor will take, and cause to be taken, all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under the Finance Documents and the receipt of any confirmations from the Swiss Obligor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under the Finance Documents in order to allow a prompt payment or performance of other obligations under the Finance Documents.

If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Clause 20.13 and if any asset of the Swiss Obligor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Obligor shall, to the extent permitted by applicable law and its Accounting Standards (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realise the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Security Agent under the Finance Documents, the Swiss Obligor will only be required to realise an Undervalued Asset if such asset is not necessary for the Swiss Obligor’s business (nicht betriebsnotwendig).

SECTION 8

REPRESENTATION, UNDERTAKINGS AND EVENTS OF DEFAULT

21.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 21 to each Finance Party except that:

(a)

no representation or warranty is made by a Security Provider that is not also a Borrower or a Guarantor in respect of the representations and warranties set out in Clauses 21.9 (No default) to 21.11 (Financial statements), 21.13 (No proceedings pending or threatened) to, 21.17 (Environmental Claims), 21.20 (Accuracy of Exposures and Existing Financial Indebtedness) 21.21 (Group Structure Chart), 21.24 (Governmental Regulations) to 21.27 (Pension, Welfare and other Similar Plans); and

(b)

no representation or warranty is made by CEMEX Materials LLC, CEMEX, Inc. or (unless it has acceded as an Additional Guarantor) CEMEX Australia Holdings in respect of the representations and warranties set out in Clauses 21.10 (No misleading information), 21.15 (Material Adverse Change) to 21.17 (Environmental Claims), 21.20 (Accuracy of Exposures and Existing Financial Indebtedness) to 21.24 (Governmental Regulations), 21.26 (Treasury Transactions) and, in the case of CEMEX Australia Holdings only, 21.27 (Pension, Welfare and other similar plans).

21.1	Status

(a)

It is a corporation or limited liability company, duly organised and validly existing under the laws and regulations of its jurisdiction of incorporation or formation other than in the case of CEMEX International Finance Company which is a private company duly incorporated with unlimited liability under the laws and regulations of Ireland.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

21.2	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above) each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

21.3	Non-conflict with other obligations

The entry into and performance by it (or, in the case of paragraph (c) below, any Obligor) of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)

any law or regulation applicable to it or any judgment or other administrative or judicial order affecting it or binding upon it or any of its assets (including in respect of CEMEX International Finance Company, section 60 of the Companies Act, 1963);

(b)	its constitutional documents;

(c)	the Finance Documents or any documentation relating to any publicly-issued securities binding upon it; or

(d)	any agreement or instrument binding upon it or any of its assets, in a manner or to an extent which would have or would be reasonably likely to have a Material Adverse Effect.

21.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

21.6	Governing law, choice of forum and enforcement

Subject to the Legal Reservations:

(a)

the choice of governing law of each Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation;

(b)	the choice of the English courts set forth in this Agreement is a valid and enforceable choice of forum under any other applicable law; and

(c)

any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

21.7	Tax

(a)

No Borrower is required under the laws and regulations of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to any Participating Creditor (other than as disclosed under each relevant Existing Finance Document prior to the date of this Agreement).

(b)	In respect of the Dutch Obligors only, no notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given prior to the date of this Agreement.

21.8	No filing or stamp taxes

(a)

Subject to the Legal Reservations, no order, permission, consent, approval, license, authorisation, registration or validation of, or notice to, or filing with, or exemption by, any governmental authority or third party is required to authorise, or is required in connection with, the execution, delivery and performance by each Obligor of the Finance Documents or the taking of any action contemplated thereby.

(b)

Under the laws and regulations of its jurisdiction of incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any tax or fee which is referred to in any Legal Opinion and which will be paid promptly after the date of the relevant Finance Document.

(c)

Each New Finance Document is in proper legal form under the law of the jurisdiction of organisation of each Obligor for the enforcement thereof against each such Obligor under the law of its respective jurisdiction of organisation. To ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document in such jurisdiction, it is not necessary that any Finance Document be filed or recorded with any governmental authority in such jurisdiction (other than in the case of CEMEX International Finance Company, where the Transaction Security created by it as referred to in paragraph 2(e) of Part I, Schedule 2 (Conditions precedent) shall be registered at the Companies Registration Office in Ireland within 21 days of the creation thereof) or that any stamp or similar tax be paid on or in respect of any Finance Document, unless such stamp or similar taxes have been paid by the relevant Borrower provided that in the event that any legal proceedings are brought to the courts of Mexico or Spain, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator (or, in the case of the courts of Spain, an authorised sworn translator), would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(d)

It is not necessary (i) in order for the Administrative Agent or any Participating Creditor to enforce any right or remedies under the Finance Documents, or (ii) solely by reason of the execution, delivery and performance of any Finance Document by the Administrative Agent or any Participating Creditor, that the Administrative Agent or such Participating Creditor be licensed or qualified with any governmental authority or be entitled to carry on business, in each case in the jurisdiction of organisation of the applicable Obligors.

21.9	No default

(a)

No Default or Event of Default (save, for the avoidance of doubt, any such Default or Event of Default that is waived under Clause 8.1 (Waiver of certain existing defaults) on the Effective Date) is continuing or might reasonably be expected to result from the making of any Rollover Loan.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which would have or would be reasonably likely to have a Material Adverse Effect.

21.10	No misleading information

(a)

Any factual information provided by or on behalf of a member of the Group to FTI Consulting Canada, ULC in connection with the FTI Report was true and accurate in all material respects as at the date the information is expressed to be given.

(b)

The Business Plan has been prepared in accordance with Applicable GAAP as applied to the Original Financial Statements of the Parent, and the financial projections contained in the Business Plan have been prepared on the basis of recent historical information and on the basis of assumptions which the Chief Financial Officer of the Parent considers reasonable.

(c)

Any financial projection or forecast provided by or on behalf of a member of the Group to FTI Consulting Canada, ULC in connection with the FTI Report or contained in the Business Plan has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(d)

The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the FTI Report or the Business Plan were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(e)

No event or circumstance has occurred or arisen and no information has been omitted from the Business Plan and no information has been given or withheld that results in the information, assumptions, forecasts or projections provided by or on behalf of a member of the Group to FTI Consulting Canada, ULC for the purposes of preparation of the FTI Report or contained in the Business Plan being untrue or misleading in any material respect.

(f)

All written information provided by or on behalf of any member of the Group to a Finance Party or FTI Consulting Canada, ULC in connection with the transaction contemplated by the New Finance Documents was true, complete and accurate in all material respects as at the date it was provided and was not misleading in any material respect as at such date.

21.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with Applicable GAAP (save as disclosed therein) consistently applied and are complete and accurate in all material respects.

(b)

Its Original Financial Statements fairly represent its financial condition and operations during the relevant financial year unless expressly disclosed to the Administrative Agent in writing prior to the date of this Agreement.

(c)

For the purposes of any repetition of the representation contained in paragraphs (a) and (b) of this Clause 21.11 (pursuant to Clause 21.28 (Times at which representations are made)) the representations will be made in respect of the latest consolidated (or if, in the case of a Borrower or a Guarantor other than the Parent or CEMEX España, consolidated financial statements are not available, unconsolidated) financial statements of each Borrower and Guarantor instead of the Original Financial Statements.

21.12	Ranking

(a)

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally.

(b)

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

(c)	Each New Finance Document constitutes a direct, unconditional and unsubordinated obligation of each Obligor which is a party to such Finance Document.

21.13	No proceedings pending or threatened

Except as disclosed in Schedule 8 (Proceedings Pending or Threatened), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which:

(a)	are likely to be adversely determined and which, if so determined, would be reasonably likely to have a Material Adverse Effect; or

(b)	purport to affect the legality, validity or enforceability of any of the obligations under the Finance Documents,

have been started or threatened against it or, in the case of the Parent, any Obligor or Material Subsidiary.

21.14	No winding-up

No legal proceedings or other procedures or steps have been taken or, to the Parent’s knowledge after reasonable enquiry, are being threatened, in relation to the winding-up, dissolution, administration or reorganisation of any Obligor or Material Subsidiary (other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor).

21.15	Material Adverse Change

There has been no material adverse change in the Parent’s business, condition (financial or otherwise), operations, performance or assets taken as a whole (or the business, consolidated condition (financial or otherwise) operations, performance or the assets generally of the Group taken as a whole) since its Original Financial Statements save as disclosed in the Business Plan, the FTI Report or by publicly available information filed with the SEC.

21.16	Environmental compliance

Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

21.17	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.18	No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to any New Finance Document, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment (prior to judgment or in aid of execution) or other legal process.

21.19	Private and commercial acts

Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

21.20	Accuracy of Exposures and Existing Financial Indebtedness

The Exposures of the Participating Creditors under the Facilities as at close of business on the Reference Date are correctly described in Part II of Schedule 1 (The Original Participating Creditors) and the list of Existing Financial Indebtedness contained in Schedule 10 (Existing Financial Indebtedness) is, in all material respects, a true, complete and accurate list of all the Group’s existing Financial Indebtedness as at the date of this Agreement.

21.21	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects.

21.22	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security.

21.23	Shares

(a)

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security (other than in the case of CEMEX Trademarks Holding Ltd. (until such time as it accedes as an Additional Security Provider). There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor or Material Subsidiary (including any option or right of pre-emption or conversion) other than pre-emptive rights (i) arising under applicable law in favour of shareholders generally; and (ii) arising under any obligation in respect of any Executive Compensation Plan.

(b)	Under the Transaction Security Documents, Transaction Security is granted over all the issued share capital in each member of the Group whose shares are subject to the Transaction Security except:

(i)	in the case of CEMEX España:

(A)	0.3602% of the issued share capital, being shares owned by Subsidiaries of CEMEX España; and

(B)	0.1716% of the issued share capital, being shares owned by persons that are not members of the Group;

(ii)	in the case of CEMEX Trademarks Holding Ltd., 0.4326% of the issued share capital, being shares owned by CEMEX, Inc.;

(iii)

in the case of each Mexican company whose shares are the subject of Transaction Security (except in the case of CEMEX México, S.A. de C.V.), the single share held by a minority shareholder that is a member of the Group;

(iv)	in the case of CEMEX México, S.A. de C.V., 0.1245% of the issued share capital, being shares owned by CEMEX, Inc.; and

(v)	in the case of CEMEX Concretos, S.A. de C.V., 0.0357% of the issued share capital, being shares owned by CEMEX, Inc. and 0.0131%, being shares owned by third parties.

21.24	Governmental Regulations

Each of the Borrowers is not controlled by, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

21.25	Taxes

(a)

It has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by it, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Applicable GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of Parent, adequate.

(b)

Except for taxes imposed by way of withholding on interest, fees and commissions paid to non-residents of the jurisdiction of organisation of any Borrower, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by the jurisdiction of organisation of any Borrower or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution of delivery of this Agreement or (ii) on any payment to be made by any Borrower pursuant to this Agreement. It is permitted to pay any additional amounts payable pursuant to Clause 17 (Tax gross-up increased costs and indemnities) or Clause 18 (Stamp Taxes).

21.26	Treasury Transactions

The Parent represents and warrants that, as of the Effective Date, neither it nor any member of the Group is party to any Treasury Transaction other than an “Excluded Position”, a “Permitted Intercompany Treasury Transaction”, a “Permitted Compensation Plan Hedging Transaction” or a “Permitted Non-Bank Commodity Contract” (each as defined in Schedule 15 (Hedging Parameters).

21.27	Pension, Welfare and other Similar Plans

No steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Security under Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Obligor, any of its Subsidiaries, or any ERISA Affiliates of any liability, fine or penalty (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), which would have or be reasonably likely to have a Material Adverse Effect. No Obligor, nor any of its Subsidiaries, has any

contingent liability with respect to any post-retirement benefit under a Welfare Plan subject to ERISA which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title 1 of ERISA. Except as would not have or be reasonably likely to have a Material Adverse Effect, each applicable Borrower is in compliance with and has duly and in a timely manner paid any amounts due to IMSS, INFONAVIT or as required under any mandatory retirement fund laws.

21.28	Times at which representations are made

(a)	All the representations and warranties in this Clause 21 are made to each Finance Party on the Effective Date.

(b)	The Repeating Representations are deemed to be made by each Obligor to each Finance Party on the date of each Utilisation Request and on the first day of each Interest Period.

(c)	The Repeating Representations are deemed to be made by each Additional Guarantor to each Finance Party on the day on which it becomes an Additional Guarantor.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is made.

22.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the Effective Date for so long as any Participating Creditor has any Exposure under the Finance Documents.

22.1	Financial statements

The Parent shall supply to the Administrative Agent (for distribution to the Participating Creditors):

(a)

as soon as the same become available, but in any event within 120 days after the end of each of the Parent’s Financial Years, a copy of the annual audit report for such Financial Year for the Parent and its Subsidiaries containing consolidated and consolidating balance sheets of the Parent and its Subsidiaries, as of the end of such Financial Year and consolidated statements of income and cash flows of the Parent and its Subsidiaries, for such Financial Year, in each case accompanied by an opinion acceptable to the Majority Participating Creditors (acting reasonably) by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognised standing acceptable to the Majority Participating Creditors, together with (i) a certificate of such accounting firm to the Participating Creditors stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Applicable GAAP of the Parent, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and (ii) a certificate of a Responsible Officer of Parent stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto;

(b)

as soon as the same become available, but in any event within 120 days after the end of each of the Parent’s Financial Years, the Parent’s audited unconsolidated financial statements for that Financial Year;

(c)

as soon as the same become available, but in any event within 180 days after the end of each of CEMEX España’s financial years, CEMEX España’s audited consolidated and unconsolidated financial statements for that financial year;

(d)

as soon as the same become available, but in any event within 180 days after the end of each financial year of each Obligor (other than CEMEX España, the Parent and each Security Provider), such Obligor’s audited consolidated (to the extent available) and unconsolidated financial statements for that financial year;

(e)

as soon as the same become available, but in any event within 90 days after the end of the first half of each of CEMEX España’s financial years, CEMEX España’s consolidated financial statements for that period;

(f)

as soon as the same become available, but in any event within 60 days after the end of each of the first three Financial Quarters of each of the Parent’s Financial Years, consolidated balance sheets of the Parent and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Financial Year and ending with the end of such Financial Quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with Applicable GAAP of the Parent and together with a certificate of a Responsible Officer of the Parent, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, the nature thereof and the action that the Parent has taken and proposes to take with respect thereto;

(g)

as soon as the same become available, but in any event within 90 days after the end of each of the first three quarterly periods of each of the financial years of each Obligor (other than the Parent, CEMEX España and each Security Provider), its unconsolidated financial statements for that period; and

(h)

as soon as the same become available, but in any event within 30 days of the end of each calendar month, monthly financial management accounts for the Parent for such month (including: (i) cumulative accounts for the Parent’s

Financial Year to date, and (ii) a comparison to the Business Plan) and any other financial information of a non-confidential nature submitted to its board of directors.

22.2	Compliance Certificate

(a)

The Parent shall supply to the Administrative Agent (for distribution to the Participating Creditors), with each set of consolidated financial statements delivered pursuant to paragraph (a) of Clause 22.1 (Financial statements) above and each set of consolidated financial statements delivered pursuant to paragraph (f) of Clause 22.1 (Financial statements) for a Financial Quarter ending on or about 30 June, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)

Each Compliance Certificate shall be signed by two Responsible Officers of the Parent and, if required to be delivered with the consolidated financial statements delivered pursuant to paragraph (a) of Clause 22.1 (Financial statements), the Parent shall provide to the Administrative Agent (for distribution to the Participating Creditors), by no later than 180 days after the end of the relevant Financial Year, a letter (in a form approved by the Administrative Agent) from the Parent’s auditors or any other internationally recognised accounting firm confirming that the numbers used in the Compliance Certificate calculations have been correctly extracted from the consolidated financial statements of the Parent.

(c)

The Parent shall supply to the Administrative Agent (for distribution to the Participating Creditors), with each set of consolidated financial statements delivered under paragraphs (a) and (f) of Clause 22.1 (Financial statements) in respect of Financial Quarters of the Parent, a certificate signed by an Authorised Signatory of the Parent setting out (in reasonable detail) computations as to Excess Cashflow for the relevant Financial Quarter of the Parent.

22.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Parent pursuant to Clause 22.1 (Financial statements) shall be certified by a Responsible Officer of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b)

The audited consolidated accounts of the Parent and CEMEX España and each other set of financial statements described pursuant to Clause 22.1 (Financial statements) which the relevant member of the Group ordinarily produces in English shall be provided in English.

(c)

The Parent shall procure that each set of financial statements delivered pursuant to Clause 22.1 (Financial statements) is prepared using Applicable GAAP and accounting practices and financial reference periods consistent with those applied to the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Administrative Agent that there has been a change in Applicable GAAP, or the accounting practices or reference periods and, unless amendments are agreed in accordance with paragraph (d) of this Clause 22.3, its auditors deliver to the Administrative Agent:

(i)

a description of any change necessary for those financial statements to reflect the Applicable GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Administrative Agent, to enable the Participating Creditors to determine whether Clause 23 (Financial covenants) has been complied with, to determine the amount of any prepayments to be made under paragraph (b)(iv) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements for that Obligor were prepared.

(d)

If the Parent (or CEMEX España or a relevant Obligor, as the case may be) adopts IFRS or, unless the procedure in paragraph (c) above is utilised, there are changes to Applicable GAAP, or the accounting practices or reference periods, the Parent (or CEMEX España or a relevant Obligor, as the case may be) and the Administrative Agent (acting on the instructions of the Majority Participating Creditors) shall, at the Parent’s (or CEMEX España or a relevant Obligor, as the case may be) request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 23 (Financial Covenants) and the definitions used therein as may be necessary to ensure that the criteria for evaluating the Group’s financial condition grant to the Participating Creditors protection equivalent to that which would have been enjoyed by them had the (or CEMEX España or a relevant Obligor, as the case may be) Parent not adopted IFRS or there had not been a change in Applicable GAAP, or the accounting practices or reference periods (subject to compliance with paragraph (b) above). Any amendments agreed will take effect on the date agreed between the Administrative Agent and the Parent (or CEMEX España or a relevant Obligor, as the case may be) subject to the consent of the Majority Participating Creditors. If no such agreement is reached within 90 days of the Parent’s (or CEMEX España or a relevant Obligor, as the case may be) request, the Parent (or CEMEX España or a relevant Obligor, as the case may be) will remain subject to the obligation to deliver the information specified in paragraph (b) of this Clause 22.3 and the financial covenants in Clause 23 (Financial covenants) and the financial ratios to calculate the Margin shall be based on the information delivered.

22.4	Liquidity forecast

No later than the thirtieth day in each calendar month, the Parent shall supply to the Administrative Agent (in sufficient copies for all the Participating Creditors, if the Administrative Agent so requests) an updated thirteen week management cashflow forecast (beginning on the first day of such calendar month) substantially in the form delivered to the Administrative Agent as a condition precedent under paragraph 4(e) of Part I of Schedule 2 (Conditions precedent).

22.5	Information: miscellaneous

The Parent shall supply to the Administrative Agent (for distribution to the Participating Creditors):

(a)	all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	within five days after the same are sent, copies of all financial statements and reports that the Parent sends to the holders of any class of its debt securities;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings or enforcement proceedings and any material tax related event or assessment which are current, or which, to the Parent’s knowledge after reasonable enquiry, are being threatened or are pending and are likely to be adversely determined against any member of the Group which, in the reasonable opinion of the Parent, are not spurious or vexatious, and which might, if adversely determined, have a Material Adverse Effect;

(d)	promptly, such further information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(e)

promptly, such further information regarding the financial condition, assets and business of any Obligor or member of the Group as the Administrative Agent (or any Participating Creditor through the Administrative Agent) may reasonably request (including, but not limited to, information on Ratings, if such credit rating has not been publicly announced) other than any information the disclosure of which would result in a breach of any applicable law or regulation or confidentiality agreement entered into in good faith provided that the Parent shall use reasonable efforts to be released from any such confidentiality agreement;

(f)

promptly upon becoming aware of them, the details of any Environmental Claim which is current, threatened or pending against any member of the Group which is referred to in Clause 24.11 (Environmental Claims) which are not spurious or vexatious, which are likely to be adversely determined against any member of the Group and which could reasonably be expected, if adversely determined, to have a Material Adverse Effect;

(g)

on the same date on which the liquidity forecast is provided pursuant to Clause 22.4 (Liquidity forecast), an updated list of the details of the Existing Financial Indebtedness in substantially the same format as Schedule 10 (Existing Financial Indebtedness) and an updated list of Excluded Positions, in substantially the same format as Annex 1 (Excluded Positions) to Schedule 15 (Hedging Parameters), in each case certified by an Authorised Signatory as being true, complete and up to date as at the last day of the most recently completed calendar month; and

(h)

on the same date on which the liquidity forecast is provided pursuant to Clause 22.4 (Liquidity forecast) for each calendar month, details of the Group’s mark-to-market exposures under Treasury Transactions as at the last day of the most recently completed calendar month (including type of derivative, brief description of the risk hedged and amount of collateral posted (if any)) and any material amendment, modification or termination of a Treasury Transaction during such calendar month.

22.6	Notification of Default

(a)

Each Obligor shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Administrative Agent, the Parent shall supply to the Administrative Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.7	“Know your client” checks

(a)

Each Obligor shall promptly upon the request of the Administrative Agent or any Participating Creditor, and each Participating Creditor shall promptly upon the request of the Administrative Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Participating Creditor) or any Participating Creditor (for itself or on behalf of any prospective New Participating Creditor) in order for the Administrative Agent, such Participating Creditor or any prospective New Participating Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks, such as the checks required by the US Patriot Act (Title III of Pub. L. 107-55 (signed into law on 26 October 2001)) in relation to the identity of any person that it is required by law to carry out in relation to the transactions contemplated in the Finance Documents. For the avoidance of doubt, a Participating Creditor will have no obligation towards the Administrative Agent to evidence that it has complied with any “know your client” or similar checks in relation to the Obligors.

(b)

The Parent shall, by not less than five Business Days’ written notice to the Administrative Agent, notify the Administrative Agent (which shall promptly notify the Participating Creditors) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor or Additional Security Provider pursuant to Clause 28 (Changes to the Obligors).

(c)

Following the giving of any notice pursuant to paragraph (b) above, the Parent shall promptly upon the request of the Administrative Agent or any Participating Creditor supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Participating Creditor) or any Participating Creditor (for itself or on behalf of any prospective New Participating Creditor) in order for the Administrative Agent, such Participating Creditor or any prospective New Participating Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks in relation to the identity of any person that it is required by law to carry out in relation to the accession of such Additional Guarantor or Additional Security Provider to this Agreement.

22.8	Appointment of financial adviser

(a)

If, following receipt of any information requested under paragraph (e) of Clause 22.5 (Information: miscellaneous), the Majority Participating Creditors so elect, they may, after consultation with the Parent, appoint a financial adviser to provide them with advice in relation to such information (and the Parent will pay (or procure to be paid) the documented and properly incurred costs associated with any such financial adviser’s appointment).

(b)

The Parent shall, within three Business Days of demand, pay (or procure to be paid) to each Participating Creditor in respect of whom the financial adviser appointed under paragraph (a) is appointed, the amount of all documented and properly incurred costs and expenses incurred by it in connection with the appointment and role of any financial adviser appointed in accordance with paragraph (a).

22.9	Permitted Liquidity Facilities

The Parent shall notify the Administrative Agent, on or before the date on which the next succeeding liquidity forecast is provided under Clause 22.4 (Liquidity forecast) of:

(a)

the details of the borrower(s), lender(s) and amount of the utilised and unutilised commitments under such facility and of any guarantees or Security granted in connection with such facility since the last such notification; and

(b)	any change in any of the details referred to in paragraph (a) above since the last such notification,

and shall certify in each such notification that the relevant facility constitutes a Permitted Liquidity Facility for the purposes of this Agreement.

22.10	Notification of Margin adjustment

On 30 June 2010, the Parent will give notice to the Administrative Agent (for distribution to the Creditor’s Representatives) confirming whether any adjustment to the Margin is required pursuant to paragraph (a) of the definition of Margin.

22.11	Confirmation as to public information

The Parent will, by notice in writing to the Administrative Agent at the same time as any information is delivered to the Administrative Agent under the Finance Documents, confirm whether that information is publicly available information or not and any Participating Creditor that is unable to receive non-publicly available information will be able to elect, by notice in writing to the Administrative Agent, not to receive any information confirmed by the Parent to be non-publicly available information.

23.	FINANCIAL COVENANTS

23.1	Financial definitions

In this Agreement:

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with Applicable GAAP of the Parent, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Capital Lease) (and, solely for the purposes of paragraph (c) of Clause 23.2 (Financial condition), the maximum amount of Capital Expenditure of the Group permitted in the Financial Year ending on or about 31 December 2009 will be increased by an amount not exceeding $50,000,000 in aggregate to the extent necessary to take into account currency fluctuations or additional costs and expenses contemplated by (or that have occurred since the date of) the Business Plan).

“Capital Lease” means, as to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Parent under Applicable GAAP of the Parent and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalised amount thereof at such time determined in accordance with Applicable GAAP of the Parent.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Consolidated Coverage Ratio” means, on any date of determination, the ratio of (a) EBITDA for the one (1) year period ending on such date to (b) Consolidated Interest Expense for the one (1) year period ending on such date.

“Consolidated Debt” means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Parent and its Subsidiaries at such date, which shall include the amount of any recourse in respect of Inventory Financing permitted under paragraph (e) of the definition of Permitted Financial Indebtedness, plus (b) to the extent not included in Debt, the aggregate net mark-to-market amount of all derivative financing in the form of equity swaps outstanding at such date (except to the extent such exposure is cash collateralised to the extent permitted under the Finance Documents).

“Consolidated Funded Debt” means, for any period, Consolidated Debt less the sum (without duplication) of (i) all obligations of such person to pay the deferred purchase price of property or services, (ii) all obligations of such person as lessee under Capital Leases, and (iii) all obligations of such person with respect to product invoices incurred in connection with export financing.

“Consolidated Interest Expense” means, for any period, the sum of the (1) total gross cash and non cash interest expense of the Parent and its consolidated Subsidiaries relating to Consolidated Funded Debt of such persons, (2) any amortisation or accretion of debt discount or any interest paid on Consolidated Funded Debt of such person and its Subsidiaries in the form of additional Financial Indebtedness (but excluding any amortisation of deferred financing and debt issuance costs), (3) the net costs under Treasury Transactions in respect of interest rates (but excluding amortisation of fees), (4) any amounts paid in cash on preferred stock, and (5) any interest paid or accrued in respect of Consolidated Funded Debt without a maturity date, regardless of whether considered interest expense under Applicable GAAP of the Parent. For purposes of calculating Consolidated Interest Expense for the Reference Period ending 30 June 2010, $131,406,696.17 shall be deducted, constituting the amount of interest paid in respect of perpetual debentures on 1 July 2009 for the period ending 30 June 2009.

“Consolidated Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Funded Debt on such date to (b) EBITDA for the one (1) year period ending on such date.

“Debt” of any person means, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including the perpetual bonds, (iii) the aggregate net mark-to-market of Treasury Transactions (except to the extent such exposure is cash collateralised to the extent permitted under the Finance Documents) of such person but excluding Treasury Transactions relating to the rate or price of energy or any commodity, (iv) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of Trading, (v) all obligations of such person as lessee under Capital Leases, (vi) all Debt of others secured by Security on any asset of such person, up to the value of such asset, (vii) all obligations of such Person with respect to product invoices incurred in connection with export financing, (viii) all obligations of such person under repurchase agreements for the stock issued by such person or another person, (ix) all obligations of such person in respect of Inventory Financing permitted under paragraph (e) of the definition of Permitted Financial Indebtedness and (x) all guarantees of such person in respect of any of the foregoing. For the avoidance of doubt, all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof are not Debt until they are required to be funded.

“Discontinued EBITDA” means, for any period, the sum for Discontinued Operations of (a) operating income (utilidad de operación), and (b) depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Parent consistently applied for such period.

“Discontinued Operations” means operations that are accounted for as discontinued operations pursuant to Applicable GAAP of the Parent for which the Disposal of such assets has not yet occurred.

“EBITDA” means, for any period, the sum for the Parent and its Subsidiaries, determined on a consolidated basis of (a) operating income (Utilidad de Operacion), and (b) depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Parent, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued EBITDA as follows: if the amount of Discontinued EBITDA is a positive amount, then EBITDA shall increase by such amount, and if the amount of Discontinued EBITDA is a negative amount, then EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating EBITDA for any applicable period pursuant to any determination of the Consolidated Leverage Ratio (but not the Consolidated Coverage Ratio): (A) (i) if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made any Material Disposal, the EBITDA for such applicable period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposal for such applicable period (but when the Material Disposal is by way of lease, income received by the Parent or any of its Subsidiaries under such lease shall be included in EBITDA) and (ii) if at any time during such applicable period the Parent or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such applicable period shall be calculated after giving pro forma effect thereto as if such Material Acquisition had occurred on the first day of such applicable period. Additionally, if since the beginning of such applicable period any person that subsequently shall have become a Subsidiary or was merged or consolidated with the Parent or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Material Disposal or Material Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Parent or any of its Subsidiaries during such applicable period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Disposal or Material

Acquisition had occurred on the first day of such applicable period; and (B) EBITDA will be recalculated by multiplying each month’s EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Parent in preparation of its monthly financial statements in accordance with Applicable GAAP of the Parent to convert $ into Mexican pesos (such recalculated EBITDA being the “Recalculated EBITDA”).

“Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting $ into Mexican pesos as used by the Parent and its auditors in preparation of the Parent’s financial statements in accordance with Applicable GAAP of the Parent.

“Excess Cashflow” means, for any period for which it is being calculated, the amount by which the aggregate of the cash on hand of the Parent on a consolidated basis on the last day of the period and the amount of any unutilised commitments under any Permitted Liquidity Facility on the last day of the period exceed $650,000,000.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Parent ending on or about 31 December in each year.

“Material Acquisition” means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any Person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies).

“Material Disposal” means any Disposal of property or series of related Disposals of property that yields gross proceeds to the Parent or any of its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies).

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Reference Period” means a period of four consecutive Financial Quarters.

23.2	Financial condition

The Parent shall ensure that:

(a)

Consolidated Coverage Ratio: the Consolidated Coverage Ratio in respect of any Reference Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Reference Period.

Column 1 Reference Period ending	Column 2 Ratio

30 June 2010	1.75: 1
31 December 2010	1.75: 1
30 June 2011	1.75: 1
31 December 2011	2.00: 1
30 June 2012	2.00: 1
31 December 2012	2.00: 1
30 June 2013	2.25: 1
31 December 2013	2.25: 1

(b)

Consolidated Leverage Ratio: the Consolidated Leverage Ratio in respect of any Reference Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Reference Period.

Column 1 Reference Period ending	Column 2 Ratio

30 June 2010	7.75: 1
31 December 2010	6.75: 1
30 June 2011	5.75: 1
31 December 2011	5.25: 1
30 June 2012	4.75: 1
31 December 2012	4.25: 1
30 June 2013	3.90: 1
31 December 2013	3.50: 1

(c)

Capital Expenditure: The aggregate Capital Expenditure of the Group in respect of any Financial Year specified in column 1 below shall not exceed the amount set out in column 2 below opposite that Financial Year (in each case, reduced by the amount of any Permitted Joint Ventures falling within paragraph (b)(iii)(2) of the definition thereof in that Financial Year):

Column 1 Financial Year ending	Column 2 Amount

31 December 2009	$600,000,000
31 December 2010	$700,000,000
Each Financial Year thereafter	$800,000,000

If in any Financial Year (the “First Financial Year”) the amount of the Capital Expenditure of the Group is less than the maximum amount permitted for that Financial Year (the difference being referred to as the “Unused Amount”), then a portion of the Capital Expenditure incurred in the Financial Quarter immediately following the First Financial Year in an amount up to the Unused Amount will be treated for the purposes of this paragraph (c) as if it had been incurred in the First Financial Year.

23.3	Financial testing

The financial covenants set out in Clause 23.2 (Financial condition) shall be tested semi-annually by reference to the Parent’s consolidated financial statements delivered pursuant to Clause 22.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 22.2 (Compliance Certificate).

23.4	Accounting terms

All accounting expressions which are not otherwise defined herein shall have the meaning ascribed thereto in Applicable GAAP of the Parent.

24.	GENERAL UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the Effective Date for so long as any Participating Creditor has any Exposure under the Finance Documents.

24.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Administrative Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

24.2	Preservation of corporate existence

Subject to Clause 24.7 (Merger), each Obligor shall (and the Parent shall ensure that each of its Material Subsidiaries will), preserve and maintain its corporate existence and rights.

24.3	Preservation of properties

Each Obligor shall (and the Parent shall ensure that each of its Material Subsidiaries will):

(a)	maintain and preserve all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and

(b)

maintain, preserve and protect all Intellectual Property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of Parent or its Subsidiaries, provided neither paragraph (a) nor paragraph (b) shall prevent the Parent or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

24.4	Compliance with laws, regulations and contractual obligations

(a)

Each Obligor shall (and shall procure that each of its Subsidiaries will) comply in all respects with all laws and regulations to which it may be subject and all material contractual obligations to which it is a party or by which it or any of its property or assets is bound, in each case, if failure to so comply would be likely to have a Material Adverse Effect.

(b)

The Parent shall (and shall procure that each of its Subsidiaries will) comply with ERISA and laws relating to IMSS, INFONAVIT or under other mandatory pension or retirement fund laws and will ensure that the levels of contribution to pension schemes are and continue to be sufficient to comply with all its and their material obligations under such schemes and generally under applicable laws (including ERISA) and regulations, except where such failure to comply or failure to make such contributions would not reasonably be expected to have a Material Adverse Effect.

(c)	Each Dutch Obligor will comply with the Dutch FSA.

24.5	Negative pledge

The Parent shall not and shall not permit any of its Subsidiaries:

(a)

to directly or indirectly, create, incur, assume or permit to exist any Security on or with respect to any of its property or assets or those of any Subsidiary, whether now owned or held or hereafter acquired; or

(b)	to:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (such arrangement or transaction being “Quasi-Security”), other than the following Security and Quasi-Security (“Permitted Security”):

(A)

Security for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Parent shall have been made;

(B)

Security granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of trading (including, for the avoidance of doubt, any cash pooling or cash management arrangements in place with a bank or financial institution falling within paragraph (k) of the definition of Permitted Financial Indebtedness);

(C)

statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialment incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Parent shall have been made;

(D)

liens incurred or deposits made in the ordinary course of business in connection with (1) workers’ compensation, unemployment insurance and other types of social security, or (2) other insurance maintained by the Group in accordance with Clause 24.9 (Insurance);

(E)

any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(F)

Security and Quasi-Security existing on the date of this Agreement as described in Schedule 6 (Existing Security and Quasi-Security) (or any equivalent Security or Quasi-Security for Existing Financial Indebtedness that is a refinancing or replacement of Existing Financial Indebtedness) provided that the principal amount secured thereby is not increased (save that principal amounts secured by Security or Quasi-Security in respect of:

(1)	Treasury Transactions where there are fluctuations in the mark-to-market exposures of those Treasury Transactions;

(2)	Existing Financial Indebtedness under paragraph (a) of the definition where principal may increase by virtue of capitalisation of interest; and,

(3)	the Banobras Facility, where further drawings may be made provided that the maximum amount outstanding under such facility does not exceed Mex$5,000,000,000 at any time,

may be increased by the amount of such fluctuations or capitalisations, as the case may be);

(G)	any Security or Quasi-Security permitted by the Administrative Agent, acting on the instructions of the Majority Participating Creditors;

(H)	any Security created or deemed created pursuant to a Permitted Securitisation;

(I)

any Security granted by any member of the Group to secure Financial Indebtedness under a Permitted Liquidity Facility provided that: (1) such Security is not granted in respect of assets that are the subject of the Transaction Security; and (2) the maximum aggregate amount of the Financial Indebtedness secured by such Security does not exceed $500,000,000 at any time;

(J)

any Security granted by the Parent or any member of the Group incorporated in Mexico in favour of a Mexican development bank (sociedad nacional de crédito) controlled by the government of Mexico (including Banco Nacional de Comercio Exterior, S.N.C., and Banco Nacional de Obras y Sevicios Publicos, S.N.C.) securing indebtedness of the members of the Group in an aggregate additional amount of such indebtedness not exceeding $250,000,000 (or its equivalent in any other currency);

(K)

any Security or Quasi-Security granted in connection with any Treasury Transaction, excluding any Treasury Transaction described in Schedule 6 (Existing Security and Quasi-Security), that constitutes Permitted Financial Indebtedness provided that the aggregate value of the assets that are the subject of such Security or Quasi-Security does not exceed $200,000,000 (or its equivalent in other currencies) at any time;

(L)

Security or Quasi-Security granted or arising over receivables, inventory, plant or equipment that are the subject of an arrangement falling within paragraph (e) of the definition of Permitted Financial Indebtedness;

(M)	the Transaction Security;

(N)

any Quasi-Security that is created or deemed created on shares of the Parent under paragraph (q) of the definition of Permitted Disposals by virtue of such shares being held on trust for the holders of the convertible securities pending exercise of any conversion option, where such Quasi-Security is customary for such transaction;

(O)

in addition to the Security and Quasi-Security permitted by the foregoing paragraphs (A) to (N), Security or Quasi-Security securing indebtedness of the Parent and its Subsidiaries (taken as a whole) not in excess of $500,000,000.

24.6	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)

Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness, Permitted Security, a Permitted Guarantee or Financial Indebtedness constituting a Permitted Transaction.

24.7	Merger

(a)

Subject to paragraph (b) of this Clause 24.7, unless it has obtained the prior written approval of the Majority Participating Creditors, no Obligor shall (and the Parent shall ensure that none of its Subsidiaries will) enter into any amalgamation, demerger, merger, escisíón or other corporate reconstruction (a “Reconstruction”), other than (i) a Reconstruction relating only to the Parent’s Subsidiaries inter se; (ii) a Reconstruction between the Parent and any of its Subsidiaries; or (iii) a solvent reorganisation or liquidation of any of the Subsidiaries that are not Obligors, provided that in any case no Default shall have occurred and be continuing at the time of such transaction or would result therefrom and provided further that (a) none of the Transaction Security (if any) granted to the Participating Creditors nor the guarantees granted by the Guarantors hereunder is or are adversely affected as a result and (b) the resulting entity, if it is not an Obligor, assumes the obligations of the Obligor the subject of the merger.

(b)	No merger otherwise permitted by paragraph (a) of this Clause 24.7 (other than a Permitted Reorganisation) shall be so permitted if:

(i)

as a result the then existing Ratings of the Parent would be downgraded or the Outlook would be negative, in each case at the date of announcement of a Reconstruction, directly as a result of any merger involving the Parent; or

(ii)	the resulting entity, if it is not an Obligor, does not assume the obligations of the Obligor that is the subject of the merger.

24.8	Change of business

(a)

None of the Obligors (other than a Security Provider that is not also a Borrower or a Guarantor) shall make a substantial change to the general nature of its business from that carried on at the date of this Agreement and there shall be no cessation of business in relation to any of the Obligors (save (except in the case of the Parent which shall in no event cease or substantially change its business) unless another Obligor continues to operate any such business).

(b)

The Parent shall procure that no substantial change is made to the general nature of the business of any of its Material Subsidiaries from that carried on at the date of this Agreement and that there shall be no cessation of such business (save that a Material Subsidiary that is only a Material Subsidiary by virtue of its being a Holding Company of a Material Subsidiary may change the nature of its business such that it is substantially similar to the business carried on by any other Material Subsidiary).

24.9	Insurance

The Obligors (other than a Security Provider that is not also a Borrower or a Guarantor) shall (and the Parent shall ensure that each of its Material Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business where such insurance is available on reasonable commercial terms.

24.10	Environmental Compliance

The Parent shall (and the Parent shall ensure that each of its Subsidiaries will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

24.11	Environmental Claims

The Parent shall inform the Administrative Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)

if any Environmental Claim has been commenced or (to the best of the Parent’s knowledge and belief) is threatened against any member of the Group which is likely to be determined adversely to the member of the Group; or

(b)	of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

24.12	Transactions with Affiliates

Each Obligor shall (and the Parent shall ensure that its Subsidiaries will) ensure that any transactions with respective Affiliates (other than a Permitted Reorganisation) are on terms that are fair and reasonable and no less favourable to such Obligor or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a person not an Affiliate (and, if applicable, in accordance with any requirement of law (such as the Mexican Security Market Law (Ley del Mercado de Valores)).

24.13	Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally from time to time.

24.14	Payment restrictions affecting Subsidiaries

The Parent shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement (other than any Finance Document) directly limiting the ability of any of its Subsidiaries to:

(a)

declare or pay dividends or other distributions in respect of its or their respective equity interests in a Subsidiary, except any agreement or arrangement entered into by a person prior to such person becoming a Subsidiary, in which case the Parent shall use its reasonable endeavours to remove such limitations. If however, such limitations are reasonably likely to affect the ability of any Obligor to satisfy its payment obligations under this Agreement, the Parent shall use its best endeavours to remove such limitations as soon as possible; or

(b)

repay or capitalise any intercompany indebtedness owed by any Subsidiary to any Obligor and, for the avoidance of doubt, subordination provisions shall not be considered a limitation for the purpose of this Clause 24.14.

The provision of paragraphs (a) and (b) above shall not restrict:

(i)

any agreements or arrangements that are binding upon any person in connection with a Permitted Securitisation and any agreement or arrangement that limits the ability of any Subsidiary of the Parent that transfers receivables and related assets pursuant to a Permitted Securitisation to distribute or transfer receivables and related assets provided that, in each case, all such agreements and arrangements are customarily required by the institutional sponsor or arranger of such Permitted Securitisation in similar types of documents relating to the purchase of receivables and related assets in connection with the financing thereof;

(ii)	customary provisions in Joint Venture agreements relating to dividends or other distributions in respect of such Joint Venture or the securities, assets or revenues of such Joint Venture; and

(iii)

restrictions on distributions applicable to Subsidiaries of the Parent that are the subject of agreements to sell or otherwise dispose of the stock or assets of such Subsidiaries pending such sale or other disposition.

24.15	Notification of adverse change in Ratings

The Parent shall promptly notify the Administrative Agent of any change in its Ratings or Outlook.

24.16	Acquisitions

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition, a Permitted Joint Venture or a Permitted Transaction.

24.17	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)

Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee or indemnity or Security given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Transaction, a Permitted Disposal, a Permitted Loan, Permitted Security or a Permitted Joint Venture.

24.18	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal, a Permitted Distribution or a Permitted Transaction.

24.19	Arm’s length basis

(a)

Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 24:

(i)	intra-Group loans permitted under Clause 24.20 (Loans or credit);

(ii)	any Permitted Reorganisation or Permitted Transaction.

24.20	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

24.21	No Guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

24.22	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).

24.23	Existing Financial Indebtedness and Permitted Fundraisings

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)

repay or prepay any principal amount (or capitalised interest) outstanding under the Existing Financial Indebtedness or any Permitted Fundraising falling within paragraph (c) of the definition thereof; or

(ii)

(other than where such Financial Indebtedness is acquired by the Group in consideration for a Permitted Disposal or results from a Permitted Acquisition) purchase, redeem, defease or discharge any of the Existing Financial Indebtedness or any Permitted Fundraising falling within paragraph (c) of the definition thereof.

(b)	Paragraph (a) above does not apply to a Permitted Payment.

24.24	Share capital

No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue;

(b)	a Permitted Distribution; and

(c)	a Permitted Transaction.

24.25	Amendments

(a)

No Obligor shall (and the Parent shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of an Existing Finance Document or any other document delivered to the Administrative Agent pursuant to Clause 5 (Initial conditions precedent) or Clause 28 (Changes to the Obligors) or any document evidencing or relating to any Existing Financial Indebtedness or enter into any agreement with any shareholders of the Parent or any of their Affiliates which is not a member of the Group except in writing:

(i)

in the case of an Existing Finance Document, to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination could not reasonably be expected materially and adversely to affect the interests of the other Participating Creditors;

(ii)	in the case of any document evidencing or relating to any Existing Financial Indebtedness, in a way which:

(A)	could not be reasonably expected materially and adversely to affect the interests of the Participating Creditors; and

(B)

except as provided for under this Agreement, would not change the obligors, borrowers or guarantors, provide Security or Quasi-Security, bring forward a date for payment or increase the amount of interest, principal or fees payable, in each case in respect of Existing Financial Indebtedness falling within paragraph (a) of the definition thereof (provided that nothing in this Clause 24.25 will affect the ability of members of the Group to enter into a Permitted Fundraising); and

(iii)

in the case of an agreement with any shareholder of the Parent or any of their Affiliates which is not a member of the Group, where such agreement could not be reasonably expected to materially and adversely affect the interests of the Participating Creditors (taken as a whole).

(b)	The Parent shall promptly supply to the Administrative Agent a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

24.26	Treasury Transactions

No Obligor shall (and the Parent will procure that no members of the Group will) engage in any Treasury Transaction, other than in accordance with the terms of Schedule 15 (Hedging Parameters).

24.27	Further assurance

(a)

Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, security trust, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law (directly, through the Administrative Agent or Security Agent, through any sub-agent appointed thereby or otherwise);

(ii)

to confer on the Security Agent (or confer on the Finance Parties) Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)

The Parent will ensure that, under the Transaction Security Documents, save as a result of the operation of Clause 8 (Automatic Release of Transaction Security) of the Intercreditor Agreement the Participating Creditors have Transaction Security over (1) all of the shares in each entity that is a direct or indirect shareholder in CEMEX España (except (A) CEMEX International Finance Company, CEMEX Trading Caribe Ltd, CEMEX Trading LLC, Sunbelt Trading, S.A. and Sunbelt-Re Limited; (B) 0.4326% of the shares in CEMEX Trademarks Holding Ltd. held by CEMEX, Inc. (C) 0.1245% of the shares in CEMEX México, S.A. de C.V. held by CEMEX, Inc.) (D) 0.0357% of the shares in CEMEX Concretos, S.A. de C.V. held by CEMEX, Inc. and 0.0131% of the shares in CEMEX Concretos, S.A. de C.V., being shares owned by third parties; and (E) the single share held by a minority shareholder that is a member of the Group in each Mexican company whose shares are the subject of Transaction Security (other than CEMEX México, S.A. de C.V.) and (2) all of the shares in CEMEX España (except (A) 0.3602% of the issued share capital, being shares owned by Subsidiaries of CEMEX España; and (B) 0.1716% of the issued share capital, being shares owned by persons that are not members of the Group), such Transaction Security to be, in each case, in substantially the form of the existing Transaction Security granted in the jurisdiction of incorporation or establishment of the company whose shares are the subject of the Transaction Security or, where there is no existing Transaction Security in such jurisdiction, in form and substance satisfactory to the Administrative Agent (acting reasonably).

24.28	Equity Issuance and Securities Demand

(a)

The Parent shall engage, on the Effective Date or promptly thereafter, one or more banks (collectively, the “Bank”) to privately place or publicly sell common equity (including in the form of American Depositary Shares) or, with the prior approval of the Majority Participating Creditors, equity-linked securities issued by a member of the Group that are linked solely to equity securities of the Parent otherwise entitled to be issued under this Agreement and that does not result in the issuance of any equity securities by such member of the Group (the “Securities”) for net cash proceeds of at least US$1,000,000,000 (or its equivalent in any other currency) to persons other than members of the Group. The Parent shall take actions reasonably necessary so that the Bank can, as soon as practicable after the Effective Date, offer and sell, in one or more offerings or placements, the Securities.

(b)

If, during the period from the Effective Date to 30 June 2010, the Parent has not issued Securities to persons other than members of the Group for net cash proceeds of at least $1,000,000,000 (or its equivalent in any other currency) then, upon written notice given to the Parent between 1 May 2010 and 1 September 2010 by a Participating Creditor or Participating Creditors the Base Currency Amount of whose Exposures under the Facilities at that time aggregate not less than 25 per cent. of the Base Currency Amount of all the Exposures of the Participating Creditors under all of the Facilities at that time (a “Securities Demand”), at any time and from time to time during the period from 1 July 2010 until 31 December 2010, the Parent will cause the issuance and sale of Securities or convertibles and/or debt securities in a maximum amount (unless the Parent, at its sole discretion, determines to increase such amount) such that the net cash proceeds from such issuance are equal to $1,000,000,000 less the amount of net cash proceeds (if any) received by a member of the Group in respect of any issue of Securities or convertibles and/or debt securities carried out during the period from the date of this Agreement to 30 June 2010; provided that (i) the Securities or convertibles and/or debt securities will be issued pursuant to documentation which shall contain such terms and conditions as are typical and customary for similar financings and in compliance with applicable law; and (ii) all other arrangements with respect to the Securities or convertibles and/or debt securities shall be reasonably satisfactory in all respects to the Bank and the Parent in light of the then prevailing market conditions and shall not have been objected to by the Majority Participating Creditors; and (iii) the Parent shall give prior written notice of the terms of the proposed issuance to the Administrative Agent; and (iv) a Securities Demand cannot be given to the Parent on or prior to 1 July 2010 unless there is sufficient evidence that the Parent will not issue Securities for net cash proceeds of at least $1,000,000,000 (or its equivalent in any other currency) prior to that date.

24.29	Restriction on exercise of perpetual bond call options

The Parent shall not (and shall procure that no member of the Group will) exercise (or take any action or step with a view to exercising) any call option in relation to any perpetual bonds issued by any member of the Group unless the exercise of the call option will not have a materially negative impact on the cashflow of the Group (and, prior to exercising such call option, the Parent has delivered written notice to the Administrative Agent confirming that this is the case).

24.30	Payment of Obligations

The Parent will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Security upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have Material Adverse Effect, provided, however, that neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and proper proceedings and as to which appropriate reserves are being maintained in accordance with Applicable GAAP of the Parent, unless and until any Security resulting therefrom attaches to its property and becomes enforceable against its other creditors.

24.31	Margin regulations

No Borrower shall use any part of the proceeds of the Exposures of the Participating Creditors for any purpose which would result in any violation (whether by any Borrower, the Administrative Agent or the Participating Creditors) of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. No Borrower shall engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

24.32	Conditions subsequent

(a)

The Parent undertakes to procure that if, as at 1 January 2010 (or, if the purchaser under the SPA and CEMEX España have agreed to extend the termination date of the SPA to 31 January 2010, 1 February 2010), CEMEX Australia Holdings is still a member of the Group, CEMEX Australia Holdings shall accede to this Agreement as an Additional Guarantor within 15 Business Days of 1 January 2010 (or, if the purchaser under the SPA and CEMEX España have agreed to extend the termination date of the SPA to 31 January 2010, 1 February 2010), and, by such accession, grant a guarantee under Clause 20 (Guarantee and indemnity) of this Agreement.

(b)

The Parent shall take all steps necessary to ensure that on or prior to the 15 October 2009 or, if the Security Agent has not confirmed its availability to take the actions required of it in order for the matters described in this paragraph (b) to be effected on or before 15 October 2009, within 10 days of the date on which the Security Agent so confirms (or such longer period as the Administrative Agent may agree), it shall:

(i)

procure that a share pledge over shares in CEMEX España substantially in the form distributed to the Participating Creditors prior to the date of this Agreement is granted (and that Dutch and Spanish legal opinions have been issued in respect thereof in form and substance satisfactory to the Administrative Agent (acting reasonably)) and that each person (other than a Participating Creditor) that is required to take any action in order to execute and accept such share pledge before a notary in Madrid has taken such action; and

(ii)

upon the request of the Administrative Agent and at the time requested by the Administrative Agent during ordinary business hours, appear before a notary in Madrid to notarise or raise to the status of a public document this Agreement (otorgar una póliza intervendia por notario, escritura pública y/o elevar a publico) and to execute before a notary in Madrid the Transaction Security governed by the laws of Spain and the irrevocable powers of attorney in connection therewith and shall procure that any Obligor a party to either of such documents so appears and enters into such public or private document, in each case, as the Administrative Agent may reasonably require provided that:

(A)	any such request may only be made by the Administrative Agent if the proposed appearance before the notary is to occur 10 days or more after the notice is given (and in ordinary business hours); and

(B)

where the date requested is not 15 October 2009 (or, if the Security Agent has not confirmed its availability to take the actions required of it in order for the matters described in this paragraph (b) to be effected on or before 15 October 2009, the date 10 days from the date on which the Security Agent so confirms, the Administrative Agent confirms at the time of giving each notice under sub-paragraph (i) above that at least 25 of the Participating Creditors (or such lesser number as would represent the remainder of the Participating Creditors that have yet to appear and enter into the necessary public or private documents referred to above) have confirmed to it that they are able to appear or have prepared the necessary documentation required by Spanish law for a person or persons to act on their behalf to raise this Agreement to the status of a public deed under the laws of Spain and for the Transaction Security governed by the laws of Spain to be executed before a notary in Spain.

(c)

The Parent shall procure that, on giving the Security Agent reasonable notice and in any event within 30 days of the date of this Agreement (or, if the Security Agent has not so confirmed on or before the date falling 30 days after the date of this Agreement, within 10 days of the date on which the Security Agent confirms its availability to execute the necessary documentation), CEMEX Trademarks Holding Ltd. shall accede to this Agreement as an Additional Security Provider and shall enter into:

(i)	a possessory deed of pledge of bearer shares between CEMEX Trademarks Holding Ltd. as pledgor and Wilmington Trust (London) Limited as pledgee and Sunward Acquisitions N.V. as the company; and

(ii)	a deed of pledge of registered shares between CEMEX Trademarks Holding Ltd. as pledgor and Wilmington Trust (London) Limited as pledgee and New Sunward Holdings B.V. as the company.

(d)

The Parent shall procure that, within 30 days counted from the date of this Agreement, the Parent, Empresas Tolteca de Mexico, S.A. de C.V., Impra Café S.A. de C.V., Interamerican Investments Inc., Centro Distribuidor de Cemento, S.A. de C.V. and CEMEX México, S.A. de C.V. will enter into a Mexican security trust agreement substantially in the form distributed (in Spanish, together with an English translation) to the Participating Creditors prior to the date of this Agreement, under which the shares each of them owns in CEMEX México, S.A de C.V., Centro Distribuidor de Cemento, S.A. de C.V., Corporación Gouda, S.A. de C.V. and Mexcement Holdings, S.A. de C.V., are subject to the exceptions set out in paragraph (c) of Clause 24.27 (Further assurance), transferred to Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria as trustee (and that legal opinions as to the validity and enforceability thereof under Mexican law and related opinions be issued in respect thereof in form and substance satisfactory to the Administrative Agent (acting reasonably)).

24.33	Restriction on transfer of Material Operating Subsidiaries

The Parent shall procure that:

(a)	neither:

(i)	the direct or indirect legal or beneficial ownership of more than 10 per cent. of the shares held by members of the Group in any Material Operating Subsidiary that is a Subsidiary of CEMEX España; nor

(ii)	all or substantially all the assets of CEMEX España or any Material Operating Subsidiary that is a Subsidiary of CEMEX España,

are disposed of (in a single transaction or series of related or unrelated transactions) to a member of the Group that is not CEMEX España or a Subsidiary of CEMEX España; and

(b)	neither:

(i)

the direct or indirect legal or beneficial ownership of more than 10 per cent. of the shares held by members of the Group in any Material Operating Subsidiary that is not a Subsidiary of CEMEX España; nor

(ii)	all or substantially all the assets of the Parent or any Material Operating Subsidiary that is not a CEMEX España or a Subsidiary of CEMEX España,

are disposed of (in a single transaction or series of related or unrelated transactions) to CEMEX España or any of its Subsidiaries.

25.	COVENANT RESET DATE

With effect from the Covenant Reset Date:

(a)	the Margin adjustments under paragraphs (b) and (c) of the definition of “Margin” will cease to apply;

(b)	the definition of “Excluded Disposal Proceeds” of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) shall be amended to include:

“(vii)	redundant or obsolete assets; and

(viii)	any assets provided that such proceeds are re-invested within 120 days of receipt”.

(c)

paragraph (b)(iv) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) shall be deleted, the figure of “50,000,000” shall be deleted and the figure of “100,000,000” substituted therefor, and the words “50 per cent. of” shall be added at the beginning of sub-paragraphs (i), (ii) and (iii) of paragraph (b) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow), and at the end of such sub-paragraph (ii) and (iii) the words “raised in excess of $100,000,000 in any Financial Year” shall be added;

(d)	Clause 22.4 (Liquidity forecast) and Clause 22.8 (Appointment of financial adviser) shall be deleted;

(e)	paragraph (c) of Clause 23.2 (Financial condition) shall be deleted;

(f)	subject to the proviso below:

(i)

Clause 24.22 (Dividends and share redemption), Clause 24.23 (Existing Financial Indebtedness and Permitted Fundraising), Clause 24.24 (Share capital), Clause 24.28 (Equity Issuance and Securities Demand) and Clause 24.29 (Restrictions on exercise of perpetual bond call options) shall be deleted;

(ii)	in paragraph (h) of the definition of “Permitted Disposal”, sub-paragraphs (i) and (ii) are deleted;

(iii)	in paragraph (k) of the definition of “Permitted Acquisition”, the reference to “$100,000,000” shall be replaced with a reference to “$200,000,000”;

(iv)	in paragraph (b) of the definition of “Permitted Joint Venture”, the reference to “$100,000,000” shall be replaced with a reference to “$150,000,000”;

(v)	in paragraph (j) of the definition of “Permitted Loan”, the reference to “$250,000,000” shall be replaced with a reference to “$350,000,000”;

(vi)	in paragraph (o) of the definition of “Permitted Financial Indebtedness”, the reference to “$200,000,000” shall be replaced with a reference to “$350,000,000”;

(vii)	in paragraph (l) of the definition of “Permitted Guarantee”, the reference to “$500,000,000” shall be replaced with a reference to “$750,000,000”;

(viii)	in paragraph (O) of Clause 24.5 (Negative pledge), the reference to “$500,000,000” shall be replaced with a reference to “5% of the total consolidated gross assets of the Group”;

(ix)

in Clauses 26.5 (Cross default), 26.6 (Insolvency), 26.10 (Creditors’ process and enforcement of Security), 26.12 (Judgment), each reference to “$50,000,000” shall be replaced with a reference to “$75,000,000”; and

(x)

Clause 24.26 (Treasury Transactions) shall be deleted and replaced with “No Obligor shall (and the Parent will procure that no member of the Group will) engage in any Treasury Transaction other than Treasury Transactions entered into in the ordinary course of business and for non-speculative purposes.”

provided that where, at any time after the Covenant Reset Date, any Financial Indebtedness of a member of the Group under a facility in respect of which the utilised and unutilised commitments are at least $75,000,000 (or under an issuance where the principal amount outstanding under such issuance is at least $75,000,000) benefits from more restrictive covenants in respect of any of the matters to which any of these provisions relates than those set out above, the Participating Creditors will also have the benefit of those more restrictive covenants.

(g)

The definition of “Repeating Representations” in Clause 1.1 (Definitions) shall have added to the end thereof “save that Clause 21.3 (Non-conflict with other obligations) shall not be repeated with respect to the Transaction Security”.

26.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default.

26.1	Non-payment

An Obligor does not pay on the due date any amount payable to or for the account of a Participating Creditor pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such failure to pay is caused by an administrative error or technical difficulties within the banking system in relation to the transmission of funds and payment is made within three Business Days of its due date.

26.2	Financial Covenants and other obligations

Any requirement of Clause 23 (Financial Covenants) is not satisfied or the Parent fails to deliver any Compliance Certificate in accordance with Clause 22.2 (Compliance Certificate).

26.3	Other obligations

(a)

An Obligor or any other member of the Group does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants and other obligations)).

(b)

No Event of Default under paragraph (a) of this Clause 26.3 above will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the Administrative Agent giving written notice to the Parent or an Obligor becoming aware of the failure to comply, whichever is the earlier.

26.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) of this Clause 26.4 above will arise if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within fifteen Business Days of the Administrative Agent giving written notice to the Parent or an Obligor becoming aware of the failure to comply, whichever is the earlier.

26.5	Cross default

(a)	Any Financial Indebtedness of any Obligor or member of the Group is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any Obligor or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member of the Group or any Obligor becomes entitled to declare any Financial Indebtedness of any member of the Group or any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) of this Clause 26.5 above is less than $50,000,000 (or its equivalent in any other currency or currencies).

26.6	Insolvency

(a)

Any of the Obligors or Material Subsidiaries is unable or admits inability to pay its debts as they fall due or, by reason of actual financial difficulties: (i) suspends or threatens to suspend making payments on any of its debts in an aggregate amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) or (ii) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness in respect of an aggregate amount of indebtedness exceeding $50,000,000 (or its equivalent in any other currency or currencies).

(b)

The value of the assets of any of the Obligors or Material Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities other than any such liabilities arising under Clause 20 (Guarantee and indemnity)).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or Material Subsidiaries.

26.7	Insolvency proceedings

Any corporate action, legal proceeding or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, Irish law examinership, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), concurso mercantil, quiebra of any of the Obligors or Material Subsidiaries other than a solvent liquidation or reorganisation of any of the Material Subsidiaries;

(b)	a composition, assignment or arrangement with any class of creditor of any of the Obligors or Material Subsidiaries;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of any of the Material Subsidiaries), receiver, administrator, examiner, conciliador, administrative receiver, compulsory manager or other similar officer in respect of any of the Obligors or Material Subsidiaries or any of their assets, or any analogous procedure or step is taken in any jurisdiction.

This paragraph shall not apply to any winding-up petition (or equivalent procedure in any jurisdiction) which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

26.8	Expropriation and sequestration

(a)	Any expropriation or sequestration (or equivalent event under any applicable law) affects any asset or assets of any Obligor or any Material Subsidiary and has a Material Adverse Effect.

(b)

The authority or ability of the Parent or any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Parent or any Material Subsidiary (or, in each case, any of its assets) with an aggregate book value equal to 5 per cent. or more of the gross book value of the assets of the Group (on a consolidated basis).

26.9	Availability of foreign exchange

Any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by any Obligor for the purpose of performing any material obligations under the Finance Documents, any certificates, waivers, or any other agreements delivered pursuant to the Finance Documents.

26.10	Creditors’ process and enforcement of Security

(a)	Any Security is enforced against any Obligor or any Material Subsidiary.

(b)	Any attachment, distress or execution affects any asset or assets of any Obligor or any Material Subsidiary which is reasonably likely to cause a Material Adverse Effect.

(c)	No Event of Default under paragraphs (a) or (b) of this Clause 26.10 above will occur if:

(i)	the action is being contested in good faith by appropriate proceedings;

(ii)

the principal amount of the indebtedness secured by such Security or in respect of which such attachment, distress or execution is carried out represents less than $50,000,000 (or its equivalent in any other currency or currencies); and

(iii)	the enforcement proceedings, attachment, distress or execution is or are discharged within 60 days of commencement.

26.11	Ownership of Obligors

(a)

Any Obligor (other than the Parent) ceases to be a wholly owned Subsidiary of the Parent (or, in the case of CEMEX España or CEMEX Concretos, S.A. de C.V., the Parent’s percentage indirect shareholding in CEMEX España or CEMEX Concretos, S.A. de C.V. is reduced from the percentage as at the date of this Agreement) except if it is the subject of a Third Party Disposal.

(b)	Either of the following events occurs:

(i)	a Change of Control; or

(ii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions.

26.12	Judgment

(a)

A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent and/or any of its Subsidiaries that are neither discharged nor bonded in full within 60 days thereafter; or

(b)

Any Obligor or any Material Subsidiary fails to comply with or pay any sum due from it under any judgment or any order made or given by any court of competent jurisdiction (in each case in an amount exceeding $5,000,000) save unless payment of any such sum is suspended pending an appeal.

26.13	Unlawfulness

(a)

It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents where non-performance is reasonably likely to cause a Material Adverse Effect.

(b)	Any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective except in accordance with the terms of the Finance Documents.

(c)

Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Participating Creditors under the Finance Documents.

(d)	Any Finance Document ceases to be in full force and effect or is alleged by an Obligor to be ineffective except in accordance with the terms of the Finance Documents.

26.14	Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

26.15	Failure to perform payment obligations

Any material adverse change arises in the financial condition of the Group taken as a whole which the Majority Participating Creditors reasonably determine would result in the failure by the Obligors (taken as a whole) to perform their payment obligations under any of the Finance Documents.

26.16	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing and in respect of which the Majority Participating Creditors have authorised the taking of such action, each Participating Creditor may, in relation to any Facility to which it is a party, subject to the provisions of the relevant Existing Finance Documents by notice to the Parent:

(a)	cancel any commitments and reduce any Facility Limit under that Facility whereupon they shall immediately be cancelled and reduced; and/or

(b)

declare that all or part of the Participating Creditors’ Exposures under that Facility, together with accrued interest, and all other amounts accrued under the Finance Documents relating to that Facility be immediately due and payable, at which time they shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(c)

declare that all or part of the Participating Creditors’ Exposures under that Facility be payable on demand, whereupon they shall immediately become payable on demand by the relevant Creditor’s Representative without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(d)

make demand on any Guarantor under this Agreement or the Existing Finance Documents relating to that Facility in respect of amounts due and payable under or in connection with that Facility without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(e)

subject to the Intercreditor Agreement (including the requirements of Clause 6.2 (Enforcement Instructions) thereof), exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, provided that in the case of an Event of Default under Clauses 26.6 (Insolvency) or Clause 26.7 (Insolvency proceedings) with respect to an Obligor, all commitments shall be cancelled automatically and immediately each Facility Limit will be reduced to zero automatically and immediately and all Exposures of the Participating Creditors under the Facilities (together with accrued interest and all other amounts accrued under the Finance Documents) shall become due and payable automatically and immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

SECTION 9

CHANGES TO PARTIES

27.	CHANGES TO THE PARTICIPATING CREDITORS

27.1	Assignments and transfers by the Participating Creditors

A Participating Creditor (the “Existing Participating Creditor”) may:

(a)	assign any of its rights and benefits in respect of any of its Exposures under the Facilities; or

(b)	transfer by novation any of its rights, benefits and obligations in respect of any of its Exposures under the Facilities,

to another person (the “New Participating Creditor”) if: (i) that transfer or assignment is in accordance with the terms of the relevant Existing Finance Documents (in each case as amended by the New Finance Documents); and (ii) the New Participating Creditor is not a member of the Group or an Affiliate of a member of the Group; and (iii) the New Participating Creditor is already a Participating Creditor or has executed and delivered a Participating Creditor Accession Undertaking to the Administrative Agent with a copy to the relevant Creditor’s Representative (as well as any equivalent accession document howsoever described under the relevant Facility to the relevant Creditor’s Representative); and (iv) the Existing Participating Creditor and New Participating Creditor have given prior written notice of the transfer or assignment (including details of the Exposures to be transferred or assigned) to the Administrative Agent (provided that the giving of such notice shall not be a condition to the effectiveness of any transfer or assignment but, for the avoidance of doubt, until the Administrative Agent and Security Agent have received such notice, they will be entitled to act on the basis that no such transfer or assignment has occurred and shall not incur or owe any liability to any Party for so acting); and (v) (at any time at which no Default is continuing) such transfer or assignment would not give rise to a requirement for any relevant Obligor to gross up for withholding tax at a rate higher than the then prevailing rate under the Syndicated Bank Facilities (as limited in accordance with the relevant provisions of any such Syndicated Bank Facility which provides for a limit on withholding tax) which provisions shall continue in full force and effect.

27.2	Conditions of assignment or transfer

Upon an assignment or transfer becoming effective in accordance with Clause 27.1 (Assignments and transfers by the Participating Creditors):

(a)

any Participating Creditor ceasing entirely to be a creditor in respect of any of the Facilities shall be discharged from further obligations towards the other Parties under the New Finance Documents and their respective rights against one another shall be cancelled; and

(b)	the New Participating Creditor shall assume the same obligations, and become entitled to the same rights, as if it had been an original party to this Agreement.

27.3	Assignment by way of security

In addition to the other assignment rights provided in this Clause 27, each Participating Creditor may assign, as collateral or otherwise, any of its rights under the New Finance Documents (including rights to payments of principal or interest on their Exposures under the Facilities) to any trustee for the benefit of the holders of such Participating Creditor’s securities provided that no such assignment shall release the assigning Participating Creditor from any of its obligations under the New Finance Documents.

27.4	Assignment or transfer fee

The New Participating Creditor shall, on the date upon which an assignment or transfer takes effect, pay to the Administrative Agent (for its own account) a fee of US$1,500.

27.5	Limitation of responsibility of Existing Participating Creditors

(a)	Unless expressly agreed to the contrary, an Existing Participating Creditor makes no representation or warranty and assumes no responsibility to a New Participating Creditor for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law or regulation are excluded.

(b)	Each New Participating Creditor confirms to the Existing Participating Creditor, and the other Finance Parties and Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Participating Creditor in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents.

(c)	Nothing in any New Finance Document obliges an Existing Participating Creditor to:

(i)	accept a re-transfer from a New Participating Creditor of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Participating Creditor by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6	Copy of Participating Creditor Accession Undertaking to Parent

The Administrative Agent shall, as soon as reasonably practicable after it has received a Participating Creditor Accession Undertaking, send to the Parent a copy of that Participating Creditor Accession Undertaking.

27.7	Disclosure of information

Any Participating Creditor may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Participating Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(b)

with (or through) whom that Participating Creditor enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents;

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or audit requirement (internal or otherwise),

any information about any Obligor, the Group and the Finance Documents as that Participating Creditor shall consider appropriate provided that (in the case of paragraphs (a) and (b) above) the person to whom the information is to be given has entered into a Confidentiality Undertaking.

27.8	Security over Participating Creditors’ rights

In addition to the other rights provided to Participating Creditors under this Clause 27, each Participating Creditor may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Participating Creditor including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Participating Creditor which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Participating Creditor as security for those obligations or securities, except that no such charge, assignment or other Security shall:

(i)

release a Participating Creditor from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Participating Creditor as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Participating Creditor under the Finance Documents.

28.	CHANGES TO THE OBLIGORS

28.1	Assignment and Transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the New Finance Documents.

28.2	Resignation of a Borrower

(a)

In this Clause 28.2, Clause 28.4 (Resignation of a Guarantor) and Clause 28.8 (Resignation and release of Security on disposal), “Third Party Disposal” means the disposal of all of the issued share capital of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 24.18 (Disposals) or made with the approval of the Majority Participating Creditors (and the Parent has confirmed this is the case).

(b)

If a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Administrative Agent a Resignation Letter.

(c)	The Administrative Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	either:

(A)

the Borrower has repaid all Exposures in respect of which it is the Borrower or issuer as provided in paragraph (c) of Clause 13.1 (Disposal, Permitted Fundraising and Permitted Securitisation Proceeds and Excess Cashflow) (and paid all other amounts relating to such Exposures) and is under no actual or contingent obligations as a Borrower under any Finance Documents; or

(B)

the Participating Creditor(s) under any Facility in respect of which the Obligor the subject of the Third Party Disposal is the Borrower and the Borrower have agreed in writing that such Facility will remain in place (without recourse to any member of the Group) following completion of the Third Party Disposal and notified the Administrative Agent of the same in the relevant Resignation Letter;

(iii)

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.4 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and

(iv)	the Parent has confirmed that it shall, if so required, ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 13 (Mandatory prepayment).

(d)

If the Participating Creditor(s) under any Facility in respect of which the Obligor the subject of the Third Party Disposal is the Borrower and the Borrower have agreed that such Facility will remain in place (without recourse to any member of the Group) following completion of the Third Party Disposal then upon completion of the Third Party Disposal:

(i)	the Borrower will cease to be a “Borrower” or “Guarantor” for the purposes of the Finance Documents (other than the Existing Finance Documents relating to the relevant Facility);

(ii)	the relevant Facility will cease to be a “Facility” for the purposes of the Finance Documents (other than the Existing Finance Documents relating to the relevant Facility); and

(iii)

the Participating Creditor(s) in respect of that Facility will cease to be “Participating Creditors” in respect of that Facility under the Finance Documents (other than the Existing Finance Documents relating to the relevant Facility).

(e)

Upon notification by the Administrative Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the New Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the later of (i) the date on which the Third Party Disposal takes effect; and (ii) the date on which the Borrower ceases to be a borrower and /or guarantor under the Existing Finance Documents.

(f)

The Administrative Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Administrative Agent confirming the matters set out in paragraph (c)(iii) above and the Administrative Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance reasonably satisfactory to it.

28.3	Additional Guarantors and Additional Security Providers

(a)

Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 22.7 (“Know your client” checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor or an Additional Security Provider by:

(i)	the Parent delivering to the Administrative Agent a duly-completed and executed Accession Letter; and

(ii)

the Parent delivers (or procures that the Additional Guarantor or Additional Security Provider (as the case may be) delivers) all of the documents and other evidence referred to in Part II (Conditions Precedent required to be delivered by an Additional Guarantor or an Additional Security Provider) of Schedule 2 in relation to that Additional Guarantor or Additional Security Provider to the Administrative Agent.

(b)

The Administrative Agent shall notify the Obligors and the Participating Creditors promptly upon being satisfied that it has received all the documents and other evidence listed in Part II (Conditions Precedent required to be delivered by an Additional Guarantor or an Additional Security Provider) of Schedule 2.

28.4	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Administrative Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 28.2 (Resignation of a Borrower)) and the Parent has confirmed this is the case; or

(ii)	all the Participating Creditors have consented to the resignation of that Guarantor.

(b)	The Administrative Agent shall accept a Resignation Letter and notify the Parent and the Participating Creditors of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 20 (Guarantee and indemnity);

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 28.2 (Resignation of a Borrower); and

(iv)	the Parent has confirmed that it shall ensure, if so required, that the Disposal Proceeds will be applied in accordance with Clause 13 (Mandatory prepayments).

(c)

The resignation of that Guarantor shall not be effective until the later of (i) date of the relevant Third Party Disposal and (ii) the date on which the Guarantor ceases to be a borrower and /or guarantor under the Existing Finance Documents, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.5	Release of CEMEX Australia Holdings

The Participating Creditors agree that CEMEX Australia Holdings shall be automatically released as a Guarantor (and shall have no further rights, liabilities or obligations under the Finance Documents as an Obligor) if:

(a)

pursuant to the terms of a share purchase agreement dated on or about 15 June 2009 under which CEMEX España agreed to transfer all the issued share capital it holds in CEMEX Australia Holdings to Vennor Investments Pty Ltd (the “SPA”), all of the conditions precedent referred to in the SPA, other than the release of CEMEX Australia Holdings as a Guarantor under this Agreement, have been satisfied or waived and the transactions under the SPA shall promptly after the release of CEMEX Australia Holdings complete in accordance with the terms of the SPA on or before 31 December 2009 (or, if the purchaser under the SPA and CEMEX España have agreed to extend the termination date of the SPA to 31 January 2010, 31 January 2010); and

(b)

the Parent has confirmed that it shall procure, if so required, that the Disposal Proceeds from the sale of all the issued share capital in CEMEX Australia Holdings will be applied in accordance with Clause 13 (Mandatory prepayments); and

(c)	the Parent has delivered to the Administrative Agent a Resignation Letter (Australia).

28.6	Resignation of a Security Provider

(a)	The Parent may request that a Security Provider ceases to be a Security Provider by delivering to the Administrative Agent a Resignation Letter if:

(i)	the Transaction Security granted by that Security Provider is being released under and in accordance with the Intercreditor Agreement and the Parent has confirmed that this is the case; or

(ii)	all the Participating Creditors have consented to the resignation of that Security Provider.

(b)	The Administrative Agent shall accept a Resignation Letter and notify the Parent and the Participating Creditors of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Parent has confirmed that the Transaction Security granted by that Security Provider has not become enforceable in accordance with its terms.

(c)

The resignation of that Security Provider shall not be effective until the date on which the Transaction Security granted by the Security Provider has been released under and in accordance with the Intercreditor Agreement, at which time that company shall cease to be a Security Provider and shall have no further rights or obligations under the Finance Documents as a Security Provider.

28.7	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Affiliate that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.8	Resignation and release of Security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)

where that Obligor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Obligor, the Security Agent may, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)	the resignation of that Obligor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

(c)

if the disposal of that Obligor is not made, the Resignation Letter of that Obligor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Obligor and the Transaction Security created or intended to be created by or over that Obligor shall continue in such force and effect as if that release had not been effected.

SECTION 10

THE FINANCE PARTIES

29.	ROLE OF THE ADMINISTRATIVE AGENT

29.1	Appointment of the Administrative Agent

(a)	Each of the Participating Creditors appoints the Administrative Agent to act as its agent under and in connection with the New Finance Documents.

(b)

Each of the Participating Creditors, authorises the Administrative Agent to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the New Finance Documents (including the appointment of any sub-agents or local agents to assist in the supervision or enforcement of any of the Finance Documents) together with any other incidental rights, powers, authorities and discretions.

29.2	Interests of Participating Creditors

Without limiting paragraphs (a) to (c) of Clause 29.8 (Majority Participating Creditors’ instructions), in connection with the exercise of its powers, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the provisions of this Agreement), the Administrative Agent shall have regard to the general interests of the Participating Creditors (taken as a whole) and shall not have regard to any interest arising from circumstances particular to individual Participating Creditors.

29.3	Duties of the Administrative Agent

(a)

The Administrative Agent shall promptly forward to a Party the original or a copy of any document (including, but not limited to, the Parent’s annual financial statements) which is delivered to the Administrative Agent for that Party by any other Party.

(b)	The Administrative Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

If the Administrative Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)

If the Administrative Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Administrative Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Administrative Agent’s duties under the New Finance Documents are solely mechanical and administrative in nature.

29.4	Role of the Co-ordinating Committee Banks

Except as specifically provided in the Finance Documents, the Co-ordinating Committee Banks do not have any obligations or liabilities of any kind to any other Party under or in connection with any Finance Document.

29.5	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Administrative Agent, any Creditor’s Representative, and/or any Co-ordinating Committee Bank as a trustee or fiduciary of any other person.

(b)

Neither the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility, the Security Agent nor the Co-ordinating Committee Banks shall be bound to account to any Participating Creditor for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

The Administrative Agent, any Creditor’s Representative, the Security Agent and the Co-ordinating Committee Banks may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and discretions

(a)	The Administrative Agent and each Creditor’s Representative under a Syndicated Bank Facility may rely on:

(i)

any representation, notice or document (including, for the avoidance of doubt, any representation, notice or document communicating the consent of the Majority Participating Creditors pursuant to Clause 38.1 (Required consents)) believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)

The Administrative Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Participating Creditors) and each Creditor’s Representative under a Syndicated Bank Facility may assume that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Participating Creditors has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

The Administrative Agent and each Creditor’s Representative under a Syndicated Bank Facility may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)

The Administrative Agent may act in relation to the Finance Documents through its personnel and agents and through any necessary subagent, local agent or Affiliate and for that purpose, may enter into any agreement or cause any agreement to be entered into, by any such subagent, local agent or Affiliate, including the execution, delivery, performance or enforcement of any Transaction Security Document.

(e)	The Administrative Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Notwithstanding any other provision of any Finance Document or any Syndicated Bank Facility, as applicable, to the contrary, neither the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility nor the Co-ordinating Committee Banks are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law and regulation or a breach of a fiduciary duty or duty of confidentiality.

(g)	Any Creditor’s Representative under a Syndicated Bank Facility may disclose to any other Party any information it reasonably believes it has received as agent under a Syndicated Bank Facility.

29.8	Majority Participating Creditors’ instructions

(a)

Unless a contrary indication appears in a New Finance Document, the Administrative Agent shall (i) exercise any right, power, authority or discretion vested in it as Administrative Agent in accordance with any instructions given to it by the Majority Participating Creditors (or, if so instructed by the Majority Participating Creditors, refrain from exercising any right, power, authority or discretion vested in it as Administrative Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Participating Creditors.

(b)	Unless a contrary indication appears in a New Finance Document, any instructions given by the Majority Participating Creditors will be binding on all the Finance Parties other than the Security Agent.

(c)

The Administrative Agent and any Creditor’s Representative under a Syndicated Bank Facility may refrain from acting in accordance with the instructions of the Majority Participating Creditors (or, if appropriate, the Participating Creditors) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Participating Creditors, (or, if appropriate, the Participating Creditors) the Administrative Agent may act (or refrain from taking action) as it considers to be in the best interest of the Participating Creditors (taken as a whole).

(e)

The Administrative Agent is not authorised to act on behalf of a Participating Creditor (without first obtaining that Participating Creditor’s consent) in any legal or arbitration proceedings relating to any New Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

(f)

No Creditor’s Representative under a Syndicated Bank Facility shall be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Participating Creditors or the required lenders under a Finance Document.

29.9	Responsibility for documentation

Neither the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility nor any Co-ordinating Committee Bank is:

(a)

responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Administrative Agent, an Obligor or any other person given in or in connection with any Finance Document or the Transaction Security; or

(b)

responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

29.10	Exclusion of liability

(a)

Without limiting paragraph (b) below, neither the Administrative Agent nor any Co-ordinating Committee Bank will be liable for any action taken by it under or in connection with any New Finance Document or the Transaction Security (or the negotiation or implementation of such documents) unless directly caused by its gross negligence or wilful misconduct or wilful breach of any New Finance Document (and, for the avoidance of doubt, the Administrative Agent will not be liable in any circumstances for any consequential loss).

(b)

No Party (other than the Administrative Agent) may take any proceedings against any officer, employee or agent of the Administrative Agent or any Creditor’s Representative under a Syndicated Bank Facility in respect of any claim it might have against the Administrative Agent or any Creditor’s Representative under a Syndicated Bank Facility or in respect of any act or omission of any kind by that officer, employee or agent in relation to any

New Finance Document and any officer, employee or agent of the Administrative Agent or any Creditor’s Representative under a Syndicated Bank Facility may rely on this Clause 29 subject to Clause 1.5 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Administrative Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility or any Co-ordinating Committee Bank to carry out any checks pursuant to any laws or regulations relating to money laundering in relation to any person on behalf of any Participating Creditor and each Participating Creditor confirms to the Administrative Agent, each Creditor’s Representative under a Syndicated Bank Facility and each Co-ordinating Committee Bank that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility or any Co-ordinating Committee Bank.

(e)

No Creditor’s Representative under a Syndicated Bank Facility will be liable for any action taken by it under or in connection with any Syndicated Bank Facility, unless directly caused by its gross negligence or wilful misconduct or wilful breach of such Syndicated Bank Facility.

(f)

The Administrative Agent will have no liability for the acts of its agents, sub-agents or delegates (including Affiliates acting in such capacities) except to the extent that the acts or omissions of such agent or sub-agent (to the extent that it is an Affiliate of the Administrative Agent) constituted gross negligence, wilful misconduct.

29.11	Participating Creditors’ indemnity to the Administrative Agent

Each Participating Creditor shall (in proportion to its share of the aggregate Base Currency Amount of the Exposures of all of the Participating Creditors under the Facilities or, if the aggregate Base Currency Amount of the Exposures of all of the Participating Creditors under the Facilities are then zero, to its share of the aggregate Base Currency Amount of the Exposures of all of the Participating Creditors under the Facilities immediately prior to their reduction to zero) indemnify the Administrative Agent and its Affiliates (to the extent that they act as agents, sub-agents or delegates in relation to the Finance Documents), within three Business Days of demand, against any cost, loss or liability incurred by the Administrative Agent and its Affiliates (to the extent that they act as agents, sub-agents or delegates in relation to the Finance

Documents) (otherwise than by reason of the Administrative Agent’s or relevant Affiliate’s gross negligence or wilful misconduct) in acting as (or, as the case may be, assisting) Administrative Agent under the New Finance Documents (unless the Administrative Agent or Affiliate has been reimbursed by an Obligor pursuant to a New Finance Document).

Any third party referred to in this Clause 29.11 may rely on this Clause 29.11.

29.12	Resignation of the Administrative Agent

(a)	The Administrative Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the other Finance Parties and the Parent.

(b)

Alternatively the Administrative Agent may resign by giving notice to the other Finance Parties and the Parent, in which case the Majority Participating Creditors (after consultation with the Parent) may appoint a successor Administrative Agent.

(c)

If the Majority Participating Creditors have not appointed a successor Administrative Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Administrative Agent (after consultation with the Parent) may appoint a successor Administrative Agent (acting through an office in the European Union).

(d)

The retiring Administrative Agent shall, at its own cost, make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the New Finance Documents.

(e)	The Administrative Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Administrative Agent shall be discharged from any further obligation in respect of the New Finance Documents but shall remain entitled to the benefit of this Clause 29.12. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Parent, the Majority Participating Creditors may, by notice to the Administrative Agent, require it to resign in accordance with paragraph (b) above. In this event, the Administrative Agent shall resign in accordance with paragraph (b) above.

29.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Administrative Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Administrative Agent, it may be treated as confidential to that division or department and the Administrative Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Administrative Agent, any Creditor’s Representative under a Syndicated Bank Facility nor any Co-ordinating Committee Bank is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

(d)

In acting as agent under a Syndicated Bank Facility, each Creditor’s Representative under a Syndicated Bank Facility shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of such Creditor’s Representative, it may be treated as confidential to that division or department and such Creditor’s Representative under a Syndicated Bank Facility shall not be deemed to have notice of it.

29.14	Relationship with the Participating Creditors

(a)

The Administrative Agent may treat each Participating Creditor as a Participating Creditor, entitled to payments under this Agreement and (other than in the case of a USPP Noteholder) acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Participating Creditor to the contrary in accordance with the terms of this Agreement.

(b)

Each Participating Creditor shall supply the Administrative Agent with any information that the Security Agent may reasonably specify (through the Administrative Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Participating Creditor shall deal with the Security Agent exclusively through the Administrative Agent and shall not deal directly with the Security Agent.

(c)

The Administrative Agent may disclose to any Participating Creditor any information received by it in its capacity as Administrative Agent (including, without limitation, details of the identities and Exposures of the Participating Creditors).

29.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Administrative Agent and each Creditor’s Representative under a Syndicated Bank Facility that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Administrative Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property; and

(f)	the legality, validity, effectiveness, adequacy or enforceability of any action taken or made in connection with any Syndicated Bank Facility or other Finance Document.

29.16	Administrative Agent’s Management Time

Any amount payable to the Administrative Agent or a Creditor’s Representative under a Syndicated Bank Facility under Clause 17.9 (Indemnity to the Administrative Agent and Creditor’s Representative) and Clause 29.11 (Participating Creditors’ indemnity to the Administrative Agent) shall include the cost of utilising the Administrative Agent’s or such Creditor’s Representative’s. As applicable, management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Administrative Agent or such Creditor’s Representative under a Syndicated Bank Facility, as applicable, may notify to the Parent and the Participating Creditors, and is in addition to any fee paid or payable to the Administrative Agent under Clause 16 (Fees).

29.17	Deduction from amounts payable by the Administrative Agent

If any Party owes an amount to the Administrative Agent under the New Finance Documents the Administrative Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Administrative Agent would otherwise be obliged to make under the New Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the New Finance Documents that Party shall be regarded as having received any amount so deducted.

29.18	Role of FTI Consulting Canada, ULC

Each Party (other than the USPP Noteholders) agrees and acknowledges that FTI Consulting Canada, ULC has provided the FTI Report and is otherwise acting on the terms of its engagement letter dated 6 April 2009 with, among others, the Parent and certain of the Co-ordinating Committee Banks and shall have no liability whatsoever save to the extent expressly contemplated in that engagement letter and the form of any accompanying reliance letter(s) (whether or not such reliance letter has been signed.

29.19	Reliance and engagement letters

Each Finance Party and Secured Party confirms that the Administrative Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Administrative Agent) the terms of any reliance letter or engagement letters relating to the FTI Report or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind itself in respect of the FTI Report or those other reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters unless, in the case of the FTI Report, it has already entered into a non-reliance letter in form and substance satisfactory to FTI Consulting Canada, ULC.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) or otherwise receives or recovers more than the amount to which it is entitled under the Finance Documents (whether by way of set-off or otherwise) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Administrative Agent;

(b)

the Administrative Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Administrative Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Administrative Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Administrative Agent, pay to the Administrative Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2	Redistribution of payments

The Administrative Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (Partial payments).

31.3	Recovering Finance Party’s rights

(a)

On a distribution by the Administrative Agent under Clause 31.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Administrative Agent, pay to the Administrative Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)

that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5	Exceptions

(a)

This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)

This Clause 31 shall not impose any obligation on the Security Agent to pay a Sharing Payment to the Administrative Agent under Clause 31.1 (Payments to Finance Parties) or Clause 31.4 (Reversal of redistribution).

SECTION 11

ADMINISTRATION

32.	PAYMENT MECHANICS

32.1	Payments to the Administrative Agent

(a)

Subject to paragraph (b), on each date on which an Obligor or a Participating Creditor is required to make a payment under a Finance Document, that Obligor or Participating Creditor shall make the same available to the relevant Creditor’s Representative, as the case may be (unless a contrary indication appears in a Finance Document (including the USPP Note Agreement)) for value on the due date at the time and in such funds specified by the Creditor’s Representative (as applicable) as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payments by Obligors or Participating Creditors shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Administrative Agent specifies.

32.2	Distributions by the Administrative Agent

Each payment received by the Administrative Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor), Clause 32.4 (Clawback) and Clause 29.17 (Deduction from amounts payable by the Administrative Agent) be made available by the Administrative Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a payment to a Participating Creditor under or in respect of a Facility, to its Creditor’s Representative under that Facility and (other than in the case of a USPP Noteholder) for the account of its Facility Office), to such account as that Creditor’s Representative may notify to the Administrative Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London).

32.3	Distributions to an Obligor

The Administrative Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)

Where a sum is to be paid to the Administrative Agent under the Finance Documents for another Party, the Administrative Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Administrative Agent pays an amount to another Party and it proves to be the case that the Administrative Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Administrative Agent shall on demand refund the same to the Administrative Agent together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent, calculated by the Administrative Agent to reflect its cost of funds.

32.5	Partial payments

Subject to the provisions of the Intercreditor Agreement:

(a)

If the Administrative Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Administrative Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Agent and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The Administrative Agent shall, if so directed by the Majority Participating Creditors, vary the order set out in paragraphs (a)(ii) to (iv) above (but not, for the avoidance of doubt, the pro rata allocation of payments falling within any such paragraph).

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of an Exposure of any Participating Creditor under a Facility or Unpaid Sum or a part of an Exposure of any Participating Creditor under a Facility or Unpaid Sum shall be made in the currency in which that Exposure or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.9	Change of currency

(a)

Unless otherwise prohibited by law or regulation, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent (after consultation with the Parent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other rounded up or down by the Administrative Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Parent) specifies to be necessary be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.10	Payments discharge obligations under Existing Finance Documents

For the avoidance of doubt, payments of principal in respect of a Facility made pursuant to the terms of the New Finance Documents will be treated as discharging the equivalent obligations in respect of that Facility under the relevant Existing Finance Documents.

32.11	Determination and verification of payments

(a)

At least 4 Business Days prior to the date on which an Obligor makes a payment under a Finance Document, the Parent will provide (to the Administrative Agent for distribution to the Creditor’s Representatives in respect of the Facility or Facilities to which the payment relates) a schedule setting out how the payment is to be applied as between each Facility.

(b)

To the extent that the payment is a repayment or prepayment of principal in respect of one or more Facilities, the Parent will consult with the Administrative Agent in determining the application of the payment as between each Facility to enable the Administrative Agent to verify the amount and application of the payment before such payment is made.

(c)

The Parent will advise the relevant Creditors’ Representatives of the amount and currency of any principal payment to be made to such Creditor’s Representative under the Finance Documents no later than 10:00 a.m. (London time) 3 Business Days prior to the date on which that payment is (or is required to be) made.

33.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the New Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 34.5 (Electronic communication)) by email.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the New Finance Documents is:

(a)	in the case of the Parent:

Address:	CEMEX, S.A.B. de C.V.
Ave Ricardo Margáin Zozaya #325
Colonia Valle del Campestre
San Pedro Garza García Monterrey, 66265
Mexíco

Fax:	+52 (81) 8888 4399
Attention:	Financial Operations Manager

And to:	CEMEX, S.A.B. de C.V.
Calle Hernández de Tejada,
28027 Madrid
Spain
Fax:	+34 (91) 377 6500
Attention:	Financial Operations Manager;

(b)	in the case of each Participating Creditor, or any other Obligor, that notified in writing to the Administrative Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Administrative Agent:

Address:	Citibank International PLC
5th Floor, Citigroup Centre
25 Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+44 20 8636 3824
Attention:	Loans Agency;

(d)	in the case of the Security Agent:

Address:	Fifth Floor, 6 Broad Street Place, London EC2M 7JH

Fax:	+44 (0) 20 7614 1122
Attention:	Elaine K. Lockhart;

or any substitute address or fax number or department or officer as the Party may notify to the Administrative Agent (or the Administrative Agent may notify to the other Parties, if a change is made by the Administrative Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the New Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post (postage prepaid) in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Administrative Agent or Security Agent will be effective only when actually received by the Administrative Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Administrative Agent’s signature below (or any substitute department or officer as the Administrative Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Administrative Agent. The Parent may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Administrative Agent shall notify the other Parties.

34.5	Electronic communication

(a)

Any communication to be made between the Administrative Agent or the Security Agent and a Participating Creditor and/or any member of the Group under or in connection with the New Finance Documents may be made by electronic mail or other electronic means, if the Administrative Agent, the Security Agent and the relevant Participating Creditor and/or member of the Group:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Administrative Agent and a Participating Creditor and/or the Security Agent and/or any member of the Group will be effective only when actually received in readable form and in the case of any electronic communication made by a Participating Creditor and/or the Security Agent and/or any member of the Group to the Administrative Agent only if it is addressed in such a manner as the Administrative Agent or Security Agent shall specify for this purpose.

(c)

As at the date of this Agreement, the Security Agent has not agreed that electronic communication as contemplated by this Clause 34.5 is an accepted form of communication unless any communication from a Creditor, Noteholder or Noteholder Trustee to the Security Agent by electronic means is also made by fax, and such communication shall only be effective when such fax is received in legible form.

34.6	English language

(a)	Any notice given under or in connection with any New Finance Document must be in English.

(b)	All other documents provided under or in connection with any New Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.7	Obligor Agent

(a)

Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Parent to act on its behalf as its agent in relation to the New Finance Documents and irrevocably authorises (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or consent of such Obligor; and (ii) each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the New Finance Documents to the Parent on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions or executed or made such agreements or received any notice, demand or other communication.

(b)

Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Parent, or given to the Parent, in its capacity as agent in accordance with paragraph (a) of this Clause 34.7, in connection with this Agreement shall be binding for all purposes on such Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Parent and any other Obligor, those of the Parent shall prevail.

34.8	Use of Websites

(a)

The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Participating Creditors (the “Website Participating Creditors”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Administrative Agent (the “Designated Website”) if:

(i)	the Administrative Agent expressly agrees (after consultation with each of the Participating Creditors) that it will accept communication of the information by this method;

(ii)	both the Parent and the Administrative Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Administrative Agent.

If any Participating Creditor (a “Paper Form Participating Creditor”) does not agree to the delivery of information electronically then the Administrative Agent shall notify the Parent accordingly and the Parent shall supply the information to the Administrative Agent in paper form. In any event the Parent shall supply the Administrative Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Administrative Agent shall supply each Website Participating Creditor with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Administrative Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Administrative Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Administrative Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Administrative Agent and each Website Participating Creditor is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Participating Creditor may request, through the Administrative Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall comply with any such request within ten Business Days.

34.9	Delivery of information to Creditor’s Representatives

The Administrative Agent may provide a copy of any information, notice or communication that is delivered or addressed to a Participating Creditor to the Creditor’s Representative of the Facility to which it relates and shall provide details of the outcome of a decision in relation to a request for a consent, amendment or waiver to the Creditor’s Representatives.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a New Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any New Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a New Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days, or where the interest, commission or fee is to accrue in respect of any amount denominated in sterling, 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.4	Spanish Civil Procedure

In the event that this Agreement is raised to a Spanish Public Document, for the purposes of Article 572.2 of the Spanish Civil Procedure Law (Ley de Enjuiciamiento Civil), all parties expressly agree that the exact amount due at any time by the Obligors to the Participating Creditors will be the amount specified in a certificate issued by the Administrative Agent (and/or any Participating Creditor) in accordance with Clause 35.2 (Certificates and Determinations) as representative of the Participating Creditors reflecting the balance of the accounts referred to in Clause 35.1 (Accounts).

35.5	No personal liability

If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

36.	PARTIAL INVALIDITY

If, at any time, any provision of the New Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the laws or regulations of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the New Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or regulation.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)

Subject to Clause 38.2 (Exceptions) any term of the New Finance Documents may be amended or waived only with the consent of the Majority Participating Creditors and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Administrative Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)	The Parent may effect, as agent of each Obligor, any amendment or waiver permitted by this Clause 38.

38.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Participating Creditors” or “Super Majority Participating Creditors” in Clause 1.1 (Definitions);

(ii)	an extension to the Termination Date or to the date of any scheduled payment of any amount or reduction of any Facility Limit under the Finance Documents;

(iii)

a reduction in the Margin or a reduction in the amount (or, in respect of interest, fees and commissions, the rate) of any payment of principal, interest, fees or commission payable (or the allocation as among the Participating Creditors of such payment);

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in or an extension of any Exposure of any Participating Creditor under a Facility or an increase in or an extension of any Facility Limit;

(vi)	a change to the Borrowers or any of the Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(vii)	any provision which expressly requires the consent of all the Participating Creditors;

(viii)	Clause 4.1 (Finance Parties’ Rights and Obligations), Clause 20 (Guarantee and indemnity), Clause 27 (Changes to the Participating Creditors), Clause 28 (Changes to the Obligors) or this Clause 38; or

(ix)	any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made without the prior consent of all the Participating Creditors.

(b)

An amendment or waiver which relates to the rights or obligations of the Administrative Agent, a Co-ordinating Committee Bank a Creditor’s Representative under a Syndicated Bank Facility or, as the case may be, the Security Agent may not be effected without the consent of the Administrative Agent, that Co-ordinating Committee Bank, the relevant Creditor’s Representative under a Syndicated Bank Facility or, as the case may be, the Security Agent at such time.

(c)	Any amendment or waiver that has the effect of changing or that relates to:

(i)

the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(ii)

the release of any guarantee and indemnity granted under Clause 20 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, may only be made with the consent of the Super Majority Participating Creditors and in accordance with the terms of the Intercreditor Agreement.

39.	COUNTERPARTS

Each New Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the New Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

(a)	This Agreement and all non-contractual obligations arising from or connected with it are governed by English law.

(b)

If any of the Original Guarantors is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws and regulations of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws and regulations shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

(c)	Nothing in this Agreement will operate to change the governing law of any Existing Finance Document.

41.	ENFORCEMENT

41.1	Jurisdiction in relation to actions brought against parties organised or incorporated in Mexico

In relation to actions brought by or against any Party organised or incorporated in Mexico:

(a)

the courts of England and the courts of each Party’s corporate domicile, have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligations arising from or connected with this Agreement) (a “Dispute”); and

(b)

the Parties agree that the courts of England and such courts of each Party’s corporate domicile are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waive any right to which any of them may be entitled on account of place of residence or domicile.

41.2	Jurisdiction of English Courts in other cases

Subject to Clause 41.1 (Jurisdiction in relation to actions brought against parties organised or incorporated in Mexico) above:

(a)	the courts of England have jurisdiction to settle any Dispute;

(b)

the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waive any right to which any of them may be entitled on account of place of residence or domicile; and

(c)

This Clause 41.2 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute (or any other dispute whatsoever) in any other courts with jurisdiction. To the extent allowed by law or regulation, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law or regulation, each Obligor (other than an Obligor incorporated in England and Wales):

(a)

shall irrevocably appoint the Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any New Finance Document and shall procure that the Process Agent confirms its acceptance of that appointment in writing on or before the date of this Agreement; and

(b)	agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

41.4	Waiver of right to trial by jury

To the extent permitted by applicable law, each party to this Agreement hereby expressly and irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under any Finance Document or in any way connected with or related or incidental to the dealings of the Parties hereto or any of them with respect to any Finance Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any Party to this Agreement may file an original counterpart or a copy of this Clause 41.4 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Obligors

Name of Original Borrowers	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

New Sunward Holding B.V.	34133556

CEMEX Materials LLC	File# 4443303 (Delaware)

CEMEX España Finance LLC	File#: 3654572

Name of Original Guarantors	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

CEMEX México, S.A. de C.V.	CME-820101-LJ4

CEMEX Concretos, S.A. de C.V.	CCO-740918-9M1

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

New Sunward Holding B.V.	34133556

CEMEX Corp.	File #: 2162255

CEMEX, Inc.	Charter # 13000400D (Louisiana)

CEMEX España Finance LLC	File #: 3654572

CEMEX Australia Holdings Pty Ltd	ABN: 46 122 401 405

Name of Original Security Providers	Registration number or equivalent

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX México, S.A. de C.V.	CME-820101-LJ4

Centro Distribuidor de Cemento, S.A. de C.V.	CDC-960913-SK6

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

Impra Café, S.A. de C.V.	ICA-801002-5E8

Interamerican Investments, Inc.	File #: 2252951

Mexcement Holdings, S.A. de C.V.	MHO-010605-UDA

Corporación Gouda, S.A. de C.V.	CGO-020124-4W0

Sunward Acquisitions N.V.	33235711

Sunward Investments B.V.	34169379

Sunward Holdings B.V.	34169530

CEMEX Dutch Holdings B.V.	34218087

New Sunward Holding B.V.	34133556

CEMEX International Finance Company	226652

Part II

The Original Participating Creditors1

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
Part I
Part I.A (Syndicated Facilities)
CEMEX, S.A.B. de C.V. US$700,000,000 (originally US$800,000,000) Credit Agreement dated 23 June, 2004 as amended	$700,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH	$38,000,000
BANCO SANTANDER S.A., NEW YORK BRANCH	$42,000,000
HSBC MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO HSBC	$30,000,000
BNP PARIBAS PANAMA BRANCH	$50,000,000
BANK OF AMERICA, N.A.	$34,000,000
BARCLAYS BANK PLC	$42,000,000
JPMORGAN CHASE BANK, N.A.	$10,000,000
CITIBANK N.A., NASSAU, BAHAMAS BRANCH	$28,000,000
CITIBANK (BANAMEX USA)	$10,000,000
ING BANK, N.V. (ACTING THROUGH ITS CURACAO BRANCH)	$42,000,000
CALYON NEW YORK BRANCH	$42,000,000
DEUTSCHE BANK AG NEW YORK BRANCH	$20,000,000
THE BANK OF NOVA SCOTIA	$42,000,000
SOCIÉTÉ GÉNÉRALE	$10,000,000

[1]

Promptly following the Effective Date, the Participating Creditors (in consultation with the Parent) under each Facility should confirm to the Administrative Agent exact details of the currency and amount of their Exposures under such Facility as at the Effective Date and to the extent that any changes are required to this Schedule as a result, this Schedule will be updated accordingly by the Administrative Agent (with notice to the Parent, the Creditor’s Representatives and the other Participating Creditors).

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$42,000,000
INTESA SANPAOLO S.p.A., NEW YORK BRANCH	$20,000,000
BAYERISCHE LANDESBANK	$30,000,000
UNICREDIT SPA – NEW YORK BRANCH	$10,000,000
Commerzbank AG (formerly Dresdner Bank AG acting through its lending office, Dresdner Bank AG, New York Branch)	$20,000,000
STANDARD CHARTERED BANK	$34,000,000
MIZUHO CORPORATE BANK, LTD	$42,000,000
WACHOVIA BANK, NATIONAL ASSOCIATION	$42,000,000
COMERICA BANK	$20,000,000
CEMEX, S.A.B. de C.V. US$1,200,000,000 Credit Agreement dated 31 May 2005 as amended	$1,200,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH	$79,500,000
BANCO SANTANDER S.A., NEW YORK BRANCH	$88,000,000
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$50,000,000
BNP PARIBAS PANAMA BRANCH	$100,000,000
THE ROYAL BANK OF SCOTLAND PLC	$50,000,000
BANK OF AMERICA, N.A.	$25,000,000
BARCLAYS BANK PLC	$89,500,000
JPMORGAN CHASE BANK, N.A.	$25,000,000
CITIBANK, N.A., NASSAU BAHAMAS BRANCH	$81,000,000
ING BANK, N.V. (ACTING THROUGH ITS CURACAO BRANCH)	$88,000,000
CALYON NEW YORK BRANCH	$88,000,000
THE BANK OF NOVA SCOTIA	$88,000,000
FORTIS BANK SA/NV CAYMAN ISLANDS BRANCH	$50,000,000

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
SOCIÉTÉ GÉNÉRALE		$50,000,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.		$25,000,000
INTESA SANPAOLO S.p.A., NEW YORK BRANCH		$25,000,000
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID, MIAMI AGENCY		$10,000,000
MORGAN STANLEY BANK, N.A.		$25,000,000
BAYERISCHE LANDESBANK		$50,000,000
WACHOVIA BANK, NATIONAL ASSOCIATION		$88,000,000
BANCA MONTE DEI PASCHI DI SIENA S.P.A.		$15,000,000
COMERICA BANK		$10,000,000
CEMEX, S.A.B. de C.V. US$437,500,000 & Mex$4,773,282,950 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009	$ Mex$	437,500,000 4,773,282,950	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
USD TRANCHE		$437,500,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE GRUPO FINANCIERO BBVA BANCOMER		$230,000,000
BANCO SANTANDER (MEXICO), S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER		$55,000,000
CITIBANK, N.A. NASSAU BAHAMAS BRANCH		$47,500,000
CITIBANK (BANAMEX USA)		$25,000,000
BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.		$80,000,000
Mex$ TRANCHE	Mex$	4,773,282,950	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.
BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE GRUPO FINANCIERO BBVA BANCOMER	Mex$	2,266,359,200
BANCO SANTANDER (MEXICO), S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER	Mex$	742,747,500

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
HSBC MEXICO S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC	Mex$	785,100,000
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX	Mex$	979,076,250
CEMEX España, S.A. €250,000,000 and ¥19,308,000,000 term and revolving facilities agreement dated 30 March 2004 as amended	€ $	139,133,387.37 8,696,228.26	CEMEX España, S.A.	N/A
FACILITY C1 (EURO TRANCHE)		€139,133,387.37	CEMEX España, S.A.	N/A
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.		€22,035,138.06
BANCO SANTANDER S.A.		€14,471,725.81
HSBC BANK PLC, SUCURSAL EN ESPAÑA		€14,471,725.81
BNP PARIBAS SUCURSAL EN ESPAÑA		€14,471,725.81
THE ROYAL BANK OF SCOTLAND PLC		€14,471,725.81
ING BELGIUM, S.A., SUCURSAL EN ESPAÑA		€14,471,725.81
FORTIS, S.A., SUCURSAL EN ESPAÑA		€4,460,976.01
SOCIÉTÉ GÉNÉRALE		€17,866,328.16
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID		€22,412,316.09
FACILITY C2 (USD TRANCHE)		$8,696,228.26	CEMEX España, S.A.	N/A
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA		$8,696,228.26
CEMEX España, S.A. US$2,300,000,000 RMC Revolving Facilities Agreement dated 24 September 2004 as amended		$1,050,000,000	CEMEX España, S.A.	CEMEX España, S.A.
FACILITY B (Revolving Facility)		$525,000,000	CEMEX España, S.A.	CEMEX España, S.A.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.		$45,016,398
BANCO SANTANDER S.A.		$29,577,409
CALYON NEW YORK BRANCH		$29,577,409
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA		$22,516,398
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID		$25,375,000

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
BNP PARIBAS, SUCURSAL EN ESPAÑA	$29,125,000
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$22,875,000
INSTITUTO DE CREDITO OFICIAL	$31,250,000
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$25,375,000
THE ROYAL BANK OF SCOTLAND PLC	$25,375,000
WEST LB AG, SUCURSAL EN ESPAÑA	$25,375,000
UNICREDIT S.P.A. SUCURSAL EN ESPAÑA	$10,000,000
BARCLAYS BANK PLC	$21,560,809
BAYERISCHE LANDESBANK	$11,104,669
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA	$8,988,309
BRED BANQUE POPULAIRE	$3,750,000
CAJA DE AHORROS DE ASTURIAS	$4,050,000
CAJA DE AHORROS DE GALICIA	$2,500,000
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID	$4,500,000
CENTROBANCA - BANCA DE CREDITO	$12,500,000
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE-DE-FRANCE	$10,000,000
DEUTSCHE BANK LUXEMBOURG S.A.	$11,104,669
COMMERZBANK AG LONDON BRANCH	$5,000,000
FORTIS BANK, SUCURSAL EN ESPANA	$32,000,000
IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA	$4,987,500
ING BELGIUM SA, Sucursal en España	$14,850,229
LLOYDS TSB BANK, PLC	$14,322,978
INTESA SANPAOLO S.P.A. SUCURSAL EN ESPAÑA	$9,722,500
SCOTIABANK EUROPE, PLC, LONDON	$12,070,725
SOCIÉTÉ GÉNÉRALE	$5,000,000
BANK OF TOKYO-MITSUBISHI UFJ LTD. SUCURSAL EN ESPAÑA	$5,550,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$10,000,000

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
FACILITY C (Revolving Facility)	$525,000,000	CEMEX España, S.A.	CEMEX España, S.A.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$45,568,732
BANCO SANTANDER S.A.	$29,577,409
CALYON NEW YORK BRANCH	$29,577,409
CITIBANK NA INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$23,068,732
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID	$25,375,000
BNP PARIBAS, SUCURSAL EN ESPAÑA	$29,125,000
FORTIS BANK, SUCURSAL EN ESPANA	$32,000,000
HSBC BANK PLC, MADRID	$22,875,000
INSTITUTO DE CRÉDITO OFICIAL	$31,250,000
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$25,375,000
THE ROYAL BANK OF SCOTLAND PLC	$25,375,000
WEST LB AG, SUCURSAL EN ESPAÑA	$25,375,000
UNICREDIT S.P.A. SUCURSAL EN ESPAÑA	$10,000,000
BARCLAYS BANK PLC, SUCURSAL EN ESPAÑA	$16,988,309
BAYERISCHE LANDESBANK	$11,104,669
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA	$8,988,309
BRED BANQUE POPULAIRE	$13,750,000
CAJA DE AHORROS DE ASTURIAS	$4,050,000
CAJA DE AHORROS DE GALICIA	$2,500,000
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID	$9,072,500
CENTROBANCA - BANCA DE CREDITO	$12,500,000
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE-DE-FRANCE	$10,000,000
COMMERZBANK AG LONDON BRANCH	$5,000,000
IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA	$4,987,500

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
ING BELGIUM SA, Sucursal en España		$14,850,229
LLOYDS TSB BANK, PLC		$14,322,978
INTESA SANPAOLO SPA SUCURSAL EN ESPAÑA		$9,722,500
SCOTIABANK EUROPE, PLC, LONDON		$12,070,725
SOCIÉTÉ GÉNÉRALE		$5,000,000
BANK OF TOKYO-MITSUBISHI UFJ LTD. SUCURSAL EN ESPAÑA		$5,550,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND		$10,000,000
CEMEX España, S.A. US$6,000,000,000 (originally US$9,000,000,000) Rinker Acquisition Facilities Agreement dated 6 December, 2006 as amended	$ $ € € $	1,300,999,999 1,142,939,394 419,605,045 1,320,000,000 1,185,000,000	CEMEX España, S.A.	N/A
FACILITY B1		$1,300,999,999	CEMEX España, S.A.	N/A
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. SUCURSAL EN ESPAÑA		$105,681,818
BARCLAYS BANK PLC		$105,681,818
BAYERISCHE HYPO- UND VEREINSBANK AG		$85,681,818
BAYERISCHE LANDESBANK		$105,681,818
FORTIS BANK, S.A. SUCURSAL EN ESPAÑA		$105,681,818
CALYON		$105,681,818
MIZUHO CORPORATE BANK NEDERLAND, N.V.		$105,681,818
SCOTIABANK EUROPE, PLC		$105,681,818
SOCIÉTÉ GÉNÉRALE		$57,681,818
STANDARD CHARTERED BANK		$4,318,182
WESTLB AG, SUCURSAL EN ESPAÑA		$105,681,818
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND		$33,333,333
MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.P.A.		$70,833,333
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE-DE-FRANCE		$24,166,667

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
CREDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH	$24,166,667
BANCA MONTE DEI PASCHI DI SIENA S.P.A., London Branch	$16,666,667
BANCO CAIXA GENERAL	$12,333,333
CAJA DE AHORROS DE ASTURIAS	$12,333,333
LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH	$14,333,333
LANDESBANK BADEN-WÜRTTEMBERG, STUTTGART BRANCH	$49,363,636
WESTPAC EUROPE LIMITED	$8,333,333
CENTROBANCA - Banca di Credito Finanziario e Mobiliare S.p.A.	$35,000,000
ATLANTIC SECURITY BANK	$5,000,000
TAKAREKBANK (Magyar)	$2,000,000
FACILITY B2	$1,142,939,394	CEMEX España, S.A.	N/A
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$87,666,667
THE ROYAL BANK OF SCOTLAND PLC	$116,666,667
ABN AMRO Bank N.V. Sucursal en España	$75,000,000
BANCO SANTANDER, S.A.	$100,681,818
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID	$38,166,667
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA	$105,681,818
CAJA DE AHORROS DE GALICIA	$95,681,818
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$105,681,818
INSTITUTO DE CREDITO OFICIAL	$105,681,818
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$99,681,818
LLOYDS TSB BANK, PLC	$105,681,818
BANCO DE SABADELL, S.A.	$50,000,000
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA	$8,333,333
MORGAN STANLEY BANK INTERNATIONAL LIMITED	$8,333,333

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
BANCO DE GALICIA		$40,000,000
FACILITY B3		€419,605,045	CEMEX España, S.A.	N/A
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.		€88,037,026
BNP PARIBAS SUCURSAL EN ESPAÑA		€79,747,825
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID		€79,747,825
ING BELGIUM S.A. SUCURSAL EN ESPAÑA		€79,747,825
INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA		€79,747,825
BRED BANQUE POPULAIRE		€12,576,718
FACILITY C	€ $	1,320,000,000 1,185,000,000	CEMEX España, S.A.	N/A
€ 1,320,000,000
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA		€39,453,333
THE ROYAL BANK OF SCOTLAND PLC		€51,333,333
ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA		€33,000,000
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.		€51,333,333
BANCO SANTANDER, S.A.		€44,300,000
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID		€16,793,333
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. SUCURSAL EN ESPAÑA		€46,500,000
BARCLAYS BANK PLC		€46,500,000
BAYERISCHE HYPO- UND VEREINSBANK AG		€46,500,000
BAYERISCHE LANDESBANK		€46,500,000
BNP PARIBAS SUCURSAL EN ESPAÑA		€46,500,000
FORTIS BANK, S.A. SUCURSAL EN ESPAÑA		€46,500,000
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA		€46,500,000
CAJA DE AHORROS DE GALICIA		€35,500,000

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID	€46,500,000
CALYON	€46,500,000
HSBC BANK PLC, SUCURSAL EN ESPAÑA	€46,500,000
ING BELGIUM S.A. SUCURSAL EN ESPAÑA	€46,500,000
INSTITUTO DE CREDITO OFICIAL	€46,500,000
INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA	€46,500,000
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	€43,860,000
LLOYDS TSB BANK, PLC	€46,500,000
MIZUHO CORPORATE BANK NEDERLAND, N.V.	€46,500,000
SCOTIABANK EUROPE PLC	€46,500,000
SOCIÉTÉ GÉNÉRALE	€46,500,000
STANDARD CHARTERED BANK	€20,100,000
WESTLB AG, SUCURSAL EN ESPAÑA	€46,500,000
BANCO DE SABADELL, S.A.	€22,000,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	€14,666,667
MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.P.A.	€31,166,667
BRED BANQUE POPULAIRE	€7,333,333
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE-DE-FRANCE	€10,633,333
CRÉDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH	€10,633,333
BANCA MONTE DEI PASCHI DI SIENA S.P.A., London Branch	€7,333,333
BANCO CAIXA GENERAL	€5,426,667
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA	€3,666,667
CAJA DE AHORROS DE ASTURIAS	€5,426,667
LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH	€6,306,667
MORGAN STANLEY BANK INTERNATIONAL LIMITED	€3,666,667

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
WESTPAC EUROPE LIMITED	€3,666,667
CENTROBANCA - Banca di Credito Finanziario e Mobiliare S.p.A.	€15,400,000
$ 1,185,000,000
CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA	$35,418,333
THE ROYAL BANK OF SCOTLAND PLC	$46,083,333
ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA	$29,625,000
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$46,083,333
BANCO SANTANDER, S.A.	$39,769,318
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID	$15,075,833
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. SUCURSAL EN ESPAÑA	$41,744,318
BARCLAYS BANK PLC	$41,744,318
BAYERISCHE HYPO- UND VEREINSBANK AG	$41,744,318
BAYERISCHE LANDESBANK	$41,744,318
BNP PARIBAS SUCURSAL EN ESPAÑA	$41,744,318
FORTIS BANK, S.A. SUCURSAL EN ESPAÑA	$41,744,318
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA	$41,744,318
CAJA DE AHORROS DE GALICIA	$31,869,318
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID	$41,744,318
CALYON	$41,744,318
HSBC BANK PLC, SUCURSAL EN ESPAÑA	$41,744,318
ING BELGIUM S.A. SUCURSAL EN ESPAÑA	$41,744,318
INSTITUTO DE CREDITO OFICIAL	$41,744,318
INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA	$41,744,318
JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA	$39,374,318

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
LLOYDS TSB BANK, PLC		$41,744,318
MIZUHO CORPORATE BANK NEDERLAND, N.V.		$41,744,318
SCOTIABANK EUROPE PLC		$41,744,318
SOCIÉTÉ GÉNÉRALE		$41,744,318
STANDARD CHARTERED BANK		$18,044,318
WESTLB AG, SUCURSAL EN ESPAÑA		$41,744,318
BANCO DE SABADELL, S.A.		$19,750,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND		$13,166,667
MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.P.A.		$27,979,167
BRED BANQUE POPULAIRE		$6,583,333
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE-DE-FRANCE		$9,545,833
CRÉDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH		$9,545,833
BANCA MONTE DEI PASCHI DI SIENA S.P.A., London Branch		$6,583,333
BANCO CAIXA GENERAL		$4,871,667
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA		$3,291,667
CAJA DE AHORROS DE ASTURIAS		$4,871,667
LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH		$5,661,667
MORGAN STANLEY BANK INTERNATIONAL LIMITED		$3,291,667
WESTPAC EUROPE LIMITED		$3,291,667
CENTROBANCA - Banca di Credito Finanziario e Mobiliare S.p.A.		$13,825,000
CEMEX España, S.A. US$617,500,000 & EUR 587,500,000 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009 (as amended)	$ €	617,500,000 587,500,000	CEMEX España, S.A.	CEMEX Australia Holdings Pty Ltd.; CEMEX, Inc.
FACILITY A		$617,500,000	CEMEX España, S.A.	CEMEX Australia Holdings Pty Ltd.; CEMEX, Inc.
THE ROYAL BANK OF SCOTLAND PLC		$362,500,000

Obligation	Original Exposure at the calculation date	Obligor	Guarantor
BANCO SANTANDER, S.A.	$105,000,000
BANK OF AMERICA, N.A., SUCURSAL EN ESPAÑA	$150,000,000
FACILITY B	€587,500,000	CEMEX España, S.A.	CEMEX Australia Holdings Pty Ltd.; CEMEX, Inc.
LLOYDS TSB BANK PLC, SUCURSAL EN ESPAÑA	€22,500,000
BANCO SANTANDER S.A.	€307,000,000
BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID	€40,000,000
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	€48,000,000
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA	€70,000,000
BANCO CAIXA GERAL, S.A.	€50,000,000
HSBC BANK, PLC, SUCURSAL EN ESPAÑA	€30,000,000
CAJA DE AHORROS Y MONTE DE PIEDAD MADRID	€20,000,000
New Sunward Holding B.V. US$1,050,000,000 Senior Unsecured Dutch Loan “A & B” Agreement dated 2 June, 2008 (Club Loan)	$1,050,000,000	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.
BANCO SANTANDER, S.A.	$250,000,000
HSBC MÉXICO, S.A., Institución de Banca Multiple, Grupo Financiero HSBC, acting through its Grand Cayman Branch	$250,000,000
THE ROYAL BANK OF SCOTLAND PLC	$250,000,000
ING BANK, N.V., acting through its Curacao Branch	$150,000,000
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID - Miami Agency	$150,000,000
New Sunward Holding B.V. US$700,000,000 Facilities Agreement dated 27 June 2005 (as amended)	$350,000,000	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; Empresas Tolteca de México S.A. de C.V.
FACILITY B (Revolving Facility)
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	$34,916,667

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
SANTANDER OVERSEAS BANK INC		$24,250,000
BNP PARIBAS		$31,166,667
THE ROYAL BANK OF SCOTLAND PLC		$24,250,000
BANK OF AMERICA, N.A.		$7,500,000
JPMORGAN CHASE BANK, N.A.		$24,250,000
CITIBANK, N.A. NASSAU BAHAMAS BRANCH		$34,916,667
ING BANK N.V.		$24,250,000
CALYON SUCURSAL EN ESPAÑA		$24,250,000
FORTIS BANK S.A./N.V.		$15,000,000
LLOYDS TSB BANK PLC		$24,250,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.		$15,000,000
BANCO DE SABADELL, S.A.		$10,000,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND		$7,500,000
MIZUHO CORPORATE BANK, LTD.		$24,250,000
WACHOVIA BANK, NATIONAL ASSOCIATION		$24,250,000
Part I.B (Bilateral Facilities)
US$500,000,000 Pez Loan between Banco Bilbao Vizcaya Argentaria, S.A. and CEMEX, S.A.B. de C.V. dated 25 June 2008, as further amended		$500,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
US$170,000,000 Loan Facility Agreement between JPMorgan Chase Bank, N.A. and CEMEX Materials LLC, dated 1 October 2007 (as amended)		$170,000,000	CEMEX Materials LLC	CEMEX España, S.A.
US$37,500,000 Facility Agreement between CEMEX BNP Paribas (Sydney Branch) and CEMEX Materials LLC, dated 1 October 2007 (as amended)		$37,500,000	CEMEX Materials LLC	CEMEX España, S.A.

€3,900,291 and $38,431,286 bilateral revolving loan agreements dated 29 September 2009 between Banco de Sabadell, S.A. and CEMEX España, S.A (replacing, respectively, a €3,900,291 bilateral loan agreement dated 13 August 2009 which in turn replaced a €32,000,000 bilateral loan agreement dated 24 June 2008, and a $38,431,286 bilateral loan agreement dated 13 August 2009 which in turn replaced a $51,000,000 bilateral loan agreement dated 24 June 2008 (as amended), each between the same parties)

	€ $	3,900,291 38,431,286	CEMEX España, S.A.	N/A

Obligation	Original Exposure at the calculation date		Obligor	Guarantor
€40,000,000 Multidivisa Bilateral Loan Agreement between Fortis, S.A., Sucursal en España and CEMEX España, S.A., dated 28 August 2006	$ €	24,616,009 10,662,171	CEMEX España, S.A.	N/A
Part I.C (Promissory Notes)
Promissory Note US$45,434,817 JPMorgan Chase Bank, N.A.		$45,434,817	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
Promissory Note US$20,000,000 JPMorgan Chase Bank, N.A.		$20,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.
Promissory Note US$50,000,000 BNP Paribas		$50,000,000	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$49,128,020 Barclays Bank plc		$49,128,020	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$50,000,000 BBVA Bancomer, S.A., Institución de Banca Múltiple Grupo Financiero BBVA Bancomer		$50,000,000	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$6,625,000 ABN AMRO Bank, N.V.		$6,625,000	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$1,296,000 Calyon		$1,296,000	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$ 34,318,339 ING Bank N.V., sucursal Curazao		$34,318,339	CEMEX, S.A.B. de C.V.	N/A
Promissory Note Mex$ 739,385,879.95 HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	Mex$	739,385,879.95	CEMEX, S.A.B. de C.V.	N/A
Promissory Note US$4,093,054 Bank of America, N.A.		$4,093,054	CEMEX S.A.B. de C.V.	N/A
Promissory Note US$4,504,861 The Royal Bank of Scotland plc		$4,504,861	CEMEX S.A.B. de C.V.	N/A
Promissory Note US$34,072,566 Merrill Lynch International Bank Limited		$34,072,566	CEMEX S.A.B. de C.V.	N/A
Promissory Note US$51,947,000 Citibank N.A. New York		$51,947,000	CEMEX S.A.B. de C.V.	N/A.
Part I.D (US Private Placements)
US$882,407,495.57 Note Purchase Agreement	US$	882,407,495.57	CEMEX España Finance LLC	CEMEX España, S.A.

Noteholders breakdown as identified in Schedule A to the USPP Note Purchase Agreement
¥1,185,389,696.06 Note Purchase Agreement		¥1,185,389,696.06	CEMEX España Finance LLC	CEMEX España, S.A.

Noteholders breakdown as identified in Schedule A to the USPP Note Purchase Agreement

Part III

The Creditors’ Representatives

Representative	Agreement
Part I.A (Syndicated Facilities)
English law documents

The Royal Bank of Scotland plc	CEMEX España, S.A. Joint Bilateral Facilities Agreement

$6,000,000,000 Rinker Acquisition Facilities Agreement

Citibank International PLC	$2,300,000,000 RMC Revolving Facilities Agreement

Citibank, N.A.	$700,000,000 NSH Facilities Agreement

Banco Bilbao Vizcaya Argentaria, S.A.	€250,000,000 and JPY19,308,000,000 Euro/Yen Facilities Agreement

New York law documents

BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer	CEMEX, S.A.B. de C.V. Joint Bilateral Facility

ING Capital LLC	NSH Senior Unsecured Maturity Loan A Agreement as amended

NSH Senior Unsecured Maturity Loan B Agreement as amended

CEMEX, S.A.B. de C.V. $700M Revolving Credit Facility as amended

Barclays Bank PLC, New York Branch	CEMEX, S.A.B. de C.V. $1,200M Revolving Credit Facility as amended

Part I.B (Bilateral Facilities)

Banco Bilbao Vizcaya Argentaria, S.A.	US$500,000,000 Credit Agreement between Banco Bilbao Vizcaya Argentaria, S.A. and CEMEX, S.A.B. de C.V. dated 25 June 2008, as further amended

Representative	Agreement
JP Morgan Chase Bank, N.A.	US$170,000,000 Loan Facility Agreement between JP Morgan Chase Bank, N.A. and CEMEX Materials LLC, dated 1 October 2007 (as amended)

BNP Paribas, (Sydney Branch)	US$37,500,000 Facility Agreement between BNP Paribas (Sydney Branch) and CEMEX Materials LLC, dated 1 October 2007 as amended

Banco de Sabadell, S.A.

€3,900,291 and $38,431,286 bilateral revolving loan agreements dated 29 September 2009 between Banco de Sabadell, S.A. and CEMEX España, S.A (replacing, respectively, a €3,900,291 bilateral loan agreement dated 13 August 2009 which in turn replaced a €32,000,000 bilateral loan agreement dated 24 June 2008, and a $38,431,286 bilateral loan agreement dated 13 August 2009 which in turn replaced a $51,000,000 bilateral loan agreement dated 24 June 2008 (as amended), each between the same parties)

Fortis, S.A., Sucursal en España	€ 40,000,000 Multidivisa Bilateral Loan Agreement between Fortis, S.A., Sucursal en España and CEMEX España, S.A., dated 28 August 2006

Part I.C (Promissory Notes)

JPMorgan Chase Bank, N.A.	Promissory Note US$45,434,817 JPMorgan Chase Bank, N.A.

Promissory Note US$20,000,000 JPMorgan Chase Bank, N.A.

BNP Paribas	Promissory Note US$50,000,000 BNP Paribas

Barclays Bank PLC	Promissory Note US$49,128,020 Barclays Bank plc, dated 31 March 2009

BBVA Bancomer, S.A., Institución de Banca Múltiple Grupo Financiero BBVA Bancomer	Promissory Note US$50,000,000 BBVA Bancomer, S.A., Institucion de Banca Multiple Grupo Financiero BBVA Bancomer

Representative	Agreement
ABN AMRO Bank, N.V.	Promissory Note US$6,625,000 ABN AMRO Bank, N.V.

Calyon	Promissory Note US$1,296,000 Calyon

ING Bank N.V., sucursal Curazao	Promissory Note US$34,318,339 ING Bank N.V., sucursal Curazao

HSBC México, S.A., Institución de Banca Multiple, Grupo Financiero HSBC	Promissory Note Mex$739,385,880 HSBC México, S.A., Institución de Banca Multiple, Grupo Financiero HSBC

Bank of America, N.A.	Promissory Note US$4,093,054 Bank of America, N.A.

The Royal Bank of Scotland plc	Promissory Note US$4,504,861 The Royal Bank of Scotland plc

Merrill Lynch International Bank Limited	Promissory Note US$34,072,566 Merrill Lynch International Bank Limited

Citibank N.A. New York	Promissory Note US$51,947,000 Citibank N.A. New York

Part I.D (US Private Placements)

US$882,407,495.57 Note Purchase Agreement	$882,407,495.57	CEMEX España Finance LLC	CEMEX España, S.A.

Noteholders breakdown as identified in Schedule A to the new USPP Note Agreement

¥1,185,389,696.06 Note Purchase Agreement	¥1,185,389,696.06	CEMEX España Finance LLC	CEMEX España, S.A.

Noteholders breakdown as identified in Schedule A to the new USPP Note Agreement

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Initial Conditions Precedent

1.	Obligors

(a)

A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the current constitutional documents of each Original Obligor other than a Dutch Obligor (or, in the case of an Original Obligor incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Original Obligor).

(b)

A copy (or, in the case of an Original Obligor incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors of each Original Obligor (except for any Dutch Obligor and any Original Obligor (other than the Parent) incorporated in Mexico) and, in the case of the Parent, a resolution of its shareholder’s meeting:

(i)	approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that it execute the New Finance Documents to which it is a party;

(ii)

authorising a specified person or persons to execute the New Finance Documents to which it is a party on its behalf (including, in the case of an Original Obligor incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New Finance Documents to which it is a party.

(c)

In the case of an Obligor incorporated in Mexico (to the extent not covered under paragraph (b) above), (i) powers of attorney duly notarised containing authority for acts of administration, for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the New Finance Documents.

(e)	In the case of Dutch Obligors:

(i)

a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that it execute the New Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the New Finance Documents to which it is a party on its behalf; and

(C)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New Finance Documents to which it is a party;

(iii)

if applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(iv)

a copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(v)

a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement, (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the New Finance Documents and (iii) positive advice in respect of the security to be granted by the Dutch Obligor as well as the conditional transfer of the voting rights attached to the shares which are subject to security.

(vi)

a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) sub (B) and/or (C) above in relation to the New Finance Documents; and

(vii)	such evidence as may be required (if any) to enable the Finance Parties to comply with the Wet identificatie financiële dienstverlening.

(f)

A certificate of each Original Obligor (signed by an Authorised Signatory) confirming that borrowing or guaranteeing, as appropriate, the Exposures would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(g)

A certificate of an Authorised Signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	New Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement and the creditors under each Facility.

(b)	The NY Law Amendment Agreement executed by the members of the Group party to the NY Law Amendment Agreement and the Original Participating Creditors with respect to each Facility to which it relates.

(c)	The Intercreditor Agreement executed by the member of the Group party to the Intercreditor Agreement and the creditors under each Facility.

(d)	The Fee Letters executed by the Parent.

(e)	At least two originals of the following Transaction Security Documents (in form and substance satisfactory to the Security Agent) executed by the relevant Obligors:

(i)

a deed of pledge of registered shares between CEMEX Dutch Holdings B.V., Sunward Holdings B.V., Sunward Acquisitions N.V., Corporación Gouda, S.A. de C.V., Mexcement Holdings, S.A. de C.V. and CEMEX International Finance Company as pledgors, the Security Agent as pledgee and New Sunward Holdings B.V. as the company;

(ii)

a possessory deed of pledge of bearer shares between Mexcement Holdings, S.A. de C.V., Corporación Gouda, S.A. de C.V. and CEMEX International Finance Company as pledgors, the Security Agent as pledgee and Sunward Acquisitions N.V. as the company;

(iii)	a deed of pledge of registered shares between Corporación Gouda, S.A. de C.V. as pledgor, the Security Agent as pledgee and Sunward Investments B.V. as the company;

(iv)

a deed of pledge of registered shares between Sunward Investments B.V., Sunward Acquisitions N.V. and CEMEX International Finance Company as pledgors, the Security Agent as pledgee and Sunward Holdings B.V. as the company;

(v)	a deed of pledge of registered shares between Sunward Holdings B.V. and CEMEX International Finance Company as pledgors, the Security Agent as pledgee and CEMEX Dutch Holdings B.V. as the company; and

(vi)

a share pledge agreement between CEMEX, S.A.B. de C.V., CEMEX México, S.A. de C.V., Interamerican Investments Inc. and Empresas Tolteca de México, S.A. de C.V. as pledgors, the Security Agent as security agent concerning 99.5674% of the shares of CEMEX Trademarks Holding Ltd.

(f)	A copy of all notices to be sent under the Transaction Security Documents.

(g)

A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

3.	Legal Opinions

(a)

A legal opinion of Clifford Chance LLP, legal advisers to the Administrative Agent in England, as to English law substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(b)

An opinion with respect to the laws and regulations of the Kingdom of Spain from Clifford Chance, S.L., substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(c)

An opinion with respect to the laws and regulations of The Netherlands from Clifford Chance LLP, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(d)

An opinion with respect to the laws and regulations of Mexico from Ritch Mueller S.C., substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(e)

An opinion with respect to the laws and regulations of New York and Delaware from Skadden, Arps, Slate, Meagher & Flom, LLP, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(f)	An opinion from in-house counsel of the Parent, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(g)

An opinion with respect to the laws and regulations of the Commonwealth of Australia from Minter Ellison, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(h)

An opinion with respect to the USPP Note Agreement from Skadden, Arps, Slate, Meagher & Flom, LLP, substantially in the form distributed to the USPP Noteholders prior to signing the USPP Note Agreement.

(i)

An opinion with respect to the laws and regulations of Ireland from A&L Goodbody, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(j)

An opinion with respect to the laws and regulations of Switzerland from Bär & Karrer AG, substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing this Agreement.

(k)

An opinion with respect to the laws and regulations of Louisiana from Liskow & Lewis substantially in the form distributed to the Original Participating Creditors and the Security Agent prior to signing the Financing Agreement.

4.	Other Documents and Evidence

(a)	The Group Structure Chart.

(b)	The FTI Report.

(c)	The Original Financial Statements of each Borrower and Guarantor.

(d)

A copy of the monthly management accounts of the Company and the monthly thirteen week management cash flow forecasts to be supplied by the Parent to the Administrative Agent under and in accordance with the terms of Clauses 22.4 (Liquidity forecast) of this Agreement verified by FTI Consulting Canada ULC.

(e)	Evidence that the fees, costs and expenses due and payable under the Finance Documents on or before the Effective Date have been paid or will be paid on or before the Effective Date.

(f)	A list of all acquisitions falling within paragraphs (d) of the definition of “Permitted Acquisition” to which members of the Group are contractually committed as at the date of the Agreement.

(g)	Evidence that the Promissory Notes have been cancelled or in the case of a lost Promissory Note, an affidavit delivered and exchanged for replacement notes that reflect the terms of this Agreement.

(h)	A list of the Group’s mark-to-market exposures under Treasury Transactions as at 30 June 2009 (including details of the type of derivative).

(i)	A presentation detailing the proposed intra-Group reorganisation relating to the Dutch Holding Company structure.

(j)	The USPP Note Agreement and USPP Note Guarantee executed by the parties thereto.

(k)	Evidence that each holder of an existing private placement note shall have exchanged such note for a corresponding USPP Note.

Part II

Conditions Precedent Required to be

Delivered by an Additional Guarantor or an Additional Security Provider

Obligors:

1.	An Accession Letter, duly executed by the Additional Guarantor or Additional Security Provider and the Parent.

(a)

A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the constitutional documents of the Additional Guarantor or an Additional Security Provider (other than a Dutch Obligor) (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Additional Guarantor or Additional Security Provider).

(b)

A copy (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors of the Additional Guarantor or Additional Security Provider (other than a Dutch Obligor) and, when applicable, in the case of any Additional Guarantor or Additional Security Provider incorporated in Mexico, a resolution of its shareholder’s meeting:

(i)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(ii)

authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf (including, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

In the case of an Additional Guarantor or Additional Security Provider incorporated in Mexico, (to the extent not covered or not applicable under paragraph (b) above) (i) powers of attorney duly notarised containing authority for acts of administration, for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)	In the case of Dutch Obligors:

(i)

a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that it execute the New Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the New Finance Documents to which it is a party on its behalf; and

(C)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New Finance Documents to which it is a party;

(iii)

if applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(iv)

a copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(v)

a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement, (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents and (iii) positive advice in respect of the security to be granted by the Dutch Obligor as well as the conditional transfer of the voting rights attached to the shares which are subject to security.

(vi)

a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) sub-paragraph (B) and/or (C) above in relation to the Finance Documents; and

(vii)	such evidence as may be required to enable the Finance Parties to comply with the Wet identificatie financiële dienstverlening.

(f)	In the case of the Swiss Obligor:

(i)	a copy of the articles of association (Statuten) of the Swiss Obligor, as well as an extract from the Commercial Register (Handelsregister) of such Swiss Obligor;

(ii)	a copy of a unanimous resolution of the board of directors of the Swiss Obligor:

(A)	approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that it executes the New Finance Documents to which it is a party;

(B)	resolving that the execution of the transactions contemplated by the New Finance Documents to which it is a party is in the best interest of such Swiss Obligor;

(C)	if applicable, authorising a specified person or persons to execute the New Finance Documents to which it is a party on its behalf; and

(D)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New Finance Documents to which it is a party;

(iii)

a copy of the unanimous shareholders’ resolution of the Swiss Obligor approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that (i) it executes the New Finance Documents to which it is a party and (ii) the execution of the transactions contemplated by the New Finance Documents to which it is a party is in its best interest;

(iv)

a specimen of the signature of each member of the board of directors of the Swiss Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) (C) and/or (D) above in relation to the New Finance Documents; and

(v)	evidence to the effect that the Swiss Obligor’s articles of association empower such Swiss Obligor to enter into upstream and/or cross-stream obligations.

(g)

Should the legal advisers of the Participating Creditors consider it advisable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor or Additional Security Provider, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor or Additional Security Provider is a party.

(h)

A certificate of the Additional Guarantor or Additional Security Provider (signed by an Authorised Signatory) confirming that guaranteeing the aggregate Exposures of all of the Participating Creditors under the Facilities would not cause any guaranteeing or similar limit binding on it to be exceeded.

(i)

A certificate of an Authorised Signatory of the Additional Guarantor or Additional Security Provider certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.	Legal opinions

(a)	A legal opinion of the legal advisers to the Additional Guarantor or Additional Security Provider in form and substance reasonably satisfactory to the legal advisers of the Participating Creditors.

(b)	A legal opinion of Clifford Chance, or other firm that can opine for the Additional Guarantor if not Clifford Chance, legal advisers to the Participating Creditors.

3.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 41.3 (Service of process) has accepted its appointment.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Administrative Agent considers (after having taken appropriate legal advice) to be necessary or desirable (if it has notified the Additional Guarantor or Additional Security Provider and the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements of the Additional Guarantor.

(d)	Any security documents that are required by the Administrative Agent to be executed by the proposed Additional Security Provider.

(e)	Any notices or documents required to be given or executed under the terms of those security documents.

(f)	An accession deed to the Intercreditor Agreement executed by the Additional Guarantor or Additional Security Provider.

SCHEDULE 3

FORM OF PARTICIPATING CREDITOR ACCESSION UNDERTAKING

To:	[Administrative Agent]

From:	[The Existing Participating Creditor] (the “Existing Participating Creditor”) and [The New Participating Creditor] (the “New Participating Creditor”)

Dated:

CEMEX – Financing Agreement2

dated [—] 2009 (“Financing Agreement”)

1.

We refer to the Financing Agreement. This is a Participating Creditor Accession Undertaking. Terms defined in the Financing Agreement have the same meaning in this Participating Creditor Accession Undertaking unless given a different meaning in this Participating Creditor Accession Undertaking.

2.

The New Participating Creditor confirms that as from [date] it intends to be bound as a party to the Financing Agreement as a Participating Creditor and undertakes to perform all the obligations expressed in the New Finance Documents and the relevant Existing Finance Documents to be assumed by a Participating Creditor and agrees that it shall be bound by all the provisions of the Financing Agreement as if it had been an original party to the Financing Agreement.

3.	The New Participating Creditor also confirms that it is a party to the Intercreditor Agreement as a Participating Creditor.

4.	The Exposures of the New Participating Creditor under the Facilities are described in the Schedule.

5.

The New Participating Creditor expressly acknowledges the limitations on the Existing Participating Creditor’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Participating Creditors) of the Financing Agreement.

6.

This Participating Creditor Accession Undertaking may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Participating Creditor Accession Undertaking.

7.	We confirm that we have carried out and are satisfied with the results of all compliance checks we consider necessary in relation to our participation in the Facilities.

8.	This Participating Creditor Accession Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

[2]	Intercreditor Agreement accession is also required.

THE SCHEDULE

Exposures/rights and obligations transferred

[insert relevant details]

[[Facility Office] address, email, fax number and attention details for notices and account details for payments,]

[Existing Participating Creditor]	[New Participating Creditor]

By:	By:

This Participating Creditor Accession Undertaking is accepted by the Administrative Agent.

[Administrative Agent]

By:

SCHEDULE 4

FORM OF ACCESSION LETTER

To:	[Administrative Agent]

From:	[Subsidiary] and [Parent]

Dated:

Dear Sirs

CEMEX – Financing Agreement

Dated [—] 2009 (“Financing Agreement”)

1.

[Subsidiary] agrees to become an [Additional Guarantor/Additional Security Provider] and to be bound by the terms of the Financing Agreement and the other Finance Documents as an [Additional Guarantor/Additional Security Provider] pursuant to Clause 28.3 (Additional Guarantors and Additional Security Providers)] of the Financing Agreement. [Subsidiary] is a limited liability company duly incorporated under the laws of [name of relevant jurisdiction] with registered number [—].

2.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

3.	This letter is and any non-contractual obligations arising out of or in connection with it are governed by English law.

4.

Terms which are used in this Accession Letter which are not defined in this Accession Letter but are defined in the Financing Agreement shall have the meaning given to those terms in the Financing Agreement.

[This Accession Letter is entered into by deed.]**

Signed by:

[Parent]	[Subsidiary]

NOTES:

*	Delete as appropriate.
**

If the Facilities are fully drawn there may be an issue in relation to past consideration for a proposed Additional Guarantor or Additional Security Provider. This can be overcome by acceding by way of deed.

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	[—] as Administrative Agent

From:	[Parent]

Dated:

Dear Sirs

CEMEX – Financing Agreement

dated [—] 2009 (“Financing Agreement”)

1.

We refer to the Financing Agreement. This is a Compliance Certificate. Terms defined in the Financing Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

Consolidated Funded Debt as at the last day of the Reference Period ending [—] was $[—] and EBITDA for the Reference Period ending [—] was $[—]. Therefore the Consolidated Leverage Ratio for such Reference Period was [—]:1 which [is/is not] in compliance with paragraph (b) of Clause 23.2 (Financial condition) of the Financing Agreement.

(b)

For the Reference Period ending [—], EBITDA was $[— ] and Consolidated Interest Expense was $[—]. Therefore the Consolidated Coverage Ratio for such Reference Period was [—]:1 which [is/is not] in compliance with paragraph (a) Clause 23.2 (Financial condition) of the Financing Agreement.

(c)

Capital Expenditure of the Group for the Financial Year ending [—] was $[—] and the amount of Permitted Joint Ventures falling within paragraph (b) of the definition thereof in such Financial Year was [—]. Therefore the requirements of paragraph (c) of Clause 23.2 (Financial condition) of the Financing Agreement [have/have not] been complied with.

SCHEDULE 6

EXISTING SECURITY AND QUASI-SECURITY

(Figures in Millions, USD)

NAME OF CEMEX SUBSIDIARY	COUNTERPARTY	LIEN CONCEPT	MATURITY DATE	SECURED AMOUNT	AGREEMENT TYPE
RMC Beton Śląsk Sp. z o.o.	SG Equipment Leasing Polska Sp. z o.o.	Plant Equipment Lien	2011-2013	$1.619	Equipment Leasing Agreement by and between SG Equipment Leasing Polska Sp. z o.o. and RMC Beton Śląsk Sp. z o.o. dated June 23, 2006.

CEMEX Granulats Rhone-Mediterranee	SLIBAIL IMMOBILIER	Plant Equipment Lien	October-2012	$0.669	Leasing Agreement by and between Slibail Immobilier and Morrillon Corvol Rhone Mediterranee dated July 24, 2000.

CEMEX Betons Nord Quest	SLIBAIL IMMOBILIER	Plant Equipment Lien	April-2014	$0.123	Leasing Agreement by and between Slibail Immobilier - SAS Beton de France Normandie dated June 03, 2002.

CEMEX Sand, s.r.o.	Impuls Leasing Austria, s.r.o.	Machinery and Equipment for Operations	June 1, 2010	$0.052	Financial Leasing between CEMEX Sand, s.r.o. and Impulse Leasing Austria dated March 1, 2008

Transbeton Lieferbeton Gesellschaft m.b.H.	Raiffeisenbank Bruck an der Mur eg. Gen.	Plant Equipment Lien	September 1, 2010	$3.225	Leasing agreement on movables entered by and between Raiffeisen-Leasing Mobilien und KFZ GmbH and Trans-Beton Ges.m.b.H. dated March 31, 2004.

CEMEX Kies Hamburg GmbH & Co. KG	Kreissparkasse Herzogfum Lauenburg	Land Lien	March 30, 2014	$0.196	Leasing Agreement Kreissparkasse Herzogfum Lauenburg - Wunder GmbH, Wunder Kiestransporte GmbH und Günter Wunder Baustoffhandel dated March 22, 1994.

NAME OF CEMEX SUBSIDIARY	COUNTERPARTY	LIEN CONCEPT	MATURITY DATE	SECURED AMOUNT	AGREEMENT TYPE
CEMEX UK Operations Limited	ING Lease (UK) Limited	Plant Equipment Lien	December 31, 2011	$11.179

Leasing Master Agreement by and between Kleinwort Benson Fleet Finance Limited and Rombus Materials Limited dated December 31, 1997. Assignment and Continuation Schedule dated September 30, 2005 between ING Lease Fleet Finance Limited and CEMEX UK Operations Ltd.

CEMEX UK Operations Limited	Lloyds TSB Asset Finance	Plant Equipment Lien	December 31, 2014	$2.703	Lease Agreement by and between The Rugby Group PLC and UDT Budget Leasing Limited dated December 21, 1998.

RMC Beton Śląsk Sp. z o.o.	Bankowy Fundusz Leasingowy S.A.	Plant Equipment Lien	March 15, 2012	$0.013	Leasing Agreement by and between Bankowy Fundusz Leasingowy, S.A. and RMC Beton Śląsk Sp. z o.o. dated March 11, 2008.

Centro Distribuidor de Cemento, S.A. de C.V.	Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander	Cash Collateral	October 13, 2009	$41.365	ISDA Master Agreement dated February 14, 2003 / See Annex 1 (Excluded Positions) item (e) in the Hedging Schedule

CEMEX, S.A.B. de C.V.	Citigroup Global Markets Inc as agent for Citibank, N.A.	Cash Collateral	October 13, 2009	$168.289	ISDA Master Agreement dated April 23, 2008 / See Annex 1 (Excluded Positions) item (b) in the Hedging Schedule

CEMEX, S.A.B. de C.V. and CEMEX México, S.A. de C.V.	JPMorgan Chase Bank	Cash Collateral	July 31, 2009	$20,000	Promissory Note in relation with ISDA Agreement**

CEMEX, S.A.B. de C.V. and Subsidiaries	Banco Nacional de Comercio Exterior	Pledge of Cementos Chihuahua, S.A.B. de C.V. shares and Mortgage of Cement Plants in Mérida Yucatan and Ensenada, Baja California*	February 14, 2014	$250.000	Credit Agreement entered on October 14, 2008 (as amended) secured with Stock Pledge and Cement Plants in Mérida Yucatan and Ensenada, Baja California *

NAME OF CEMEX SUBSIDIARY	COUNTERPARTY	LIEN CONCEPT	MATURITY DATE	SECURED AMOUNT	AGREEMENT TYPE
CEMEX, S.A.B.de C.V., and CEMEX México, S.A. de C.V.	Nacional Financiera S.N.C.	Mortgage of CEMEX México’s headquarters Edificio Constitución # 444 in Monterrey, N.L.	October 21, 2010	$33.025	Bank Guarantee Agreement to issue the government guarantee on CEMEX’s short term Certificados Bursátiles entered on October 22, 2008.

CEMEX Concretos, S.A. de C.V. and CEMEX México, S.A. de C.V.	Banco de Obras y Servicios, S.N.C.	Mortgage of Planta Yaqui in Hemosillo Sonora	April-2014	$159.742	Revolving Credit Agreements

CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	Revolving	$7.315	Bank Guarantees

CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	October 2013	$2.164	Leasing Agreement for office building in Berlin

		Total		$701.677

*	Currently in the process of cancelling the Stock Pledge.
**	The Maturity Date is extended pursuant to the terms of the CWEA. JPMorgan will release the Security immediately after the Effective Date.

SCHEDULE 7

MATERIAL SUBSIDIARIES

CEMEX, S.A.B de C.V.

CEMEX España, S.A.

CEMEX México, S.A. de C.V.

CEMEX Concretos, S.A. de C.V.

Centro Distribuidor de Cemento, S.A. de C.V.

Corporación Gouda, S.A. de C.V.

CEMEX Central, S.A. de C.V.

CEMEX Colombia, S.A.

Sunbelt Investments, Inc.

CEMEX, Inc.

CEMEX Corp.

CEMEX Materials LLC

CEMEX Construction Materials Florida LLC

CEMEX Australia Pty Limited

Rinker Group Pty Limited

New Sunward Holding B.V.

CEMEX Caracas Investments B.V.

CEMEX Egyptian Investments B.V.

CEMEX Dutch Holdings B.V.

CEMEX Finance Europe B.V.

Sunward Investments B.V.

Sunward Holdings B.V.

CEMEX Trademarks Holding Ltd.

Assiut Cement Company

CEMEX Trading LLC

SCHEDULE 8

PROCEEDINGS PENDING OR THREATENED

1.	Tariffs

The following is a discussion of tariffs on imported cement in our major markets.

Mexico. Mexican tariffs on imported goods vary by product and have been as high as 100%. In recent years, import tariffs have been substantially reduced and currently range from none at all for raw materials to over 20% for finished products, with an average weighted tariff of approximately 3.7%. As a result of the North American Free Trade Agreement (“NAFTA”) as of 1 January 1998, the tariff on cement imported into Mexico from the United States or Canada was eliminated. However, a tariff in the range of 7% ad valorem will continue to be imposed on cement produced in all other countries unless tariff reduction treaties are implemented or the Mexican government unilaterally reduces that tariff. While the reduction in tariffs could lead to increased competition from imports in our Mexican markets, we anticipate that the cost of transportation from most producers outside Mexico to central Mexico, the region of highest demand, will remain an effective barrier to entry.

United States. There are no tariffs on cement imported into the United States from any country, except Cuba and North Korea.

Europe. Member countries of the European Union are subject to the uniform European Union commercial policy. There is no tariff on cement imported into a country that is a member of the European Union from another member country or on cement exported from a European Union country to another member country. For cement imported into a member country from a non-member country, the tariff is currently 1.7% of the customs value. Any country with preferential treatment with the European Union is subject to the same tariffs as members of the European Union. Most Eastern European producers exporting cement into European Union countries currently pay no tariff.

2.	Environmental Matters

We are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental protection standards regarding, among other things, air emissions, wastewater discharges, the use and handling of hazardous waste or materials, waste disposal practices and the remediation of environmental damage or contamination. These standards expose us to the risk of substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities, even conducted by prior owners or operators and, in some jurisdictions, without regard to fault or the lawfulness of the original activity.

To prevent, control and remediate environmental problems and maintain compliance with regulatory requirements, we maintain an environmental policy designed to monitor and control environmental matters. Our environmental policy requires each subsidiary to respect local laws and meet our own internal standards to minimize the use of non-renewable resources and the generation of hazardous and other wastes. We use processes that are designed to reduce the impact of our operations on the environment throughout all the production stages in all our operations worldwide. We believe that we are in substantial compliance with all material environmental laws applicable to us.

We regularly incur capital expenditures that have an environmental component or that are impacted by environmental regulations. However, we do not keep separate accounts for such mixed capital and environmental expenditures. Environmental expenditures that extend the life, increase the capacity, improve the safety or efficiency of assets or are incurred to mitigate or prevent future environmental contamination may be capitalized. Other environmental costs are expensed when incurred. For the years ended 31 December 2006 and 2007, our environmental capital expenditures and remediation expenses were not material. For the year ended 31 December 2008, our environmental capital expenditures and remediation expenses were of approximately US$62 million. However, our environmental expenditures may increase in the future.

United States. CEMEX, Inc. is subject to a wide range of U.S. Federal, state and local laws, regulations and ordinances dealing with the protection of human health and the environment. These laws are strictly enforced and can lead to significant monetary penalties for noncompliance. These laws regulate water discharges, noise, and air emissions, including dust, as well as the handling, use and disposal of hazardous and non-hazardous waste materials. These laws also create a shared liability by responsible parties for the cost of cleaning up or correcting releases to the environment of designated hazardous substances. We therefore may have to remove or mitigate the environmental effects of the disposal or release of these substances at CEMEX, Inc.’s various operating facilities or elsewhere. We believe that our current procedures and practices for handling and managing materials are generally consistent with the industry standards and legal and regulatory requirements, and that we take appropriate precautions to protect employees and others from harmful exposure to hazardous materials.

Several of CEMEX, Inc.’s previously owned and currently owned facilities have become the subject of various local, state or Federal environmental proceedings and inquiries in the past. While some of these matters have been settled, others are in their preliminary stages and may not be resolved for years. The information developed to date on these matters is not complete. CEMEX, Inc. does not believe it will be required to spend significantly more on these matters than the amounts already disclosed. However, it is impossible for CEMEX, Inc. to determine the ultimate cost that it might incur in connection with such environmental matters until all environmental studies and investigations, remediation work, negotiations with other parties that may be responsible, and litigation against other potential sources of recovery have been completed. With respect to known environmental contingencies, CEMEX, Inc. has recorded provisions for estimated probable liabilities, and we do not believe that the ultimate resolution of such matters will have a material adverse effect on our financial results.

As of 31 March 2009, CEMEX, Inc. and its subsidiaries had accrued liabilities specifically relating to environmental matters in the aggregate amount of approximately US$40.1 million. The environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX, Inc., including discontinued operations, regarding the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stage, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters, in excess of the amounts previously recorded. The ultimate cost that might be incurred to resolve these environmental issues cannot be assured until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed.

The following is a discussion of the environmental regulation and matters in our major markets:

Mexico. We were one of the first industrial groups in Mexico to sign an agreement with the Secretaría del Medio Ambiente y Recursos Naturales, or SEMARNAT, the Mexican government’s environmental ministry, to carry out voluntary environmental audits in our 15 Mexican cement plants under a government-run program. In 2001, the Mexican environmental protection agency in charge of the voluntary environmental auditing program, the Procuraduría Federal de Protección al Ambiente (“PROFEPA”), which is part of SEMARNAT, completed auditing our 15 cement plants and awarded all our plants a Certificado de Industria Limpia (“Clean Industry Certificate”) certifying that our plants are in full compliance with environmental laws. The Clean Industry Certificates are strictly renewed every two years. As of this date, all of our cement plants have Clean Industry Certificates or are in the process of renewing them. We expect renewal of all currently expired Clean Industry Certificates.

For over a decade, the technology for recycling used tires into an energy source has been employed in our Ensenada and Huichapan plants. Our Monterrey and Hermosillo plants started using tires as an energy source in September 2002 and November 2003, respectively. In 2004, our Yaqui, Tamuín, Guadalajara and Barrientos plants also started using tires as an energy source, and by the end of 2006, all our cement plants in Mexico were using tires as an alternative fuel. Municipal collection centers in Tijuana, Mexicali, Ensenada, Mexico City, Reynosa, Nuevo Laredo and Guadalajara currently enable us to recycle an estimated 10,000 tons of tires per year. Overall, approximately 5.41% of the total fuel used in our 15 operating cement plants in Mexico during 2008 was comprised of alternative substituted fuels.

Between 1999 and March 2009, our Mexican operations have invested approximately US$50.24 million in the acquisition of environmental protection equipment and the implementation of the ISO 14001 environmental management standards of the International Organization for Standardization, or ISO. The audit to obtain the renewal of the ISO 14001 certification took place during April 2006. All our operating cement plants in Mexico and an aggregates plant in Monterrey have obtained the renewal of the ISO 14001 certification for environmental management systems.

United States. CEMEX Construction Materials Florida, LLC (formerly Rinker Materials of Florida, Inc.), a subsidiary of CEMEX, Inc., holds one federal quarry permit and is the beneficiary of one of ten other federal quarrying permits granted for the Lake Belt area in South Florida. The permit held by CEMEX Florida covers CEMEX Florida’s SCL and FEC quarries. CEMEX Florida’s Krome quarry is operated under one of the other federal quarry permits. The FEC quarry is the largest of CEMEX Florida’s quarries measured by volume of aggregates mined and sold. CEMEX Florida’s Miami cement mill is located at the SCL quarry and is supplied by that quarry. A ruling was issued on 22 March 2006 by a judge of the U.S. District Court for the Southern District of Florida in connection with litigation brought by environmental groups concerning the manner in which the permits were granted. Although not named as a defendant, CEMEX Florida has intervened in the proceedings to protect its interests. The judge ruled that there were deficiencies in the procedures and analysis undertaken by the relevant governmental agencies in connection with the issuance of the permits. The judge remanded the permits to the relevant governmental agencies for further review. As part of this review, on 1 May 2009 the Army Corps of Engineers issued a Final Supplemental Environmental Impact Statement and stated it would be accepting public comments until 8 June 2009. The judge also conducted further proceedings to determine the activities to be conducted during the remand period. In July 2007, the judge issued a ruling that halted certain quarrying operations at three non-CEMEX Florida quarries. The judge left in place CEMEX Florida’s Lake Belt permits until the relevant government agencies complete their review. In a May 2008 ruling, the federal appellate court determined that the district court judge did not apply the proper standard of review to the permit issuance decision of the governmental agency, vacated the district court’s prior order, and remanded the proceeding to the district court to apply the proper standard of review. In January 2009, the district court judge issued an order withdrawing the extraction permits of the three quarries. The order does not limit the processing of the materials previously excavated, which will be processed throughout the following months. We are appealing this ruling. We are continuing the ongoing process with the Army Corps of Engineers to obtain new permits that would allow mining for 10 to 15 years, depending on demand. This process is well under way, and, if and when issued, new permits would allow all mining activities to resume in the newly permitted areas. If the Lake Belt permits were ultimately permanently set aside or quarrying operations under them permanently restricted, CEMEX Florida would need to source aggregates, to the extent available, from other locations in Florida or import aggregates. This would likely affect profits from our Florida operations. Any adverse impacts on the Florida economy arising from the cessation or significant restriction of quarrying operations in the Lake Belt could also have a material adverse effect on our financial results.

Europe. In Great Britain, future expenditure on closed and current landfill sites has been assessed and quantified over the period in which the sites are considered to have the potential to cause environmental harm, generally consistent with the regulator view of up to 60 years from the date of closure. The assessed expenditure relates to the costs of monitoring the sites and the installation, repair and renewal of environmental infrastructure. The costs have been quantified on a net present value basis in the amount of approximately £125 million (approximately US$182 million), and an accounting provision for this amount was made at 31 December 2008.

In 2003, the European Union adopted a directive implementing the Kyoto Protocol on climate change and establishing a greenhouse gas emissions allowance trading scheme within the European Union. The directive requires Member States to impose binding caps on carbon dioxide emissions from installations involved in energy activities, the production and processing of ferrous metals, the mineral industry (including cement production) and the pulp, paper or board production business. Under this scheme, companies with operations in these sectors receive from the relevant Member States allowances that set limitations on the levels of greenhouse gas emissions from their installations. These allowances are tradable so as to enable companies that manage to reduce their emissions to sell their excess allowances to companies that are not reaching their emissions objectives. Companies can also use credits issued from the use of the flexibility mechanisms under the Kyoto protocol to fulfill their European obligations. These flexibility mechanisms provide that credits (equivalent to allowances) can be obtained by companies for projects that reduce greenhouse gas emissions in emerging markets. These projects are referred to as Clean Development Mechanism (the “CDM”) or joint implementation projects, depending on the countries where they take place. Failure to meet the emissions caps is subject to heavy penalties.

Companies can also use, up to a certain level, credits issued under the flexible mechanisms of the Kyoto protocol to fulfill their European obligations. Credits for emission reduction projects obtained under these mechanisms are recognized, up to a certain level, under the European emission trading scheme as allowances. To obtain these emission reduction credits, companies must comply with very specific and restrictive requirements from the United Nations Convention on Climate Change.

As required by the directive, each of the Member States established a National Allocations Plan (“NAP”) that defines the free allocation to each industrial facility for Phase II of the Emissions Trading Scheme (the “ETS”) (2008-2012). Although the overall yearly volume of allowances in Phase II is significantly lower than that during Phase I of the ETS (2005 – 2007) we do not see any significant risk that CEMEX will be short of allowances in Phase II; this is the result of various factors, notably a reasonable allocation policy in some countries, our efforts to reduce emissions per unit of clinker, reduced demand for our products, and the use of certain risk-free financial instruments. We expect to be a net seller of allowances over Phase II, even under the assumption of the worst case in terms of allocation (see below). In addition, we are actively pursuing a strategy aimed at generating additional emission credits through the implementation of CDM projects. Despite having already sold a substantial amount of allowances for Phase II, we believe the overall volume of transactions is justified by our most conservative emissions forecast, meaning that the risk of having to buy allowances in the market in the future is very low. As of 31 December 2007, the market value of carbon dioxide allowances for Phase I was €0.03 per ton. As of 31 March 2009, the market value of carbon dioxide allowances for Phase II was approximately €11.45 per ton. We are taking appropriate measures to minimize our exposure to this market while assuring the supply of our products to our customers.

The Spanish NAP has been approved by the Spanish Government, reflecting the conditions that were set forth by the European Commission. The allocations made to our installations allow us to foresee a reasonable availability of allowances; nevertheless, there remains the uncertainty regarding the allocations that, against the reserve for new entrants, we intend to request for the new cement plant in Andorra (Teruel), whose construction has been postponed.

In the case of the United Kingdom, Germany, Poland and Latvia, NAPs have been approved by the European Commission and allowances have been issued to our existing installations. There remains a small uncertainty in the amount of allocation to capacity expansions in Latvia and (to a lesser extent) Germany.

On 9 January 2009, we received a positive answer from United Kingdom authorities to a request we filed in late 2008 to retain the allocation of allowances for our Barrington plant after this facility was closed permanently in November 2008 and its production moved to our South Ferriby plant.

On 29 May 2007, the Polish government filed an appeal before the Court of First Instance in Luxembourg regarding the European Commission’s rejection of the initial version of the Polish NAP. The court has denied Poland’s request for a quick path verdict in the case, keeping the case in the regular proceeding path. The Polish government has thus started to prepare internal rules on division of allowances at the level already accepted by the European Commission. Seven major Polish cement producers, representing 98% of Polish cement production (including CEMEX Polska), have also filed seven separate appeals before the Court of First Instance regarding the European Commission’s rejection. On 29 September 2008, the Court of First Instance issued an order rejecting CEMEX Polska’s appeal without considering the merits of the case.

The Latvian NAP for Phase II has been approved by the European Commission and the Latvian government. On 30 October 2008, the Latvian Ministry of Environment adopted a decision on distribution of allowances. The number of allowances for our existing cement line has been assigned; however, allocation for our new cement plant, which would come out of the reserve for new entrants, is still uncertain.

Croatia is also in the process of implementing an emissions trading scheme that will be compatible to and linked with the one in force in the European Union. The planned starting date is 2010; the inclusion of our Croatian operations in the emissions trading scheme is not expected to significantly impact our overall position.

In December 2008, the European Commission, Council and Parliament reached an agreement on the new directive that will govern emissions trading after 2012. Although the new directive is much more detailed on the allocation process than the old one, in particular considering a European-wide benchmark to allocate free allowances among installations in the cement sector, there is still significant uncertainty concerning the amount of allowances that will be freely allocated to CEMEX. Therefore, it is premature to make statements about CEMEX’s balance in Phase III of the emissions trading scheme (2013 – 2020).

The Club of Environmental Protection, a Latvian environmental protection organization (the “Applicant”), has initiated a Latvian court administrative proceeding against the decision made by the Latvian Environmental State Bureau (the “Defendant”) in order to amend the environmental pollution permit (the “Permit”) for the Broceni cement plant in Latvia, owned by CEMEX SIA (the “Disputed Decision”). CEMEX SIA was invited to participate in the court proceedings as a third party, whose rights and legal interest may be infringed by the relevant administrative act. On 5 June 2008, the court rendered its judgment, granting the Applicant’s claim and revoking the Disputed Decision, declaring it illegal because Defendant failed to perform public inquiry in accordance with legal regulations. The judgment was appealed by both the Defendant and CEMEX SIA before the Court of Appeal, and on 20 May 2009, the Court of Appeal decided that the Defendant must supplement the Permit with the requirements applicable as of 1 January 2008 on the emission limits of hard particles for clinker melting-on stove. This amendment to the Permit will not adversely affect CEMEX SIA’s operations in the existing plant, unless the competent authorities decide to lower the emission limit. The rest of the Applicant’s claims were rejected by the court. The judgment may be appealed by the Applicant before the Senate of the Supreme Court no later than 19 June 2009. As of 30 June 2009, the Applicant has not appealed the judgment.

3.	Anti-Dumping/Anti-Trust

U.S. Anti-Dumping Rulings — Mexico. Our exports of Mexican gray cement from Mexico to the United States were subject to an anti-dumping order that was imposed by the Commerce Department on 30 August 1990. Pursuant to this order, firms that imported gray Portland cement from our Mexican operations in the United States had to make cash deposits with the U.S. Customs Service to guarantee the eventual payment of anti-dumping duties. As a result, since that year and until 3 April 2006, we paid anti-dumping duties for cement and clinker exports to the United States at rates that fluctuated between 37.49% and 80.75% over the transaction amount. Beginning in August 2003, we paid anti-dumping duties at a fixed rate of approximately US$52.41 per ton, which decreased to US$32.85 per ton starting December 2004 and to US$26.28 per ton in January 2006. As described below, during the first quarter of 2006, the U.S. and Mexican governments entered into an agreement pursuant to which restrictions imposed by the United States on Mexican cement imports will be eased during a three-year transition period and completely eliminated following the transition period.

U.S./Mexico Anti-Dumping Settlement Agreement. On 19 January 2006, officials from the Mexican and the United States governments announced that they had reached an agreement in principle that would bring to an end the long-standing dispute over anti-dumping duties on Mexican cement exports to the United States. According to the agreement, restrictions imposed by the United States would be introduced gradually during a three-year transition period and completely eliminated in early 2009 if Mexican cement producers complied with its terms during the transition period, allowing cement from Mexico to enter the U.S. without duties or other limits on volumes. In 2006, Mexican cement imports into the U.S. were subject to volume limitations of three million tons per year. During the second and third years of the transition period, this amount could be increased or decreased in response to market conditions, subject to a maximum increase or decrease of 4.5%. For the second year of the transition period, the amount was increased by 2.7% while for the third year of the transition period, the amount was decreased by 3.1%. Quota allocations to companies importing Mexican cement into the United States were made on a regional basis. The anti-dumping duty during the three-year transition period was lowered to US$3.00 per ton, effective as of 3 April 2006, from the previous amount of US$26.28 per ton.

On 6 March 2006, the Office of the United States Trade Representative and the Commerce Department entered into an agreement with the Mexican Secretaría de Economía, providing for the settlement of all administrative reviews and all litigation pending before NAFTA and World Trade Organization panels challenging various anti-dumping determinations involving Mexican cement. As part of the settlement, the Commerce Department agreed to compromise its claims for duties with respect to imports of Mexican cement. The Commerce Department and the Secretaría de Economía will monitor the regional export limits through export and import licensing systems. The agreement provided that upon the effective date of the agreement, 3 April 2006, the Commerce Department would order the U.S. Customs Service to liquidate all entries covered by all the completed administrative reviews for the periods from 1 August 1995 through 31 July 2005, plus the unreviewed entries made between 1 August 2005 and 2 April 2006, and refund the cash deposits in excess of 10 cents per metric ton. As a result of this agreement, refunds from the U.S. government associated with the historic anti-dumping duties are shared among the various Mexican and American cement industry participants. We received approximately US$111 million in refunds under the agreement. We do not expect to receive further refunds.

As of 31 March 2009, there was no accrued liability for dumping duties. All liabilities accrued for past anti-dumping duties have been eliminated.

Anti-Dumping in Taiwan. Five Taiwanese cement producers — Asia Cement Corporation, Taiwan Cement Corporation, Lucky Cement Corporation, Hsing Ta Cement Corporation and China Rebar — filed an anti-dumping case involving imported gray Portland cement and clinker from the Philippines and Korea before the Tariff Commission under the Ministry of Finance (the “MOF”) of Taiwan.

In July 2001, the MOF informed the petitioners and the respondent producers in exporting countries that a formal investigation had been initiated. Among the respondents in the petition were APO, Rizal and Solid, our indirect subsidiaries. In July 2002, the MOF notified the respondent producers that a dumping duty would be imposed on Portland cement and clinker imports from the Philippines and South Korea beginning on 19 July 2002. The duty rate imposed on imports from APO, Rizal and Solid was fixed at 42%.

In September 2002, APO, Rizal and Solid filed before the Taipei High Administrative Court an appeal in opposition to the anti-dumping duty imposed by the MOF. In August 2004, we received a copy of the decision of the Taipei Administrative High Court, which was adverse to our appeal. The decision has since become final. This anti-dumping duty is subject to review by the government after five years following its imposition. If following that review the government determines that the circumstances giving rise to the anti-dumping order have changed and that the elimination of the duty would not harm the domestic industry, the government may decide to revoke the anti-dumping duty. Based on a petition filed by Asian Cement Corporation, Taiwan Cement Corporation, Lucky Cement Corporation, and Hsing-Ta Cement Co. Ltd. in April 2007, the MOF decided to institute the investigation on whether to continue to impose the antidumping duty on Type I and Type II Portland Cement and clinker upon the expiration of the five-year period of the duty imposition and issued a public announcement on 2 May 2007, requesting interested parties to present their opinions. In response, APO and Solid submitted a written statement objecting to the continuance of the anti-dumping duty order. On 22 October 2007, the MOF notified interested parties that because of the need for further investigation, the investigation period was extended to 1 March 2008.

On 26 February 2008, the MOF announced that it would instruct the Ministry of Economic Affairs (the “MOEA”) to continue its investigation to determine whether or not the domestic industry would be damaged if the government were to revoke the anti-dumping duty. On 10 April 2008, the International Trade Commission (the “ITC”) of the MOEA made a determination that the revocation of the anti-dumping duty would not likely lead to continuation or recurrence of injury to the domestic industry. As required by the Implementation Regulation on the Imposition of Countervailing and Antidumping Duties, the MOEA notified the MOF of ITC’s determination. We received a letter, dated May 5, 2008, from the MOF, stating that the anti-dumping duty imposed on gray portland cement and clinker imports from the Philippines and South Korea would be terminated starting 5 May 2008. Since May 2008, no more anti-dumping duties have been imposed.

Polish Antitrust Investigation. During the period from 31 May 2006 to 2 June 2006, officers of the Polish Competition and Consumer Protection Office, (the “Protection Office”) assisted by police officers, conducted a search in the Warsaw office of CEMEX Polska, one of our indirect subsidiaries in Poland, and in offices of other cement producers in Poland. The search took place as a part of the exploratory investigation that the head of the Polish Competition and Consumer Protection Office

started on 26 April 2006. On 2 January 2007, CEMEX Polska received a notification from the Protection Office informing about the formal initiation of an antitrust proceeding against all cement producers in Poland, including CEMEX Polska and another of our indirect subsidiaries in Poland. In the notification it was assumed that there was an agreement between all cement producers in Poland regarding prices and other sales conditions of cement, an agreed division of the market with respect to the sale and production of cement, and the exchange of confidential information, all of which limited competition in the Polish market with respect to the production and sale of cement. On 22 January 2007, CEMEX Polska filed its response to the notification, denying that it committed the practices listed by the Protection Office in the notification. In its response, CEMEX Polska also included various formal comments and objections gathered during the proceeding, as well as facts supporting its position and intended to prove that its activities were in line with competition law. On 29 April 2009, the Protection Office notified CEMEX Polska of its decision to extend the antitrust proceeding until 20 June 2009, due to the complexity of the case. As 30 June 2009, we have no information regarding further developments on this legal assessment.

We believe, at this stage, there are no justified factual or legal grounds for fines to be imposed on CEMEX Polska.

Antitrust Investigation in the United Kingdom and Germany. Between 4 and 6 November 2008, officers of the European Commission, assisted by local officials, conducted an unannounced inspection at our offices in the United Kingdom and Germany. The European Commission alleges that we may have participated in anti-competitive agreements and/or concerted practices in breach of Article 81 of the EC Treaty and/or Article 53 of the European Economic Area (the “EEA”) Agreement and abusive conduct in breach of Article 82 of the EC Treaty and/or Article 54 of the EEA Agreement. The allegations extend to several markets worldwide, including in particular the EEA. If those allegations are substantiated, significant penalties may be imposed on our subsidiaries operating in such markets. We fully cooperated and will continue to cooperate with the European Commission officials in connection with the inspection.

Antitrust Investigations in Mexico. In January and March 2009, we were notified of two findings of presumptive responsibility against CEMEX issued by the Mexican competition authority (Comisión Federal de Competencia), alleging certain violations of Mexican antitrust laws. We believe these findings have several procedural errors and are unfounded on the merits. We filed our responses to these findings on 27 February 2009 and 19 May 2009. For one of the cases we have obtained a favorable first instance ruling that if sustained on appeal will terminate the investigation. The proceedings for the second case have continued and it is currently in the evidence producing stage, we expect this procedure to continue for several months before resolution.

4.	Tax Matters

Pursuant to amendments to the Mexican income tax law (Ley del Impuesto sobre la Renta), which became effective on 1 January 2005, Mexican companies with direct or indirect investments in entities incorporated in foreign countries whose income tax liability in those countries is less than 75% of the income tax that would be payable in Mexico will be required to pay taxes in Mexico on passive income, such as dividends, royalties, interest, capital gains and rental fees obtained by such foreign entities, except for income derived from entrepreneurial activities in such countries, which is not subject to tax under these amendments. We filed two motions in the Mexican federal courts challenging the constitutionality of the amendments. On 29 June 2006, we obtained a favorable ruling from the Mexican federal court stating that the amendments were unconstitutional. The Mexican tax authority appealed the ruling, and the proceeding reached the Mexican Supreme Court of Justice. On 9 September 2008, the Mexican Supreme Court ruled against our constitutional challenge of the controlled foreign corporation tax rules in effect in Mexico for tax years 2005 to 2007. Since the Supreme Court’s decision does not pertain to an amount of taxes due or other tax obligations, we will self-assess any taxes due through the submission of amended tax returns. We have not yet determined the amount of tax or the periods affected, but the amount is likely to be material. If the Mexican tax authorities do not agree with our self-assessment of the taxes due for past periods, they may assess additional amounts of taxes past due, which may be material and may impact our cash flows.

The Mexican Congress approved several amendments to the Mexican Asset Tax Law (Ley del Impuesto al Activo) that came into effect on 1 January 2007. As a result of such amendments, all Mexican corporations, including us, were no longer allowed to deduct liabilities from calculation of the asset tax. We believe that the Asset Tax Law, as amended, is against the Mexican constitution. We have challenged the Asset Tax Law through appropriate judicial action (juicio de amparo).

The asset tax was imposed at a rate of 1.25% on the value of most of the assets of a Mexican corporation. The asset tax was “complementary” to the corporate income tax (impuesto sobre la renta) and, therefore, was payable only to the extent it exceeded payable income tax.

In 2008, the Asset Tax Law was abolished and a new federal tax applicable to all Mexican corporations was enacted, known as the Impuesto Empresarial a Tasa Única (Single Rate Corporate Tax, the “IETU”) which is a form of alternative minimum tax.

Philippines. The Philippine Bureau of Internal Revenue (the “BIR”) had assessed APO, Solid, IQAC, ALQC and CSPI, our operating indirect subsidiaries in the Philippines, for deficiency taxes covering taxable years 1998 to 2005 amounting to a total of approximately 1,994 million Philippine Pesos (approximately US$41.25 million as of 31 March 2009, based on an exchange rate of Philippine Pesos 48.33 to US$1.00, which was the Philippine Peso/Dollar exchange rate on 31 March 2009, as published by the Bangko Sentral ng Pilipinas, the Central Bank of the Republic of the Philippines).

The majority of the tax assessments pending with the Court of Tax Appeals (the “CTA”) as of 31 March 2009 result primarily from the disallowance of APO’s income tax holiday incentives (the “ITH Case”) for taxable years 1999 to 2001 (approximately Philippine Pesos 1,200 million, or US$24.82 million, as of 31 March 2009, based on an exchange rate of Philippine Pesos 47.52 to US$1.00). However, on 12 February 2009, APO received a decision from the Court of Tax Appeals considering the deficiency income tax assessments for taxable years 1999 to 2001, mentioned above, as cancelled and set aside solely in view of APO’s availment of the Tax Amnesty under RA 9480. The CTA considered the ITH Case as “closed and terminated.” As of the end of March 2009 the BIR, did not file an appeal to the Supreme Court, thus rendering the subject decision of the CTA in the ITH Case as final and executory. APO is no longer liable for the income tax assessment and is not required to make further payments in this case.

As to the remaining tax cases pending with the CTA, the CTA has given an order in open court requiring counsel for APO and Solid to file a Motion to Cancel Assessment on the basis of APO’s and Solid’s availment of the benefits of a tax amnesty for taxable year 2005 and prior years. APO and Solid submitted all necessary documents and fully paid the amnesty tax according to law and its implementing rules and regulations. The availment of the amnesty resulted in immunity for our Philippine subsidiaries from their alleged tax liabilities and penalties (civil, criminal, or administrative) arising from their alleged failure to pay the tax for 2005 and prior years. This includes APO’s alleged income tax liability for 1999, 2000 and 2001, which continues to be pending with the CTA. The amnesty program, however, does not cover withholding tax liabilities. With this development, we expect the dismissal of all tax assessment cases against APO and Solid which are pending with the CTA following the CTA resolution in the APO ITH Case.

5.	Other Legal Proceedings

On 5 August 2005, a lawsuit was filed against a subsidiary of CEMEX Colombia, claiming that it was liable along with the other members of the Asociación Colombiana de Productores de Concreto (the “ASOCRETO”) a union formed by all the ready-mix concrete producers in Colombia, for the premature distress of the roads built for the mass public transportation system of Bogotá using ready-mix concrete supplied by CEMEX Colombia and other ASOCRETO members. The plaintiffs allege that the base material supplied for the road construction failed to meet the quality standards offered by CEMEX Colombia and the other ASOCRETO members and/or that they provided insufficient or inaccurate information in connection with the product. The plaintiffs seek the repair of the roads in a manner which guarantees their service during the 20-year period for which they were originally designed, and estimate that the cost of such repair will be approximately US$45 million. The lawsuit was filed within the context of a criminal investigation of two ASOCRETO officers and other individuals, alleging that the ready-mix concrete producers were liable for damages if the ASOCRETO officers were criminally responsible. The court completed the evidentiary stage, and on 17 August 2006 dismissed the charges against the members of ASOCRETO. The other defendants (one ex-director of the Distrital Institute of Development, the legal representative of the constructor and the legal representative of the contract auditor) were formally accused. The decision was appealed, and on 11 December 2006, the decision was reversed and the two ASOCRETO officers were formally accused as participants (determiners) in the execution of a state contract without fulfilling all legal requirements thereof. The first public hearing took place on 20 November 2007. In this hearing, the judge dismissed an annulment petition filed by the ASOCRETO officers. The petition was based on the fact that the officers were formally accused of a different crime from the one for which they were being investigated. This decision was appealed, but the decision was confirmed by the Superior Court of Bogotá. On 21 January 2008, CEMEX Colombia was subject to a judicial order, issued by the court, sequestering a quarry called El Tujuelo, as security for a possible future money judgment to be rendered against CEMEX Colombia in these proceedings. The court determined that in order to lift this attachment and prevent further attachments, CEMEX Colombia was required within a period of 10 days to deposit with the court in cash CoP$337,800 million (approximately US$132.7 million as of 31 March 2009, based on an exchange rate of CoP$2.544 to US$1.00, which was the Colombian Peso/Dollar exchange rate on 31 March 2009, as published by the Banco de la República de Colombia, the central bank of Colombia), instead of being allowed to post an insurance policy to secure such recovery. CEMEX Colombia asked for reconsideration, and the court allowed CEMEX to present an insurance policy. Nevertheless, CEMEX appealed this decision, in order to reduce the amount of the insurance policy, and also requested that the guarantee be covered by all defendants in the case. On 9 March 2009, the Superior Court of Bogotá reversed this decision, allowing CEMEX to offer a security in the amount of US$8 million. The measure does not affect the normal activity of the quarry. At this stage, we are not able to assess the likelihood of an adverse result or the potential damages which could be borne by CEMEX Colombia.

On 5 August 2005, Cartel Damages Claims, SA (the “CDC”) filed a lawsuit in the District Court in Düsseldorf, Germany against CEMEX Deutschland AG and other German cement companies. CDC is seeking €102 million (approximately US$142.6 million) in respect of damage claims by 28 entities relating to alleged price and quota fixing by German cement companies between 1993 and 2002, which entities had assigned their claims to CDC. CDC is a Belgian company established by two lawyers in the aftermath of the German cement cartel investigation that took place from July 2002 to April 2003 by Germany’s Federal Cartel Office, with the express purpose of purchasing potential damages claims from cement consumers and pursuing those claims against the alleged cartel participants. In January 2006, another entity assigned alleged claims to CDC, and the amount of damages being sought by CDC increased to €113.5 million plus interest (approximately US$158.6 million plus interest). On 21 February 2007, the District Court decided to allow this lawsuit to proceed without going into the merits of this case by issuing an interlocutory judgment. All defendants appealed, but the appeal was dismissed on 14 May 2008. The lawsuit will proceed at the level of the Court of First Instance. As of 31 March 2009, only one defendant had decided to file a complaint before the Federal High Court. In the meantime, CDC had acquired new assigners and announced an increase in the claim to €131 million (approximately US$183.1 million). As of 31 March 2009, we had accrued liabilities regarding this matter for a total amount of approximately €20 million (approximately US$27.9 million).

After an extended consultation period, in April 2006, the cities of Kaštela and Solin in Croatia published their respective (physical) Master Plans defining the development zones within their respective municipalities, adversely impacting the mining concession granted to Dalmacijacement, our subsidiary in Croatia, by the Government of Croatia in September 2005. During the consultation period, Dalmacijacement submitted comments and suggestions to the Master Plans, but these were not taken into account or incorporated into the Master Plans by Kaštela and Solin. Most of these comments and suggestions were intended to protect and preserve the rights of Dalmacijacement´s mining concession. Immediately after publication of the Master Plans, Dalmacijacement filed a series of lawsuits and legal actions before the local and federal courts to protect its acquired rights under the mining concessions. Among the legal actions taken and filed by Dalmacijacement were as follows: (i) on 17 May 2006, a constitutional appeal before the Constitutional Court in Croatia, seeking a declaration by the court concerning Dalmacijacement’s constitutional claim for decrease and obstruction of rights earned by investment, and seeking prohibition of implementation of the Master Plans; this appeal is currently under review by the Constitutional Court in Croatia, and we cannot predict when it will be resolved; (ii) on 17 May 2006, a possessory action against the cities of Kaštela and Solin seeking the enactment of interim measures prohibiting implementation of the Master Plans and including a request to implead the Republic of Croatia into the proceeding on our side; this possessory action has been definitively dismissed; and (iii) on 17 May 2006, an administrative proceeding before the State Lawyer, seeking a declaration from the Government of Croatia confirming that Dalmacijacement acquired rights under the mining concessions. Dalmacijacement received the State Lawyer’s opinion which confirms the Dalmacijacement’s acquired rights according to the previous decisions (“old concession”). The Administrative Court in Croatia has ruled in favor of Dalmacijacement, validating the legality of the mining concession granted to Dalmacijacement by the Government of Croatia, in September 2005. We are still waiting for an official declaration from the Constitutional Court regarding an open question that Dalmacijacement has formally made as to whether the cities of Solin and Kaštela, within the scope of their Master Plans, can unilaterally change the borders of exploited fields.

On 21 April 2007, the First Instance Court for the Commonwealth of Puerto Rico issued a summons against Hormigonera Mayagüezana Inc., seeking damages in the amount of US$39 million, after the death of two people in an accident in which a Hormigonera Mayagüezana Inc. concrete mixer truck was involved. This case was handled by the insurance company (AON) since the claim was covered by CEMEX insurance policy. The insurance company settled the case on June 2009 for approximately US$1.05 million, which was covered completely by the insurance policies and not CEMEX Puerto Rico. A final ruling adjudicating the controversy is still pending.

In November 2008, AMEC/Zachry, the general contractor for the Brooksville South expansion project in Florida, filed a lawsuit against CEMEX Construction Materials Florida, LLC, alleging delay damages, seeking an equitable adjustment to the contract and payment of change orders. In its claim, AMEC/Zachry is seeking US$60 million as compensation. CEMEX Construction Materials Florida, LLC filed a counterclaim against AMEC. In February 2009, AMEC/Zachry filed an amended complaint asserting a claim by AMEC E&C Services, Inc. against CEMEX Materials LLC as the guarantor of the Design/Build contract. CEMEX answered the suit, denying any breach of contract and asserting affirmative defenses and counterclaims against AMEC/Zachry for breach of contract. CEMEX has also brought certain third-party claims against AMEC, plc and FLSmidth. CEMEX has brought a claim against AMEC, plc for breach of contract, and has brought claims for breach of contract, negligent misrepresentation, and various indemnity claims against FLSmidth. In March 2009, FLSmidth filed a motion to dismiss CEMEX’s third-party complaint. In May 2009, AMEC/Zachry filed a Motion to Leave to file a Second Amended Complaint requesting that the Court allow it to join FLSmidth as a co-defendant in the lawsuit and assert claims for negligence and negligent misrepresentation directly against FLSmidth. CEMEX also filed a Motion for Leave requesting that the Court allow it to file a First Amended Complaint asserting (to the extent AMEC/Zachry’s motion is granted joining FLSmidth as a co-defendant) cross-claims against FLSmidth, including each claim previously asserted against FLSmidth, but also adding a claim for tortuous interference, or, if AMEC/Zachry’s Motion for Leave is denied, allowing CEMEX to add its claim for tortuous interference against FLSmidth in its capacity as a third-party defendant. Both Motions for Leave are pending with the Court. At this preliminary stage of the proceeding, we are not able to assess the likelihood of an adverse result or the potential damages which could be borne by CEMEX Construction Materials Florida, LLC or CEMEX Materials LLC.

On 30 July 2008, the Panamanian Autoridad de Aeronáutica Civil denied a request by Cemento Bayano, S.A. to erect structures above the permitted imaginary line applicable to the surroundings of the Calzada Larga Airport. This imaginary line is set according to applicable legal regulations and reaches the construction area of the cement plant’s second line. According to design plans, ten of the structures to be constructed for this new line pass the permitted height. Cemento Bayano has formally requested the abovementioned authority to reconsider its denial. On 14 October 2008, the Panamanian Autoridad de Aeronáutica Civil granted permission for constructing the tallest building of the second line, under the following conditions: (a) Cemento Bayano, S.A. shall assume any liability arising out of any incident or accident caused by the construction of such building; and (b) there will be no further permissions for additional structures. Cemento Bayano, S.A. filed an appeal with respect to the second condition and has submitted a request for permission in respect to the rest of the structures. On 13 March 2009, the Autoridad de Aeronáutica Civil issued a ruling stating that (a) should an accident occur in the perimeter of the Calzada Larga Airport, an investigation shall be conducted in order to determine the cause and further responsibility; and (b) there will be no further permissions for additional structures of the same height as the tallest structure already granted. Therefore, additional permits may be obtained as long as the structures are lower than the tallest building, on a case-by-case analysis to be conducted by the authority. We are still waiting for a ruling in respect of the additional ten structures.

On 4 October 2007, all Egyptian cement producers (including CEMEX) were referred to the public prosecutor for an alleged agreement on price fixing. The country manager and the director of sales of CEMEX Egypt were both named as defendants. The case was referred to the Criminal Court on February 13, 2008. Hearings on this matter have taken place, during which witnesses were heard and defenses were presented. The final court hearing was held on August 25, 2008. At this hearing, the court announced its decision imposing the maximum penalty of 10 Million Egyptian Pounds (approximately US$1.8 million) on each entity accused. CEMEX Egypt is required to pay 20 Million Egyptian Pounds (approximately US$3.6 million), since two executives were accused. An appeal has been filed by all cement companies to challenge the judgment of the First Instance Court. The last appeal hearing was held on 31 December 2008. The Courts of Appeal decided to support the accusation and confirm the penalty. We decided not to proceed with a further appeal and pay the fine.

On 12 August 2007, the Australian Takeovers Panel published a declaration of unacceptable circumstances, namely, that CEMEX’s 7 May 2007 announcement that it would allow Rinker shareholders to retain the final dividend of US$0.25 per Rinker share constituted a departure from CEMEX’s announcement on 10 April 2007 that its offer of US$15.85 per share was its “best and final offer.” On 27 September 2007, the Panel ordered CEMEX to pay compensation of US$0.25 per share to Rinker shareholders for the net number of Rinker shares they disposed of a beneficial interest during the period from 10 April 2007 to 7 May 2007. CEMEX believes that the market was fully informed by its announcements on 10 April 2007, and notes that the Takeovers Panel has made no finding that CEMEX breached any law. On 27 September 2007, the Review Panel made an order staying the operation of the orders until further notice pending CEMEX’s application for judicial review of the Panel’s decision. CEMEX applied to the Federal Court of Australia for such a judicial review. That application was dismissed on 23 October 2008. CEMEX appealed that decision to the Full Court of the Federal Court of Australia, which heard the appeal in May 2009 and a judgment has been rendered. CEMEX has deposited A$15 million (approximately US$12 million based on the accounting A$/Dollar exchange rate in effect on 29 May 2009 of A$1.2734 to US$1.00) in a special purpose account from which qualifying claims will be paid.

Expropriation of CEMEX Venezuela and ICSID Arbitration. On 18 August 2008, Venezuelan officials took physical control of the facilities of CEMEX Venezuela, following the issuance of several governmental decrees purporting to authorize the take over by Venezuela of all of CEMEX Venezuela’s assets, shares and business. At around the same time, the Venezuelan government removed the board of CEMEX

Venezuela and replaced its senior management. Venezuela has paid no compensation to CEMEX Venezuela’s shareholders for such action. On October 16, 2008, CEMEX Caracas Investments B.V. and CEMEX Caracas Investments II B.V. (collectively, “CEMEX Caracas”), which held a 75.7% interest in CEMEX Venezuela, filed a request for arbitration against Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) seeking relief for the expropriation of their interest in CEMEX Venezuela. In the ICSID proceedings against Venezuela, CEMEX Caracas is seeking: (a) a declaration that Venezuela is in breach of its obligations under a bilateral investment treaty between the Netherlands and Venezuela, the Venezuelan Foreign Investment Law and customary international law; (b) an order that Venezuela restore to CEMEX Caracas their interest in, and control over, CEMEX Venezuela; (c) in the alternative, an order that Venezuela pay CEMEX Caracas full compensation with respect to its breaches of the Treaty, the Venezuelan Foreign Investment Law and customary international law, in an amount to be determined in the arbitration, together with interest at a rate not less than LIBOR, compounded until the time of payment; and (d) an order that Venezuela pay all costs of and associated with the arbitration, including CEMEX Caracas’s legal fees, experts’ fees, administrative fees and the fees and expenses of the arbitral tribunal. The ICSID arbitral tribunal has already been constituted and the first hearing will take place in the following months. We are unable at this preliminary stage to estimate the likely range of potential recovery or to determine what position Venezuela will take in these proceedings, the nature of the award that may be issued by the Tribunal or the likely extent of collection of any possible monetary award issued to CEMEX Caracas.

Additionally, Venezuela claims that the vessels Marianela, Corregidora and Edalan (the “Vessels”) are property of the former CEMEX Venezuela. The Vessels were properly transferred by CEMEX Venezuela to Sunbulk Shipping, N.V. prior to the nationalization; therefore we believe that Venezuela has no ownership rights over the Vessels. The Government of Venezuela has obtained an interim measure in a Venezuelan court ordering that no transfer or disposition of the Vessels should take place (this was obtained long after the transfer had been done) and they requested the Panamanian courts, which is the country where the Vessels are flagged, to execute this measure on one of the Vessels that was on its way to Panama. The Panamanian court arrested one of the Vessels however we were able to procure its and are contesting the order in Panama. Furthermore, we are requesting an interim measure to prevent Venezuela from taking any actions in respect of the Vessels, to preserve the subject matter which is the expropriation.

The Texas General Land Office is alleging that CEMEX failed to pay approximately US$550 million in royalties related to mining by CEMEX and its predecessors since the 1940s on lands that, when transferred originally by the State of Texas, contained reservation of mineral rights. CEMEX is analyzing this claim and intends to defend it vigorously.

On 31 July 2008, we agreed to sell our operations in Austria (consisting of 26 aggregates and 41 ready-mix concrete plants) and Hungary (consisting of 6 aggregates,

29 ready-mix concrete and 4 paving stone plants) to Strabag SE, one of Europe’s leading construction and building materials groups, for €310 million (approximately US$433 million). On 11 February 2009, the Hungarian Competition Commission (HCC) approved the sale subject to the condition that the purchaser sell the ready-mix concrete plant operating in Salgótarján to a third party within the next year. On 28 April 2009, the Austrian Cartel Court (Kartellgericht) approved the sale subject to the implementation of certain remedies. Contrary to its duties under the Share Purchase Agreement, Strabag SE filed on 9 June 2009 an appeal against the decision of the Austrian Cartel Court. This appeal had the effect that the merger control proceeding was extended. On 8 June 2009 the Austrian Competition Authority also filed an appeal. On 1 July 2009, CEMEX received notice from Strabag SE of its withdrawal from the Share Purchase Agreement since merger control approval could not be obtained by 30 June 2009. On 8 July 2009, Strabag SE withdrew from its appeal against the decision of the Austrian Cartel Court. Since then CEMEX has provided Strabag SE written notice that it considers its withdrawal from the Share Purchase Agreement invalid due to Strabag SE’s continued breach of the Share Purchase Agreement. CEMEX believes the Share Purchase Agreement still to be valid and is considering taking appropriate legal recourse.

SCHEDULE 9

THE FACILITIES

Syndicated Bank Facilities

DEFINITIONS

English Law Documents

Euro/Yen Facility	EUR 250,000,000 and JPY 19,308,000,000 facilities agreement dated 30 March 2004 (as amended) between CEMEX España, S.A. as borrower and, among others, Banco Bilbao Vizcaya Argentaria, S.A. as agent.

Joint Bilateral Facility	USD 617,500,000 and EUR 587,500,000 facilities agreement dated 27 January 2009 (as amended) between CEMEX España, S.A. as borrower and, among others, The Royal Bank of Scotland plc as agent.

NSH Facility	USD 700,000,000 facilities agreement dated 27 June 2005 (as amended) between, New Sunward Holding B.V., as borrower, and among others, Citibank, N.A. as agent.

Rinker Facility	As defined in Clause 1.1 (Definitions and Interpretation)

RMC Facility	As defined in Clause 1.1 (Definitions and Interpretation)

New York Law Documents

Syndicated Bank Facilities

NY Joint Bilateral Facility

Joint Bilateral Facility dated 27 January 2009, between CEMEX, S.A.B. de C.V., as borrower, and among others, BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, as administrative agent.

NSH Senior Unsecured Maturity Loan Facilities

USD 525,000,000 Senior Unsecured Maturity Loan “A” Agreement and USD 525,000,000 Senior Unsecured Maturity Loan “B” Agreement, each dated 31 December 2008 (as amended) between New Sunward Holding B.V., as borrower and, among others, ING Capital LLC, as agent.

$700mm Facility	USD 700,000,000 Amended and Restated Credit Agreement, dated 6 June 2005 (as amended) between CEMEX, S.A.B. de C.V., as borrower and, among others, ING CAPITAL LLC, as administrative agent.

$1.2bn Facility	USD 1,200,000,000 Credit Agreement, dated 31 May 2005 (as amended) between CEMEX, S.A.B. de C.V., as borrower and, among others, Barclays Bank plc as agent.

Bilateral Bank Facilities

$500mm Credit Facility	Credit Agreement dated 25 June 2008 (as amended), among CEMEX, S.A.B. de C.V., as borrower, and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as lender.

BNPP Bilateral

USD 37,500,000 First Amended and Restated Loan and Letter of Credit Facility Agreement (undated) (as amended) between CEMEX Materials LLC (f/k/a Rinker Materials LLC), as borrower, and BNP Paribas (Sydney Branch), as lender.

Amended and Restated Guarantee dated 1 October 2007 between CEMEX España, S.A., a guarantor, and BNP Paribas (Sydney Branch), as lender.

JPMC Bilateral

USD 90,000,000 – USD 80,000,000 First Amended and Restated Loan and Letter of Credit Facility Agreement as amended on 27 January 2009, among CEMEX Materials LLC (f/k/a Rinker Materials LLC), as borrower, and JP Morgan Chase Bank, N.A., as lender.

Guarantee as amended on 27 January 2009 between CEMEX España, S.A., as guarantor, and JP Morgan Chase Bank, N.A., as lender.

Part 1A

Syndicated Bank Facilities

ENGLISH LAW FACILITIES

		Rinker Facility	Joint Bilateral Facility	RMC Facility	Euro/Yen Facility	NSH Facility
1.	Existing Acceleration Clause	Clause 24.16	Clause 23.15	Clause 24.15	Clause 23.15	Clause 22.1

2.	Existing Change of Control Provisions	Clause 9.2	Clause 8.2	N/A	N/A	N/A

3.	Existing Drawdown Conditions	N/A	N/A	Clause 4.2	N/A	Clause 4.2

4.	Existing Events of Default	Clause 24.1 – Clause 24.15 and Clause 24.17	Clause 23.1 – Clause 23.14	Clause 24.1 – Clause 24.14	Clause 23.1 – Clause 23.14	Clause 22.1 paragraphs (a) to (o)

5.	Existing Extension and	No Extension Option	Clause 7	N/A	N/A	No Extension Option

	Term Out Provisions	Term Out Clause 8	No Term Out Option	No Term Out Option	No Term Out Option	No Term Out Option

6.	Existing Financial Covenants	Clause 22	Clause 21	Clause 22	Clause 21	Clause 21.13

7.	Existing General Undertakings	Clause 23	Clause 22	Clause 23	Clause 22	Clause 21

8.	Existing Illegality Clause	Clause 9.1	Clause 8.1	Clause 9.1	Clause 8.1	Clause 8.1

9.	Existing Information Undertakings	Clause 21	Clause 20	Clause 21	Clause 20	Clause 20

10.	Existing Mandatory Prepayment Provisions	Clause 9.7 Clause 9.8	Clause 8.6 Clause 8.7	N/A	N/A	N/A

11.	Existing Representations and Warranties	Clause 20	Clause 19	Clause 20	Clause 19	Clause 19

12.	Existing Sharing Provisions	Clause 29	Clause 28	Clause 29	Clause 28	Clause 27

13.	Existing Single Lender Repayment Clause	Clause 9.6	Clause 8.5	Clause 9.5	Clause 8.6	Clause 8.5

14.	Existing Optional Currency Provisions	Clause 6	N/A	Clause 6	Clause 6	Clause 6

		Rinker Facility	Joint Bilateral Facility	RMC Facility	Euro/Yen Facility	NSH Facility
15.	Existing Notification Requirements	Clause 4.5 Conditions relating to Optional Currencies	Clause 7.1 Request for Extension	Clause 8.1 Request for Extension	Clause 4.5 Extension Request	Clause 8.2 Voluntary cancellation

			Clause 8.4 Voluntary prepayment of Loans	Clause 9.2 Voluntary cancellation	Clause 6.1 (a) (ii) Selection of currency	Clause 8.4 Voluntary Prepayment of Facility B Loans

			Clause 8.5 Right of repayment and cancellation in relation to a single Lender	Clause 9.4 Voluntary prepayment of Loans	Clause 8.2 Voluntary cancellation	Clause 8.5 (a) Voluntary Prepayment of Facility C Loan

		Clause 9.3 Voluntary cancellation	Clause 10.1 Selection of Interest Periods	Clause 9.5 (a) Right of repayment and cancellation in relation to a single Lender	Clause 8.3 Voluntary prepayment of Facility A Loan	Clause 8.6 Right of repayment and cancellation in relation to a single Lender

		Clause 9.5 Voluntary prepayment of Loans	Clause 14.2 (b) Tax gross-up	Clause 14.2 (b) Tax gross-up	Clause 8.4 Voluntary Prepayment of Facility B Loans	Clause 10.1 Selection of Interest Periods

		Clause 9.6 Right of repayment and cancellation in relation to a single Lender	Clause 20.5 Notification of default	Clause 21.6 (b) “Know your client” checks	Clause 8.5 Voluntary Prepayment of Facility C Loan	20.3 (b) Money laundering obligations

		Clause 11.1 Selection of Interest Periods	Clause 20.6 (b) “Know your client” checks	Clause 21.7 Notarisations	Clause 8.6 Right of repayment and cancellation in relation to a single Lender	Clause 20.5 Notification of default

		Clause 14.2 (b) Tax gross-up	Clause 22.7 Disposal Proceeds	Clause 23.7 (a) Disposal Proceeds	Clause 10.1 (a) Selection of Interest Periods	Clause 20.6 (b) “Know your client” checks

		Clause 21.3 (c) Requirements as to financial statements	Clause 22.19 Notification of adverse change in Ratings	Clause 23.18 Notification of adverse change in Ratings	Clause 13.2 Tax gross-up	Clause 20.7 Notices

		Clause 21.5 Notification of default	Clause 25.4 (b) Resignation of Guarantor	Clause 26.4 (b) (ii) Resignation of Guarantor	Clause 20.3 Requirements as to financial statements	Clause 30 Notices

		Clause 21.6 (b) 21.6 “Know your client” checks	Clause 31 Notices	Clause 26.5 Removal of Guarantor	Clause 20.5 Notification of default

		Clause 21.7 Notarisations		Clause 32 Notices	Clause 20.7 Notarisations

		Rinker Facility	Joint Bilateral Facility	RMC Facility	Euro/Yen Facility	NSH Facility
		Clause 23.7 (a) Disposal Proceeds			Clause 22.17 Notification of adverse change in Rating

		Clause 23.18 (b)(ii) and (f) The Offer			Clause 25.3 Resignation of Guarantor

		Clause 26.4 (b) Resignation of Guarantor			Clause 31 Notices

Clause 26.6 (d) Removal of Guarantor

Clause 32 Notices

Clause 36.3 Reallocation of Facility B Commitments

16.	Existing Guarantor Release Restriction	Clause 26.4	Clause 25.4	Clause 26.4	Clause 25.3	Clause 24.3

NEW YORK FACILITIES

		NY Joint Bilateral Facility	$700mm Facility	$1.2bn Facility	NSH Senior Unsecured Maturity Loan Facilities
1.	Existing Acceleration Clause	Section 10.02 Remedies	Section 11.02 Remedies	Section 10.02 Remedies	Section 10.02 Remedies

2.	Existing Change of Control Provisions	Section 10.01 (n) Change of Ownership or Control	Section 11.01 (n) Change of Ownership or Control	Section 10.01 (n) Change of Ownership and Control	Section 10.01 (n) Change of Ownership and Control

3.	Existing Drawdown Conditions	No Existing Drawdown Conditions	Section 2.01 (c) Revolving Loans Borrowings	Section 2.01 (c) Revolving Loan Borrowings	No Existing Drawdown Conditions

			Section 2.02 (c) Borrowing Mechanics for Swing Line Loans	Section 4.02 Conditions Precedent to Borrowings and Continuation or Conversion of the Loans

Section 5.02 Conditions Precedent to Borrowings, Continuation or Conversion of the Loans and Issuances of Standby L/Cs

4.	Existing Events of Default	Section 10.01 Events of Default	Section 11.01 Events of Default	Section 10.01 Events of Default	Section 10.01 Events of Default

5.	Existing Extension and Term Out Provisions	Section 3.13 Extension of Termination Date	Section 2.02 (c) (iv) Borrowing Mechanics for Swing Line Loans	Section 3.13 Loan Extension	No Extension Option

Section 4.02 Extension of Termination Date

Section 4.14 Loan Extension

6.	Existing Financial Covenants	Section 8.01 Financial Conditions	Section 9.01 Financial Conditions	Section 8.01 Financial Conditions	Section 8.01 Financial Conditions

7.	Existing General Undertakings	Section 7.03 Compliance with Laws and Contractual Obligations	Section 8.03 Compliance with Laws and Contractual Obligations, Etc.	Section 7.03 Compliance with Laws and Contractual Obligations	Section 7.03 Compliance with Laws and Contractual Obligations, Etc.

		Section 7.04 Payment of Obligations	Section 8.04 Payment of Obligations	Section 7.04 Payment of Obligations	Section 7.04 Payment of Obligations

		Section 7.05 Maintenance of Insurance	Section 8.05 Maintenance of Insurance	Section 7.05 Maintenance of Insurance	Section 7.05 Maintenance of Insurance

		Section 7.06 Conduct of Business and Preservation of Corporate Existence	Section 8.06 Conduct of Business and Preservation of Corporate Existence	Section 7.06 Conduct of Business and Preservation of Corporate Existence	Section 7.06 Conduct of Business and Preservation of Corporate Existence

		Section 7.07 Books and Records	Section 8.07 Books and Records	Section 7.07 Books and Records	Section 7.07 Books and Records

		NY Joint Bilateral Facility	$700mm Facility	$1.2bn Facility	NSH Senior Unsecured Maturity Loan Facilities
		Section 7.08 Maintenance of Properties	Section 8.08 Maintenance of Properties, Etc.	Section 7.08 Maintenance of Properties	Section 7.08 Maintenance of Properties, Etc.

		Section 7.09 Use of Proceeds	Section 8.09 Use of Proceeds	Section 7.09 Use of Proceeds	Section 7.09 Pari Passu Ranking

		Section 7.10 Pari Passu Ranking	Section 8.10 Pari Passu Ranking	Section 7.10 Aggregate Exposure	Section 7.10 Transactions with Affiliates

		Section 7.11 Transactions with Affiliates	Section 8.11 Transactions with Affiliates	Section 7.11 Pari Passu Ranking	Section 7.11 Maintenance of Governmental Approvals

		Section 7.12 Maintenance of Governmental Approvals	Section 8.12 Maintenance of Governmental Approvals	Section 7.12 Transactions with Affiliates	Section 7.12 Inspection of Property

		Section 7.13 Inspection of Property	Section 8.13 Measurement Date	Section 7.13 Maintenance of Governmental Approvals

		Section 7.14 Asset Sales	Section 8.14 Inspection of Property	Section 7.14 Measurement Date

Section 7.15 Inspection of Property

		Section 8.02 Liens	Section 9.02 Liens	Section 8.02 Liens	Section 8.02 Liens

		Section 8.03 Consolidations and Mergers	Section 9.03 Consolidations and Mergers	Section 8.03 Consolidations and Mergers	Section 8.03 Consolidations and Mergers

		Section 8.04 Sales of Assets, Etc.	Section 9.04 Sales of Assets, Etc.	Section 8.04 Sales of Assets, Etc.	Section 8.04 Sales of Assets, Etc.

		Section 8.05 Change in Nature of Business	Section 9.05 Change in Nature of Business	Section 8.05 Change in Nature of Business	Section 8.05 Change in Nature of Business

		Section 8.06 Margin Regulations	Section 9.06 Margin Regulations	Section 8.06 Margin Regulations	Section 8.06 Margin regulations

		Section 8.07 Limitations on Indebtedness	Section 9.07 Limitations on Indebtedness	Section 8.07 Limitations on Indebtedness	Section 8.07 Limitations on Indebtedness

8.	Existing Illegality Clause	Section 3.09 Illegality	Section 4.10 Illegality	Section 3.09 Illegality	Section 3.06 Illegality

9.	Existing Information Undertakings	Section 7.01 Financial Reports and Other Information	Section 8.01 Financial Reports and Other Information	Section 7.01 Financial Reports and Other Information	Section 7.01 Financial Reports and Other Information

10.	Existing Mandatory Prepayment Provisions	Section 2.01 (h) Mandatory Prepayment	Section 9.04 Sales of Assets	Section 2.01 (h) Mandatory Prepayment	Section 8.04 Sales of Assets, etc.

		NY Joint Bilateral Facility	$700mm Facility	$1.2bn Facility	NSH Senior Unsecured Maturity Loan Facilities
		Section 8.04 Sales of Assets		Section 8.04 Sales of Assets

The second sentence of Section 2.01(i) Payments generally

11.	Existing Representations and Warranties	Section 5 Representations and Warranties of the Borrower	Section 6 Representations and Warranties of the Borrower	Section 5 Representations and Warranties of the Borrower	Section 5 Representations and Warranties of the Borrower

		Section 6 Representations and Guarantees of the Guarantors	Section 7 Representations and Guarantees of the Guarantors	Section 6 Representations and Guarantees of the Guarantors	Section 6 Representations and Guarantees of the Guarantors

12.	Existing Sharing Provisions	Section 3.12 Sharing of Payments, Etc.	Section 4.13 Sharing of Payments, Etc.	Section 3.12 Sharing of Payments	Section 3.09 Sharing of Payments in connection with the Loans, Etc.

13.	Existing Single Lender Repayment Clause	Section 3.11 Substitute Lenders	Section 4.12 Substitute Lenders	Section 3.11 Substitute Lenders	Section 3.08 Substitute Lenders

14.	Existing Notification Requirements	Section 13.01 Notices	Section 15.01 Notices	Section 13.01 Notices	Section 13.01 Notices

		Section 7.02 Notice of Default and Litigation	Section 8.02 Notice of Default and Litigation	Section 7.02 Notice of Default and Litigation	Section 7.02 Notice of Default and Litigation

		Section 10.03 Notice of Default	Section 11.03 Notice of Default	Section 10.03 Notice of Default	Section 11.03 Notice of Default

15.	Existing Optional Currency Provisions	No Existing Optional Currency Provisions	N/A	N/A	No Existing Optional Currency Provisions

16.	Existing Guarantor Release Restriction Clause	The words “and irrevocably” in Section 9.01 (The Guaranty)	The words “and irrevocably” in Section 10.01 (The Guaranty)	The words “and irrevocably” in Section 9.01 (The Guaranty)	The words “and irrevocably” in Section 9.01 (The Guaranty)

		The phrase “remain in full force and effect… all Commitments have been terminated, and shall” in the first sentence of Section 9.02 (Nature of Liability)	The phrase “remain in full force and effect… all Commitments have been terminated, and shall” in the first sentence of Section 10.02 (Nature of Liability)	The phrase “remain in full force and effect… all Commitments have been terminated, and shall” in the first sentence of Section 9.02 (Nature of Liability)	The phrase “remain in full force and effect… all Commitments have been terminated, and shall” in the first sentence of Section 9.02 (Nature of Liability)

		The phrase “shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing,” of the introductory clause to Section 9.03 (Unconditional Obligations)	The phrase “shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing,” of the introductory clause to Section 10.03 (Unconditional Obligations)	The phrase “shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing,” of the introductory clause to Section 9.03 (Unconditional Obligations)	The phrase “shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing,” of the introductory clause to Section 9.03 (Unconditional Obligations)

NY Joint Bilateral Facility	$700mm Facility	$1.2bn Facility	NSH Senior Unsecured Maturity Loan Facilities
Section 10.01(n) Change of Ownership or Control	Section 10.10 General Limitation on Guaranty	Section 10.01(n) Change of Ownership or Control	Section 10.01(n) Events of Default: Change of Ownership or Control

Section 13.02(b)(iii)	Section 11.01(n) Events of Default: Change of Ownership or Control	Section 13.02(b)(v)	Section 13.02(b)(v) Amendments and Waivers

Section 15.02(b)(vii) Amendments and Waivers

Part 1B

Bilateral Bank Facilities

NEW YORK FACILITIES

		$500M Credit Facility	$37.5M BNPP Bilateral[1]	JPMC Bilateral[1]
1.	Existing Acceleration Clause	Section 10.02 Remedies	The remainder of Clause 16 (Events of Default), immediately following 16(p)	Clause 16(b) Acceleration

2.	Existing Change of Control Provisions	Section 10.01 (n) Change of Ownership or Control	Clause 16 (o) subsidiary	Clause 8.3 Change of Control

Clause 16 (a)(x) Ownership of Borrower

3.	Existing Drawdown Conditions	None	Clause 4 Drawdown	Clause 13.3 Conditions precedent to Drawdown

			Clause 13.3 Conditions precedent to Drawdown	Clause 4 Principal Amounts and Drawdown

4.	Existing Events of Default	Section 10.01 Events of Default	Clause 16 (a) – (p) Events of Default	Clause 16 (a) Events of Default

5.	Existing Extension and Term Out Provisions	No Extension Option	Clause 8.2 Extension of Repayment Date	Clause 8.2 Extension of Repayment Date

6.	Existing Financial Covenants	Section 8.01 Financial Conditions	Clause 15.1 Financial Covenants	Guarantee Clause 5.1 Financial Covenants

Guarantee Clause 5.1 Financial Covenants

7.	Existing General Undertakings	Section 7.03 Compliance with Laws and Contractual Obligations, Etc.	Clause 15.2 General undertakings	Clause 15 Undertakings

Clause 15.3 Negative Pledge

		Section 7.04 Payment of Obligations	Clause 15.4 Term of undertakings

Section 7.05 Maintenance of Insurance

Section 7.06 Conduct of Business and Preservation of Corporate Existence

[1]	Unless otherwise indicated, provisions listed for the BNPP and JPMC Facilities are provisions in Schedule 1 of the Loan Facility Agreement for each Facility.

		$500M Credit Facility	$37.5M BNPP Bilateral[1]	JPMC Bilateral[1]
Section 7.07 Books and Records

Section 7.08 Maintenance of Properties, Etc.

Section 7.09 Use of Proceeds

Section 7.10 Pari Passu Ranking

Section 7.11 Transactions with Affiliates

Section 7.12 Maintenance of Governmental Approvals

Section 7.13 Measurement Date

Section 7.14 Inspection of Property

Section 7.15 Payment of Bridge Facility

Section 8.02 Liens

		Section 8.03 Consolidations and Mergers	Guarantee Clause 5.2 (d)-(j) General undertakings	Guarantee Clause 5.2 (d)-(i) General undertakings

		Section 8.04 Sales of Assets, Etc.	Guarantee Clause 5.3 Term of undertakings	Guarantee Clause 5.3 Negative Pledge, Financial Indebtedness and other undertakings

Section 8.05 Change in Nature of Business

Section 8.06 Margin Regulations

		Section 8.07 Limitation on Indebtedness		Guarantee Clause 5.4 Terms of Undertakings

8.	Existing Illegality Clause	Section 3.06 Illegality	Clause 12.6 Lender Illegality	Clause 12.6 Lender Illegality

			Clause 12.7 Borrower or Guarantor Illegality	Clause 12.7 Borrower or Guarantor Illegality

9.	Existing Information Undertakings	Section 7.01 Financial Reports and Other Information	Guarantee Clause 5.2 (a) Corporate reporting and information	Guarantee Clause 5.2(a) Financial Statements

			Guarantee Clause 5.2 (b) Accounting Principles	Guarantee Clause 5.2 (b) Compliance Certificate

			Guarantee Clause 5.2 (c) Compliance Certificate	Guarantee Clause 5.2 (c) Requirements as to financial statements

Guarantee Clause 5.3(o) Information Undertaking

10.	Existing Mandatory Prepayment Provisions	Section 8.04 Sales of Assets, etc.	No Mandatory Prepayment	Clause 8.4 (b) Additional Repayments

Guarantee Clause 5.3 (b) Disposal Proceeds

		$500M Credit Facility	$37.5M BNPP Bilateral[1]	JPMC Bilateral[1]
Clause 8.5 Effect of Cancellation and Prepayment on Facility A Scheduled Repayments

11.	Existing Representations and Warranties	Section 5 Representations and Warranties of the Borrower	Clause 14 Representations and Warranties	Clause 14 Representations and Warranties

		Section 6 Representations and Warranties of the Guarantor	Guarantee Clause 4 Representations and Warranties	Guarantee Clause 4 Representations and Warranties

12.	Existing Sharing Provisions	No Sharing Provisions	No Sharing Provisions	No Sharing Provisions

13.	Existing Single Lender Repayment Clause	No Existing Single Lender Repayment Provisions	No Single Lender Repayment Provisions	No Single Lender Repayment Provisions

14.	Existing Optional Currency Provisions	No Optional Currency Provisions	No Optional Currency Provisions	No Optional Currency Provisions

15.	Existing Notification Requirements	Section 7.02 Notice of Default and Litigation	Clause 29 Notices	Clause 29 Notices

		Section 11.01 Notices	Guarantee Clause 14 Notices	Guarantee Clause 14 Notices

16.	Existing Guarantor Release Restriction Clause	The words “and irrevocably” in Section 9.01 (The Guaranty)

		The phrase “remain in full force and effect… all Commitments have been terminated, and shall” in the first sentence of Section 9.02 (Nature of Liability)	Guarantee Clause 2.2 Unconditional nature of obligation	Clause 16 (a)(x) Ownership of Borrower

		The phrase “shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing,” of the introductory clause to Section 9.03 (Unconditional Obligations)	Guarantee Clause 2.9 Continuing Guarantee	Guarantee Clause 2.2 Unconditional Obligations Guarantee Clause 2.9 Continuing Guarantee

		Section 10.01(n) Change of Ownership or Control	Guarantee Clause 2.10 Guarantee Clause 10.2	Guarantee Clause 2.10 Guarantee Clause 10.2

SCHEDULE 10

EXISTING FINANCIAL INDEBTEDNESS

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)	Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security
Part I.A	Public Debt Instruments

US$200,000,000 9.625% Indenture dated October 1, 1999	Public Debt Instrument	$61,516,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	October 1, 2009

US$170,000,000 Rinker 2025 Indenture, dated 1 April 2003	Public Debt Instrument	$166,762,053	CEMEX Materials LLC	CEMEX Corp.		No	July 21, 2025

€900,000,000 4.75% Eurobond dated 5 March 2007	Public Debt Instrument	€900,000,000	CEMEX Finance Europe B.V.	CEMEX España, S.A.		No	March 5, 2014

NSHFV $900m Perpetual Debenture Indenture (C10) dated 18 December 2006	Public Debt Instrument	$900,000,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; New Sunward Holding B.V.		No	Perpetual - but interest rate steps-up if not called on December 31, 2016

NSHFV €730m Perpetual Debenture Indenture (C10-EUR) dated 9 May 2007	Public Debt Instrument	€730,000,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; New Sunward Holding B.V.		No	Perpetual - but interest rate steps-up if not called on June 30, 2017

£4,669,678 CEMEX UK Loan Notes, dated 1 March 2005	Public Debt Instrument	£3,458,020	CEMEX UK	CEMEX, S.A.B. de C.V.		No	December 31, 2009

NSHFV US$350m Perpetual Debenture Indenture (C5) dated 18 December 2006	Public Debt Instrument	$350,000,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; New Sunward Holding B.V.		No	Perpetual - but interest rate steps-up if not called on December 31, 2011

NSHFV US$750m Perpetual Debenture Indenture (C8)† dated 12 February 2007	Public Debt Instrument	$750,000,000	New Sunward Holding Financial Ventures B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; New Sunward Holding B.V.		No	Perpetual - but interest rate steps up if not called on December 31, 2014

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security
Part I.B	Tax Exempt Bonds

Part I.C	Mexican Public Debt Instruments

Programa de Certificados Bursátiles dated 11 August 2004 for up to Mex$ 5,000,000,000 (no further issuances can be made under this program, as it has matured)

Certificado Bursátil CMX0001 05 Mex$ 1,500MM, dated 15 April 2005	Mexican Public Debt Instrument	Mex$	1,500,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	April 9, 2012

Programa Dual Revolvente de Certificados Bursátiles dated 14 March 2006 as amended for up to Mex$ 30,000,000,000 for short and long term issuances (and with a sublimit of Mex$ 2,500,000,000 in respect of short term issuances)

Certificado Bursátil CEMEX 06 Mex $ 1,750MM, dated 17 March 2006	Mexican Public Debt Instrument	Mex$	1,750,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	March 10, 2011

Certificado Bursátil Mex $ 1,500MM CEMEX 06, dated 28 April 2006	Mexican Public Debt Instrument	Mex$	1,500,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	March 10, 2011

Certificado Bursátil CMX0002 06 Mex$ 750MM, dated 17 March 2006	Mexican Public Debt Instrument	Mex$	750,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	March 10, 2011

Certificado Bursátil Mex $ 2,500MM CEMEX 06-2, dated 29 September 2006	Mexican Public Debt Instrument	Mex$	2,500,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	September 22, 2011

Certificado Bursátil Mex$ 1,500MM CEMEX 06-2, dated 13 October 2006	Mexican Public Debt Instrument	Mex$	1,500,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	September 22, 2011

Certificado Bursátil Mex$ 2,950MM CEMEX 06-3, dated 15 December 2006	Mexican Public Debt Instrument	Mex$	2,950,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	March 8, 2012

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security

Certificado Bursátil Mex$ 3,000MM CEMEX 07, dated 2 February 2007	Mexican Public Debt Instrument	Mex$	3,000,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	January 26, 2012

Certificado Bursátil Mex$ 3,000MM CEMEX 07-2, dated 28 September 2007	Mexican Public Debt Instrument	Mex$	3,000,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	September 21, 2012

Certificado Bursátil UDI 511.5896MM CEMEX 07U, dated 30 November 2007	Mexican Public Debt Instrument	UDI	511,598,600	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	November 26, 2010

Certificado Bursátil UDI 116.5308MM CEMEX 07-2U, dated 30 November 2007	Mexican Public Debt Instrument	UDI	116,530,800	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	November 17, 2017

Certificado Bursátil Mex$ 1,000MM CEMEX 08, dated 25 April 2008	Mexican Public Debt Instrument	Mex$	1,000,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	November 5, 2010

Certificado Bursátil Mex$ 450.0459MM CEMEX 08-2, dated 11 December 2008	Mexican Public Debt Instrument	Mex$	450,045,900	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	September 15, 2011

Certificado Bursátil UDI 124.8171MM CEMEX 08U, dated 11 December 2008	Mexican Public Debt Instrument	UDI	124,817,100	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.		No	September 15, 2011
Part I.D	Bilateral Bank Facilities

US$250,000,000 Crédito Simple Bancomext, dated 14 October 2008	Bilateral Bank Facility		$250,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	Banco Nacional de Comercio Exterior, S.N.C.	Yes	February 14, 2014.	Pledge of Cementos Chihuahua, S.A.B. de C.V. Shares[2] and Mortgage of Cement Plants in Mérida Yucatan and Ensenada, Baja California.

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security

Mex$ 126,562,263.59 Crédito Santander Nota Estructurada, dated 17 April 2008	Bilateral Bank Facility	Mex$	126,562,264	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander	No	April 16, 2013

US$ 8,000,000 Banco Industrial de Guatemala	Bilateral Bank Facility		$8,000,000	Global Cement, S.A.	N/A	Banco Industrial, S.A.	No	June 15, 2014

Kreissparkasse loan	Bilateral Bank Facility		€1,078	CEMEX Kies Hamburg GmbH & Co. KG	N/A	Kreissparkasse Schwarzenbek	No	September 30, 2009

Part II	Short Term Certificados Bursatiles, working capital and other operating facilities

Part II.A	Short Term Certificados Bursatiles

Programa Dual Revolvente de Certificados Bursátiles dated 14 March 2006 as amended for up to Mex$ 30,000,000,000 for short and long term issuances (and with a sublimit of Mex$ 2,500,000,000 in respect of short term issuances)

Certificado Bursátil Corto Plazo ABN, dated August 6, 2009	Short Term Certificado Bursátil	Mex$	484,640,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.; Nacional Financiera S.N.C. Institución de Banca de Desarrollo		No	September 3, 2009

Certificado Bursátil Corto Plazo ABN, dated July 23, 2009	Short Term Certificado Bursátil	Mex$	378,132,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.; Nacional Financiera S.N.C. Institución de Banca de Desarrollo		No	August 20, 2009

[2]	Currently in the process of cancelling the stock pledge.

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security
Part II.B	Bilateral Bank Facilities

US$150,000,000 Loan Facility Agreement between Australia and New Zealand Banking Group Limited and CEMEX Australia Pty Limited, dated 19 March, 2009 (as amended)	Bilateral Bank Facility		$150,000,000	CEMEX Australia Pty Limited	CEMEX España, S.A.	Australia and New Zealand Banking Group Limited	No	The earlier of (i) October 31, 2010 and (ii) the Holcim sale.

Mex$ 5,000,000,000 Crédito Banobras, dated 22 April 2009	Bilateral Bank Facility	Mex$	2,086,626,018	CEMEX Concretos, S.A. de C.V.	CEMEX México, S.A. de C.V.	Banco Nacional de Obras y Servicios Públicos, S.N.C.	Yes	April, 2014	Mortgage of Planta Yaqui in Hemosillo, Sonora

Caisse Régionale de Crédit Agricole Mutuel du Gard bank loan	Bilateral Bank Facility		€292,685	CEMEX Granulats, S.A.	N/A	Caisse Régionale de Crédit Agricole Mutuel du Gard	No	February 29, 2012

Mex$140,000,000 Crédito ABC Capital, dated 29 June 2009	Bilateral Bank Facility	Mex$	140,000,000	CEMEX México, S.A. de C.V.	N/A	ABC Capital, S.A. de C.V., SOFOM, E.N.R.	No	June 29, 2009

€18,000,000 Bankinter Multidivisa Bilateral Loan Agreement, dated 21 December 2004 (multicurrency)	Bilateral Bank Facility	$ €	14,345,624 1,177,316	CEMEX España, S.A.	N/A	Bankinter, S.A.	No	March 6, 2010 Annual Maturity

US$ 29,000,000 Promissory Note Commerce Bank, dated June 30, 2009	Bilateral Bank Facility		$15,000,000	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.	Mercantil Commercebank, N.A.	No	September 22, 2009

US$30,000,000 Credit Agreement, dated 31 August 2005 (as amended)	Bilateral Bank Facility		$30,000,000	CEMEX de Puerto Rico, Inc.	N/A	Banco Bilbao Vizcaya Argentaria Puerto Rico	No	August 31, 2009

CZK 2,810,000 bilateral line due 31 December 2009	Bilateral Bank Facility	CZK	2,810,000	CEMEX Czech Republic k.s.	N/A	Unicredit S.P.A.	No	December 31, 2009

DOP 150,000,000 Promissory Note Banco Popular, dated 18 December 2008	Bilateral Bank Facility	DOP	150,000,000	CEMEX Dominicana, S.A.	N/A	Banco Popular Dominicano, C. por A.	No	February 15, 2010

DOP 150,000,000 Promissory Note Banco Popular, dated 18 December 2008	Bilateral Bank Facility	DOP	150,000,000	CEMEX Dominicana, S.A.	N/A	Banco Popular Dominicano, C. por A.	No	February 15, 2010

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security

DOP 245,000,000 Promissory Note Banco Leon, dated 17 December 2008	Bilateral Bank Facility	DOP	245,000,000	CEMEX Dominicana, S.A.	N/A	Banco Múltiple León, S.A.	No	July 31, 2009

DOP 250,000,000 Promissory Note BHD, dated 12 February 2009	Bilateral Bank Facility	DOP	250,000,000	CEMEX Dominicana, S.A.	N/A	Banco BHD, S.A. Banco Multiple	No	February 17, 2010 February 18, 2010

COP 20,000,000,000 Promissory Note - BBVA, dated 4 November 2008	Bilateral Bank Facility	COP	18,000,000,000	CEMEX Colombia, S.A.	N/A	Banco Bilbao Vizcaya Argentaria, S.A.	No	July 29, 2009

COP 25,000,000,000 Promissory Note Banco de Bogota, dated May 11, 2009	Bilateral Bank Facility	COP	25,000,000,000	CEMEX Colombia, S.A.	N/A	Banco de Bogotá	No	August 10, 2009

COP 15,000,000,000 Promissory Note Banco de Occidente, dated 31 October 2008	Bilateral Bank Facility	COP	15,000,000,000	CEMEX Colombia, S.A.	N/A	Banco de Occidente	No	July 21, 2009

COP 15,000,000,000 Promissory Note Banco de Occidente, dated 31 October 2008	Bilateral Bank Facility	COP	15,000,000,000	CEMEX Colombia, S.A.	N/A	Banco de Occidente	No	July 28, 2009

COP 10,350,000,000 Promissory Note Banco de Credito, dated 17 July 2007	Bilateral Bank Facility	COP	10,350,000,000	CEMEX Colombia, S.A.	N/A	Banco de Crédito	No	July 27, 2009

COP 10,350,000,000 Promissory Note Banco de Credito, dated 17 July 2007	Bilateral Bank Facility	COP	10,350,000,000	CEMEX Colombia, S.A.	N/A	Banco de Crédito	No	July 27, 2009

US$4,000,000 Promissory Note Philippines Banco de Oro, dated 24 March 2008	Bilateral Bank Facility		$4,000,000	APO Cement Corporation	N/A	Banco de Oro Unibank, Inc.	No	August 18, 2009

US$4,000,000 Promissory Note Philippines Banco de Oro, dated 24 March 2008	Bilateral Bank Facility		$4,000,000	Solid Cement Corporation	N/A	Banco de Oro Unibank, Inc.	No	August 18, 2009

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security
Part II.C	Overdrafts

£30,000,000 Overdraft UK - RBS	Overdraft		£26,589,774	CEMEX Investments Limited	N/A	National Westminster Bank plc	No	September 3, 2009

€20,000,000 Credit Line France - BNP Paribas, dated 13 March 2009	Overdraft		€20,000,000	CEMEX France Services (GIE)	N/A	BNP Paribas	No	July 31, 2009

€3,000,000 BNP Paribas	Overdraft		€1,965,000	CEMEX France Services (GIE)	N/A	BNP Paribas		Overdraft

€16,000,000 Credit Line France - Societe Generale, dated 2 March 2009	Overdraft		€16,000,000	CEMEX France Services (GIE)	N/A	Société Générale	No	August 6, 2009

€8,000,000 Societe Generale Overdraft	Overdraft		€967,000	CEMEX France Services (GIE)	N/A	Société Générale	No	Overdraft

Mex$ 170,000,000 Overdraft (CEMEX México)	Overdraft	Mex$	0	CEMEX México, S.A. de C.V.	N/A	HSBC México, S.A., Institución de Banca Multiple, Grupo Financiero HSBC	No	Overdraft

Mex$ 5,000,000 Overdraft (Empresas Tolteca)	Overdraft	Mex$	0	Empresas Toltecas de México, S.A. de C.V.	N/A	HSBC México, S.A., Institución de Banca Multiple, Grupo Financiero HSBC	No	Overdraft

Mex$ 5,000,000 Overdraft (Petrocemex)	Overdraft	Mex$	0	Petrocemex, S.A. de C.V.	N/A	HSBC México, S.A., Institución de Banca Multiple, Grupo Financiero HSBC	No	Overdraft

HUF 1,000,000,000 Overdraft line Hungary with Raiffeisen Bank	Overdraft	HUF	357,295,913	CEMEX Hungaria Epitoanyagok Kft	N/A	Raiffeisen Bank Zrt.	No	Overdraft

€2,000,000 BRED (France)	Overdraft		€933,000	CEMEX France Services (GIE)	N/A	BRED Banque Populaire	No	Overdraft

ISL 50,000,000 (Israel)	Overdraft	ISL	0	ReadyMix Industries (Israel) LTD	N/A	First International Bank of Israel, Ltd.	No	Overdraft

PLN 5,000,000 (Poland)	Overdraft	PLN	0	CEMEX Polska Sp. Z.o.o.	N/A	ING Bank Slaski S.A.	No	Overdraft

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security

AED 7,346,000 (UAE)	Overdraft	AED	0	CEMEX Topmix LLC	N/A	Standard Chartered Bank Dubai	No	Overdraft

AED 17,000,000 (UAE)	Overdraft	AED	2,932,843.44	CEMEX Topmix LLC	N/A	HSBC Bank Middle East Limited	No	Overdraft

EGP 13,155,443 (Egypt)	Overdraft	EGP	2,488,576	Assuit Cement Co. And CEMEX Ready Mix Co.	N/A	Citibank Egypt N.A.	No	Overdraft

EGP 25,000,000 (Egypt)	Overdraft	EGP	11,825,439	Assiut Cement Co.	N/A	MISR Bank	No	Overdraft

EGP 22,828,525 (Egypt)	Overdraft	EGP	0	Assuit Cement Co. And CEMEX Ready Mix Co.	N/A	HSBC Bank Egypt S.A.E	No	Overdraft

€5,000,000 (Austria)	Overdraft		€0	CEMEX Austria AG	N/A	Investkredit ank AG	No	Overdraft

CZK 15,000,000	Overdraft	CZK	0	CEMEX Czech Republic k.s.	N/A	UniCredit Bank Czech Republic, a.s.	No	Overdraft

$500,000 (CEMEX NI Ltd)	Overdraft		$0	CEMEX (NI) Ltd	N/A	Ulster Bank plc (RBS)	No	September 4, 2009

£500,000 (CEMEX Island Aggs)	Overdraft		£0	CEMEX Island Aggregates Ltd	N/A	Natwest Offshore Bank plc (RBS)	No	September 3, 2009

£500,000 (Island Barn Aggs)	Overdraft		£0	Island Barn Aggregates Limited	N/A	National Westminster Bank plc (RBS)	No	July 31, 2009

£125,000 (Mersey Sand)	Overdraft		£0	Mersey Sand Suppliers Limited	N/A	National Westminster Bank plc (RBS)	No	July 31, 2009

£250,000 (Brett Hall Aggs)	Overdraft		£0	Brett Hall Aggregates Limited	N/A	National Westminster Bank plc (RBS)	No	September 4, 2009

£250,000 (Humber Sand)	Overdraft		£0	Humber Sand and Gravel Limited	N/A	National Westminster Bank plc (RBS)	No	July 31, 2009

£250,000 (CEMEX Readymix East Anglia)	Overdraft		£0	CEMEX Readymix East Anglia Limited	N/A	National Westminster Bank plc (RBS)	No	September 4, 2009

Part III	Capital Leases

£5,502,047 ING Lease Agreement, dated 21 December 1998	Capital Lease		£4,584,786	CEMEX Investments Limited	N/A	ING Bank. N.V	No	December 31, 2009

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security

£2,839,850 ING Lease Agreement, dated 21 December 1998	Capital Lease		£1,986,986	CEMEX Investments Limited	N/A	ING Bank. N.V	No	December 1, 2010

£1,588,896 Lloyds Lease Agreement, dated 26 June 2006	Capital Lease		£1,588,896	CEMEX Investments Limited	N/A	Lloyds TSB	No	December 31, 2014

Leasing Agreement by and between Slibail Immobilier and Morrillon Corvol Rhone Mediterranee dated July 24, 2000.	Capital Lease		€557,590	CEMEX Granulats Rhone-Mediterranee	N/A	Slibail Immobilier	No

Asset Finance Leasing	Capital Lease		£10,645,528	CEMEX UK	N/A	HSBC Bank plc	No

Equipment leasing	Capital Lease	PLN	4,817,253	RMC Beton Slask Sp. Z.o.o.	N/A	SG Equipment Leasing Polska Sp. z o.o	No

Bankowy Funduzs Leasingowy S.A.	Capital Lease	PLN	40,774	RMC Beton Slask Sp. Z.o.o.	N/A	Bankowy Funduzs Leasingowy S.A.	No

Financial Leasing between CEMEX Sand, s.r.o. and Impulse Leasing Austria dated March 2008	Capital Lease	CZK	1,104,000	CEMEX Sand, s.r.o	N/A	Impulse Leasing Austria s.r.o.	No

Leasing agreement on movables entered by and between Raiffeisen-Leasing Mobilien und KFZ GmbH and Trans-Beton Ges.m.b.H. dated March 31, 2004.	Capital Lease		€2,287,699	Transbeton Lieferbeton Gesellschaft m.b.H.	N/A	Raiffeisenbank Bruck an der Mur eg. Gen.	No

Financial Leases	Capital Lease		€540,258	Denis Tarrant and Sons Limited	N/A	National Irish Asset Finance Limited	No

Financial Leases	Capital Lease		$7,365,755	CEMEX Construction Materials Pacific LLC	N/A	Wells Fargo Leasing Corporation	No

Obligation	Type	Outstanding Principal Amounts (Notional for Equity Derivatives)		Obligor	Guarantor(s)	Bank Party	Security	Maturity	Security
Part IV	Inventory financing and factoring arrangements

Part IV.A	Inventory Financing

Mex$ 327,724,470 AFIRME Servicio de Comercialización 45,000 toneladas, dated 11 March 2009	Inventory Financing	Mex$	305,876,172	CEMEX México, S.A. de C.V.	N/A	Almacenadora Afirme, S.A. de C.V.	No	November 18, 2010

Part IV.B	Factoring arrangements

€ 20,000,000 Contrato de Factoring (non-recourse factoring agreement)	Factoring arrangement		€9,626,000	CEMEX España, S.A., Hormicemex, S.A. & Aricemex, S.A.	N/A	BBVA Factoring E.F.C. , S.A.	No

€ 21,530,000 Contrato de Factoring (non-recourse factoring agreement)	Factoring arrangement		€4,411,000	CEMEX España, S.A., Hormicemex, S.A. & Aricemex, S.A.	N/A	Banco de Sabadell, S.A.	No

SCHEDULE 11

Part I

Form of Resignation Letter

To:	[•] as Administrative Agent

And to:	[•] as Security Agent

From:	[resigning Obligor] and [Parent]

Dated:

Dear Sirs

[Parent] - Financing Agreement

dated [•] (the “Financing Agreement”)

1.

We refer to the Financing Agreement. This is a Resignation Letter. Terms defined in the Financing Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 28.2 (Resignation of a Borrower)]/[Clause 28.4 (Resignation of a Guarantor)]/[Clause 28.6 (Resignation of a Security Provider)] of the Financing Agreement, we request that [resigning Obligor] be released from its obligations and liabilities as a [Borrower]/[Guarantor]/[Security Provider] under the Financing Agreement and the Finance Documents and shall have no further rights, liabilities or obligations under the Finance Documents as a [Borrower]/[Guarantor]/[Security Provider] [except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the later of (i) the date on which the Third Party Disposal takes effect; and (ii) the date on which the Borrower ceases to be a borrower and/or guarantor under the Existing Finance Documents.]

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[this request is given in relation to a Third Party Disposal of [resigning Obligor];]

(c)	[the Disposal Proceeds have been or will be applied in accordance with Clause 13 (Mandatory prepayment) of the Financing Agreement.

(d)	[•]**

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.

The Parent agrees to indemnify the Finance Parties and Secured Parties for any costs, expenses, or liabilities which are reasonably incurred and which would have been payable by [resigning Obligor] in connection with the Finance Documents but for the release set out in paragraph 2 above.

[Parent]	[resigning Obligor]

By:	By:

NOTES:

*	Insert where resignation only permitted in case of a Third Party Disposal.

**	Insert any other conditions required by the Financing Agreement.

Part II

Form of Resignation Letter (Australia)

To:	[•] as Administrative Agent

From:	[resigning Obligor] and [Parent]

Dated:

Dear Sirs

[Parent]—Financing Agreement

dated [•] (the “Financing Agreement”)

1.

We refer to the Financing Agreement. This is a Resignation Letter (Australia). Terms defined in the Financing Agreement have the same meaning in this Resignation Letter (Australia) unless given a different meaning in this Resignation Letter (Australia).

2.

Pursuant to Clause 28.5 (Release of CEMEX Australia Holdings) of the Financing Agreement, we request that CEMEX Australia Holdings be released from its obligations and liabilities as a Guarantor under the Financing Agreement and the Finance Documents and shall have no further rights, liabilities or obligations under the Finance Documents as an Obligor.

3.	We confirm that:

(a)

pursuant to the terms of a share purchase agreement dated on or about 15 June 2009 under which CEMEX España agreed to transfer all the issued share capital it holds in CEMEX Australia Holdings to Vennor Investments Pty Ltd (the “SPA”), all of the conditions precedent referred to in the SPA, other than the release of CEMEX Australia Holdings as a Guarantor under this Agreement, have been satisfied or waived and the SPA shall promptly after the release of CEMEX Australia Holdings, complete in accordance with the terms of the SPA on or before 31 December 2009; and

(b)

the Parent shall procure that, if so required, the Disposal Proceeds from the sale of all the issued share capital in CEMEX Australia Holdings will be applied in accordance with Clause 13 (Mandatory prepayment).

4.	This Resignation Letter (Australia) and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.

The Parent agrees to indemnify the Finance Parties and Secured Parties for any costs, expenses, or liabilities which are reasonably incurred and which would have been payable by CEMEX Australia Holdings in connection with the Finance Documents but for the release set out in paragraph 2 above.

[Parent]	CEMEX Australia Holdings Pty Limited

By:	By:

SCHEDULE 12

PERMITTED JOINT VENTURES

Name	Investment (U.S. Dollars)	Country

Cement Australia Pty Ltd	$184,153,486	Australia

Ready Mix USA LLC	$179,639,365	USA

CEMEX Southeast LLC	$353,695,464	USA

Control Administrativo Mexicano, S.A. de C.V.	$339,336,648	México

SCHEDULE 13

CONFIDENTIALITY UNDERTAKING

[Letterhead of Potential Purchaser]

To: [Insert name of Seller]

From: [Insert name of Potential Purchaser]

Dated:

Dear Sirs

CEMEX – Financing Agreement

dated [•] 2009 (“Financing Agreement”)

We are considering acquiring an interest in the Financing Agreement which, subject to the terms of the Financing Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other similar transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other similar transaction (each, an “Acquisition”). In consideration of you agreeing to make available to us certain information in relation to each Acquisition, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking

We undertake in relation to each Acquisition whether completed or not, (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) until that Acquisition is completed, to use the Confidential Information only for the Permitted Purpose, (c) to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities, and (d) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.	Permitted Disclosure

You agree that we may disclose:

2.1

to any of our Affiliates and any of our or their officers, directors, employees, professional advisers and auditors such Confidential Information as we shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Financing Agreement, to any person:

(a)

to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of our rights and/or obligations which we may acquire under the Financing Agreement such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you materially in equivalent form to this letter;

(b)

with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Financing Agreement in relation to that Acquisition or any Obligor such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in materially equivalent form to this letter;

(c)

to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any recognised stock exchange or pursuant to any applicable law or regulation such Confidential Information as we shall consider appropriate; and

2.3

notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Financing Agreement to which that Acquisition relates, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to us for the purposes of that Acquisition.

3.	Notification of Disclosure

We agree in relation to each Acquisition (whether completed or not), (to the extent permitted by law and regulation) to inform you:

3.1

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If we do not enter into or complete the Acquisition and you so request in writing, we shall return all Confidential Information supplied by you to us in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive and remain binding on us in relation to each Acquisition (whether completed or not) until (a) if we acquire an interest in the Financing Agreement by way of novation, the date on which we acquire such an interest; (b) if we enter into the Acquisition other than by way of novation, the date falling twelve months after termination of that Acquisition; or in any other case twelve months after the date at which we have returned all Confidential Information supplied by you to us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than paragraph 2(a) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

6.1

neither you, nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you in relation to the Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you in relation to the Acquisition or be otherwise liable to us or any other person in respect of the Confidential Information or any such information; and

6.2

you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	Entire Agreement: No Waiver; Amendments, etc.

7.1

This letter constitutes the entire agreement between us in relation to our obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2

No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between the parties and the Parent.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and are also given for the benefit of the Parent and each other member of the Group.

10.	Third Party Rights

10.1

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person (other than the Parent) to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1

This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2

The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means in relation to each Acquisition, all information relating to the Parent, any Obligor, the Group, the Finance Documents, the Facilities and/or the Acquisition which is provided to us in relation to the Finance Documents or the Facilities by you or any of your affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by us of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by you or your advisers; or

(c)

is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us after that date, from a source which is, as far as we are aware, unconnected with the Group and which, in either case, as far as we are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Parent and each of its subsidiaries for the time being.

“Permitted Purpose” means considering and evaluating whether to enter into and complete the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy of this letter.

Yours faithfully

For and on behalf of
[Potential Purchaser]

To: [Potential Purchaser]

We acknowledge and agree to the above:

For and on behalf of

[Seller]

SCHEDULE 14

DISPOSALS

1.

Australia Piece of Land. Sale of Land process agreement dated 18 June 2009 between Cockburn Cement Limited, Fifth Lettuce Pty Limited, Rugby Holdings Pty Limited, Adelaide Brighton Limited and CEMEX Australia Pty Limited, pursuant to which Fifth Lettuce Pty Limited (a CEMEX group company) has the rights to receive 90% of the net proceeds from the sale of a piece of land in Australia owned by Cockburn Cement Limited in exchange for Fifth Lettuce Pty Limited relinquishing its rights under a Development Deed signed in 1999 between Cockburn Cement Limited and Fifth Lettuce Pty Limited. The estimated sale price of the piece of land is between AUD60,000,000 and AUD80,000,000.

2.

UK Rail Business. Confidentiality Agreement dated 24 June 2009, and Exclusivity Agreement to be dated either July or August 2009 (currently circulating for signature) entered into between Leonhard Moll Betonwerke and CEMEX UK Operations Limited pursuant to which Leonhard Moll Betonwerke is to purchase CEMEX UK Operation Limited’s rail business in the form of an asset sale subject to the completion of a satisfactory due diligence by Leonhard Moll Betonwerke and a final agreement on the sale terms. The closing of the transaction could take place during the fourth quarter of 2009. The estimated sale price is between £20,000,000 and £25,000,000.

3.

Rugby and South Ferriby MBT Plants. Memorandum of Understanding to be dated as of July or August 2009 (currently circulating for signature) pursuant to which, (i) in relation to the Rugby Plant, a Joint Venture between Waste Recycling Group Limited and CEMEX UK would be created under which CEMEX UK Operations Limited (or any affiliate) will sell property preliminary valued at £10,000,000 in exchange for £5,500,000 in cash and equity in the Joint Venture equivalent to £4,500,000. The Joint Venture is to build a MBT plant for an expected total invest of £65,000,000; and, (ii) in relation to the South Ferriby Plant, a Joint Venture between Waste Recycling Group Limited and CEMEX UK would also be created under which CEMEX UK Operations Limited (or any affiliate) will sell property at a value to be determined in exchange for cash and equity (also to be determined) in the Joint Venture. The Joint Venture is to build a MBT plant for a total investment of over US$10,000,000. The exact values are still unknown as site visits are still taking place and engineering plans are still being reviewed.

4.

Ready Mix USA. Limited Liability Company Agreement and related asset contribution agreement dated approximately 1 July, 2005, between CEMEX, Inc. and Ready Mix USA pursuant to which two jointly-owned limited liability companies, CEMEX Southeast, LLC, a cement company, and Ready Mix USA, LLC, a ready-mix concrete company, were created to serve the construction materials market in the southeast region of the United States. CEMEX, Inc. (through its affiliates) owns a 50.01% interest, and Ready Mix USA owns a 49.99% interest, in the profits and losses and voting rights of CEMEX Southeast, LLC, while Ready Mix USA owns a 50.01% interest, and CEMEX, Inc. (through its affiliates) owns a 49.99% interest, in the profits and losses and voting rights of Ready Mix USA, LLC. CEMEX Southeast, LLC is managed by CEMEX, Inc. (through its affiliates), and Ready Mix USA, LLC is managed by Ready Mix USA. Under the Ready Mix USA, LLC agreements, CEMEX, Inc. (through its affiliates) is required to contribute to the Ready Mix USA joint venture any ready-mix concrete and concrete block assets CEMEX, Inc. (through its affiliates) acquires inside the joint venture region, while any aggregates assets acquired inside the region may be added at the option of the non-acquiring member. The value of the contributed assets is to be determined by the board within 30 days of the asset acquisition, and is based on a formula based on the last fiscal year earnings of the assets. The non-acquiring member has 30 days to elect the financing method for the contributed assets following board approval of the valuation, and if no option is elected within 30 days the right to select the option is transferred to the contributing member. Following the financing election, the contribution or sale of the assets must be completed within 180 days. If not completed within that period, the non-acquiring member has the right for 365 days to require the ready-mix concrete and concrete block assets to be sold to a third party. Aggregates assets may be retained by the acquiring member if the non-acquiring member elects not to have the aggregates assets contributed. The expectation is that the value of this disposal will be more than US$10,000,000.

5.

CER’s. Disposal of Certificates of Emission Reductions (“CERs”) by CEMEX International Finance Company (“CIFCO”) under a Emission Reduction Purchase Agreement (“ERPA”) entered by and between CIFCO and Gazprom Marketing & Trading Limited (“Gazprom”) under the ERPA CIFCO agreed to sell and transfer 1 million CERs to Gazprom on or before 29 November 2012 at a value of Euros €19,7775 per CER.

6.

CEMEX Australia-HOLCIM. Share purchase agreement dated on or about 15 June 2009 under which CEMEX España, S.A. agreed to transfer all the issued share capital it holds in CEMEX Australia Holdings Pty Limited to Vennor Investments Pty Limited (the “SPA”) (a HOLCIM group company) for approximately AUD2.02 billion, subject to fulfillment of various closing conditions, including confirmatory due diligence, regulatory approvals and funds from buyer financing being disbursed, among others.

SCHEDULE 15

HEDGING PARAMETERS

1.

No Obligor will (and the Parent will procure that no members of the Group will) engage in any Treasury Transaction, other than a Permitted Treasury Transaction in accordance with this Hedging Parameters Schedule. A “Permitted Treasury Transaction” means:

(a)	any Treasury Transaction that is an Excluded Position;

(b)

any Treasury Transaction entered into, sold or purchased at arm’s length and in compliance with all applicable laws, rules and regulations, with respect to which all parties and credit support providers are members of the Group (each, a “Permitted Intercompany Treasury Transaction”); or

(c)

any Treasury Transaction entered into, sold or purchased at then prevailing market rates and not for speculative purposes that is solely an interest rate, currency or commodity derivative (or a combination thereof) entered into between members of the Group and Participating Creditors or that is a Permitted Non-Bank Commodity Contract or a Permitted Compensation Plan Hedging Transaction, in each case (i) for the purpose of managing a specific risk associated with an asset, liability, income or expense owned, incurred, earned or made or reasonably likely to be owned, incurred, earned or made by a member of the Group and (ii) in its ordinary course of business (each, a “Permitted Exposure Hedge”).

Where: “Excluded Position” means each of the positions set forth in Annex 1 hereto as in effect on March 24, 2009 and, with respect to the positions specified in paragraphs (c) and (d) of Annex 1, any replacements, amendments or renewals thereof that are entered into on then prevailing market terms with the underlying amounts not greater than the original underlying amounts. “Permitted Non-Bank Commodity Contract” means any commodity contract or agreement with respect to which all parties and credit support providers are not financial institutions and any agreement incidental thereto. “Commodity” means raw materials and other inputs used in the Group’s operations, energy, water, electric power, electric power capacity, generation capacity, power, heat rate, congestion, diesel fuel, fuel oil, other petroleum-based liquids or fuels, coal, commodity transportation, urea, financial transmission rights, emissions and other environmental credits, allowances or offsets, renewable energy credits, Certified Emission Reductions, European Union Allowances, natural gas, nuclear fuel and waste products or by-products thereof or other such tangible or intangible commodity of similar type or description. “Permitted Compensation Plan Hedging Transaction” means (a) an equity forward purchase transaction entered into with a Participating Creditor or an equity call option purchased from a Participating Creditor that hedges the Parent or any Obligor’s obligations under an Executive Compensation Plan permitted by this Agreement, or (b) an agreement that requires a Participating Creditor to make payments or deliveries that are otherwise required to be made by the Parent or any Obligor under an Executive Compensation Plan permitted by this Agreement by exchange, repurchase or similar arrangements or a combination thereof.

2.

The board of directors shall, from time to time, adopt policies governing the Group’s entry into Permitted Treasury Transactions. The board of directors shall approve any Permitted Treasury Transactions that are required to be approved by the board of directors in accordance with applicable company regulations and by-laws. Management shall approve all other Permitted Treasury Transactions in accordance with such board of director policies.

3.

The total amount of collateral or margin posted as of the date of this Agreement in respect of each Excluded Position or Permitted Non-Bank Commodity Contract is Permitted Security or Quasi-Security (as the case may be) as described in Schedule 6 (Existing Security and Quasi-Security) to this Agreement provided such collateral or margin was posted in accordance with the Derivatives Side Letter. No Obligor will (and the Parent will procure that no members of the Group will) post additional collateral or margin in respect of an Excluded Position or a Permitted Non-Bank Commodity Contract for which collateral or margin is already posted, or any collateral or margin in respect of any other Treasury Transaction, except as permitted under paragraphs (K) and (O) of the definition of Permitted Security set out in Clause 24.5 (Negative pledge) of this Agreement.

4.

No Obligor will (and the Parent will procure that no members of the Group will) amend, modify or terminate a Permitted Treasury Transaction except in its ordinary course of business and not for speculative purposes.

ANNEX 1

EXCLUDED POSITIONS

The following are Excluded Positions:

(a)

the IRT transactions that are governed by the ISDA Master Agreement dated as of 14 February 2003 between Banco Santander S.A., Institución de Banca Múltiple, Grupo Financiero Santander and Centro Distribuidor de Cemento, S.A. de C.V. (References: 6032 – 1000760 and 6032 – 1000761);

(b)

the trust put options that are governed by the ISDA Master Agreement dated as 23 April 2008 between Citigroup Global Markets Inc, as agent for Citibank N.A., and Banco Nacional de Mexico, S. A., Integrante del Grupo Financiero Banamex, División Fiduciaria, acting solely as trustee under Trust No. 111339-7 (Reference: Trust Number 111339-7);

(c)

the Axtel share forward transaction that is governed by a long form Confirmation dated 22 January 2009 between Credit Suisse International and Centro Distribuidor de Cemento S.A. de C.V. (References: External ID: 16059563 - Risk ID: 10008383);

(d)

the Axtel share forward transaction that is governed by a long form Confirmation dated 1 April 2008 between BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer and Centro Distribuidor de Cemento S.A. de C.V. (Reference: EQS- 1428-MX344247);

(e)

the PEZ transactions that are governed by an ISDA Master Agreement dated as of 12 October 2000 between Banco Santander S.A., Institución de Banca Múltiple, Grupo Financiero Santander and Centro Distribuidor de Cemento, S.A. de C.V. (References: 4763217.25 - 4763238.25, 4763415.25 - 4763431.25, 4763342.25 - 4763323.25, 4763271.25 - 4763311.25, 4763438.25 - 4763454.25, 4763375.25 - 4763392.25);

(f)

the interest rate swap governed by a Swap Agreement dated 24 September 2007 between Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, not in its individual capacity but acting solely as trustee on behalf of the Trust Number 111014-2 under the Restated Trust Agreement dated as of 26 March 1999, as amended, modified or supplemented from time to time and CEMEX, S.A.B. de C.V.;

(g)	any forward transactions under the Electricity Sales and Purchase Agreement between Sempra Energy Solutions LLC and RMC Pacific Materials Inc. dated as of 31 October 2007; and

(h)	all EU Emissions Allowance transactions under the “Contrato de Swap de CERs por EUAs”, dated 23 September 2008 between Caleras de San Cucao, S. A. and CEMEX International Finance Company.

SCHEDULE 16

EXISTING GUARANTEES

Obligation	Outstanding Principal Amount		Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
US$200,000,000 9.625% Indenture dated October 1,1999 (Includes an US$65MM LC dated as of October 18, 2006, in favour of the bondholders)		$61,516,000	$61,516,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	October 1, 2009

US$170,000,000 Loan Facility Agreement between JPMorgan Chase Bank, N.A. and CEMEX Materials LLC, dated 1 October 2007 (as amended)		$90,000,000 (Facility A Limit); $80,000,000 (Facility B Limit)	$170,000,000.00	CEMEX Materials LLC	CEMEX España, S.A.	No	Facility A: For amortization schedule, refer to Debt Maturities Document provided by CEMEX; Facility B: April 1, 2011

€900,000,000 4.75% Eurobond dated 5 March 2007		€900,000,000	$1,272,780,000.00	CEMEX Finance Europe B.V.	CEMEX España, S.A.	No	March 5, 2014

Certificado Bursátil CMX0001 05 Mex$ 1,500MM, dated 15 April 2005	Mex$	1,500,000,000	$113,400,113.40	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	April 9, 2012

CEMEX, S.A.B. de C.V. US$1,200,000,000 Credit Agreement dated 31 May 2005 (as amended)		$1,200,000,000	$1,200,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	June 7, 2011

Certificado Bursátil CEMEX 06 Mex$ 1,750MM, dated 17 March 2006	Mex$	1,750,000,000	$132,300,132.30	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	March 10, 2011

Certificado Bursátil Mex$ 1,500MM CEMEX 06, dated 28 April 2006	Mex$	1,500,000,000	$113,400,113.40	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	March 10, 2011

Certificado Bursátil CMX0002 06 Mex$ 750MM, dated 17 March 2006	Mex$	750,000,000	$56,700,056.70	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	March 10, 2011

Certificado Bursátil Mex$ 2,500MM CEMEX 06-2, dated 29 September 2006	Mex$	2,500,000,000	$189,000,189.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	September 22, 2011

Obligation	Outstanding Principal Amount		Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
Certificado Bursátil Mex$ 1,500MM CEMEX 06-2, dated 13 October 2006	Mex$	1,500,000,000	$113,400,113.40	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	September 22, 2011

Certificado Bursátil Mex$ 2,950MM CEMEX 06-3, dated 15 December 2006	Mex$	2,950,000,000	$223,020,223.02	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	March 8, 2012

CEMEX, S.A.B. de C.V. US$437,500,000 & Mex$ 4,773,282,950 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009	$ Mex$	437,500,000 4,773,282,950	$798,360,552.56	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.	No	February 28, 2011; For additional amortization, refer to Debt Maturities Document provided by CEMEX

US$500,000,000 Pez Loan between Banco Bilbao Vizcaya Argentaria, S.A. and CEMEX, S.A.B. de C.V. dated 25 June 2008, as further amended		$500,000,000	$500,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	No	April 29, 2011

Certificado Bursátil Mex$ 3,000MM CEMEX 07, dated 2 February 2007	Mex$	3,000,000,000	$226,800,226.80	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	January 26, 2012

Certificado Bursátil Mex$ 3,000MM CEMEX 07-2, dated 28 September 2007	Mex$	3,000,000,000	$226,800,226.80	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	September 21, 2012

Certificado Bursátil UDI 511.5896MM CEMEX 07U, dated 30 November 2007	UDI	511,598,600	$164,634,537.37	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	November 26, 2010

Certificado Bursátil UDI 116.5308MM CEMEX 07-2U, dated 30 November 2007	UDI	116,530,800	$37,500,091.57	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	November 17, 2017

Certificado Bursátil Mex$ 1,000MM CEMEX 08, dated 25 April 2008	Mex$	1,000,000,000	$75,600,075.60	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	November 5, 2010

Obligation	Outstanding Principal Amount		Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
Certificado Bursátil Mex$ 450.0459MM CEMEX 08-2, dated 11 December 2008	Mex$	450,045,900	$34,023,504.06	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	September 15, 2011

Certificado Bursátil UDI 124.8171MM CEMEX 08U, dated 11 December 2008	UDI	124,817,100	$40,166,657.05	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	September 15, 2011

US$250,000,000 Crédito Simple Bancomext, dated 14 October 2008[1] (as amended)		$250,000,000	$250,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	YES	February 14, 2014	Stock pledge of Cementos Chihuahua, S.A.B. de C,V, shares and mortgage of cement plants in Merida, Yucatan and Ensenada Baja California

Mex$ 126,562,263.59 Crédito Santander Nota Estructurada, dated 17 April 2008*	Mex$	126,562,264	$9,568,116.73	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	No	April 16, 2013

Certificado Bursátil Corto Plazo ABN, dated 8 July 2009	Mex$	484,640,000	$36,638,820.64	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.; Nacional Financiera S.N.C. Institución de Banca de Desarrollo*****	No	August 6, 2009

Certificado Bursátil Corto Plazo ABN, dated 23 July 2009	Mex$	378,132,000	$28,586,807.79	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.; Nacional Financiera S.N.C. Institución de Banca de Desarrollo*****	No	August 20, 2009

Mex$ 2,086,626,018 Crédito Banobras, dated 22 April 2009	Mex$	2,086,626,018	$157,749,084.71	CEMEX Concretos, S.A. de C.V.	CEMEX México, S.A. de C.V.	YES	April 29, 2014	Mortgage of Planta Yaqui in Hemosillo Sonora

[1]	Stock pledge in process of being cancelled.

Obligation	Outstanding Principal Amount	Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
CEMEX, S.A.B. de C.V. US$700,000,000 (originally US$800,000,000) Credit Agreement dated 23 June, 2004	$680,000,000	$680,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	June 23, 2010
CEMEX, S.A.B. de C.V. US$700,000,000 (originally US$800,000,000) Credit Agreement dated 23 June, 2004	$20,000,000	$20,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; Empresas Tolteca de México, S.A. de C.V.	No	July 31, 2009
US$29,000,000 Promissory Note Mercantil Commercebank, N.A., dated 30 June 2009	$15,000,000	$15,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.; CEMEX Concretos, S.A. de C.V.	No	August 20, 2009 and September 22, 2009
Promissory Note US$45,434,817 JPMorgan Chase Bank, N.A., dated 17 March 2009	$45,434,817	$45,434,817.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	No	July 31, 2009
Promissory Note US$20,000,000 JPMorgan Chase Bank, N.A., dated 17 April 2009	$20,000,000	$20,000,000.00	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	YES	July 31, 2009	CASH COLLATERAL (US$20mm)
Promissory Note US$34,072,566 Merrill Lynch International Bank Limited dated 6 April 2009	$34,072,566	$34,072,565.81	Escazu Investments#	CEMEX, S.A.B. de C.V.	No	June 30, 2009
Promissory Note US$51,947,000 Citibank N.A. New York, dated 6 April 2009	$51,947,000	$51,947,000.00	Escazu Investments#	CEMEX, S.A.B. de C.V.	No	June 30, 2009
New Sunward Holding B.V. US$1,050,000,000 Senior Unsecured Dutch Loan “A” Agreement dated 2 June, 2008 (Club Loan)	$525,000,000	$525,000,000.00	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.	No	June 30, 2011
New Sunward Holding B.V. US$1,050,000,000 Senior Unsecured Dutch Loan “B” Agreement dated 2 June, 2008 (Club Loan)	$525,000,000	$525,000,000.00	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.	No	June 30, 2011
New Sunward Holding B.V. US$700,000,000 Facilities Agreement dated 27 June 2005 (as amended)	$350,000,000	$350,000,000.00	NEW SUNWARD HOLDING B.V.	CEMEX, S.A.B. de C.V.; CEMEX México, S.A. de C.V.; Empresas Tolteca de México S.A. de C.V.	No	June 25, 2010
US$170,000,000 Rinker 2025 Indenture, dated 1 April 2003	$166,762,053	$166,762,053.00	CEMEX Materials LLC	CEMEX Corp.	No	July 21, 2025

Obligation	Outstanding Principal Amount		Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
US$37,500,000 Facility Agreement between CEMEX BNP Paribas (Sydney Branch) and CEMEX Materials LLC, dated 1 October 2007 (as amended)		$37,500,000 (Tranche 2)	$37,500,000.00	CEMEX Materials LLC	CEMEX España, S.A.	No	31-Jul-09

US$150,000,000 Loan Facility Agreement between Australia and New Zealand Banking Group Limited and CEMEX Australia Pty Limited, dated 19 March, 2009 (as amended)		$150,000,000	$150,000,000.00	CEMEX Australia Pty Limited	CEMEX España, S.A., Rinker Group Pty Ltd (Cross-Guarantee, Corporate Guarantee and Indemnity dated as of March 17, 2009)	No	The earlier of (i) October 31, 2010 and (ii) the Holcim sale

CEMEX España, S.A. US$2,300,000,000 RMC Revolving Facilities Agreement dated 24 September 2004 (as amended)		$1,050,000,000	$1,050,000,000.00	CEMEX España, S.A.	CEMEX España, S.A.	No	May 30, 2009 September 24,2009 July 1, 2011, July 1, 2012

CEMEX España, S.A. US$617,500,000 & EUR 587,500,000 Joint Bilateral Financing Facilities Agreement dated 27 January, 2009 (as amended)	$ €	617,500,000 587,500,000	$1,448,342,500.00	CEMEX España, S.A.	CEMEX Australia Holdings Pty Ltd.; CEMEX Inc.	No	February 28, 2011; For additional amortization, refer to Debt Maturities Document provided by CEMEX

US$882,407,495.57 Note Purchase Agreement				CEMEX España Finance LLC	CEMEX España, S.A.	No	Tranche 1 Notes due and payable on June 15, 2010; Tranche 2 Notes due and payable on June 15, 2013; Tranche 3 Notes due and payable on June 13, 2015

¥1,185,389,696.06 Note Purchase Agreement dated 15 April 2004 (as amended)			$116,542,065.92	CEMEX España Finance LLC	CEMEX España, S.A.	No	Tranche 1 Notes due and payable on April 15, 2010; Tranche 2 Notes due and payable on April 15, 2011

US$325,000,000 Note Purchase Agreement dated 13 June 2005 (as amended)	$ $	133,000,000 (Series A); 192,000,000 (Series B)	$325,000,000.00	CEMEX España Finance LLC	CEMEX España, S.A.	No	Series A Notes due and payable on June 13, 2010 and Series B Notes due and payable on June 13, 2015

Obligation	Outstanding Principal Amount		Usd Amount	Obligor	CEMEX Guarantor(s)	Security	Maturity	Security
NAFINSA GUARANTE OF CBs dated 22 October 2008	Mex$	431,386,000	$32,612,814.21	CEMEX, S.A.B. de C.V.	CEMEX México, S.A. de C.V.	YES	October 2009	CEMEX Mexico Headquarters Building

Mex$ 1,170,000,000 Contrato de Apertura de Crédito Simple dated 17 December 2001 (as amended)		$943,374,835	$71,319,208.81	ABC CAPITAL, S.A. DE C.V., Sociedad Financiera de Objeto Múltiple, Entidad No Regulada	CEMEX México, S.A. de C.V.	No

Banco Santander, S.A., Institución de Banaca Multiple Grupo Financiero Sanander ISDA Master Agreement dated 7 April 2008*	Mex$	86,036,080.25	$6,504,334.17	Banco Nacional de México, S. A. Integrante del Grupo Financiero Banamex, as Trustee at the Trust Number 110975-6	CEMEX, S.A.B de C.V.	No

Banco Santander Mexicano, S.A., Institución de Banca Múltiple, Grupo Financiero Santander Serfin ISDA Mater Agreement dated 14 February 2003 ***		$71,170,259	$71,170,259.00	Centro Distribuidor de Cemento, S.A. de C.V.#	CEMEX, S.A.B de C.V.	No

Banco Santander Mexicano, S.A., Institución de Banca Múltiple, Grupo Financiero Santander Serfin ISDA Mater Agreement dated 14 February 2003 ****		$3,366,506	$3,366,506	Centro Distribuidor de Cemento, S.A. de C.V.#	CEMEX, S.A.B de C.V.	No

† This is just one part of the structure.

FX Rates (June 23, 2009)
USD/Mex$		13.2275
USD/JPY		94.97
UDI/Mex$		4.256664
USD/GBP		1.6475
USD/EUR		1.4142

*	Due to fluctuations amount exceeds USD$10 M on given dates
**	Call Options for Nota Estructurada (MtM Figure is a liability, this figure varies according to the market’s conditions)
***	Put Spread Derivative - PEZ (MtM Figure is a liability for Centro Distribuidor de Cemento, S.A. de C.V., this figure varies according to the market’s conditions)
****	IRT Forwards (MtM Figures is positive for Centro Distribuidor de Cemento, S.A. de C.V., this figure varies according to the market’s conditions)
*****	Nacional Financiera S.N.C. Institución de Banca de Desarrollo is a Mexican governmental bank and its guarantee is limited to half of the outstanding amount of the Certificado Bursátil Corto Plazo

SIGNATURES

CEMEX, S.A.B. DE C.V. as Original Borrower, Original Guarantor and Original Security Provider

By:	/s/ HÉCTOR MEDINA AGUIAR
Print Name:	HÉCTOR MEDINA AGUIAR
Address:	Ricardo Margáin Zozaya No. 325,
Col. Valle del Campestre
San Pedro Garza Garcia
Nuevo León
Mexico
CP 66265
Fax:
Attention:

Financing Agreement

CEMEX ESPAÑA FINANCE LLC
as Original Borrower and Original Guarantor

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Calle Hernandez de Tejada No. 1
Madrid 28027
Spain
Fax:
Attention:

Financing Agreement

CEMEX ESPAÑA, S.A.
as Original Borrower and Original Guarantor

By:	/s/ JAVIER GARCIA
Print Name:	JAVIER GARCIA
Address:	Hernandez de Tejada 1
28027 Madrid
Spain
Fax:
Attention:

Financing Agreement

CEMEX MATERIALS LLC
as Original Borrower

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	920 Memorial City Way
Suite 100
Houston
TX 77024
Fax:
Attention:

Financing Agreement

NEW SUNWARD HOLDING B.V.
as Original Borrower, Original Guarantor and Original Security Provider

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Amsteldijk 166
1079 LH
Amsterdam
The Netherlands
Fax:
Attention:

Financing Agreement

CEMEX AUSTRALIA HOLDINGS PTY LTD
as Original Guarantor

By:	/s/ ÁNGEL MÉNDEZ
as attorney for	CEMEX AUSTRALIA HOLDINGS PTY LTD
Print Name:	ÁNGEL MÉNDEZ
Address:	Level 8, Tower B
799 Pacific Highway
Chatswood
NSW 2067
Fax:
Attention:

Financing Agreement

CEMEX CONCRETOS, S.A. DE C.V.
as Original Guarantor

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
Mexico
CP 66265
Fax:
Attention:

Financing Agreement

CEMEX CORP.
as Original Guarantor

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	920 Memorial City Way, Suite 100
Houston
Texas
77024, USA
Fax:
Attention:

Financing Agreement

CEMEX, INC.
as Original Guarantor

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	920 Memorial City Way, Suite 100
Houston
Texas
77024, USA
Fax:
Attention:

Financing Agreement

CEMEX MÉXICO, S.A. DE C.V.
as Original Guarantor and Original Security Provider

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
Mexico
CP 66265
Fax:
Attention:

Financing Agreement

EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.
as Original Guarantor and Original Security Provider

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
Mexico
CP 66265
Fax:
Attention:

Financing Agreement

CEMEX DUTCH HOLDINGS B.V.
as Original Security Provider

By:	/s/ ÁNGEL MÉNDEZ
Print Name:	ÁNGEL MÉNDEZ
Address:	Amsteldijk 166
1079 LH
Amsterdam
The Netherlands
Fax:
Attention:

Financing Agreement

CEMEX INTERNATIONAL FINANCE COMPANY
as Original Security Provider

Signed for and on behalf of
CEMEX INTERNATIONAL FINANCE COMPANY by
/s/ ÁNGEL MÉNDEZ

its lawfully appointed attorney in the presence of:
Witness Signature:	/s/ MARIA SIGUENZA
Address:	Block A1
East Point Business Park
Dublin 3
Ireland
Occupation:

Financing Agreement

CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
México
CP 66265
Fax:
Attention:

Financing Agreement

CORPORACIÓN GOUDA, S.A. DE C.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
México
CP 66265
Fax:
Attention:

Financing Agreement

IMPRA CAFÉ, S.A. DE C.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
México
CP 66265
Fax:
Attention:

Financing Agreement

INTERAMERICAN INVESTMENTS, INC.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	920 Memorial City Way, Suite 100
Houston
Texas 77024
USA
Fax:
Attention:

Financing Agreement

MEXCEMENT HOLDINGS, S.A. DE C.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Ricardo Margáin Zozaya No. 325
Col. Valle del Campestre
San Pedro Garza Garcia
Neuvo León
México
CP 66265
Fax:
Attention:

Financing Agreement

SUNWARD ACQUISITIONS N.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Amsteldijk 166
1079 LH
Amsterdam
The Netherlands
Fax:
Attention:

Financing Agreement

SUNWARD HOLDINGS B.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Amsteldijk 166
1079 LH
Amsterdam
The Netherlands
Fax:
Attention:

Financing Agreement

SUNWARD INVESTMENTS B.V.
as Original Security Provider

By:	/s/ JUAN A. URIONABARRENECHEA
Print Name:	JUAN A. URIONABARRENECHEA
Address:	Amsteldijk 166
1079 LH
Amsterdam
The Netherlands
Fax:
Attention:

Financing Agreement

THE ADMINISTRATIVE AGENT
CITIBANK INTERNATIONAL PLC

By:	/s/ JANE HORNER
Print Name:	JANE HORNER
Address:
Fax:
Attention:

Financing Agreement

THE SECURITY AGENT
WILMINGTON TRUST (LONDON) LIMITED

By:	/s/ E K LOCKHART
Print Name:	E K LOCKHART
Address:	6 Broad Street Place
Fax:	+44(0)207 614 1122
Attention:	E K LOCKHART

Financing Agreement

CREDITORS' REPRESENTATIVES

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ STÉPHANE POSSOT / FRANCISCO RODRIGUEZ TEJEDOR
Print Name:	STÉPHANE POSSOT / FRANCISCO RODRIGUEZ TEJEDOR
Address:	Via de los Poblados
Madrid
Spain
Fax:	91 374 7758
Attention:	Syndicated Loans

Financing Agreement

CITIBANK INTERNATIONAL PLC

By:	/s/ TREVOR LAFLIN
Print Name:	TREVOR LAFLIN
Address:
Fax:
Attention:

Financing Agreement

CITIBANK N.A., NEW YORK

By:	/s/ MARIO ESPINOSA
Print Name:	MARIO ESPINOSA
Address:	390 Greenwich Street
1st Floor
New York
NY 10013
Fax:	646 328 2866
Attention:	BRENDAN HART

Financing Agreement

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ NICK WATKINS
Print Name:	NICK WATKINS
Address:	Syndicated Loans Agency
The Royal Bank of Scotland plc
135 Bishopsgate
London
EC2M 3UR
Fax:	020 7085 4564
Attention:

Financing Agreement

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER

By:	/s/ ALEJANDRO CARDENAS BORTONI / RICARDO CANO SWAIN

Print Name:	ALEJANDRO CARDENAS BORTONI / RICARDO CANO SWAIN

Address:	Montes Urales 620 Piso 2 Col. Lomas De Chapultepec Mexico 11000

Fax:	+52(55) 5201 2054

Attention:

Financing Agreement

ING CAPITAL LLC

By:	/s/ CLARENCE W PLUMMER

Print Name:	CLARENCE W PLUMMER

Address:	1325 Avenue of the Americas

Fax:	646 424 6284

Attention:	CLARENCE PLUMMER

Financing Agreement

BARCLAYS BANK PLC

By:	/s/ MARK MANSKI

Print Name:	MARK MANSKI

Address:	200 Park Avenue New York NY 10166

Fax:

Attention:

Financing Agreement

THE PARTICIPATING CREDITORS ABN AMRO BANK, N.V.

By:	/s/ RAFAEL LULENA / ISABEL DIAZ

Print Name:	RAFAEL LULENA / ISABEL DIAZ

Address:	C/ José Ortega y Gasset, 29 5º PLTA 28006 Madrid

Fax:	+34 91 423 69 48

Attention:	MARIO GIL

Financing Agreement

ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA

By:	/s/ RAFAEL LULENA / ISABEL DIAZ

Print Name:	RAFAEL LULENA / ISABEL DIAZ

Address:	C/ José Ortega y Gasset, 29 5º PLTA 28006 Madrid

Fax:	+34 91 423 69 48

Attention:	MARIO GIL

Financing Agreement

ATLANTIC SECURITY BANK

By:	/s/ ANDRÉ SCHOBER / ARCADIO CLEMENT

Print Name:	ANDRÉ SCHOBER / ARCADIO CLEMENT

Address:

Fax:

Attention:

Financing Agreement

BANCA MONTE DEI PASCHI DI SIENA S.P.A. NEW YORK BRANCH

By:	/s/ RENATO BASSI / BRIAN R LANDY

Print Name:	RENATO BASSI / BRIAN R LANDY

Address:	55 E. 59th Street New York NY 10022

Fax:	(212) 891 3661

Attention:

Financing Agreement

BANCA MONTE DEI PASCHI DI SIENA S.P.A., LONDON BRANCH

By:	/s/ ENRICO VIGNOLI / DUNCAN ROUSE

Print Name:	ENRICO VIGNOLI / DUNCAN ROUSE

Address:	6TH Floor, Capital House 85 King William Street London EC4N 7BL

Fax:	020 7929 3343

Attention:	MICHAEL GIVEN/WENDY JOHNSON

Financing Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Print Name:	FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Address:	Vía de los Poblados S/N, Madrid, Spain

Fax:	91 374 77 58

Attention:	RIESGOS NEGOCIOS GLOBALES / SYNDICATED LOANS

Financing Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH

By:	/s/ FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Print Name:	FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Address:	Vía de los Poblados S/N, Madrid, Spain

Fax:	91 374 77 58

Attention:	RIESGOS NEGOCIOS GLOBALES / SYNDICATED LOANS

Financing Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH

By:	/s/ FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Print Name:	FRANCISCO RODRIGUEZ TEJEDOR / STÉPHANE POSSOT

Address:	Vía de los Poblados S/N Madrid, Spain

Fax:	91 374 77 58

Attention:	RIESGOS NEGOCIOS GLOBALES / SYNDICATED LOANS

Financing Agreement

BANCO CAIXA GERAL, S.A.

By:	/s/ FRANCISCO J PAREJA SANTANA / MIGUEL ARIAS NÚŇEZ

Print Name:	FRANCISCO J PAREJA SANTANA / MIGUEL ARIAS NÚŇEZ

Address:	C/Juan Ignacio Luca De Tena, 1 Madrid

Fax:	00 34 91 564 3837

Attention:

Financing Agreement

BANCO DE GALICIA

By:	/s/ MIGUEL ANGEL PÉREZ JIMÉNEZ / EDUARDO MARTIN MARTINEZ

Print Name:	MIGUEL ANGEL PÉREZ JIMÉNEZ / EDUARDO MARTIN MARTINEZ

Address:	C/ Velazquez 34 28001 Madrid España

Fax:	+34 91 578 29 31

Attention:	EDUARDO MARTIN MARTINEZ

Financing Agreement

BANCO DE SABADELL, S.A.

By:	/s/ RICARDO PARDAVILA COCAÑA / DOMINGO JARABO DE LA TORRE

Print Name:	RICARDO PARDAVILA COCAÑA / DOMINGO JARABO DE LA TORRE

Address:

Fax:

Attention:

Financing Agreement

BANCO ESPAÑOL DE CRÉDITO, S.A. MADRID

By:	/s/ JAVIER RODRIGUES SANMARTIN / JAVIER GONZALEZ CANTERO

Print Name:	JAVIER RODRIGUES SANMARTIN / JAVIER GONZALEZ CANTERO

Address:

Fax:

Attention:

Financing Agreement

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

By:	/s/ LIC. JORGE A. TOVAR CASTRO / LIC. LEONEL N. VÁSQUEZ GÓMEZ

Print Name:	LIC. JORGE A. TOVAR CASTRO / LIC. LEONEL N. VÁSQUEZ GÓMEZ

Address:	Ave. Gómez Morín No. 350 Local 402 Col. Valle del Campestre San Pedro Garza García N.L. México

Fax:	52 (81) 8369 2195

Attention:

Financing Agreement

BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

By:	/s/ JULIO ALVAREZ / ANA E CALLES

Print Name:	JULIO ALVAREZ / ANA E CALLES

Address:

Fax:

Attention:

Financing Agreement

BANCO SANTANDER, S.A.

By:	/s/ JUAN ANDRES YANES LUCIANI

Print Name:	JUAN ANDRES YANES LUCIANI

Address:	Av. Cantabria S/N Edificio Pampa – 2º Planta Boadilla del Moute Madrid

Fax:	+34 91 531 1491

Attention:	JUAN CARLOS DÍAZ ALONSO

ALACELI DIAZ LOZANO

Financing Agreement

BANCO SANTANDER S.A., NEW YORK BRANCH

By:	/s/ JUAN ANDRES YANES LUCIANI

Print Name:	JUAN ANDRES YANES LUCIANI

Address:	45 East 53rd Street New York USA

Fax:	+1 (212) 350 3647

Attention:	LIGIA CASTRO

Financing Agreement

BANCO SANTANDER (MEXICO), S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER

By:	/s/ OCTAVIANO COUTTOLENC / MAURICIO REBOLLEDO

Print Name:	OCTAVIANO COUTTOLENC / MAURICIO REBOLLEDO

Address:	Pvol.Paseo da la Reforma 500

Fax:	5255 5269 2227

Attention:

Financing Agreement

BANK OF AMERICA, N.A.

By:	/s/ BENITO RONCERO VIDAL

Print Name:	BENITO RONCERO VIDAL

Address:	Torre Picasso Planta 40 28020 Madrid

Fax:	+34 915 143 369

Attention:	FABRICIO PROTTI

Financing Agreement

BANK OF AMERICA N.A., SUCURSAL EN ESPAÑA

By:	/s/ BENITO RONCERO VIDAL

Print Name:	BENITO RONCERO VIDAL

Address:	Torre Picasso Planta 40 28020 Madrid

Fax:	+34 915 143 369

Attention:	FABRICIO PROTTI

Financing Agreement

BARCLAYS BANK PLC

By:	/s/ MARK MANSKI

Print Name:	MARK MANSKI

Address:	200 Park Avenue New York NY 10166

Fax:

Attention:

Financing Agreement

BAYERISCHE HYPO- UND VEREINSBANK AG

By:	/s/ MARIA DOLORES DEGNER PEREZ-CIERRA / ANA MARIA CHAVES LOPEZ

Print Name:	MARIA DOLORES DEGNER PEREZ-CIERRA / ANA MARIA CHAVES LOPEZ

Address:	C/Moutalban No.7 – 53 & 2º Planta E- 28014 Madrid

Fax:	00 34 91 531 3770

Attention:	MR ALFONSO CERVERA / MS MARIA DOLORES DEGNER

Financing Agreement

BAYERISCHE LANDESBANK

By:	/s/ DIETMAR LEIPOLED / JOSEF DIEPOLD

Print Name:	DIETMAR LEIPOLED / JOSEF DIEPOLD

Address:	Brienner Str 18 80333 München Germany

Fax:	+49 89 2171 22273

Attention:	Dpt 2320 JOSEF DIEPOLD

Financing Agreement

BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE GRUPO FINANCIERO BBVA BANCOMER

By:	/s/ ALEJANDRO CORDENAS BORLONI / RICARDO CANO SWAIN

Print Name:	ALEJANDRO CORDENAS BORLONI / RICARDO CANO SWAIN

Address:	Montes Urales 620, p2 Col. Lomas De Chapultepec Mexico 11000

Fax:	+52 (55) 5201 2054

Attention:

Financing Agreement

BNP PARIBAS

By:	/s/ KATHRYN B QUINN / KRISTIE PELLECCHIA

Print Name:	KATHRYN B QUINN / KRISTIE PELLECCHIA

Address:

Fax:

Attention:

Financing Agreement

BNP PARIBAS (SYDNEY BRANCH)

By:	/s/ KATHRYN B QUINN / KRISTIE PELLECCHIA

Print Name:	KATHRYN B QUINN / KRISTIE PELLECCHIA

Address:

Fax:

Attention:

Financing Agreement

BRED BANQUE POPULAIRE

By:	/s/ ANDRÉ DELRUE

Print Name:	ANDRÉ DELRUE

Address:	BRED Banque Populaire 8898 L 18 Quai de la Rapeé 75012 Paris France

Fax:	+33 1 40 04 71 37

Attention:	DIMITRI LASIES

Financing Agreement

CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET
D’ILE-DE-FRANCE

By:	/s/ MR JEAN-MICHEL BATTAGLINI

Print Name:	MR JEAN-MICHEL BATTAGLINI

Address:	26 Quai de la Rapeé 75596 Paris Cedex 12

Fax:	+33 1 44 73 16 31

Attention:	CLÉMENCE BUREAU SECTION INDUSTRIE

Financing Agreement

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

By:	/s/ CARLOS DE PARIAS / JOSÉ IGNACIO ZAMACOIS

Print Name:	CARLOS DE PARIAS / JOSE IGNACIO ZAMACOIS

Address:

Fax:

Attention:

Financing Agreement

BNP PARIBAS PANAMA BRANCH

By:	/s/ KATHRYN B QUINN / KRISTIE PELLECCHIA

Print Name:	KATHRYN B QUINN / KRISTIE PELLECCHIA

Address:

Fax:

Attention:

Financing Agreement

BNP PARIBAS SUCURSAL EN ESPAÑA

By:	/s/ KATHRYN B QUINN / KRISTIE PELLECCHIA

Print Name:	KATHRYN B QUINN / KRISTIE PELLECCHIA

Address:

Fax:

Attention:

Financing Agreement

CAJA DE AHORROS DE ASTURIAS

By:	/s/ CRISTINA ROZA IGLESIAS

Print Name:	CRISTINA ROZA IGLESIAS

Address:	C/San Francisco 14

33003 Oviedo

Spain

Fax:	(34) 98 5102196

Attention:

Financing Agreement

CAJA DE AHORROS DE GALICIA

By:	/s/ JAVIER ESCRÍBANO MENA

Print Name:	JAVIER ESCRÍBANO MENA

Address:

Fax:

Attention:

Financing Agreement

CAJA DE AHORROS Y MONTE DE PIEDAD MADRID

By:	/s/ JORGE SALAMERO / JOSE NUÑO

Print Name:	JORGE SALAMERO / JOSE NUÑO

Address:	P Castellana 189

5º Planta

28046

Madrid

Spain

Fax:	+34 91 423 9718

Attention:	JORGE SALAMERO

Financing Agreement

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID - MIAMI AGENCY

By:	/s/ IGNACIO REGUERAS / J CUETO

Print Name:	IGNACIO REGUERAS / J CUETO

Address:	701 Brickell Avenue

#2000

Miami

FL 33131

USA

Fax:	+1 305 371 4243

Attention:

Financing Agreement

CALYON

By:	/s/ PIERRE DEBRAY / KEVIN FLOOD

Print Name:	PIERRE DEBRAY / KEVIN FLOOD

Address:

Fax:

Attention:

Financing Agreement

CALYON NEW YORK BRANCH

By:	/s/ PIERRE DEBRAY / KEVIN FLOOD

Print Name:	PIERRE DEBRAY / KEVIN FLOOD

Address:

Fax:

Attention:

Financing Agreement

CALYON SUCURSAL EN ESPAÑA

By:	/s/ PIERRE DEBRAY / KEVIN FLOOD

Print Name:	PIERRE DEBRAY / KEVIN FLOOD

Address:

Fax:

Attention:

Financing Agreement

CENTROBANCA - BANCA DI CREDITO FINANZIARIO E MOBILIARE S.P.A.

By:	/s/ ALBERTO BERETTA

Print Name:	ALBERTO BERETTA

Address:

Fax:

Attention:

Financing Agreement

CITIBANK (BANAMEX USA)

By:	/s/ JEFF HEALY / CLAUDIO CARRASCO

Print Name:	JEFF HEALY / CLAUDIO CARRASCO

Address:	2029 Century Park East

Los Angeles

CA 90067

USA

Fax:	(310) 203-3761

Attention:	JEFF HEALY

Financing Agreement

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

By:	/s/ PEDRO LOPEZ QUESADA

Print Name:	PEDRO LOPEZ QUESADA

Address:

Fax:

Attention:

Financing Agreement

CITIBANK N.A., NASSAU, BAHAMAS BRANCH

By:	/s/ LESLIE MUNROE

Print Name:	LESLIE MUNROE

Address:	Citibank NA

Nassau

Bahamas

Fax:

Attention:

Financing Agreement

CITIBANK N.A., NEW YORK

By:	/s/ MARIO ESPINOSA

Print Name:	MARIO ESPINOSA

Address:	390 Greenwich Street

1st Floor

New York

NY 10013

Fax:	646 328 2866

Attention:	BRENDAN HART

Financing Agreement

COMERICA BANK

By:	/s/ MARK F LAYTON

Print Name:	MARK F LAYTON

Address:	411 W Lafayette

Detroit

MI 48226

Fax:	313 222 3795

Attention:

Financing Agreement

COMMERZBANK AG LONDON BRANCH

By:	/s/ PAUL ROBBINS / RUSSELL BATES

Print Name:	PAUL ROBBINS / RUSSELL BATES

Address:	30 Gresham Street

London

EC2P 2XY

Fax:	0870 889 6579

Attention:

Financing Agreement

COMMERZBANK AG (FORMERLY DRESDNER BANK AG, ACTING THROUGH ITS LENDING OFFICE DRESDNER BANK AG, NEW YORK BRANCH)

By:	/s/ BRIAN SMITH / THOMAS BRADY

Print Name:	BRIAN SMITH / THOMAS BRADY

Address:	1301 Ave of the Americas

New York

NY 10019

Fax:	212 895 1560

Attention:	BRIAN SMITH

Financing Agreement

CREDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH

By:	/s/ T D PRESTWICH / STEVE FRANCIS

Print Name:	T D PRESTWICH / STEVE FRANCIS

Address:	Veritas House

125 Finsbury Pavement

London

EC2A 1HX

Fax:	+44 207 454 5466

Attention:	P KITCHING

Financing Agreement

DEUTSCHE BANK AG

By:	/s/ J OTERO / V MARTIN

Print Name:	J OTERO / V MARTIN

Address:

Fax:

Attention:

Financing Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ J OTERO / V HOFMANN

Print Name:	J OTERO / V HOFMANN

Address:

Fax:

Attention:

Financing Agreement

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ ANKE BUDZISCH / KARLINA BELHOSTE

Print Name:	ANKE BUDZISCH / KARLINA BELHOSTE

Address:	2 Boulevard Konrad Adenauer

L-1115

Luxembourg

Fax:	+352 421 22 95 771

Attention:	GWEN BLUMHOFF / KARLINA BELHOSTE

Financing Agreement

FORTIS BANK S.A./N.V.

By:	/s/ NATALIE GILBERT / EVELYNE PETIT

Print Name:	NATALIE GILBERT / EVELYNE PETIT

Address:

Fax:

Attention:

Financing Agreement

FORTIS BANK S.A. / N.V. Cayman Islands Branch

By:	/s/ CHARLES

COUROUBLE

Print Name:	CHARLES COUROUBLE

Address:	520 Madison Ave

New York

Fax:	212 340 5560

Attention:

By:	/s/ DIRAN CHOLAKIAN

Print Name:	DIRAN CHOLAKIAN

Address:

Fax:	201 631 2221

Attention:

Financing Agreement

FORTIS, S.A., SUCURSAL EN ESPAÑA

By:	/s/ ROGER RAMOS PUIG

Print Name:	ROGER RAMOS PUIG

Address:	C/Serrano 73

28006 Madrid

Fax:

Attention:	Service Centre

902 343535

Financing Agreement

HSBC BANK, PLC SUCURSAL EN ESPAÑA

By:	/s/ MARK J HALL

Print Name:	MARK J HALL

Address:	Pz Pablo Riuz Picasso, 1

Torre Picasso Pl 33

28020 Madrid

Fax:	+34 91 456 61 13

Attention:	ANTONIO VILELA

Financing Agreement

HSBC MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO
FINANCIERO HSBC

By:	/s/ VICTOR MANUEL ELIZONDO ARIAS

Print Name:	VICTOR MANUEL ELIZONDO ARIAS

Address:

Fax:

Attention:

Financing Agreement

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MULTIPLE, GRUPO
FINANCIERO HSBC, ACTING THROUGH ITS GRAND CAYMAN BRANCH

By:	/s/ VICTOR MANUEL ELIZONDO AVIAS

Print Name:	VICTOR MANUEL ELIZONDO AVIAS

Address:

Fax:

Attention:

Financing Agreement

IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA

By:	/s/ ANA BOHORQUEZ RODRIGUEZ

Print Name:	ANA BOHORQUEZ RODRIGUEZ

Address:	Paseo de la Castellana 9-11

E- 28046

Madrid

Fax:	+34 91 700 1463

Attention:	MS MARIANA GONZÁLEZ

Financing Agreement

ING BANK N.V.

By:	/s/ M.P.W. VAN KLINK / R.SPAA

Print Name:	M.P.W. VAN KLINK / R.SPAA

Address:	Bijlmerplein 888

1102 MG

Amsterdam

Fax:	+31 20 652 3134

Attention:	PIA GUTIERREZ UGARTE

Financing Agreement

ING BANK, N.V. (ACTING THROUGH ITS CURACAO BRANCH)

By:	/s/ M.P.W. VAN KLINK / R.SPAA

Print Name:	M.P.W. VAN KLINK / R.SPAA

Address:	Bijlmerplein 888

1102 MG

Amsterdam

Fax:	+31 20 652 3134

Attention:	PIA GUTIERREZ UGARTE

Financing Agreement

ING BELGIUM S.A. SUCURSAL EN ESPAÑA

By:	/s/ D GUSTAVO DE ROSA / MONICA MARTÍNEZ MENDIZABAL

Print Name:	D GUSTAVO DE ROSA / MONICA MARTÍNEZ MENDIZABAL

Address:	C/Génova 27

3º planta

28004 Madrid

Spain

Fax:	91 417 82 11

Attention:	DÑA. MERCEDES MARTÍNEZ DE RUS/

DÑA. BUENSUCESO VERGEL FERNÁNDEZ

Financing Agreement

INSTITUTO DE CREDITO OFICIAL

By:	/s/ SILVIA DÍEZ BARROSO

Print Name:	SILVIA DÍEZ BARROSO

Address:	Paseo del Prado 4

28014 Madrid

Fax:	+34 91 592 1864

Attention:	ICIAR ZARATE

Financing Agreement

INTESA SANPAOLO S.p.A., NEW YORK BRANCH

By:	/s/ BARBARA J BASSI / FRANCESCO DI MARIO

Print Name:	BARBARA J BASSI / FRANCESCO DI MARIO

Address:	One William Street

NYC 10004

Fax:	1 212 607 3729

Attention:	BARBARA BASSI

Financing Agreement

INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA

By:	/s/ JUAN F PONTONI / MASIMO SUTTO

Print Name:	JUAN F PONTONI / MASIMO SUTTO

Address:	Plaza de Colón

2 Edificio Colón Torre II – Planta 10

28046 Madrid

Spain

Fax:	+34 (91) 310 7445

Attention:	JUAN F PONTONI

Financing Agreement

JP MORGAN CHASE BANK, N.A.

By:	/s/ PABLO OGARRIO

Print Name:	PABLO OGARRIO

Address:	270 Park Avenue

4th Fl New York

NY 10017

Fax:	212 270 5100

Attention:

Financing Agreement

JPMORGAN CHASE BANK N.A., SUCURSAL EN ESPAÑA

By:	/s/ MYRIAM ALCAIDE / SANDRINE N LEHM VIDAZ

Print Name:	MYRIAM ALCAIDE / SANDRINE N LEHM VIDAZ

Address:	José Ortega y Gasset, 29

28006 Madrid

Fax:	(34) 91 516 1490

Attention:	MARISA LEÓN

Financing Agreement

LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH

By:	/s/ STEPHEN HART / ALAIN J LAVIOLETTE

Print Name:	STEPHEN HART / ALAIN J LAVIOLETTE

Address:	7th Floor

201 Bishopsgate

London

EC2M 3UN

Fax:

Attention:

Financing Agreement

LANDESBANK BADEN-WÜRTTEMBERG, STUTTGART BRANCH

By:	/s/ STEPHEN HART / ALAIN J LAVIOLETTE

Print Name:	STEPHEN HART / ALAIN J LAVIOLETTE

Address:	Am Hauptbahnhof 2

70173 Stuttgart

Fax:

Attention:

Financing Agreement

LLOYDS TSB BANK, PLC

By:	/s/ JONATHAN SMITH

Print Name:	JONATHAN SMITH

Address:	48 Chiswell Street

London

EC1Y 4XX

Fax:	020 7522 6363

Attention:	JONATHAN SMITH

Financing Agreement

LLOYDS TSB BANK PLC, SUCURSAL EN ESPAÑA

By:	/s/ SUSANA MERODIO / ALBERTO MARTINEZ

Print Name:	SUSANA MERODIO / ALBERTO MARTINEZ

Address:	C/Serrano 90

28006 Madrid

Fax:	+34 91 575 3681

Attention:	GABRIEL GIL / SUSANA MERODIO

Financing Agreement

MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.P.A.

By:	/s/ LORENZO REDIVO

Print Name:	LORENZO REDIVO

Address:	Piazzetta E Cuccia 1

Milano

Fax:

Attention:

Financing Agreement

MERRILL LYNCH INTERNATIONAL BANK LIMITED

By:	/s/ BARRY RYAN / CONOR WALSH

Print Name:	BARRY RYAN / CONOR WALSH

Address:

Fax:

Attention:

Financing Agreement

MIZUHO CORPORATE BANK, LTD.

By:	/s/ DAVID COSTA

Print Name:	DAVID COSTA

Address:	1251 Ave of the Americas

New York

NY 10020

Fax:	(212) 282 4385

Attention:	THOMAS MCCULLOUGH

Financing Agreement

MIZUHO CORPORATE BANK NEDERLAND, N.V.

By:	/s/ T HISANO / L A M REYNDERS

Print Name:	T HISANO / L A M REYNDERS

Address:	Apollolaan 171

1077 AS

Amsterdam

Fax:	+31 20 573 4376

Attention:	A VAN VEEN

Financing Agreement

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By:	/s/ VINCENT VAN HEYSTE

Print Name:	VINCENT VAN HEYSTE

Address:	20 Bank Street

London

E14 4AD

Fax:	+44 207 056 4594

Attention:

Financing Agreement

MORGAN STANLEY BANK, N.A.

By:	/s/ TODD VANNUCCI

Print Name:	TODD VANNUCCI

Address:	1585 Broadway

New York

NY 10036

Fax:	212 507 2450

Attention:

Financing Agreement

SANTANDER OVERSEAS BANK INC

By:	/s/ FABIO PELLIZER

Print Name:	FABIO PELLIZER

Address:

Fax:

Attention:

Financing Agreement

SCOTIABANK EUROPE PLC

By:	/s/ MARK SPARROW

Print Name:	MARK SPARROW

Address:	33 Finsbury Square

London

Fax:	+44 (0)20 7454 9019

Attention:

Financing Agreement

SCOTIABANK EUROPE, PLC, LONDON

By:	/s/ MARK SPARROW

Print Name:	MARK SPARROW

Address:	33 Finsbury Square

London

Fax:	+44 (0)20 7454 9019

Attention:

Financing Agreement

SOCIÉTÉ GÉNÉRALE

By:	/s/ MONICA MARTIN RICHARD / MARINA FELTRER BAUZÁ

Print Name:	MONICA MARTIN RICHARD / MARINA FELTRER BAUZÁ

Address:	29 Boulevard Haussmann

75009 Paris

France

Fax:	00 34 91 589 3828

Attention:	LIONEL LECRINIER/ BEATRIZ MELERO

Financing Agreement

SOCIÉTÉ GÉNÉRALE, NEW YORK

By:	/s/ CAROL RADICE

Print Name:	CAROL RADICE

Address:	1221 Avenue of the Americas

New York

NY 10020

Fax:	212 278 7462

Attention:	CAROL RADICE

Financing Agreement

STANDARD CHARTERED BANK

By:	/s/ MARC CHAIT / MARIA L GARCIA

Print Name:	MARC CHAIT / MARIA L GARCIA

Address:	1 Madison Avenue

New York

NY 10010

Fax:	212 667 0797

Attention:

Financing Agreement

TAKAREKBANK (MAGYAR)

By:	/s/ ERIK DRESEN / KRISZTIÁN BRAUN

Print Name:	ERIK DRESEN / KRISZTIÁN BRAUN

Address:	Magyar Takarékszövetkezeti Bank ZRT

H-1122 Budapest

Pethenyi koz 10

Hungary

Fax:	+361 225 4280

Attention:	MR KRISZTIÁN BRAUN

Financing Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ STEPHEN H COREY / DONNA SHAIN

Print Name:	STEPHEN H COREY / DONNA SHAIN

Address:

Fax:

Attention:

Financing Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., SUCURSAL EN ESPAÑA

By:	/s/ DAVID NODA

Print Name:	DAVID NODA

Address:	Jose Ortega y Gasset 29

28006 Madrid

Spain

Fax:	+34 91 432 85 97

Attention:	CARMEN HERRERO / JOSE ANTONIO RODRIGUEZ

Financing Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ DAVID NODA

Print Name:	DAVID NODA

Address:	1251 Avenue of the Americas

New York

NY 10020-1104

Fax:	212 782 6400

Attention:	EMI NAKANE

Financing Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ MAURICE HEALY / COLM HANNON

Print Name:	MAURICE HEALY / COLM HANNON

Address:	Bank of Ireland Head Office

Lower Baggot Street

Dublin 2

Ireland

Fax:	+353 1 604 4025

Attention:	COLM HANNON

Financing Agreement

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ GUILLERMO POGGIO / JANIN CAMPOS

Print Name:	GUILLERMO POGGIO / JANIN CAMPOS

Address:

Fax:

Attention:

Financing Agreement

UNICREDIT S.P.A. NEW YORK BRANCH

By:	/s/ MICHAEL NOVELLINO / LORIANN CURNYN

Print Name:	MICHAEL NOVELLINO / LORIANN CURNYN

Address:	150 East 42 Street

New York

NY 10017

Fax:	212 672 5515

Attention:	SCOTT OBECK LORIANN CURNYN

Financing Agreement

UNICREDIT S.P.A., SUCURSAL EN ESPAÑA

By:	/s/ MARIO CAMPANA / JOSE MARIA SANCHEZ GARCIA

Print Name:	MARIO CAMPANA / JOSE MARIA SANCHEZ GARCIA

Address:	Calle Montalban N7

5º Planta

28014 Madrid

Fax:	+34 91 555 0503

Attention:	MARIO CAMPANA / FEDERICO POZZOLO

Financing Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ THOMAS M CAMBERN

Print Name:	THOMAS M CAMBERN

Address:	7711 Plantation Road

Roanoke

VA 24019

USA

Fax:	704 715 0099

Attention:	SPECIALIZED LOANS

Financing Agreement

WESTLB AG, SUCURSAL EN ESPAÑA

By:	/s/ BERTO NUVOLONI / SANTIAGO LARROGOLA

Print Name:	BERTO NUVOLONI / SANTIAGO LARROGOLA

Address:	C/Serrano 37, 5º

28001 Madrid

Fax:	91 4328054

Attention:

Financing Agreement

WESTPAC EUROPE LIMITED

By:	/s/ MICHELLE MARCHHART

Print Name:	MICHELLE MARCHHART

Address:	63 St Mary Axe

London

EC3A 8LE

Fax:	+44 20 7621 7589

Attention:	DIRECTOR LEGAL

Financing Agreement

US PRIVATE PLACEMENT HOLDERS

PRINCIPAL LIFE INSURANCE COMPANY

By:	PRINCIPAL GLOBAL INVESTORS, LLC, A DELAWARE LIMITED
LIABILITY COMPANY, ITS AUTHORIZED SIGNATORY

By:	/s/ COLIN PENNYCOOKE
Name: COLIN PENNYCOOKE
Title: Counsel

By:	/s/ ALAN P. KRESS
Name: ALAN P. KRESS
Title: Counsel

Financing Agreement

RGA REINSURANCE COMPANY, A MISSOURI CORPORATION

By:	PRINCIPAL GLOBAL INVESTORS, LLC, A DELAWARE LIMITED
LIABILITY COMPANY, ITS AUTHORIZED SIGNATORY

By:	/s/ COLIN PENNYCOOKE
Name: COLIN PENNYCOOKE
Title: Counsel

By:	/s/ ALAN P. KRESS
Name: ALAN P. KRESS
Title: Counsel

Financing Agreement

SYMETRA LIFE INSURANCE COMPANY, A WASHINGTON CORPORATION

By:	PRINCIPAL GLOBAL INVESTORS, LLC, A DELAWARE LIMITED
LIABILITY COMPANY, ITS AUTHORIZED SIGNATORY

By:	/s/ COLIN PENNYCOOKE
Name: COLIN PENNYCOOKE
Title: Counsel

By:	/s/ ALAN P. KRESS
Name: ALAN P. KRESS
Title: Counsel

Financing Agreement

THE BANK OF NEW YORK, AS TRUSTEE FOR THE SCOTTISH RE (U.S.),
INC. AND SECURITY LIFE OF DENVER INSURANCE COMPANY SECURITY
TRUST BY AGREEMENT DATED DECEMBER 31, 2004

By:	PRINCIPAL GLOBAL INVESTORS, LLC, A DELAWARE LIMITED
LIABILITY COMPANY, ITS AUTHORIZED SIGNATORY

By:	/s/ COLIN PENNYCOOKE
Name: COLIN PENNYCOOKE
Title: Counsel

By:	/s/ ALAN P. KRESS
Name: ALAN P. KRESS
Title: Counsel

Financing Agreement

Comerica Bank & Trust, National Association, Trustee to the Trust created by
Trust Agreement dated October 1, 2002.

By:	/s/ CELESTE LUDWIG
Name:	CELESTE LUDWIG
Title:	V.P. Wealth & Institutional Management
Comerica Bank

Financing Agreement

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ JUDITH A. GULOTTA
	Name:	JUDITH A. GULOTTA
	Title:	Managing Director

MET LIFE INSURANCE COMPANY OF CONNECTICUT
By Metropolitan Life Insurance Company, its investment manager
METROPOLITAN TOWER LIFE INSURANCE COMPANY
By Metropolitan Life Insurance Company, its investment manager
GENERAL AMERICAN LIFE INSURANCE COMPANY
By Metropolitan Life Insurance Company, its investment manager
NEW ENGLAND LIFE INSURANCE COMPANY
By Metropolitan Life Insurance Company, its investment manager

By:	/s/ JUDITH A. GULOTTA
	Name:	JUDITH A. GULOTTA
	Title:	Managing Director

Financing Agreement

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
WESTERN NATIONAL LIFE INSURANCE COMPANY
(FORMERLY AIG ANNUITY INSURANCE COMPANY)
AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY
MERIT LIFE INSURANCE CO.

By:	AIG GLOBAL INVESTMENT CORP.,
INVESTMENT ADVISER

By:	/s/ PETER DEFAZIO
Name: PETER DEFAZIO
Title: Managing Director

Financing Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ TIMOTHY S. COLLINS
	Name:	TIMOTHY S. COLLINS
	Title:	Its Authorized Representative

Financing Agreement

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
USG ANNUITY & LIFE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	ING INVESTMENT MANAGEMENT LLC, AS AGENT

By:	/s/ CHRISTOPHER P. LYONS
	Name:	CHRISTOPHER P. LYONS
	Title:	Senior Vice President

Financing Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ MICHAEL L. SHORT
	Name:	MICHAEL L. SHORT
	Title:	Managing Director

Financing Agreement

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ MICHAEL L. SHORT
	Name:	MICHAEL L. SHORT
	Title:	Managing Director

Financing Agreement

MANULIFE LIFE INSURANCE COMPANY

By:	/s/ TOSHIHIDE SUDO
	Name:	TOSHIHIDE SUDO
	Title:	Vice President & Managing Corporate Officer
Investment Operations

Financing Agreement

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ R. EDWARD FERGUSON
	Name:	R. EDWARD FERGUSON
	Title:	Vice President

Financing Agreement

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC,
ITS INVESTMENT MANAGER

By:	/s/ R. EDWARD FERGUSON
Name: R. EDWARD FERGUSON
Title: Managing Director

Financing Agreement

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC,
ITS INVESTMENT MANAGER

By:	/s/ R. EDWARD FERGUSON
	Name:	R. EDWARD FERGUSON
	Title:	Managing Director

Financing Agreement

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ TIMOTHY WEGENER
	Name:	TIMOTHY WEGENER
	Title:	Managing Director

Financing Agreement

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY

By:	Hartford Investment Management Company
Their Agent And Attorney-In-Fact

By:	/s/ ROBERT M. MILLS
	Name:	ROBERT M. MILLS
	Title:	Vice President

Financing Agreement

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ THOMAS A. SHANKLIN
	Name:	THOMAS A. SHANKLIN
	Title:	Authorized Signatory

Financing Agreement

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ THOMAS A. SHANKLIN
	Name:	THOMAS A. SHANKLIN
	Title:	Authorized Signatory

Financing Agreement

NATIONWIDE MULTIPLE MATURITY SEPARATE ACCOUNT

By:	/s/ THOMAS A. SHANKLIN
	Name:	THOMAS A. SHANKLIN
	Title:	Authorized Signatory

Financing Agreement

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	/s/ THOMAS A. SHANKLIN
	Name:	THOMAS A. SHANKLIN
	Title:	Authorized Signatory

Financing Agreement

AMCO INSURANCE COMPANY

By:	/s/ THOMAS A. SHANKLIN
	Name:	THOMAS A. SHANKLIN
	Title:	Authorized Signatory

Financing Agreement

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ BARRY SCHEINHOLTZ
	Name:	BARRY SCHEINHOLTZ
	Title:	Senior Director, Private Placements

Financing Agreement

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ BARRY SCHEINHOLTZ
	Name:	BARRY SCHEINHOLTZ
	Title:	Senior Director, Private Placements

Financing Agreement

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ CHRISTOPHER D. PAHLKE
Name: CHRISTOPHER D. PAHLKE
Title: Vice President

Financing Agreement

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ DIANE W. DALES
Name: DIANE W. DALES
Title: Assistant Vice President

By:	/s/ PETER S. FIEK
Name: PETER S. FIEK
Title: Assistant Secretary

Financing Agreement

WESTPORT INSURANCE COMPANY (FKA EMPLOYERS REINSURANCE CORPORATION)

By:	CONNING ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER

By:	/s/ JOHN H. DEMALLIE
Name: JOHN H. DEMALLIE
Title: Director

Financing Agreement

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning Asset Management Company,
as Investment Manager

By:	/s/ JOHN H. DEMALLIE
Name: JOHN H. DEMALLIE
Title: Director

Financing Agreement

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	Conning Asset Management Company,
as Investment Manager

By:	/s/ JOHN H. DEMALLIE
Name: JOHN H. DEMALLIE
Title: Director

Financing Agreement

SWISS RE LIFE & HEALTH AMERICA INC.

By:	Conning Asset Management Company
As Investment Manager

By:	/s/ JOHN H. DEMALLIE
	Name:	JOHN H. DEMALLIE
	Title:	Director

Financing Agreement

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ RICK FISCHER
	Name:	RICK FISCHER
	Title:	Authorized Signatory

By:	/s/ CARRIE A. CAZOLAS
	Name:	CARRIE A. CAZOLAS
	Title:	Authorized Signatory

Authorized Signatories

Wire instructions for dollar denominated payments

Allstate Life Insurance Company
Bank:	Citibank
ABA #:	021000089
Account Name:	Allstate Life Insurance Company Bond Collection Account
Account #:	30547007
Reference:

Financing Agreement

ALLIED IRISH BANKS P.L.C.

By:	/s/ MARTIN KELLY
	Name:	MARTIN KELLY
	Title:	Manager

Financing Agreement

BARCLAYS BANK PLC

By:	/s/ MARK MANSKI
	Name:	MARK MANSKI
	Title:	Managing Director

Financing Agreement

GENWORTH LIFE INSURANCE COMPANY (F/K/A GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY)

By:	/s/ ESTELLE SIMSOLO
Name: ESTELLE SIMSOLO
Title: Investment Officer

Financing Agreement

ORIOLE CDO INC;

By:	GENWORTH FINANCIAL INVESTMENT MANAGEMENT, LLC, ITS INVESTMENT ADVISOR

By:	/s/ ESTELLE SIMSOLO
Name: ESTELLE SIMSOLO
Title: Investment Officer

Financing Agreement

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK (AS SUCCESSOR BY MERGER TO AMERICAN MAYFLOWER LIFE INSURANCE COMPANY OF NEW YORK)

By:	/s/ ESTELLE SIMSOLO
Name: ESTELLE SIMSOLO
Title: Investment Officer

Financing Agreement

PHL VARIABLE INSURANCE COMPANY

By:	/s/ CHRISTOPHER WILKOS
	Name:	CHRISTOPHER WILKOS
	Title:	Executive Vice President

Financing Agreement

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ CHRISTOPHER WILKOS
Name: CHRISTOPHER WILKOS
Title: Executive Vice President

Financing Agreement

KNIGHTS OF COLUMBUS

By:	/s/ RONALD J. TRACZ
Name: RONALD J. TRACZ
Title: Assistant Supreme Secretary

Financing Agreement

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ JED R. MARTIN
Name: JED R. MARTIN
Title: Vice President, Private Placements

Financing Agreement

AVIVA LIFE AND ANNUITY COMPANY

By:	Aviva Investors North America, Inc., its authority attorney-in-fact

By:	/s/ ROGER D. FORS
	Name:	ROGER D. FORS
	Title:	Vice President, Private Placements

Financing Agreement

BENEFICIAL LIFE INSURANCE COMPANY

By:	/s/ THOMAS KIRBY BROWN JR.,
	Name:	THOMAS KIRBY BROWN JR.,
	Title:	Senior Managing Director & Chief Investment Officer

Financing Agreement

ENSURE INVESTMENT FUND

BY:	CNT (DIRECTORS) LTD., ITS DIRECTOR

By:	/s/ IAN PHILLIPS
	Name:	IAN PHILLIPS
	Title:	Authorized Signatory

Financing Agreement